As filed with the Securities and Exchange Commission on April 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International General Insurance Holdings Ltd.

(Exact Name of Registrant as specified in its charter)

Bermuda	6399	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

74 Abdel Hamid Sharaf Street, P.O. Box 941428,

Amman 11194, Jordan
+962 6 562 2009

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Hilton, Esq. Freshfields Bruckhaus Deringer LLP Al Fattan Currency House Tower 2, 20th floor PO Box 506 569 Dubai, United Arab Emirates +971 4 5099 100	Michael Levitt, Esq. Omar Pringle, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, NY 10022 (212) 277-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security(1)		Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Primary Offering:
Common shares, par value $0.01 per share	17,250,000	(3)	$11.50	(4)	$198,375,000		$25,749.1
Secondary Offering:
Common shares, par value $0.01 per share	39,107,382	(5)	$6.025	(6)	$235,621,977	(6)	$30,583.8
Warrants	4,500,000	(7)	$—		$—		$—	(9)
Common shares issuable on exercise of warrants (3)	4,500,000	(8)	$11.50		$51,750,000		$6,717.2
Total							$63,050.1	(10)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.

(2)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001298, which represents the SEC registration fee of $129.8 per $1,000,000 of the aggregate offering price.

(3)	Includes (i) 12,750,000 common shares of International General Insurance Holdings Ltd., a Bermuda exempted company (“we” or the “Company”), issuable upon the exercise of warrants of the Company that were issued in exchange for the public warrants of Tiberius Acquisition Corporation, a Delaware corporation (“Tiberius”) (the “public warrants”), at the closing of the Business Combination (as defined below), and (ii) 4,500,000 common shares issuable upon the exercise of the Company’s warrants that were issued in exchange for 4,500,000 Tiberius private warrants (the “private warrants”) at the closing of the Business Combination.

(4)	Estimated solely for the purpose of the calculation of the registration fee pursuant to Rule 457(g), based on the exercise price of the warrants.

(5)	Consists of (i) 29,759,999 common shares issued to former shareholders of International General Insurance Holdings Limited, a company organized under the laws of the Dubai International Financial Center (“IGI”), upon the closing of the business combination between Tiberius and IGI on March 17, 2020, as a result of which each of Tiberius and IGI became a subsidiary of the Registrant and the Registrant became a new public company owned by the prior stockholders of Tiberius and the prior shareholders of IGI (the “Business Combination”), (ii) 4,132,500 common shares issued in exchange for the shares of common stock of Tiberius, par value $0.0001 per share (the “Tiberius common stock”), initially purchased by Lagniappe Ventures LLC, a Delaware limited liability company (the “Sponsor”), in a private placement prior to the initial public offering of Tiberius (the “founder shares”), (iii) 2,314,883 common shares issued to certain institutions and accredited investors in exchange for their shares of Tiberius common stock at the closing of the Business Combination, and (iv) 2,900,000 common shares issued to certain institutions and accredited investors in exchange for their shares of Tiberius common stock issued at the closing of the Business Combination pursuant to certain forward purchase contracts.

(6)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $6.025, which is the average of the high and low prices of the Registrant’s common shares on April 9, 2020 on the Nasdaq Stock Market.

(7)	Includes the resale of 4,500,000 private warrants.

(8)	Includes the resale of 4,500,000 common shares issuable upon the exercise of private warrants.

(9)	In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the common shares underlying the warrants, and no separate fee is payable for the warrants.

(10)	Paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 14, 2020

PRELIMINARY PROSPECTUS

International General Insurance Holdings Ltd.

Primary Offering of

17,250,000 Common Shares

Secondary Offering of

39,107,382 Common Shares
4,500,000 Warrants to Purchase Common Shares and
4,500,000 Common Shares Issuable upon Exercise of Warrants

This prospectus relates to the issuance from time to time by us of up to 17,250,000 of our common shares, par value $0.01 per share (the “common shares”), including (i) 12,750,000 common shares issuable upon the exercise of our public warrants (the “public warrants”) issued in exchange for 12,750,000 public warrants of Tiberius Acquisition Corporation, a Delaware corporation (“Tiberius”), and, (ii) 4,500,000 common shares issuable upon the exercise of our warrants issued in exchange for 4,500,000 Tiberius private warrants (the “private warrants” and, collectively with the public warrants, the “warrants”).

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (collectively, the “selling securityholders”) of up to 39,107,382 common shares, up to 4,500,000 private warrants to purchase our common shares and 4,500,000 common shares issuable upon the exercise of the private warrants (the “warrant shares” and, together with the common shares and the warrants, the “securities”). This prospectus covers any additional securities that may become issuable by reason of share splits, share dividends, and other events described therein.

The common shares covered by this prospectus that may be offered and sold by the selling securityholders include (i) 29,759,999 common shares issued to former shareholders of International General Insurance Holdings Limited, a company organized under the laws of the Dubai International Financial Center (“IGI”), at the closing of the business combination between Tiberius and IGI on March 17, as a result of which each of Tiberius and IGI became a subsidiary of International General Insurance Holdings Limited, a Bermuda exempted company (the “Company”), and the Company became a new public company owned by the prior stockholders of Tiberius and the prior shareholders of IGI (the “Business Combination”), (ii) 4,132,500 common shares issued at the closing of the Business Combination in exchange for shares of common stock of Tiberius, par value $0.0001 per share (the “Tiberius common stock”), initially purchased by Lagniappe Ventures LLC, a Delaware limited liability company (the “Sponsor”), in a private placement prior to the initial public offering of Tiberius (the “founder shares”), (iii) 2,314,883 common shares issued to certain institutions and accredited investors in exchange for their shares of Tiberius common stock at the closing of the Business Combination, (iv) 2,900,000 common shares issued to certain institutions and accredited investors in exchange for their shares of Tiberius common stock issued at the closing of the Business Combination pursuant to certain forward purchase contracts, and (v) 4,500,000 common shares issuable upon the exercise of the 4,500,000 warrants held by certain selling securityholders.

Each warrant entitles the holder to purchase one common share at an exercise price of  $11.50 per share commencing on April 16, 2020 and will expire on March 17, 2025, at 5:00 p.m., New York City time, or earlier upon redemption. Once the warrants are exercisable, we may redeem the outstanding public warrants at a price of  $0.01 per warrant if the last reported sales price of our common shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders, as described herein. The private warrants have terms and provisions that are identical to those of the public warrants, except as described herein.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The selling securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the selling securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The selling securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of common shares offered hereunder, the selling securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are registering these securities for resale by the selling securityholders named in this prospectus, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer.

All of the common shares and warrants (including shares underlying such warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of $198,375,000 from the exercise of the warrants, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

Our common shares and warrants are currently listed on the Nasdaq Capital Market under the symbols “IGIC” and “IGICW,” respectively. On April 13, 2020, the last reported sale price of our common shares and warrants as reported on the Nasdaq Capital Market was $5.85 per common share and $0.55 per warrant.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at 74 Abdel Hamid Sharaf Street, P.O. Box 941428, Amman 11194, Jordan.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated              , 2020

i

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and referred to in this prospectus as “IFRS.” We refer in various places within this prospectus to core operating income, core operating return on average equity, and tangible book value per diluted common share and accumulated dividends, which are non-IFRS measures that are more fully explained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The presentation of this non-IFRS information is not meant to be considered in isolation or as a substitute for our consolidated financial results prepared in accordance with IFRS.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to industry data, information and statistics regarding the markets in which we compete from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates, considering publicly available information about other industry participants and our management’s best view as to information that is not publicly available. This information appears in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

FREQUENTLY USED TERMS

As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” the “Company,” refer to International General Insurance Holdings Ltd., a Bermuda exempted company, and its consolidated subsidiaries subsequent to the Business Combination, references to “IGI” refer to our wholly owned subsidiary International General Insurance Holdings Limited, a company organized under the laws of the Dubai International Financial Center, on a stand-alone basis, and references to “Tiberius” refer to Tiberius Acquisition Corporation, a Delaware corporation.

In this document:

“2020 Plan” means the 2020 Omnibus Incentive Plan of the Company.

“Amended and Restated Bye-laws” means the amended and restated bye-laws of the Company.

“Argo” means Argo Re Limited.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 10, 2019, as amended, by and among Tiberius, IGI, the Purchaser Representative, the Seller Representative and, pursuant to a joinder thereto, the Company and Merger Sub.

“Business Combination” means the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement that were completed on March 17, 2020.

“Cash Consideration” means an aggregate of $80.0 million paid to the Sellers in connection with the Share Exchange.

“Church” means Church Mutual Insurance Company.

“Closing” means the closing of the Business Combination on March 17, 2020.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act of 1981 of Bermuda, as amended.

“Company” means International General Insurance Holdings Ltd., a Bermuda exempted company, which became the parent company of Tiberius and IGI as a result of the Business Combination.

“Equity Consideration” means common shares of the Company issued to the Sellers equal in value to the Transaction Consideration minus the Cash Consideration.

“Escrow Agent” means Continental Stock Transfer & Trust Company.

“Escrow Agreement” means the escrow agreement for the Escrow Shares, dated as of March 17, 2020, among the Company, the Purchaser Representative, the Seller Representative and the Escrow Agent.

“Escrow Shares” means an aggregate of 935,813 common shares otherwise issuable to the Sellers at the Closing equal to 2.5% of the Transaction Consideration set aside in escrow and delivered to the Escrow Agent at the Closing, with such Escrow Shares, and any dividends, distributions or other earnings thereon, to be used as the sole source of remedy available to the Company for any post-closing Transaction Consideration negative adjustments.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Shares” means common shares of the Company equal in value to the total Transaction Consideration less $80.0 million of Cash Consideration issued to former shareholders of IGI in exchange for their IGI shares.

“forward purchase contracts” means agreements providing for the sale of Tiberius securities to Church Mutual Insurance Company, Fayez Sarofim, Imua T Capital Investments, LLC and Peter Wade (whose rights and obligations were assumed by The Gray Insurance Company) in private placements that occurred concurrently with the closing of the Business Combination.

“founder shares” means the 4,132,500 shares of Tiberius common stock initially purchased by the Sponsor in a private placement prior to the initial public offering of Tiberius, including the shares subsequently transferred to the four independent directors of Tiberius, Wasef Jabsheh and Argo.

“Founders Registration Rights Agreement” means the registration rights agreement, dated March 15, 2018, as amended, by and among Tiberius, the Sponsor and the other Holders named therein.

“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

“IGI” means International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Center, which became a subsidiary of the Company as a result of the Business Combination.

“Insurance Act” means the Insurance Act of 1978 of Bermuda, as amended, and related rules and regulations.

“IRS” means the Internal Revenue Service of the United States.

“Jabsheh Director” means a director appointed by Wasef Jabsheh in accordance with the Amended and Restated Bye-laws.

“Jabsheh Family” means members of Wasef Jabsheh’s immediate family and/or natural lineal descendants of Wasef Jabsheh or a trust or other similar entity established for the exclusive benefit of Wasef Jabsheh and his immediate family and natural lineal descendants.

“Labuan Branch” means the Labuan Branch of International General Insurance Company Limited.

“Lock-up Agreements” mean the Lock-up Agreements between the Purchaser Representative and each of Wasef Jabsheh, Argo Re Limited and Oman International Development & Investment Company SAOG, dated October 10, 2019, to which the Company became a party after the date thereof by executing and delivering a joinder thereto.

“Merger” means the merger of Merger Sub with and into Tiberius, with Tiberius surviving such merger.

“Merger Sub” means Tiberius Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company that merged with and into Tiberius as part of the Business Combination.

“Nasdaq” means the Nasdaq Capital Market.

“Non-Competition Agreement” means the Non-Competition and Non-Solicitation Agreement, dated October 10, 2019, among Wasef Jabsheh, Tiberius and, pursuant to a joinder thereto, the Company.

“Ominvest” means Oman International Development & Investment Company SAOG.

“PIPE Financing” means the issuance and sale of 2,314,883 of shares of Tiberius common stock in a private placement to the PIPE Investors pursuant to the PIPE Subscription Agreements.

“PIPE Investors” means the accredited investors that entered into the PIPE Subscription Agreements with Tiberius for the PIPE Financing.

“PIPE Subscription Agreements” means the Subscription Agreements, dated October 10, 2019, entered into between Tiberius and each of the PIPE Investors for the PIPE Financing.

“private warrants” means 4,500,000 warrants of the Company issued in exchange for 4,500,000 Tiberius private warrants at the closing of the Business Combination.

“Purchaser Representative” means Lagniappe Ventures LLC, a Delaware limited liability company.

“Registration Rights Agreement” means the registration rights agreement, dated as of March 17, 2020, by and among the Company, the Purchaser Representative, and the Sellers party thereto as “Investors” thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sellers” means the shareholders of IGI who are parties to the Share Exchange Agreements.

“Seller Representative” means Wasef Jabsheh, who has executed the Business Combination Agreement in the capacity as the representative of the Sellers.

“Share Exchange” means the exchange of all of the share capital of IGI as part of the Business Combination for a combination of our common shares and aggregate cash consideration of $80.0 million.

“Share Exchange Agreements” means the Share Exchange Agreements, dated October 10, 2019 or otherwise prior to the Closing, by and among the holders of all of the outstanding share capital of IGI, Tiberius and the Seller Representative and, pursuant to a joinder thereto, the Company.

“Sponsor” means Lagniappe Ventures LLC, a Delaware limited liability company.

“Sponsor Share Letter” means the letter agreement between the Sponsor, Tiberius, IGI, Wasef Jabsheh and Argo Re Limited, dated October 10, 2019, to which the Company became a party after the date thereof by executing and delivering a joinder thereto.

“Tiberius” means Tiberius Acquisition Corporation, a Delaware corporation, which became a subsidiary of the Company as a result of the Business Combination.

“Tiberius common stock” means shares of common stock of Tiberius, par value $0.0001 per share.

“Tiberius warrant” means a warrant to purchase one share of Tiberius common stock at a price of $11.50 per share.

“Transaction Consideration” means the total consideration paid by the Company to the Sellers for their shares of IGI as part of the Business Combination, consisting of Cash Consideration and Equity Consideration.

“U.S. GAAP” means United States generally accepted accounting principles.

“warrant” means a warrant to purchase one common share of the Company at a price of $11.50 per share.

“$” means the currency in dollars of the United States of America.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements” for more information.

As used in this prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” the “Company,” refer to International General Insurance Holdings Ltd., a Bermuda exempted company, and its consolidated subsidiaries, references to “IGI” refer to our wholly owned subsidiary International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Center, on a stand-alone basis, and references to “Tiberius” refer to Tiberius Acquisition Corporation, a Delaware corporation, that we acquired pursuant to that certain Business Combination Agreement, dated as of October 10, 2019 (as amended) and consummated on March 17, 2020, among the Company, Tiberius, IGI and other parties named therein.

Our Company

We are a highly-rated global provider of specialty insurance and reinsurance solutions in over 200 countries and territories. We underwrite a diversified portfolio of specialty risks including energy, property, construction and engineering, ports and terminals, general aviation, political violence, casualty (non-U.S.), financial institutions, marine liability and treaty reinsurance. Our size affords us the ability to be nimble and seek out profitable niches that can generate attractive underwriting results. Our underwriting focus is supported by exceptional service to our clients and brokers. Founded in 2001, our wholly owned subsidiary International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Center (“IGI”), has prudently grown our business with a focus on underwriting profitability and risk-adjusted shareholder returns as measured by total value creation over time. Since the inception of IGI in 2001 through December 31, 2019, our total value creation, defined as the growth in tangible book value per share plus accumulated shareholder dividends, has been 380% as of December 31, 2019. For additional information regarding total value creation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Non-IFRS Financial Measures–Tangible book value per diluted common share plus accumulated dividends.”

Our primary objective is to underwrite specialty products that maximize return on equity subject to prudent risk constraints on the amount of capital we expose to any single event. We follow a careful and disciplined underwriting strategy with a focus on individually underwritten specialty risks through in-depth assessment of the underlying exposure. We use data analytics and modern technology to offer our clients flexible products and customized and granular pricing. We manage our risks through a variety of means, including contract terms, portfolio selection and underwriting and geographic diversification. Our underwriting strategy is supplemented by a comprehensive risk transfer program with reinsurance coverage from highly-rated reinsurers that we believe lowers our volatility of earnings and provides appropriate levels of protection in the event of a major loss event.

We maintain our centralized operational functions in Amman, Jordan, complemented by offices in London and Dubai and our Asia Pacific hub in Kuala Lumpur, Malaysia. We are licensed as a Tier 2 reinsurer (meaning that local brokers may only offer reinsurance business to IGI after first offering it to first-tier reinsurers) in Labuan, Malaysia and have a representative office in Casablanca, Morocco. Our primary underwriting subsidiary, International General Insurance Co. Ltd. (“IGI Bermuda”), is a class 3B insurance and reinsurance company regulated by the Bermuda Monetary Authority. Our presence in various geographic locations provides us with access to global business in profitable niche markets. Our technical underwriting capabilities, client service, nimble culture and ability to quickly adapt to changing market conditions further support our strong market position and reputation as an expert in niche businesses in our core geographies.

The mailing address of our principal executive office is 74 Abdel Hamid Sharaf Street, P.O. Box 941428, Amman 11194, Jordan and our telephone number is +962 6 562 2009.

Our Strategy

We aim to continue creating superior long-term value for our shareholders by pursuing the following strategies:

Expand our presence in existing markets

Our size relative to the market opportunity positions us to execute on our strategy of growing in our already existing profitable markets and lines of business. We believe that we are well-positioned in the London and Middle Eastern markets to capitalize on the increasing focus in those markets on portfolio remediation to improve underwriting profitability. In addition, we believe we are beneficiaries of capacity reductions and withdrawals from specific classes of businesses by certain (re)insurers. Our differentiated product offerings, superior client service and robust capital position support our strategy to continue growing in our existing core markets.

Expand our presence to new specialty lines of business and markets

We seek to leverage our proven advantages of technical underwriting, local market knowledge, distribution relationships and financial strength to grow into adjacent lines and markets. We continually seek to evaluate additional lines of business and markets that will complement our core competencies and where we believe we can generate attractive risk-adjusted returns. For example, in 2011, we started underwriting our ports and terminals line of business, which has grown to $22.4 million of premiums in 2019. In addition, our expansion into Kuala Lumpur has opened up new business opportunities that will further strengthen our offerings in Asia Pacific. We also expect to further expand in the U.S. market. We have received approval by the National Association of Insurance Commissioners (NAIC) to begin writing U.S. excess and surplus (“E&S”) lines business effective April 1, 2020.

Maintain balance sheet strength and thorough reserves assessment

Our balance sheet strength underpins our clients’ confidence in our business and uniquely positions us among other insurers and reinsurers of our size. We maintain a conservative balance sheet, which reflects our rigorous reserving practices, use of reinsurance and conservative investment policy. Our business profile including our well-diversified and profitable book of business, along with our strong capitalization, among other factors, led to A.M. Best upgrading us from “A-” (Excellent) to “A” (Excellent) in September 2019.

We have a thorough reserving adequacy assessment process designed and overseen by qualified internal actuaries. The reserving committee is responsible to the board of directors for the governance of the reserving process and for the recommendation of the quantum of claims reserves to be booked. The committee includes members of senior management who represent underwriting, claims, outward reinsurance and finance. Key inputs to the committee include, but are not limited to, the quarterly actuarial reserve review, presented by the group chief actuary, and discussions with the heads of claims, reinsurance and underwriting. Our policy is to reserve to a “best estimate” basis.

Maintain our conservative investment strategy

We have a conservative investment strategy, maintaining a short-to-medium term investment portfolio maturity profile with the purpose of providing sufficient liquidity and stable returns with limited volatility. We follow an “underwriting first” model and have designed an investment strategy that allows us to maximize our underwriting profits in a capital efficient manner. As of December 31, 2019, our investment portfolio was comprised primarily of cash and fixed income securities. Cash (including cash equivalents and term deposits) represented 51.6% of our invested assets and fixed income securities represented 35% of our invested assets as of December 31, 2019. Our fixed income portfolio is geographically diverse with an average maturity of two years, with 79.2% of the securities in our portfolio having an S&P rating of ‘A’ and above as of December 31, 2019.

Continue to purchase conservative reinsurance coverage, while optimizing for risk-adjusted returns

We believe that protecting our earnings and balance sheet through the use of reinsurance is critical in ensuring that we are able to meet obligations to our policyholders and generate strong returns for our shareholders. We are active purchasers of reinsurance and seek to find opportunities to maximize risk-adjusted results by finding dislocations and inefficiencies in the market. We plan to maintain a conservative, robust reinsurance program to help ensure that we are adequately protected against potential catastrophe losses while minimizing the volatility of our operating results.

Recent Developments

Closing of the Business Combination

On October 10, 2019, IGI entered into the Business Combination Agreement (as amended, the “Business Combination Agreement”) with Tiberius Acquisition Corporation, a Delaware corporation (“Tiberius”), Lagniappe Ventures LLC, a Delaware limited liability company (the “Sponsor”) (solely in its capacity as the Purchaser Representative) (the “Purchaser Representative”), Wasef Jabsheh (solely in his capacity as the representative of the holders of IGI’s outstanding capital shares (the “Sellers”)) and, pursuant to a joinder thereto, the Company and Tiberius Merger Sub, Inc., a Delaware corporation and a then wholly owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Business Combination Agreement, among other matters, on March 17, 2020 (the “Closing”) (1) Merger Sub merged with and into Tiberius, with Tiberius surviving the merger and each of the former security holders of Tiberius receiving securities of the Company (the “Merger”) and (2) all of the outstanding share capital of IGI was exchanged by the Sellers for a combination of common shares of the Company and aggregate cash consideration of $80.0 million (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

As a result of and upon consummation of the Business Combination, each of Tiberius and IGI became a subsidiary of the Company and the Company became a new public company owned by the prior stockholders of Tiberius and the prior shareholders of IGI. Upon consummation of the Business Combination pursuant to the terms of the Business Combination Agreement, our common shares and warrants to purchase common shares became listed on the Nasdaq Capital Market (“Nasdaq”).

At the closing of the Business Combination on March 17, 2020 (the “Closing”), the Company issued (1) 29,759,999 common shares to former shareholders of IGI in exchange for their IGI shares and (2) 18,687,307 common shares to former stockholders of Tiberius, including (i) 9,339,924 common shares issued in exchange for public shares of Tiberius common stock that remained outstanding and were not redeemed immediately prior to the closing of the Business Combination, (ii) 4,132,500 common shares issued in exchange for Tiberius founder shares, including 3,012,500 shares subject to vesting at prices ranging from $11.50 to $15.25 per share, (iii) 2,900,000 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors pursuant to forward purchase contracts and (iv) 2,314,883 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement. In addition, the Company issued 17,250,000 warrants, including (i) 12,750,000 warrants issued to former stockholders of Tiberius and (ii) 4,500,000 warrants that were issued in exchange for 4,000,000 Tiberius warrants transferred to Wasef Jabsheh and 500,000 Tiberius warrants transferred to Argo Re Limited (“Argo”). Immediately following the consummation of the Business Combination, the Company had 48,447,306 common shares issued and outstanding (including 3,012,500 common shares subject to vesting but which are issued and outstanding for purposes of voting and receipt of dividends) and 17,250,000 warrants.

In connection with the Business Combination, (1) Tiberius stockholders exercised redemption rights with respect to 7,910,076 shares of Tiberius common stock at a price of approximately $10.43 per share, (2) Tiberius repurchased 6,000,000 warrants pursuant to two warrant purchase agreements and such warrants were subsequently cancelled, (3) the Sponsor forfeited 180,000 shares of Tiberius common stock, and (4) the Sponsor transferred 4,000,000 warrants and 1,131,148 shares of Tiberius common stock to Wasef Jabsheh and 500,000 warrants and 39,200 shares of Tiberius common stock to Argo.

Immediately prior to the consummation of the Business Combination, all of Tiberius’s outstanding units automatically separated into their component securities and were subsequently delisted from Nasdaq.

In addition, loans and advances from the Sponsor to Tiberius in the aggregate principal amount of $1,790,000 were repaid at Closing.

Coronavirus Pandemic: COVID-19

On January 30, 2020, the World Health Organization declared the outbreak of coronavirus (“COVID-19”) to be a public health emergency of international concern. This coronavirus outbreak has severely restricted the level of economic activity around the world. In response to this coronavirus outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes.

The full extent to which the COVID-19 pandemic may impact our results of operations or liquidity is uncertain. The outbreak has already had a significant impact on the operations of the Company and its customers. All of the Company’s employees are working remotely (as of April 1, 2020). Management continues to monitor the impact that the COVID-19 pandemic is having on the Company, the insurance industry and the economies in which the Company operates.

We anticipate that our future results of operations, including the results for 2020, may be negatively affected by COVID-19, and any such impact is difficult to quantify.

While we have not yet finalized our results for the first quarter of 2020, based on preliminary analysis, the adverse impact of the COVID-19 pandemic on the Company during the first quarter of 2020 was primarily evidenced by declines in the Company’s foreign exchange, equity and fixed income unrealized valuations. We have also seen a few preliminary notifications regarding potential claims relating to the COVID-19 pandemic and we are still evaluating their applicability to the respective policy wordings. At the same time, during a period of credit spread widening, the Company has invested an increased portion of its cash in investment grade corporate securities.

Given the speed and frequency of continuously evolving developments with respect to this pandemic, we cannot reasonably estimate the magnitude of the impact to our results of operations, and, if the outbreak continues on its current trajectory, such impacts could grow and become material to our results. However, we have modeled adverse scenarios and have performed reverse stress testing which indicate that the Company will continue to meet its regulatory solvency requirements and have sufficient liquidity to meet its liabilities for a period of at least one year after the date of IGI’s audited financial statements for the year ended December 31, 2019 included elsewhere in this prospectus. See “Risk Factors—Risks Relating to the Insurance and Reinsurance Industry—Public health crises, illness, epidemics or pandemics could adversely impact our business, operating results and financial condition.”

In light of these uncertainties, and given the evolving nature of the COVID-19 pandemic and the difficulty of forecasting with reasonable accuracy the full duration, magnitude and pace of recovery across our end markets, the Company is withdrawing its previously issued guidance for 2020 and 2021.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we will take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We will take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by our Company of more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending after the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

We are also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in the Company’s home country (Bermuda) and is not otherwise publicly disclosed by the Company.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced burdens. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S domestic filers, or other U.S domestic public companies in which you have made an investment.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 14. You should carefully consider such risks before deciding to invest in our securities.

Corporate Structure

The following diagram depicts the organizational structure of the Company and its subsidiaries as of the date of this prospectus.

International General Insurance Holdings Ltd.
Bermuda
Group Holding Company
100%
100%
International General Insurance Holdings Limited (IGI)
United Arab Emirates (DIFC)
Tiberius Acquisition Corporation
Delaware, United States
100%
100%
100%
IGI Underwriting Co. Ltd.
Jordan
Provides management, underwriting & operational support and acts as a service vehicle for IGI Group
Founded: 2001 (started operations in 2002)
Regulator: Jordan Insurance Directorate
International General Insurance Co. Ltd. (IGI Bermuda)
Bermuda
Group main underwriting entity
Founded: 2007
Regulator: Bermuda Monitory Authority
Rating: A.M. Best: A, S&P A-
North Star Underwriting Limited
UK
Specialty underwriting agency
Acquired in 2009 (majority in 2007)
Regulator: Financial Conduct Authority
International General Insurance Company (UK) Ltd.
UK
Underwrites a diverse book of business with 17 different sub product lines of business sourced through London brokers and EU domiciled business
Founded: 2009 and authorized in 2011
Regulator: Financial Conduct Authority and Prudential Regulation Authority
Rating: A.M. Best: A, S&P A-
International General Insurance Company (Dubai) Ltd.
United Arab Emirates
Underwrites across 11 different sub product lines of business for IGI Bermuda
Founded: 2008
Regulator: Dubai Financial Services Authority
International General Insurance Co. Ltd. –Labuan Branch
Malaysia
Offshore branch of IGI Bermuda. Provides access to Malaysian & Far East markets.
Founded: 2006
Regulator: Labuan Financial Services Authority
Rating: MARC AA+
International General Insurance Co. Ltd. – Representative Office
Morocco
Representative office of IGI Bermuda. Provides access to Northern, Central and West African markets
Founded: 2014
Regulator: Casablanca Finance City
IGI Services Limited
Cayman Island
Owning and chartering of aircraft
Founded: 2016
Regulator: N/A
Specialty Malls Investment Co.
Jordan
Real estate properties development and lease
Founded: 2004
Regulator: N/A

Corporate Information

International General Insurance Holdings Ltd. was incorporated on October 28, 2019 under the laws of Bermuda as an exempted company solely for the purpose of effectuating the Business Combination, which was consummated on March 17, 2020, at which time we became a public company.

Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our principal executive office is located at 74 Abdel Hamid Sharaf Street, PO Box 941428, Amman 11194, Jordan, and its telephone number is +962 6 562 2009. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is http://www.iginsure.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

Summary Terms of the Offering

The summary below describes the principal terms of this offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our common shares and warrants.

Shares issuable by us upon exercise of warrants	17,250,000 common shares.
Securities that may be offered and sold from time to time by the selling securityholders	Up to 39,107,382 common shares, up to 4,500,000 warrants and up to 4,500,000 common shares issuable upon exercise of the warrants.
Terms of warrants	Each warrant entitles the registered holder to purchase one common share at a price of $11.50 per share. Our warrants expire on March 17, 2025 at 5:00 p.m., New York City time.
Offering prices	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the selling securityholders may determine. See “Plan of Distribution.”
Common shares issued and outstanding prior to any exercise of warrants	48,447,306 common shares (including 3,012,500 common shares subject to vesting but which are issued and outstanding for purposes of voting and receipt of dividends) (as of March 17, 2020)
Common shares to be issued and outstanding assuming exercise of all warrants	65,697,306 common shares (including 3,012,500 common shares subject to vesting but which are issued and outstanding for purposes of voting and receipt of dividends) (as of March 17, 2020)
Transfer restrictions on securities held by certain shareholders	Pursuant to the Business Combination Agreement and related agreements, our three largest shareholders — Wasef Jabsheh, Oman International Development & Investment Company SAOG (“Ominvest”) and Argo Re Limited (“Argo”) — who collectively hold approximately 52% of our issued and outstanding common shares and 26% of our issued and outstanding warrants are restricted from selling any of our shares that they received as a result of the Share Exchange (i) in the case of Wasef Jabsheh, during a twelve month period after the closing of the Business Combination, subject to certain exceptions, and (ii) in the case of Argo and Ominvest, with respect to one-third of their shares, during a six month period after Closing, and with respect to one-third of their shares, during a 12 month period after Closing, subject to certain exceptions. See the section entitled “Description of Securities—Transfer Restrictions—Lock-up Agreements of Wasef Jabsheh, Argo and Ominvest.” In addition, Lagniappe Ventures LLC (the “Sponsor”) and its permitted transferees are subject to a one-year lock-up restriction post-Closing with respect to 2,902,152 common shares they own (subject to certain exceptions).
Dividend policy	Our board of directors will evaluate whether or not to pay dividends and, if so, whether to pay dividends on a quarterly, semi-annual or annual basis, depending on our results, market conditions, contractual obligations, legal restrictions and other factors deemed relevant by the board of directors. See “Dividend Policy.”
Use of proceeds	All of the common shares and warrants (including shares underlying such warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of $198,375,000 from the exercise of the warrants, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature we will not receive any cash from these exercises. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. See “Use of Proceeds.”
Market for our common shares and warrants	Our common shares and warrants are listed on the Nasdaq Capital Market under the symbols IGIC and IGICW, respectively.
Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 14 of this prospectus for a description of certain of the risks you should consider before investing in our common shares or warrants.

SELECTED CONSOLIDATED HISTORICAL AND OTHER FINANCIAL INFORMATION

Selected Financial Information — IGI

The following consolidated selected balance sheet data as of December 31, 2019, 2018 and 2017 and consolidated selected income statement data for the years ended December 31, 2019, 2018 and 2017 are derived from IGI’s audited financial statements included elsewhere in this prospectus.

IGI’s financial statements have been prepared in U.S. dollars in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board.

The information in this section is only a summary and should be read in conjunction with IGI’s consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. IGI’s historical results do not necessarily indicate results expected for any future period.

	Year Ended December 31,
	2017	2018	2019
	($) in millions except for ratio and per share data
Selected Income Statement Data:
Gross written premiums	$275.1	$301.6	$349.2
Reinsurers’ share of insurance premiums	(114.3)	(98.2)	(97.1)
Net written premiums	160.8	203.4	252.1
Net change in unearned premiums	(14.0)	(20.1)	(36.6)
Net premiums earned	146.7	183.3	215.5
Net claims and claim adjustment expenses	(86.9)	(85.3)	(118.1)
Net policy acquisition expenses	(36.2)	(42.0)	(45.4)
Net underwriting results	23.6	56.1	52.0
Total investment income, net(1)	10.3	9.1	10.7
Net realized gains/(losses) on investments	3.1	1.3	1.0
Unrealized gains/(losses) on investments	0.1	(0.9)	1.3
General and administrative expenses	(30.9)	(35.4)	(39.3)
Other income (expenses)(2)	(1.8)	(1.2)	(1.3)
Listing related expenses	-	-	(4.8)
(Loss) gain on foreign exchange	2.6	(3.4)	5.7
Profit before tax	$7.0	$25.6	$25.3
Income tax	0.0	(0.1)	(1.7)
Profit for the year	$7.0	$25.5	$23.6
Basic and diluted earnings per share attributable to equity holders	0.05	0.18	0.17
Core operating income(3)	1.3	28.6	21.2
Annualized return on average equity	2.3%	8.5%	7.7%
Annualized core operating return on average equity	0.4%	9.5%	6.9%
Cash dividends per share	$0.08	$0.03	$0.08

	Year Ended December 31,
	2017	2018	2019
Supplemental information:
Claims & claim expenses ratio(4)	59.2%	46.5%	54.8%
Policy acquisition expenses ratio(5)	24.7%	22.9%	21.1%
G&A expense ratio(6)	21.1%	19.3	18.2%
Expense ratio(7)	45.8%	42.2%	39.3%
Combined ratio(8)	105.0%	88.7%	94.1%

	As of December 31,
	2017	2018	2019
	($) in millions except for per share data
Selected Balance Sheet Data:
Cash and cash equivalents and term deposits(9)	$210.3	$260.1	$312.2
Total investments(10)	$279.3	$245.0	$292.5
Cash/investments	489.6	505.1	604.7
Total assets	892.7	903.1	1,009.1
Technical reserves, net
Net outstanding claims(11)	$196.6	$196.8	$236.9
Net unearned premiums(12)	115.6	135.7	172.3
Total equity	301.4	301.2	312.1
Book value per share(13)	$2.10	$2.21	$2.33

(1)	Represents net investment income and share of profit or loss from associates, net of (1) net realized gains/(losses) on investments, and (2) unrealized gains/(losses) on investments, calculated as follows (certain numbers in the table do not sum due to rounding):

	Year Ended December 31,
	2017	2018	2019

Net investment income	$12.6	$10.3	$13.3
Plus Share of profit or loss from associates	1.0	(0.9)	(0.4)
Minus Net realized gains/(losses) on investments	3.1	1.3	1.0
Minus Unrealized gains/(losses) on investments	0.1	(0.9)	1.3
Total investment income, net	$10.3	$9.1	$10.7

(2)	Represents the sum of (1) other revenues, (2) other expenses and (3) impairment loss on insurance receivables, calculated as follows (certain numbers in the table do not sum due to rounding):

	Year Ended December 31,
	2017	2018	2019
	($) in millions except for ratio and per share data
Other revenues	$0.9	$0.9	$1.4
Other expenses	(1.5)	(1.6)	(2.1)
Impairment loss on insurance receivables	(1.2)	(0.5)	(0.6)
Other income (expenses)	$(1.8)	$(1.2)	$(1.3)

(3)	Core operating income” is calculated as after-tax profit for the period after adjusting for non-recurring items, adding back net realized loss (gains) on investments, unrealized loss (gain) on revaluation of financial assets, fair value changes of held for trading investments, fair value gain on investment property, (loss) gain on foreign exchange and net impairment losses recognized in earnings. For a reconciliation of “core operating income,” a non-IFRS measure, and profit for the period, an IFRS measure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-IFRS Financial Measures—Core operating income.”
(4)	The claims and claim expenses ratio represents net claims and claim adjustment expenses as a percentage of net premiums earned.
(5)	The policy acquisition expenses ratio represents net policy acquisition expenses as a percentage of net premiums earned.
(6)	The general and administrative expense ratio represents general and administrative expenses as a percentage of net premiums earned.
(7)	The expense ratio is the sum of the policy acquisition expenses ratio and the general and administrative expenses ratio.
(8)	The combined ratio is the sum of the claims and claim expenses ratio and the expense ratio.
(9)	Includes cash and cash equivalents and term deposits.
(10)	Includes investments, investment properties and investments in associates, calculated as follows:

	As of December 31,
	2017	2018	2019
	($) in millions except for ratio and per share data
Investments	$234.4	$200.9	$253.7
Investment properties	30.6	30.7	25.7
Investments in associates	14.3	13.4	13.1
Total investments	$279.3	$245.0	$292.5

(11)	Represents gross outstanding claims, net of reinsurance share of outstanding claims.
(12)	Represents gross unearned premiums, net of reinsurance share of unearned premiums.
(13)	Book value per share is calculated by dividing total equity by the number of shares issued and outstanding.

Selected Financial Information — Tiberius

Tiberius’s balance sheet data as of December 31, 2018 and December 31, 2019 and statement of operations data for the years ended December 31, 2018 and December 31, 2019 are derived from Tiberius’s audited financial statements included elsewhere in this prospectus.

Tiberius’s financial statements have been prepared in U.S. dollars in accordance with U.S. generally accepted accounting principles.

The information in this section is only a summary and should be read in conjunction with Tiberius’s financial statements and related notes contained elsewhere herein.

	Year ended December 31,
	2018	2019
	($) and amounts in millions except for per share data
Income Statement Data:
General and administrative expenses	(0.7)	$1.4
Interest income	2.7	3.9
Net income	1.6	1.9
Basic and diluted loss available to common shares	(0.06)	(0.017)
Weighted average shares outstanding excluding shares subject to possible redemption – basic and diluted	5.2	5.7

	As of December 31,
	2018	2019
	($) and amounts in millions except for per share data
Balance Sheet:
Working capital (deficit)	0.3	(0.3)
Investments and cash held in trust account	176.4	179.5
Total assets	176.9	179.6
Total liabilities	9.3	10.0
Common stock subject to possible redemption	162.6	164.6
Total shareholders’ equity	5.0	5.0

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following selected pro forma financial information as of December 31, 2019 is derived from the pro forma condensed combined statement of financial position as of December 31, 2019, which combines the audited consolidated statement of financial position of IGI as of December 31, 2019 and the audited balance sheet of Tiberius as of December 31, 2019, giving effect to the Business Combination as if it had been consummated as of that date.

The following selected pro forma financial information for the year ended December 31, 2019 is derived from the pro forma condensed combined statement of income for the year ended December 31, 2019, combines the audited consolidated statement of income of IGI for the year ended December 31, 2019 with the audited statement of operations of Tiberius for the year ended December 31, 2019, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the selected unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination.

The historical financial statements of Tiberius have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The historical financial statements of IGI have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). The historical financial information of Tiberius has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the selected unaudited pro forma condensed combined financial information. No adjustments were required to convert Tiberius’s financial statements from US GAAP to IFRS for purposes of the selected unaudited pro forma condensed combined financial information, except to classify Tiberius common stock subject to redemption as non-current liabilities under IFRS.

This selected unaudited pro forma condensed combined financial information should be read together with IGI’s and Tiberius’s financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is only a summary and should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Statements.” The financial results may have been different had the companies always been combined. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

We believe that some of the pro forma financial information constitutes forward-looking statements. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in these pro forma financial statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Selected Unaudited Pro Forma Condensed Financial Information

	IGI	Tiberius	Pro Forma*
Statement of Financial Position Data as of December 31, 2019
Cash and cash equivalents and term deposits	$312,213,087	$78,697	$348,363,281
Total assets	1,009,073,801	179,603,662	1,045,257,558
Total equity	312,143,085	5,000,001	348,010,366
Total liabilities	696,930,716	174,603,661	697,247,192
Statement of Income Data Year Ended December 31, 2019
Gross written premiums	$349,291,905	$—	$349,291,905
Net premiums earned	215,542,896	—	215,542,896
Net claims and claim adjustment expenses	(118,063,488)	—	(118,063,488)
Net underwriting results	52,043,970	—	52,043,970
Profit for the year	$23,565,399	$1,937,205	$27,557,772
Shares outstanding, diluted	136,200,678	5,666,533	45,151,094
Diluted net income (loss) per share	$0.17	$(0.17)	$0.61

*	The pro forma column gives effect to the actual amount of redemptions by stockholders of Tiberius at the closing of the Business Combination. For details regarding all of the pro forma adjustments made, please see the section entitled “Unaudited Pro Forma Combined Financial Statements.”

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. If any of the events described below occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our securities to decline, perhaps significantly, and you therefore may lose all or part of your investment. The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in the Company. Additional risks and uncertainties not currently known to us or which we currently deem immaterial may also have a material adverse effect on our business, financial condition, results of operations, prospects and/or its share price. Investors should consult a legal adviser, an independent financial adviser or a tax adviser for legal, financial or tax advice prior to deciding whether or not to purchase our securities.

As used herein, unless the context otherwise requires, references to “we,” “us” and “our” are intended to refer to IGI and its subsidiaries prior to the Business Combination and to the Company and its subsidiaries, including IGI, following the Business Combination.

Risks Relating to the Insurance and Reinsurance Industry

If our underwriters fail to assess accurately the underwritten risks or fail to comply with internal guidelines on underwriting or their underwriting authority or if events or circumstances cause the underwriters’ risk assessment to be incorrect, our premiums may prove to be inadequate to cover the losses associated with such risks.

Our underwriting results depend on whether the claims brought by policyholders are consistent with the assumptions and pricing models we use in underwriting and pricing our insurance covers. It is not possible to predict with certainty whether a single risk or a portfolio of risks underwritten by us will result in a loss, or the timing and severity of any loss that does occur. If our underwriters fail to assess accurately the underwritten risks or fail to comply with internal guidelines on underwriting or their underwriting authority or if events or circumstances cause the underwriters’ risk assessment to be incorrect, our premiums may prove to be inadequate to cover the losses associated with such risks. Losses may also arise from events or exposures that are not anticipated when the coverage is priced. In addition to unanticipated events which increase losses beyond our expectations, we also face the risk of the potential unanticipated expansion of our exposures, particularly in long-tail liability lines of business. Any failure by us to manage the risks that we underwrite could have a material adverse effect on our results of operations and financial condition.

The insurance and reinsurance industries are highly competitive; competitive pressures may result in fewer policies underwritten, lower premium rates, increased expense for customer acquisition and retention and less favorable policy terms and conditions.

We operate in highly competitive markets. Customers may evaluate us and our competitors on a number of factors, including financial strength, underwriting capacity, expertise, local presence, reputation, experience and qualifications of employees, client relationships, geographic scope of business, products and services offered (including ease of doing business over the electronic placement platforms), premiums charged, ratings assigned by independent rating agencies, contract terms and conditions and the speed of claims payment.

Our competitors include independent reinsurance and insurance companies, subsidiaries or affiliates of established worldwide insurance companies, reinsurance departments of certain insurance companies and domestic and international underwriting operations. Some of these competitors have greater financial resources than we do and have established long term and continuing business relationships throughout the industry, which can be a significant competitive advantage. In addition, the lack of strong barriers to entry into the reinsurance business and the entry of alternative capital markets products and vehicles provide additional sources of insurance and reinsurance capacity and increased competition. We directly compete with large companies, smaller companies and other niche insurers and reinsurers.

Our competitors vary by offered product line and covered territory. We also compete with new companies that enter the insurance and reinsurance markets, particularly companies with new or “disruptive” technologies or business models. Capital markets participants have created alternative products that are intended to compete with reinsurance products. Recently, the insurance industry has faced increased competition from new underwriting capacity, such as the investment of significant amounts of capital by pension funds, mutual funds, hedge funds and other sources of alternative capital primarily into the natural catastrophe insurance and reinsurance businesses. In addition, technology companies and other third parties have created, and may in the future create, technology-enabled business models, processes, platforms or alternate distribution channels that may adversely impact our competitive position.

The nature of the competition we face may be affected by disruption and deterioration in global financial markets and economic downturns, including as a result of the effects of the novel coronavirus global pandemic, as well as by governmental responses thereto. For example, (i) government intervention might result in capital or other support for our competitors, (ii) governments may provide insurance and reinsurance capacity in markets and to consumers that we target, (iii) governments may take actions to reduce interest rates, impacting the value of and returns on fixed income investments or (iv) government intervention intended to protect consumers may restrict increases in premium rates.

Increased competition can result in fewer policies underwritten, lower premiums for the policies that are underwritten (over and above reductions due to favorable loss experience), increased expenses associated with acquiring and retaining business and policy terms and conditions that are less advantageous to us than we were able to obtain historically or that may be available to our competitors.

Consolidation in the insurance and reinsurance industry could adversely impact us.

The insurance and reinsurance industry, including our competitors, customers and insurance and reinsurance brokers, has been consolidating. There has been a large amount of merger and acquisition activity in the insurance and reinsurance sector in recent years which may continue. We may experience increased competition as a result of that consolidation, with larger entities having enhanced market power. Increased competition could result in fewer submissions, lower premium rates, less favorable policy terms and conditions and greater costs of customer acquisition and retention.

Should the market continue to consolidate, competitors may try to use their enhanced market power to obtain a larger market share through increased line sizes or through price competition. If competitive pressures reduce our prices, this could in turn lead to reduced premiums and a reduction in expected earnings. As the insurance industry consolidates, competition for customers will become more intense and the importance of sourcing and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a larger capital base so that they require less reinsurance. The number of companies offering reinsurance to competitors may decline. Reinsurance intermediaries could also continue to consolidate, potentially adversely impacting our ability to access business and distribute our products. We could also experience more robust competition from larger, better capitalized competitors. As a result of the consolidation in the industry, we may experience rate declines and possibly write less business. Any of the foregoing could adversely affect our business, results of operations, growth and prospects.

Our operating results are affected by the cyclicality of the insurance and reinsurance industry.

The insurance and reinsurance industry historically has been cyclical, with significant fluctuations in premium rates and operating results due to competition, the frequency and/or severity of catastrophic events, levels of underwriting capacity in the industry, changes in legislation, case law and prevailing concepts of liability, general economic and social conditions and other factors. Insurance and reinsurance underwriting capacity is related to prevailing premium rates, the level of insured losses and the level of surplus capacity that, in turn, might fluctuate in response to changes in return on investments earned in the insurance and reinsurance industry and other factors. These cycles, as well as other factors that influence aggregate supply and demand for insurance and reinsurance products, are outside of our control.

This cyclicality has produced periods characterized by intense price competition and widening coverage offerings due to excess underwriting capacity (a so-called “soft market”), with each line of business experiencing its own cycle. Where a line of business experiences soft market conditions, we may fail to obtain new insurance business in that line of business at the desired premium rates. In addition, the cycle may fluctuate as a result of changes in economic, legal, political and social factors. Since cyclicality is due in large part to the collective actions of insurers, reinsurers and general economic conditions and the occurrence of unpredictable events, we cannot predict the timing or duration of changes in the market cycle. If we fail to manage the cyclical nature of the insurance business, our operating results and financial condition could be materially adversely affected.

We operate a diversified business, writing insurance in a variety of lines of business and geographic markets. Different lines of business and different geographic markets can experience their own cycles and, therefore, the impact of various cycles will depend in part on the sectors of the insurance and reinsurance industry, as well as the geographic markets, in which we operate. In addition, increases in the frequency and severity of losses suffered by insurers can significantly amplify these cycles. The effects of such cyclicality could have a material adverse effect on our financial condition, results of operations or cash flows.

Furthermore, a low-interest rate environment, with reduced investment market returns, could encourage alternative capital providers to enter the insurance market in order to achieve higher returns. This could have the effect of increasing the level of competition in the insurance market and applying pressure on premiums, which could affect the gross written premium (“GWP”) that we are able to generate.

Interest rate movements can also contribute to cyclicality in insurers’ underwriting results. In a high-interest rate environment, increased investment returns may reduce insurers’ required contribution from underwriting performance to achieve an attractive overall return. This may result in a less-disciplined approach to underwriting in the market generally as some underwriters could be inclined to offer lower premium rates to generate more business. We may therefore have to accept lower rates or broader coverage terms in order to remain competitive in the market, with the result that our premiums may be inadequate to cover the losses associated with such risks.

We may from time to time, as a result of the cyclicality of certain lines of business, decide to concentrate on fewer lines of business. As a consequence, we may be exposed to additional risk and may be required to hold more regulatory capital on the basis that the business, and hence the associated risk, is more concentrated, which in turn may affect the efficiency of our business and have a material adverse effect on our financial condition and results of operations.

If market conditions cause reinsurance to be more costly or unavailable, we may be required to bear increased risks or reduce the level of our underwriting commitments.

As part of our overall risk and capacity management strategy, we purchase reinsurance for certain amounts of risk underwritten by our insurance company subsidiaries, especially catastrophe risks and those risks with relatively high policy limits. We also purchase reinsurance on risks underwritten by others which we reinsure. Market conditions beyond our control determine the availability and cost of the reinsurance protection we seek to purchase, which may affect the level of our business and profitability. Our reinsurance contracts are generally subject to annual renewal, and we may be unable to maintain our current reinsurance contracts or to obtain other reinsurance contracts in adequate amounts and at favorable rates. In addition, we may be unable to obtain reinsurance on terms acceptable to us relating to certain lines of business that we intend to begin underwriting. If we are unable to renew our expiring contracts or to obtain new reinsurance contracts, either our net exposures would increase or, if we are unwilling to bear an increase in net exposures, we would have to reduce the level of our underwriting commitments, especially catastrophe exposed risks.

Our insurance and reinsurance subsidiaries are subject to extensive insurance laws and regulations. Any failure to comply with existing regulations or material changes in the regulation of our operations could have a material adverse effect on us.

Our insurance subsidiaries are subject to the laws and regulations of a number of jurisdictions worldwide, including Bermuda, the UK, Malaysia, Jordan, Morocco and the UAE. Existing laws and regulations, among other things, limit the amount of dividends that can be paid by our insurance subsidiaries, prescribe solvency and capital adequacy standards, impose restrictions on the amount and type of investments that can be held to meet solvency and capital adequacy requirements, require the maintenance of reserve liabilities, and require pre-approval of acquisitions and certain affiliate transactions. Failure to comply with these laws and regulations or to maintain appropriate authorizations, licenses, and/or exemptions under applicable laws and regulations may cause governmental authorities to preclude or suspend our insurance subsidiaries from carrying on some or all of their activities, place one or more of them into rehabilitation or liquidation proceedings, impose monetary penalties or other sanctions on them or our affiliates, or commence insurance company delinquency proceedings against our insurance subsidiaries.

The application of these laws and regulations could affect our liquidity and ability to pay dividends, interest and other payments on securities, as applicable, and could restrict our ability to expand our business operations through acquisitions of new insurance subsidiaries. Furthermore, compliance with legal and regulatory requirements may result in significant expenses, which could have a negative impact on our profitability. We may not have or maintain all required licenses and approvals in every jurisdiction in which we operate and may not be able to fully comply with the wide variety of laws and regulations applicable to us or the relevant authority’s interpretation of such laws and regulations. Some regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our business activities or impose monetary penalties on us. Also, changes in the level of regulation of the insurance industry in the jurisdictions in which we operate, or changes in laws or regulations themselves or interpretations by regulatory authorities, may further restrict the conduct of our business. In some instances, we follow practices based on our interpretations of regulations or practices that we believe may be generally followed by the industry. These practices may turn out to be different from the interpretations of regulatory authorities. These types of actions could have a material adverse effect on our business.

We may not be able to maintain necessary licenses, permits, authorizations or accreditations in jurisdictions where we and our subsidiaries currently engage in business or obtain them in new jurisdictions, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with, or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance or reinsurance companies. Although we have in place systems and controls designed to comply with applicable laws and regulations, there can be no assurance that we, our employees, or agents acting on our behalf are in full compliance with all applicable laws and regulations or their interpretation by the relevant authorities and, given the complex nature of the risks, it may not always be possible for us to ascertain compliance with such laws and regulations. Failure to comply with or to obtain appropriate authorizations and/or exemptions under any applicable laws or regulations could subject us to investigations, criminal sanctions or civil remedies, including fines, injunctions, loss of an operating license, reputational consequences, and other sanctions, all of which could have a material adverse effect on our business. Changes in the laws or regulations to which we and our subsidiaries are subject could also have a material adverse effect on our business. In addition, in most jurisdictions, government regulatory authorities have the power to interpret or amend applicable laws and regulations, and have discretion to grant, renew or revoke licenses and approvals we need to conduct our activities. Such authorities may require us to incur substantial costs in order to comply with such laws and regulations.

Our continued expansion into new businesses and markets has brought about additional requirements. While we believe that we have adopted appropriate risk management and compliance programs, compliance risks will continue to exist, particularly as we become subject to new rules and regulations. Any failure to comply with applicable laws, regulations and government interpretations of such laws and regulations could also subject us to fines, penalties, equitable relief and changes to our business practices. Compliance with applicable laws and regulations is time consuming and personnel-intensive. Changes in these laws and regulations could materially increase our direct and indirect compliance costs and other expenses of doing business and have a material adverse effect on our results of operations and financial condition.

We are subject to extensive regulatory supervision and may, from time to time, be subject to inquiries or investigations that could result in fines, sanctions, variation or revocation of permissions and authorizations, reputational damage or loss of goodwill.

The conduct of the insurance and reinsurance business is subject to significant legal and regulatory requirements as well as governmental and quasi-governmental supervision in the various jurisdictions in which our group operates. Our business activities are regulated by the Bermuda Monetary Authority in our Bermuda operations, the Prudential Regulation Authority and Financial Conduct Authority in our UK operations, the Jordan Insurance Directorate in our Jordanian operations, the Labuan Financial Services Authority in our operations in Malaysia, the Dubai Financial Services Authority in our operations in Dubai and the Casablanca Financial City for our operations in Morocco. This supervision and regulation is generally intended for the benefit of policyholders rather than shareholders or other investors. Among other things, the insurance laws and regulations applicable to us may:

●	require the maintenance of certain solvency levels;

●	restrict agreements with large revenue-producing agents;

●	require obtaining licenses or authorizations from regulators;

●	regulate transactions, including transactions with affiliates and intra-group guarantees;

●	in certain jurisdictions, restrict the payment of dividends or other distributions;

●	require the disclosure of financial and other information to regulators;

●	impose restrictions on the nature, quality and concentration of investments;

●	regulate the admissibility of assets and capital;

●	provide for involvement in the payment or adjudication of catastrophe or other claims beyond the terms of the policies; and

●	establish certain minimum operational requirements or customer service standards such as the timeliness of finalized policy language or lead time for notice of non-renewal or changes in terms and conditions.

As part of regular, mandated risk assessments, regulators may take steps that have the effect of restricting our business activities, which may in turn have a material impact on our ability to achieve growth objectives and earnings targets. For example, each regulated insurance business we operate is subject to a number of restrictions on assets we may hold under relevant regulations and tax rules, and regulators may, as has happened in the past, alter such restrictions, thus potentially affecting our investment policy and any associated projected income or growth return from our investments. In addition, based on our perceived risk profile, regulators may require additional regulatory capital to be held by us (including as part of guidance provided by the regulator to us on a confidential basis), which, among other things, may affect the business we can write and the amount of dividends we are able to pay out.

In addition, legislation and other regulatory initiatives taken or which may be taken in response to conditions in the financial markets, global supervision and other factors may lead to additional regulation of the insurance industry in the coming years.

The insurance and reinsurance industries have experienced substantial volatility as a result of investigations, litigation and regulatory activity by various insurance, governmental and enforcement authorities, concerning various practices within the insurance and reinsurance industry. If we or any of our subsidiaries were to be found to be in breach of any existing or new laws or regulations now or in the future, we would be exposed to the risk of intervention by regulatory authorities, including investigation and surveillance, and judicial or administrative proceedings. In addition, our reputation could suffer and we could be fined or prohibited from engaging in some or all of our business activities or could be sued by counterparties, as well as forced to devote significant resources to cooperate with regulatory investigations, any of which could have a material adverse effect on our results of operations.

Any future regulatory changes, litigation or failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in suspensions, injunctions, monetary damages, fines or other sanctions, any or all of which could adversely affect our financial condition and results of operations. These events, if they occur, could affect the competitive market and the way we conduct our business and manage our capital and could result in lower revenues and higher costs. As a result, such actions could have a material adverse effect on our results of operations and financial condition.

Changes in IFRS accounting standards applicable to us may require a change in the way in which our future results will be determined and/or a retrospective adjustment of reported results.

Our accounts are prepared in accordance with current IFRS applicable to the insurance industry. The International Accounting Standards Board (the “IASB”) introduced a framework that it described as Phase I which, under its standard IFRS 4, permitted insurers to continue to use the statutory basis of accounting for insurance assets and liabilities that existed in their jurisdictions prior to January 2005. In May 2017, the IASB published its replacement standard on insurance accounting (IFRS 17, “Insurance Contracts”), which will have the effect of introducing fundamental changes to the statutory reporting of insurance entities that prepare accounts according to IFRS from 2021. In June 2019, the IASB published an exposure draft proposing a number of targeted amendments to this new standard including the deferral of the effective date by one year from 2021 to 2022. As a result of comments on this exposure draft, the IASB redeliberated on a number of areas of IFRS 17, and on March 17, 2020, the IASB tentatively decided that the effective date of IFRS 17 will be deferred to annual reporting periods beginning on or after January 1, 2023. The EU will apply its usual process for assessing whether the standard meets the necessary criteria for endorsement. We are reviewing the complex requirements of this standard and considering its potential impact. The effect of changes required to our accounting policies as a result of implementing the new standard is currently uncertain, but these changes can be expected to, amongst other things, alter the timing of IFRS profit recognition. Given the implementation of this standard is likely to require significant enhancements to our IT, actuarial and finance systems, it will also have an impact on our expenses. Any changes or modification of IFRS accounting policies may require a change in the way in which future results will be determined and/or a retrospective adjustment of reported results to ensure consistency.

Increasing barriers to free trade and the free flow of capital and fluctuations in the financial markets could adversely affect the insurance and reinsurance industry and our business.

Recent political initiatives to restrict free trade and close markets, such as Brexit (as defined below) and the Trump administration’s decision to withdraw from the Trans-Pacific partnership and potentially renegotiate or terminate existing bilateral and multilateral trade arrangements, could adversely affect the insurance and reinsurance industry and our business. The insurance and reinsurance industries are disproportionately impacted by restraints on the free flow of capital and risk because the value it provides depends on its ability to globally diversify risk. With respect to Brexit, we are exploring the potential of establishing a new insurance subsidiary in one of the EEA states to ensure we continue to efficiently access the EU market.

In addition, prolonged and severe disruptions in the overall public and private debt and equity markets, such as occurred during 2008, and are occurring in connection with the novel coronavirus global pandemic could result in significant realized and unrealized losses. Public and private debt and equity markets may experience disruption in individual market sectors, such as has occurred in the energy sector.

Further, the impact on global markets from the outbreak of global pandemics such as the novel coronavirus (nCoV) is uncertain. The adoption of certain hygiene measures, including quarantining populations, as well as restrictions on travel and the closing of national borders may adversely affect our business. Any prolonged restrictive measures in order to control a contagious disease or other adverse public health developments in our targeted markets may have a material and adverse effect on our business operations. At this point, the extent to which the coronavirus may impact our results is uncertain.

Given ongoing global economic uncertainties, evolving market conditions may affect our results of operations, financial position and capital resources. In the event that there is additional deterioration or volatility in financial markets or general economic conditions, our results of operations, financial position, capital resources and competitive landscape could be materially and adversely affected.

Public health crises, illness, epidemics or pandemics could adversely impact our business, operating results and financial condition.

On January 30, 2020, the World Health Organization declared the outbreak of coronavirus (“COVID-19”) to be a public health emergency of international concern. This has resulted in increased travel restrictions and extended shutdown of certain businesses all over the world. While the effects of COVID-19 will be difficult to assess or predict, this outbreak could have a significant impact on our business. In addition, a pandemic affecting our employees, the employees of subsidiaries and reinsurers, or the employees of other companies with which we do business could disrupt our business operations. The effectiveness of external parties, including governmental and non-governmental organizations, in combating the spread and severity of such a pandemic could have a material impact on the adverse effects we experience. These events, which are beyond our control, could cause a material adverse effect on our results of operations in any period and, depending on their severity, could also materially and adversely affect our financial condition.

Recent turbulence in the financial markets due to the spread of COVID-19 may limit our ability to access the credit or equity markets. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in global economic conditions may also adversely affect our business, financial condition, results of operations, liquidity or prospects. If we were to decide in the future to raise capital through equity financings, the interest of our shareholders would be diluted, and the securities we issue may have rights, preferences and privileges that are senior to those of our common shares. Further, extreme market volatility may leave us unable to react to market events in a prudent manner consistent with our historical practices in dealing with more orderly markets. As a result of the COVID-19 pandemic, we may also face increased costs associated with claims under our policies, an increased number of customers experiencing difficulty paying premiums or policies being designated as “no lapse” for periods of time. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. Continuation of these conditions may potentially affect (among other aspects of our business) the demand for and claims made under our policies, the ability of clients, counterparties and others to establish or maintain their relationships with us, our ability to access and efficiently use internal and external capital resources and our investment performance.

Further, from an operational perspective, our employees, sales associates, brokers and distribution partners, as well as the workforces of our vendors, service providers and counterparties, may also be adversely affected by the COVID-19 pandemic or efforts to mitigate the pandemic, including government-mandated shutdowns, requests or orders for employees to work remotely, and other social distancing measures, which could result in an adverse impact on our ability to conduct our business. Disruption to our operations may also result if our employees, or those of our service partners and counterparties, contract COVID-19 or are affected by travel restrictions, office closures and other measures impacting on working practices, such as the imposition of remote working arrangements, and quarantine requirements and isolation measures under local laws, social distancing and/or other psychosocial impacts. While such measures are in place, there may be an increase across the industry in attempts to compromise IT systems through phishing and social engineering tactics.

While governmental and non-governmental organizations are engaging in efforts to combat the spread and severity of COVID-19 and related public health issues, these measures may not be effective. Due to the evolving and highly uncertain nature of this global pandemic, including the possible extension of insurance coverage beyond our policy language, it is currently not possible to estimate the direct or indirect impacts this outbreak may have on our business. The extent to which COVID-19 impacts our business, results of operations, financial condition, liquidity or prospects will depend on future developments which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions taken to contain or treat its impact. The global spread of COVID-19 could materially and adversely affect our results of operations and financial condition due to the disruptions to commerce, reduced economic activity and other unforeseen consequences of a pandemic that are beyond our control.

Legislation enacted in Bermuda as to economic substance may affect our operations.

Pursuant to the Economic Substance Act 2018 (as amended) of Bermuda and its related regulations (together, the “ES Act”) that came into force on January 1, 2019, a registered entity other than an entity which is resident for tax purposes in certain jurisdictions outside Bermuda (“non-resident entity”) that carries on as a business any one or more of the “relevant activities” referred to in the ES Act must comply with economic substance requirements. The ES Act may require in-scope Bermuda entities which are engaged in such “relevant activities” to be directed and managed in Bermuda, have an adequate level of qualified employees in Bermuda, incur an adequate level of annual expenditure in Bermuda, maintain physical offices and premises in Bermuda or perform core income-generating activities in Bermuda. The list of “relevant activities” includes carrying on any one or more of the following activities: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service center, intellectual property and holding entities. The ES Act could affect the manner in which we operate our business, which could adversely affect our business, financial condition and results of operations. For purposes of the ES Act, we believe that the Company would be deemed to be a “pure equity holding company”. The economic substance requirements for a “pure equity holding company” are less onerous than those for entities which are carrying out other relevant activities (pure equity holding entities are subject to minimum economic substance requirements). As such, and as long as it does not carry on any other “relevant activity”, we would not expect to be required to take additional actions beyond the minimum economic substance requirements for the purposes of compliance with the ES Act. However, our expectations could change subject to further amendment and guidance on the interpretation of the ES Act. With respect to IGI Bermuda, for the purposes of the ES Act, IGI Bermuda is carrying on the relevant activity of “insurance”. IGI Bermuda’s compliance with its regulatory requirements under the Insurance Act 1978 of Bermuda and related regulations will assist in evidencing its compliance with the economic substance requirements under the ES Act, but may not be conclusive. Pending the issuance of additional sector-specific guidance notes by the Bermuda Government, IGI Bermuda may need to continue to enhance its infrastructure in Bermuda to ensure its compliance with its economic substance requirements under the ES Act and this may result in, among other things, some additional operational cost.

Potential government intervention in the insurance industry and instability in the marketplace for insurance products could hinder our flexibility and negatively affect the business opportunities that may be available to us in the market.

Government intervention in the insurance industry and the possibility of future government intervention have created uncertainty in the insurance and reinsurance markets. Governmental authorities worldwide have become increasingly interested in potential risks posed by the insurance industry as a whole to commercial and financial systems in general, and there could be increased regulatory intervention in the insurance and reinsurance industries in the future.

Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders of insurers. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, such proposals could adversely affect our business by, among other things:

●	providing insurance and reinsurance capacity in markets and to consumers that we target;

●	requiring our participation in industry pools and guaranty associations;

●	expanding the scope of coverage under existing policies (for example, following large disasters);

●	further regulating the terms of insurance and reinsurance policies;

●	mandating that insurers provide coverage for areas such as terrorism, where insurance might otherwise be difficult to obtain; or

●	disproportionately benefiting the companies of one country over those of another.

Government intervention has in the recent past taken the form of financial support of certain companies in the insurance and reinsurance industry. Governmental support of individual competitors can lead to increased pricing pressure and a distortion of market dynamics. The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability, which may result in unexpected claims frequency and severity and delays or cancellations of products and services by insureds, insurers and reinsurers which could adversely affect our business.

European legislation known as “Solvency II” was introduced with effect from January 1, 2016 and governs the prudential regulation of insurers and reinsurers. Solvency II requires insurers and reinsurers in Europe to meet risk-based solvency requirements. Solvency II covers three main areas: (i) the valuation of assets and liabilities on a Solvency II economic basis and risk-based solvency and capital requirements; (ii) governance requirements effecting the key functions of compliance, internal audit, actuarial and risk management; and (iii) new supervisory legal entity and group reporting and disclosure requirements, including public disclosures. Solvency II imposes governance requirements on groups with insurers and/or reinsurers operating in the European Economic Area and imposes significant requirements for EU-based regulated companies which require substantial documentation and implementation effort. A number of European Commission delegated acts and technical standards have been adopted, which set out more detailed requirements based on the overarching provisions of Solvency II. However, further delegated acts, technical standards and guidance are likely to be published on an ongoing basis.

The Bermuda Monetary Authority has also implemented and imposed additional requirements on the commercial insurance companies it regulates, driven, in large part, by Solvency II. The European Commission has adopted a decision concluding that Bermuda meets the full equivalence criteria under Solvency II.

Additionally, governments and regulatory bodies may take unpredictable action to ensure continued supply of insurance, particularly where a given event leads to withdrawal of capacity from the market. For example, regulators may seek to force us to offer certain covers to (re)insureds, constrain our flexibility to apply certain terms and conditions or constrain our ability to make changes to the pricing of our contracts. There can be no assurance as to the effect that any such governmental or regulatory actions will have on the financial markets generally or on our competitive position, business and financial condition.

We cannot predict the exact nature, timing or scope of any possible governmental initiatives and any such proposals could adversely affect our business. We may not be able to comply fully with, or obtain desired exemptions from, revised statutes, regulations and policies that currently, or may in the future, govern the conduct of our business. Failure to comply with, or to obtain desired authorizations and/or exemptions under, any applicable laws could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions.

Claims arising from catastrophic events are unpredictable and could be severe.

Our operations expose us to claims arising out of unpredictable natural and other catastrophic events, such as hurricanes, windstorms, hailstorms, tornadoes, tsunamis, severe winter weather, earthquakes, floods, fires, explosions, global pandemics, political unrest, drilling, mining and other industrial accidents, cyber events and terrorism. In addition to the nature of the property business, economic and geographic trends affecting insured property, including inflation, property value appreciation and geographic concentration, tend to generally increase the size of losses from catastrophic events over time.

Actual losses from catastrophic events may vary materially from estimates due to the inherent uncertainties in making such determinations resulting from several factors, including potential inaccuracies and inadequacies in the data provided by clients, brokers and ceding companies, the modeling techniques and the application of such techniques, the contingent nature of business interruption exposures, the effects of any resultant demand surge on claims activity and attendant coverage issues.

The incidence and severity of catastrophes are inherently unpredictable and our losses from such catastrophes could be substantial. The extent of losses from such catastrophes is a function of the number, the frequency and severity of events, the total amount of insured exposure in the areas affected, the effectiveness of our catastrophe risk management program, and the adequacy of our reinsurance coverage. Increases in the value and concentrations of insured property and demographic changes more broadly, the effects of inflation and changes in weather patterns may increase the frequency or severity of claims from catastrophic events in the future. We may from time to time issue preliminary estimates of the impact of catastrophic events that, because of uncertainties in estimating certain losses, need to be updated as more information becomes available.

Our most significant catastrophe exposures are set forth below:

Natural catastrophes.    The occurrence of natural catastrophes is inherently uncertain. Generally, over the past decade, insured losses for catastrophes have increased, due principally to weather-related catastrophes. The increasing concentrations of economic activities and people living and working in areas exposed to natural catastrophes have resulted in increased exposure for insurance providers. Increasing insurance penetration, growing technological vulnerability and higher property values have further compounded the insurance industry’s exposure. A series of extreme weather events resulted in one of the most expensive years for natural catastrophes in 2017. Significant natural catastrophes affecting us in the recent past have included Hurricane Maria, Hurricane Irma and the September 2017 earthquake in Mexico. Our most significant claims relating to natural catastrophes, net of reinsurance, during the recent past have included claims relating to Cyclone Mekunu in Oman in 2018, Typhoon Jebi in Japan in 2018 and the 2019 earthquake in Papua New Guinea, which amounted to gross claims of $24.2 million and net claims of $11.6 million, respectively. Possible effects of natural catastrophes could be compounded by climate change, severe weather, floods and drought, as well as adverse agricultural yields.

Man-made disasters.    Complex technology intersecting with increased population density, infrastructure and higher rates of utilization of natural resources increase the likelihood and the magnitude of catastrophic man-made events caused by accident or negligence. Man-made disasters, as well as disasters that pose significant risk to the environment, bear particularly high potential for losses. Due to the uncertainty of the occurrence of, and loss from, man-made disasters, unexpected large losses could have a material adverse effect on our financial condition, results of operations and cash flow. Man-made disasters such as oil spills from offshore drilling could give rise not only to claims due to the damage caused by such events but also claims arising from governmental sanctions and civil litigation.

Global pandemics.    The outbreak of a pandemic disease, like the novel coronavirus COVID-19, could have a material adverse effect on our liquidity, financial condition and the operating results of our business due to its impact on the economy and financial markets.

Terrorism.    We face risks related to terrorist and criminal acts on a significant scale (including acts intended to cause strain on financial and other critical infrastructures, which, given the state of reliance on digital technology, could be triggered by cyber threats). Our exposure to terrorism and criminal acts arises mainly from the political violence line of business. However, conventions in the market limit or exclude certain terrorist acts in a number of lines of business. We closely monitor the amount and types of coverage we provide for terrorism risk under treaties. If we believe we can reasonably evaluate the risk of loss and charge an appropriate premium for such risk, we will underwrite terrorism exposure on a stand-alone basis. We generally seek to exclude terrorism from non-terrorism policies.

Cyber.    We do not currently write explicit cyber insurance and seek wherever possible to exclude losses resulting from cyber related events from our coverages. Notwithstanding this, we do have a degree of potential exposure to losses arising following cyber-attacks including where cover has been explicitly written back in to policies and exposure to ‘silent cyber’ risks, meaning risks and potential losses associated with policies where cyber risk is neither specifically included nor excluded in the policies. Even in cases where we attempt to exclude cybersecurity and certain other similar risks from some coverage written by us, we may not be successful in doing so.

Systemic events.    In addition to natural and man-made disasters, systemic financial risks have the potential to cause significant economic disruptions in a variety of geographies and sectors, due to the interconnectedness of the global economy, which could give rise to significant claims. The 2008 global financial crisis was one such event. In this context, such economic disruptions could adversely impact certain of the lines of business to which we are exposed including (but not necessarily limited to) our casualty and financial institutions lines of business.

In general, while we hold capital to cover catastrophes and uses geographic and line of business diversification and reinsurance to manage our exposure to risks, these measures may not be sufficient were we to face significant claims in excess of expected losses. Claims from catastrophic events could reduce our earnings and cause substantial volatility in our results of operations for any given period. A catastrophic event or multiple catastrophic events could also adversely affect our financial condition and our capital position. To meet our obligations with respect to claims from catastrophic events, we may be forced to liquidate some of our investments rapidly, which may involve selling a portion of our investments into a depressed market, which would decrease our returns from investments and could strain our capital position. Our ability to write new insurance policies could also be impacted as a result of corresponding reductions in our capital. Any of these occurrences could have a material adverse effect on our results of operations and our financial condition.

Additionally, to help assess our exposure to losses from catastrophes we use computer-based models which simulate multiple scenarios using a variety of assumptions. These models are developed in part by third party vendors and their effectiveness relies on the numerous inputs and assumptions contained within them, including, but not limited to, scientific research, historical data, exposure data provided by insureds and reinsureds, data on the terms and conditions of insurance policies and the professional judgment of our employees and other industry specialists. While the models have evolved considerably over time, they may not necessarily accurately measure the statistical distribution of potential future losses due to the inherent limitations of the inputs and assumptions on which they rely. These limitations are evidenced by significant variation in the results obtained from different external vendor natural catastrophe models, material changes in model results over time due to refinement of the underlying data elements and assumptions and the uncertain predictive capability and performance of models over longer time intervals.

Due to the foregoing, it is possible that a catastrophic event or multiple catastrophic events could produce significant losses and have a material adverse effect on our business, results of operations and financial condition.

Changing climate conditions may increase the frequency and severity of catastrophic events and thereby adversely affect our business, financial condition and results of operations.

Over the past several years, changing weather patterns and climatic conditions, such as global warming, appear to have contributed to the unpredictability, frequency and severity of natural disasters and created additional uncertainty as to future trends and exposures. Although the loss experience of catastrophe insurers and reinsurers has historically been characterized as low frequency, climate change increases the frequency and severity of extreme weather events, such as hurricanes, tornadoes, windstorms, floods and other natural disasters. Many sectors to which we provide insurance and reinsurance coverage might be affected by climate change. The increased frequency and severity of extreme weather events could make it more difficult for us to predict and model catastrophic events, reducing our ability to accurately price our exposure to such events and mitigate our risks.

The effects of global warming and climate change cannot be predicted and may aggravate potential loss scenarios, risk modelling and financial performance. Increasing global average temperatures may continue in the future and could impact our business in the long-term. Claims for catastrophic events, or an unusual frequency of smaller losses in a particular period, could expose us to large losses, cause substantial volatility in our results of operations and could have a material adverse effect on our ability to write new business. Furthermore, climate change could lead to severe weather events spreading to parts of the world that have not previously experienced extreme weather conditions. Any of these occurrences may decrease the accuracy of our underwriting models and may result in us mispricing risk when writing our policies.

If climate change results in an increase in the frequency and severity of weather-related catastrophes, we may experience additional catastrophe-related losses or disruptions, which may be material. Additionally, we cannot predict how legal, regulatory and/or social responses to concerns around global climate change may impact our business. Although we attempt to manage our exposure to such events through the use of underwriting controls, risk models, and the purchase of third party reinsurance, catastrophic events are inherently unpredictable and the actual nature of such events when they occur could be more frequent or severe than contemplated in our pricing and risk management expectations. As a result, the occurrence of one or more catastrophic events could have an adverse effect on our results of operations and financial condition.

Our investment portfolio and political risk underwriting exposures may be materially adversely affected by global climate change regulation and other factors.

World leaders met at the 2015 United Nations Climate Change Conference in December 2015 in Paris and agreed to limit global greenhouse gas emissions in the atmosphere to a level which would not increase the average global temperature by more than 2° Celsius, with an aspiration of limiting such increase to 1.5° Celsius (the “Paris Agreement”). In order for governments to achieve their existing and future international commitments to limit the concentration of greenhouse gases under the Paris Agreement, there is widespread consensus in the scientific community that a significant percentage of existing proven fossil fuel reserves must not be consumed. In addition, divestment campaigns, which call on asset owners to divest from direct ownership of commingled funds that include fossil fuel equities and bonds, likewise signal a change in society’s attitude towards the social and environmental externalities of doing business.

The U.S. Government confirmed in 2018 that it would cease participating in the Paris Agreement, which may create further uncertainty regarding investment and valuation for both the fossil fuel and renewable sectors. In accordance with the Paris Agreement, the earliest possible effective withdrawal date by the United States from the Paris Agreement cannot be before November 4, 2020.

As a result of the above, energy companies and other companies engaged in the production or storage of fossil fuels may experience unexpected or premature devaluations or write-offs of their fossil fuel reserves. A material change in the asset value of fossil fuels or the securities of energy companies and companies in these other sectors may therefore materially adversely affect our investment portfolio and our results of operations and financial condition.

The effects of emerging claim and coverage issues, such as (but not limited to) bad faith claims or disputed policy terms, on our business are uncertain.

As industry practices and economic, legal, judicial, social, political, technological and environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge, including new or expanded theories of liability. Claim and coverage issues can arise when the application of insurance policy language to potentially covered claims is unclear or disputed by the parties. When such issues emerge they may adversely affect our business by extending coverage beyond our underwriting intent or increasing the number or size of claims. In some instances, these coverage changes may not become apparent until after we have issued insurance contracts that are affected by such changes. As a result, the full extent of our liability under insurance policies may not be known for many years after the policies are issued. Emerging claim and coverage issues could therefore have an adverse effect on our operating results and financial condition. In particular, our exposure to casualty insurance lines increases our potential exposure to this risk due to the uncertainties of expanded theories of liability and the “long-tail” nature of these lines of business.

These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the frequency and/or severity of claims. In some instances, these changes may not become apparent until sometime after we have issued the insurance or reinsurance contracts that are affected by the changes. In addition, our actual losses may vary materially from our current estimate of the loss based on a number of factors. Examples of emerging claims and coverage issues include, but are not limited to:

●	judicial expansion of policy coverage and a greater propensity to grant claimants more favorable amounts and the impact of new theories of liability;

●	plaintiffs targeting insurers, including us, in purported class action litigation relating to claims-handling and other practices;

●	social inflation trends, including higher and more frequent claims, more favorable judgments and legislated increases;

●	medical developments that link health issues to particular causes, resulting in liability claims;

●	claims relating to unanticipated consequences of current or new technologies, including cyber security related risks;

●	claims relating to potentially changing climate conditions; and

●	increased claims due to third party funding of litigation.

These or other changes could impose new financial obligations on us by extending coverage beyond our underwriting intent or otherwise require us to make unplanned modifications to the products and services that we provide, or cause the delay or cancellation of products and services that we provide.

The monetary impact of certain claims may be difficult to predict or ascertain upon inception and potential losses from such claims can be significant. For example, the full extent of our liability and exposure from claims of bad faith is not ascertainable until the claim has been presented and investigated. As such, a significant award in monetary terms on the basis of bad faith could adversely affect our financial condition or operating results.

With respect to our casualty and specialty reinsurance operations, these legal and social changes and their impact may not become apparent until some time after their occurrence. For example, we could be deemed liable for losses arising out of a matter which we had not anticipated or had attempted to contractually exclude. Potential efforts by us to exclude such exposures could, if successful, reduce the market’s acceptance of our related products. The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages may not be known for many years after a contract is issued.

In addition, the potential passage of new legislation designed to expand the right to sue, to remove limitations on recovery, to extend the statutes of limitations or otherwise to repeal or weaken tort reforms could have an adverse impact on our business. The effects of unforeseen developments or substantial government intervention could adversely impact our ability to achieve our goals. The effects of these and other unforeseen emerging claim and coverage issues are difficult to predict and could harm our business and materially and adversely affect our results of operations.

Risks Relating to Our Business and Operations

A prolonged recession or a period of significant turmoil in international financial markets could adversely affect our business, liquidity and financial condition and our share price.

In recent years, global financial markets have been characterized by volatility and uncertainty. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or make credit harder to obtain. Uncertainties in the financial and commodity markets may also affect our counterparties which could adversely affect their ability to meet their obligations to us.

Deterioration or volatility in the financial markets or general economic and political conditions could result in a prolonged economic downturn or trigger another recession and our operating results, financial position and liquidity could be materially and adversely affected. Further, unfavorable economic conditions could have a material adverse effect on certain of the lines of business we write, including, but not limited to, political risks and professional liability.

International financial market disruptions such as the ones experienced in the last global financial crisis in 2008, as well as the economic effects currently caused by the novel coronavirus global pandemic, along with the possibility of a prolonged recession, may potentially affect various aspects of our business, including the demand for and claims made under our products, counterparty credit risk, the ability of our customers, counterparties and others to establish or maintain their relationships with us, our ability to access and efficiently use internal and external capital resources and our investment performance. Volatility in the U.S. and other securities markets may also adversely affect our share price. Depending on future market conditions, we could incur substantial realized and unrealized losses in future periods, which may have an adverse impact on our results of operations, financial condition, credit ratings, insurance subsidiaries’ capital levels and our ability to access capital markets.

A deterioration in macroeconomic, political and other conditions, particularly in select parts of Europe, Central and South America, the Middle East and Africa, could adversely impact our financial performance.

We are an international business and are affected by economic, political and other macro conditions and industry specific conditions in the markets in which we operate, including the UK, continental Europe, Central and South America, the Middle East and Africa.

Our international operations and investments expose us to increased political, operational and economic risks. Deterioration or volatility in foreign and international financial markets or general economic and political conditions could adversely affect our operating results, financial condition and liquidity. Economic imbalances and financial market turmoil could result in a widening of credit spreads and volatility in share prices. The publication of certain financial and economic data could indicate that global financial markets are deteriorating. These circumstances could lead to a decline in asset values and potentially reduce the demand for insurance due to limited economic growth prospects. Concerns about the economic conditions, capital markets, political and economic stability and solvency of certain countries have contributed to global market volatility. Political changes in the jurisdictions where we operate and elsewhere, some of which may be disruptive, can also interfere with the business of our customers and our activities in a particular location.

Economic conditions in the Middle East region affect us given that approximately 11% of our GWP generated in 2018 and 2019, respectively, originated from risks in this region. In addition, a significant portion of our investment assets are located in the MENA region. Since the start of the 2008 financial crisis, there has been a dampening or reversal of the high rates of growth that had been experienced by many countries within the broader Middle East region and in particular the Gulf Co-operative Council countries, comprising Bahrain, Kuwait, Oman, Qatar, Saudi Arabia and the United Arab Emirates (the “GCC”). Since the first half of 2011 there has been significant political and social unrest in the Middle East region, including violent protests and armed conflict in a number of countries, with armed conflict in Syria ongoing as of the date of this prospectus. The situation has caused significant disruption to the economies of affected countries, which in some instances has led to an increase in premiums, but has overall had a destabilizing effect on insurance premiums. While the bulk of our operations are based in London, the staff is supported by back and middle-office underwriting operations in Jordan. Jordan has proven politically and socially stable, notwithstanding the recent events in the wider Middle East region. While a change in the political or social situation in Jordan could prove disruptive to our operations, we have the capacity to relocate our operations in Jordan to London and Dubai should the situation change.

A deterioration in macroeconomic conditions globally may affect the decisions of current and prospective policyholders as to the level of insurance or reinsurance coverage which they purchase in any given year, which in turn may, where such parties decide to reduce or otherwise limit their expenditure on such coverage, affect the amount of business underwritten by us. Also, the nature of insurance liabilities is one of a promise to pay claims at a point in the future, meaning that a change in macroeconomic conditions leading to increased inflation may result in an increase in the value at which claims are paid. Our international operations also may be subject to a number of additional risks, particularly in emerging economies, including restrictions such as price controls, capital controls, currency exchange limits, ownership limits and other restrictive or anti-competitive governmental actions or requirements. Any of the foregoing could have a material adverse effect on our financial performance, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Estimating insurance reserves is inherently uncertain and, if our loss reserves are insufficient, it will have a negative impact on our results.

To recognize liabilities for unpaid losses,1 both known or unknown, insurers establish reserves, which is a balance sheet account entry representing estimates of future amounts needed to pay claims and related expenses with respect to insured events which have occurred. Estimates and assumptions relating to reserves for net claims and claim adjustment expenses are based on complex and subjective judgments, often including the interplay of specific uncertainties with related accounting and actuarial measurements. Such estimates are susceptible to change. For example:

●	At the time of loss information available regarding the circumstances and the extent of a loss may not be fully known.

●	It may not be clear whether the circumstances of a loss are covered.

●	If a legal decision is required to resolve coverage this may take many years.

●	The actions the insured takes to remediate the loss may affect the eventual loss amount (favorably or unfavorably).

●	The availability of replacement parts, skilled labor, access to the loss site and the speed at which repairs can be undertaken may not be known for some time and may be subject to change.

●	It may be many years before the occurrence of a loss becomes known.

●	Where claims take a long time to settle, new information, changes in circumstances, legal decisions, rates of exchange and economic conditions (particularly claims inflation) may affect the value and validity of claims made.

When a claim is reported, a member of the claims team will establish a “case reserve”. The case reserve will represent an estimate of the expected settlement amount and will be based on information about the specific claim at that time. The estimate represents an informed judgment based on general industry reserving practices, the experience and knowledge of the claims handler and practices of the claims team. If insufficient information is available, the claims handler may be unable to establish an estimate and will seek further information that will allow an informed estimate to be established. Claims reserves are also established to provide for:

●	losses incurred but not reported to the insurer (“pure IBNR”);

●	potential changes in the adequacy of case reserves (“Incurred But Not Enough Reported” or “IBNER”); and

●	the estimated expenses of settling claims, both:

●	Allocated Loss Adjustment Expenses: claims specific costs (such as legal, loss adjuster fees); and

●	Unallocated Loss Adjustment Expenses: other general expenses (such as the costs of maintaining the claims handling function).

The timing of our results depends in large part on the extent to which the development and settlement of claims and reinsurance recoveries are consistent with the assumptions used to establish reserves. If expectations for and/or the actual cost of settlement increase or the timing of reporting and/or settlement changes than we face the risk that the reserves in our financial statements may be inadequate and need to be increased. In this event an increase in reserves would cause a reduction in our profitability and could result in operating losses and a reduction of capital.

Reserves are not an exact calculation of liability, but rather are estimates of the expected cost of settling claims. This process relies on the assumption that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for projecting future claims development. The estimates are based on actuarial and statistical projections of facts and circumstances known at the time of the review, estimates of trends in claim frequency, severity and other variable factors, including new bases of liability and general economic conditions. These variables can be affected by many factors, including internal and external events, such as changes in claims handling procedures, economic inflation, foreign currency movements, legal trends, legislative decisions and changes and the recognition of new sources of claims.

1	The term “loss” refers to a claim and the direct costs associated with claims settlement. Except where specific reference to the costs associated with claims settlement is made, the term “claim” and “loss” are used interchangeably.

Potentially, claims may emerge, particularly claims arising from changes in the legal and regulatory environment, the type or magnitude of which we are unable to predict.

Reserves for inward reinsurance may be subject to greater uncertainty than for insurance primarily because, as a reinsurer, we rely on (i) the original underwriting decisions made by ceding companies and (ii) information and data provided by the ceding companies. As a result, we are subject to the risk that our ceding companies may not have adequately evaluated the risks reinsured by us and the premiums ceded may not adequately compensate us for the risks we assume. In addition, reinsurance reserves may be less reliable than insurance reserves because of the greater scope of losses underlying reinsurance claims, limitations in the information provided and the generally longer lapse of time from the occurrence of the event to the reporting of the loss to the reinsurer and its settlement.

The estimation of adequate reserves is more difficult and thus more uncertain for claims arising from “long-tail” policies, under which claims may not be paid until substantially beyond the end of the policy term. The estimation of such liabilities is subject to many complex variables, including the current legal environment, specific settlements that may be used as precedents to settle future claims, assumptions regarding trends with respect to claim frequency and severity, issues of coverage and the ability to locate defendants. Additional uncertainty also arises from the relative lack of development history, which limits the scope of experience on which estimates are based. This is partially mitigated by the use of and monitoring against market benchmarks.

While every effort is made to ensure we are reserved appropriately, changes in trends and other factors underlying our reserve estimates could result in our reserves being inadequate. Because setting reserves is inherently uncertain we cannot provide assurance that our current reserves will prove adequate considering subsequent events. If our loss reserves are determined to be inadequate, we will be required to increase our reserves at the time with a corresponding reduction in our net income for that period. Such adjustments could have a material adverse effect on our results and our financial condition.

There is a degree of uncertainty and a high-risk environment for investment and business activities in certain countries in which we operate.

Some of the countries in which we operate or may operate in the future are in various stages of developing institutions and legal and regulatory systems that are not yet as firmly established as they are in Western Europe and the U.S. Some of these countries are also in the process of transitioning to a market economy and, as a result, are experiencing changes in their economies and their government policies (including, without limitation, policies relating to foreign ownership, repatriation of profits, property and contractual rights and planning and permit-granting regimes) that may affect our investments in these countries and may expose us to the impact of political or economic upheaval, and we could be subject to unforeseen administrative or fiscal burdens.

The procedural safeguards of the legal and regulatory regimes in these countries are still developing and, therefore, existing laws and regulations may be applied inconsistently. Often, fundamental contract, property and corporate laws and regulatory regimes have only recently become effective, which may result in ambiguities, inconsistencies and anomalies in their interpretation and enforcement. In addition, legislation may often contemplate implementing regulations that have not yet been promulgated, leaving substantial gaps in the regulatory infrastructure. All of these weaknesses could affect our ability to enforce contractual rights or to defend ourselves against claims by others. Moreover, in certain circumstances, it may not be possible to obtain the legal remedies provided under current laws and regulations in a timely manner, or at all. The independence of the judicial systems and their immunity from economic, political and nationalistic influences in many of the countries in which we operate or may operate in the future remain largely untested. Instability and uncertainties relating to the legal and regulatory environment in these countries or other countries in which we may operate in the future could have a material adverse effect on our business, financial condition and results of operations.

We are subject to various laws, regulations and rules relating to sanctions, the violation of which could adversely affect our operations.

It is our policy not to underwrite any business directly in countries or for entities targeted under international sanctions of the UK, the E.U., the United States (OFAC) or the United Nations. Over the past 5 years, we received de minimis revenues relating to risks in Sudan, Cuba, Syria, Iran and North Korea. Our business in these countries has been compliant with the applicable sanctions programs. While we have policies and procedures in place designed to ensure that we do not insure any activity that breaches applicable international sanctions, there remains the risk of an inadvertent breach which may result in lengthy and costly investigations followed by the imposition of fines or other penalties, any of which might have a material adverse effect on our financial condition and results of operations. Our business has been affected by the imposition of sanctions in regions that previously were important markets for us, such as Iran. To the extent that sanctions are imposed on any of our key markets, our business will be negatively impacted.

We are subject to various anti-corruption and anti-money laundering laws, regulations and rules, the violation of which could adversely affect our operations.

Our activities are subject to applicable money laundering regulations and anti-corruption laws in the jurisdictions where we operate, including Bermuda, the UK and the European Union, among others. For example, we are subject to The Bribery Act 2016 of Bermuda and the UK Bribery Act 2010, which, among other matters, generally prohibit corrupt payments or unreasonable gifts to foreign governments or officials. We do business, and may continue to do business in the future, in countries and regions where governmental corruption has been known to exist, and where we may face, directly or indirectly, corrupt demands by officials, or the risk of unauthorized payments or offers of payments by one of our employees, consultants, sponsors or agents. Although we have in place systems and controls designed to comply with applicable laws and regulations (including continuing education and training programs), there is a risk that those systems and controls will not always be effective to achieve full compliance, as those laws and regulations are interpreted by the relevant authorities. Failure to accurately interpret or comply with or obtain appropriate authorizations and/or exemptions under such laws or regulations could subject us to investigations, criminal sanctions or civil remedies, including fines, injunctions, loss of an operating license, reputational consequences, and other sanctions, all of which could damage our business or reputation. Such damage could have a material adverse effect on our financial condition and results of operations.

We rely on brokers to source our business and our business may suffer should our relationship with brokers deteriorate.

We market our insurance and reinsurance worldwide through insurance and reinsurance brokers. Brokers are independent of the insurers they deal with. Our top 5 international brokers produced 59% of the gross written premiums of our underwriting operations for the year ended December 31, 2018 and 64.7% for the year ended December 31, 2019. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business. Due to the concentration of our brokers, our brokers may have increasing power to dictate the terms and conditions of our arrangements with them, which could have a negative impact on our business.

Maintaining good relationships with the brokers from whom we source the policies we underwrite is integral to our positive financial performance. Events could occur which may damage the relationship between us and a particular broker or broker group, which may result in that broker or broker group being unwilling to do business with us. The failure, inability or unwillingness of brokers to do business with us could have a material adverse effect on our financial performance.

Some of our competitors have higher financial strength ratings, offer a larger variety of products, set lower prices for insurance coverage, offer higher commissions and/or have had longer term relationships with the brokers we use than we do. This may adversely impact our ability to attract and retain brokers to sell our insurance products or brokers may increasingly promote products offered by other companies. The failure or inability of brokers to market our insurance products successfully, or the loss of all or a substantial portion of the business provided by these brokers, could have a material adverse impact on our business, financial condition and results of operations.

We could be materially adversely affected to the extent that managing general agents, general agents and other producers exceed their underwriting authority or if our agents, our insureds or other third parties commit fraud or otherwise breach obligations owed to us.

For certain business conducted by us, following our underwriting, financial, claims and information technology due diligence reviews, we authorize managing general agents, general agents and other producers to write business on our behalf within underwriting authority prescribed by us. We rely on the underwriting controls of these agents to write business within the underwriting authorities provided by us. Although we have contractual protections in place in virtually all instances and we monitor such business on an ongoing basis, our monitoring efforts may not be adequate or our agents may exceed their underwriting authority, commit fraud, or otherwise breach obligations owed to us. To the extent that our agents, our insureds or other third parties exceed their underwriting authority, commit fraud or otherwise breach obligations owed to us in the future, our financial condition and results of operations could be materially adversely affected.

We have a strong delegated authority risk management process established by the IGI UK board of directors and directly managed via monthly meetings of its delegated authority committee which is attended by certain of our UK executive directors. In particular, we carry out detailed due diligence on all new agents with regular reviews upon renewal, put in place strong contracts, conduct regular on-site audits and monitor monthly reports from agents. All agents are required to carry errors and omissions insurance which would respond in the event that these agents breach their delegated authority.

We may be exposed to a series of claims for large losses in relation to uncorrelated events that occur at, or around, the same time, which in the aggregate may result in a material adverse effect on our operations.

We may be exposed to a series of claims for large losses in relation to uncorrelated and otherwise unrelated events which occur at, or around, the same time. Some of the more significant examples of large, uncorrelated events are terrorist attacks, fires, explosions or spills at a refinery, the collapse of a major office building, a series of simultaneous cyber-attacks, the collision of two ships, an explosion in a port and the loss of an airplane.

These risks are inherently unpredictable. It is difficult to predict the frequency of events of this nature and to estimate the amount of loss that any given occurrence will generate. Some of these large losses may also have the potential for exposure across multiple lines of business. While no such claims may be material to us, in the aggregate they may result in us having to recognize significant losses in a single reporting period, which could have a material adverse effect on our capital position, results of operations and financial condition in that particular reporting period. It is also possible that such losses could exceed the reinstatement capacity of our reinsurance coverage, which would have a material adverse effect on our results of operations.

The availability of reinsurance, retrocessional coverage, and capital market transactions to limit our exposure to risks may be limited which could adversely affect our financial condition and results of operations.

As is common practice within the insurance industry, we transfer a portion of the risks insured under our policies to other companies through the purchase of reinsurance. This reinsurance is maintained to protect the insurance and reinsurance subsidiaries against the severity of losses on individual claims, an unusual series of which can produce an aggregate extraordinary loss. Although reinsurance does not discharge our subsidiaries from their primary obligation to pay for losses insured under the policies they issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk.

Our reinsurance program uses various methods, such as proportional, non-proportional and facultative reinsurance, to mitigate risks across our underwriting portfolio, in return for which we cede to third party reinsurers a certain percentage of our GWP in any given year. That percentage was 33% in the year ended December 31, 2018 and 28% in the year ended December 31, 2019. The program is finite and absolute in the protection offered, meaning that events outside of its scope would not be covered, and does not offer unlimited protection against highly extreme but improbable events.

Our reinsurance program is purchased annually, with elements of the program expiring throughout the year. The amount of coverage purchased is determined by our risk appetite and underlying exposure base together with the price, quality and availability of such coverage. Coverage purchased for one year will not necessarily conform to purchases for another year, which may result in variation as to the extent of the coverage year-on-year, even though some policies we issue are multi-year policies. In addition, reinsurance cessation and commencement terms, timing and cost could leave us with an exposure where intended reinsurance protection is either omitted or only partially effective. One or more of our reinsurers could become insolvent, which could cause a portion of our reinsurance protection to become ineffective. In addition, reinsurers may not always honor their commitments or we may have disagreements with reinsurers with respect to the extent of their obligations, which could result in our having greater exposure than anticipated. A failure by reinsurers to cover their portion of our liabilities, and/or disputes with reinsurers over the extent or applicability of their obligations to us, could depending on the amounts involved have a material adverse effect on our results of operations and business.

The availability and cost of reinsurance protection is subject to market conditions, which are beyond our control. Economic conditions could have a material impact on our ability to manage our risk aggregations through reinsurance or capital markets transactions. As a result of such market conditions and other factors, we may not be able to successfully mitigate risk through reinsurance and retrocessional arrangements. There is no guarantee that our desired amounts of reinsurance or retrocessional reinsurance will be available in the marketplace in the future. In addition to capacity risk, the remaining capacity may not be on terms we deem appropriate or acceptable or with companies with whom we want to do business.

If the reinsurance industry were to suffer future substantial losses, the effect could be to limit the availability of appropriate or acceptable reinsurance coverage for us, which in the event of losses in our risk portfolio could have a material adverse effect on our financial condition and results of operations.

For a discussion of certain ongoing disputes with reinsurers, see Note 25 to IGI’s consolidated financial statements included elsewhere in this prospectus.

We may be faced with a liquidity shortfall following a large loss or a series of large losses due to the settlement of claims prior to the receipt of monies due under outwards reinsurance arrangements.

As with all insurance companies, we use our liquidity to fund our insurance and reinsurance obligations, which may include large and unpredictable claims (including catastrophe claims). While we seek to manage carefully our exposure to catastrophe risk and while we have a liquidity policy which seeks to ensure sufficient liquidity to withstand claim scenarios at the extreme end of the business plan projections by reference to actual losses in relation to catastrophe events may differ materially from the losses that we estimate, given the significant uncertainties with respect to the estimates and the unpredictable nature of catastrophes. In such scenarios, we may be faced with a shortfall where we are required to settle claims arising under insurance contracts or where we are required to increase the amount of resources required to be held. In such scenarios, we may be required to (a) liquidate investments (including some of our less liquid investments), which may be constrained as a consequence of macroeconomic conditions beyond our control or (b) delay or vary the implementation of our strategic plans so as to maintain appropriate liquidity. Any of the foregoing may affect the amount of business that we can write, as well as our revenue and profitability.

If our risk management and loss mitigation methods fail to adequately manage our exposure to losses, the losses we incur could be materially higher than our expectations and our financial condition and results of operations could be materially adversely affected.

We historically have sought and will continue to seek to manage our exposure to insurance and reinsurance losses through a number of loss limitation methods, including internal risk management procedures, writing a number of our inwards reinsurance contracts on an excess of loss basis, enforcement and oversight of our underwriting processes, outwards reinsurance protection, adhering to maximum limitations on policies whether written on a proportional, first loss, Excess of Loss (XOL) or Possible Maximum Loss (PML) Maximum Foreseeable Loss (MFL) basis, written in defined geographical zones, limiting program size for each client, establishing per risk and per occurrence limitations for each event, employing coverage restrictions and following prudent underwriting guidelines for each program written.

We also seek to limit our loss exposure through geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone’s limits. In addition, various provisions contained in our insurance policies and reinsurance contracts, such as limitations or exclusions from coverage or choice of forum clauses negotiated to limit our risks, may not be enforceable in the manner we intend, as it is possible that a court or regulatory authority could nullify or void an exclusion or limitation, or legislation could be enacted modifying or barring the use of these exclusions and limitations. We cannot be sure that these loss limitation methods will effectively prevent a material loss exposure which could have a material adverse effect on our results of operations or financial condition.

Underwriting is a matter of judgment, involving assumptions about matters that are inherently unpredictable and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. Many of our methods of managing risk and exposures are based upon observed historical market behavior and statistic-based historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend on the evaluation of information regarding markets, policyholders or other matters that are publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. For example, much of the information that we enter into our risk modelling software is based on third party data that we do not control, and estimates and assumptions that are dependent on many variables, such as assumptions about loss adjustment expenses, insurance-to-value and post-event loss amplification (the temporary local inflation of costs for building materials and labor resulting from increased demand for rebuilding services in the aftermath of a catastrophe). Accordingly, if the estimates and assumptions that we enter into our risk models are incorrect, or if such models prove to be an inaccurate forecasting tool, the losses we might incur from an actual catastrophe could be materially higher than our expectation of losses generated from modelled catastrophe scenarios, and our financial condition and results of operations could be adversely affected.

We also seek to manage our loss exposure through loss limitation provisions in the policies we issue to customers, such as limitations on the amount of losses that can be claimed under a policy, limitations or exclusions from coverage and provisions relating to choice of forum. These contractual provisions may not be enforceable in the manner that we expect or disputes relating to coverage may not be resolved in our favor. If the loss limitation provisions in our policies are not enforceable or disputes arise concerning the application of such provisions, the losses we might incur from a catastrophic event could be materially higher than our expectations and our financial condition and results of operations could be adversely affected.

In relation to catastrophe risk, we monitor and control the accumulation of risk for a large number of realistic disaster scenario events. There are specific scenarios for natural, man-made and economic disasters, and for different business lines. The assumptions made in such scenarios may not be an accurate guide to actual losses that ultimately are incurred in respect of a particular catastrophe.

No assurances can be made that these loss limitation methods will be effective and mitigate our loss exposure. One or more catastrophic events, other loss events, or severe economic events could result in claims that substantially exceed our expectations, or the protections set forth in our policies could be voided, which, in either case, could have a material adverse effect on our financial condition or results of operations, possibly to the extent of reducing or eliminating shareholders’ equity.

A significant amount of our assets are invested in fixed maturity securities and are subject to market fluctuations.

Our investment portfolio includes a substantial amount of fixed maturity securities. As of December 31, 2019, our investment in fixed maturity securities was approximately $211.5 million, or 35% of our total investment and cash portfolio, including cash and cash equivalents. As of that date, our portfolio of fixed maturity securities consisted of corporate securities (80%) and government securities (20%).

The fair value of these assets and the investment income from these assets fluctuate depending on general economic and market conditions. The fair value of fixed maturity securities generally decreases as interest rates rise. If significant inflation or an increase in interest rates were to occur, the fair value of our fixed maturity securities would be negatively impacted. Conversely, if interest rates decline, investment income earned from future investments in fixed maturity securities will be lower. Some fixed maturity securities, such as mortgage-backed and other asset-backed securities, also carry prepayment risk as a result of interest rate fluctuations. Additionally, given the low interest rate environment, we may not be able to successfully reinvest the proceeds from maturing securities at yields commensurate with our target performance goals.

The value of investments in fixed maturity securities is subject to impairment as a result of deterioration in the credit worthiness of the issuer, default by the issuer (including states and municipalities) in the performance of its obligations in respect of the securities and/or increases in market interest rates. To a large degree, the credit risk we face is a function of the economy; accordingly, we face a greater risk in an economic downturn or recession. During periods of market disruption, it may be difficult to value certain of our securities, particularly if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were acquired in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may require additional subjectivity and management judgment.

Although the historical rates of default on state and municipal securities have been relatively low, our state and municipal fixed maturity securities could be subject to a higher risk of default or impairment due to declining municipal tax bases and revenue. Many states and municipalities operate under deficits or projected deficits, the severity and duration of which could have an adverse impact on both the valuation of our state and municipal fixed maturity securities and the issuer’s ability to perform its obligations thereunder. Additionally, our investments are subject to losses as a result of a general decrease in commercial and economic activity for an industry sector in which we invest, as well as risks inherent in particular securities.

Although we attempt to manage these risks through the use of investment guidelines and other oversight mechanisms and by diversifying our portfolio and emphasizing preservation of principal, our efforts may not be successful. Impairments, defaults and/or rate increases could reduce our net investment income and net realized investment gains or result in investment losses. Investment returns are currently, and will likely continue to remain, under pressure due to the continued low inflation, actions by the Federal Reserve, economic uncertainty, more generally, and the shape of the yield curve. As a result, our exposure to the risks described above could materially and adversely affect our results of operations, liquidity and financial condition.

Losses on our investments may reduce our overall capital and profitability.

Our invested assets include a substantial amount of interest rate and credit sensitive instruments such as corporate debt securities. Fluctuations in interest rates may affect our future returns on such investments, as well as the market values of, and corresponding levels of capital gains or losses on, such investments. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A decline in interest rates improves the market value of existing instruments but reduces returns available on new investments, thereby negatively impacting our future investment returns. Conversely, rising interest rates reduce the market value of existing investments but should positively impact our future investment returns. During periods of declining market interest rates, we could be forced to reinvest the cash we receive as interest or return of principal on our investments in lower-yielding instruments. Issuers of fixed income securities could also decide to redeem such securities early in order to borrow at lower market rates, which would increase the percentage of our investment portfolio that we would have to reinvest in lower-yielding investments of comparable credit quality or in lower credit quality investments offering similar yields. Given current low interest rate levels, in the future we are likely to be subject to the effects of potentially increasing rates. Although we attempt to manage the risks of investing in a changing interest rate environment, we might not be able to mitigate interest rate sensitivity completely, and a significant or prolonged increase or decrease in interest rates could have a material adverse effect on our results of operations or financial condition.

We are exposed to counterparty risk in relation to our investments, including holdings of debt instruments to which we are a party. In particular, our business could suffer significant losses due to defaults on corporate bonds and ratings downgrades.

Furthermore, as a result of holding debt securities, we are exposed to changes in credit spreads. Widening credit spreads could result in a reduction in the value of fixed income securities that we hold but increase investment income related to purchases of new fixed income securities, whereas tightening of credit spreads will generally increase the value of fixed income securities at higher yields that we hold but decrease investment income generated through purchases of any new fixed income securities.

We also hold equity securities. Equity investments are subject to volatility in prices based on market movements, which can impact the gains that can be achieved. We periodically adjust the accounting book values of our investment portfolio (“mark-to-market”) which could result in increased volatility and uncertainty surrounding reported profits and net asset values at any point in time.

We also invest to a limited extent in real estate in Jordan and Lebanon. Real estate is subject to price volatility as a result of interest rate movements and general market conditions, which can impact the value of the real estate portfolio and the rent chargeable to tenants.

Moreover, a major loss, series of losses or reduction in premium income could result in a sustained cash outflow requiring early realization, which may involve selling a portion of our investments into a depressed market, which could decrease our returns from investments and strain our capital position.

Furthermore, challenging market conditions are likely to make our assets less liquid, particularly affecting those assets which are by their nature already inherently less liquid. If, in such conditions, we require significant amounts of cash on short notice in excess of normal cash requirements (for example, to meet higher-than-anticipated claims) or are required to post or return collateral in connection with certain of our reinsurance contracts, credit agreements or invested portfolio, we may have difficulty selling any of our less liquid investments in a timely manner, or may be forced to sell them for less than we otherwise would have been able to realize if sold in other circumstances.

Market volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market illiquidity, declines in equity prices, and foreign currency movements, alone or in combination, could have a material adverse effect on our results of operations and financial condition through realized losses, impairments or changes in unrealized positions. Although we attempt to protect our investment portfolio against the foregoing risks, we cannot ensure that such measures will be effective. In addition, a decrease in the value of our investments may result in a reduction in overall capital, which may have a material adverse effect on our results of operations and our financial condition.

Our results of operations, liabilities and investment portfolio may be materially affected by conditions affecting the level of interest rates in the global capital markets and major economies, such as central bank policies on interest rates and the rate of inflation.

As a global insurance and reinsurance company, we are affected by the monetary policies of the Bank of England, the European Central Bank, the Board of Governors of the U.S. Federal System and other central banks around the world. Since the financial crisis of 2007 and 2008, these central banks have taken a number of actions to spur economic activity, such as keeping target interest rates low and supporting the prices of financial assets through “quantitative easing”. Unconventional monetary policy from the major central banks, and reversal of such policies, and moderate global economic growth remain key uncertainties for markets and our business.

Our exposure to interest rate risk relates primarily to the market price and yield variability of outstanding fixed income instruments that are associated with changes in prevailing interest rates. Our investment portfolio contains interest rate-sensitive instruments, such as fixed income securities which have been, and will likely continue to be, affected by variations in the level of interest rates, whether due to changes in central bank monetary policies, domestic and international fiscal policies as well as more general economic and political conditions, resulting levels of inflation and other factors beyond our control.

Interest rates are highly sensitive to the foregoing factors. For example, inflation could lead to higher interest rates and falling fixed income prices, causing the current unrealized gain position in our fixed income portfolio to decrease. As a result of the interest rate environment, we have diversified our investment portfolio by investing in a real estate fund and in emerging market debt to enhance the returns on our investment portfolio. However, these assets are riskier in nature, with potentially greater volatility based upon changes in economic factors.

Steps that may be taken by central banks to raise interest rates in the future in order to combat inflation could, in turn, lead to an increase in our loss costs. Changes in the level of inflation also could result in an increased level of uncertainty in our estimation of loss reserves for our specialty long-tail segment lines of business. As a result of the above factors, our business, financial condition, liquidity or operating results could be adversely affected.

The determination of the amount of allowances and impairments taken on our investments which are held at cost involves the estimation of uncertainties which, if they turn out to be incorrect, could have a material adverse effect on our results of operations and financial condition.

We perform reviews of our investments annually or whenever there is an indication of impairment in order to determine whether declines in fair value below the cost basis are considered significant or prolonged declines in the fair value below cost regarding the recognition and presentation of other-than-temporary impairments. The process of determining whether a security is other-than-temporarily impaired requires judgment and involves analyzing many factors. Assessing the accuracy of the level of impairments taken, and allowances reflected, in our financial statements is inherently uncertain given the subjective nature of the process. Furthermore, additional impairments may need to be taken or allowances provided in the future with respect to events that may impact specific investments. The determination of impairments taken on our intangible assets and loans varies by type of asset and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class.

Intangible assets are originally recorded at fair value. Intangible assets are reviewed for impairment at least annually or more frequently if indicators are present and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects impairments in operations as such evaluations are revised. Intangible asset impairment charges can result from declines in operating results, divestitures or sustained market capitalization declines and other factors. Impairment charges could materially affect our financial results in the period in which they are recognized. There can be no assurance that our management has accurately assessed the level of impairments taken in our financial statements. Furthermore, management may determine that impairments are needed in future periods and any such impairment will be recorded in the period in which it occurs, which could materially impact our financial position or results of operations. While historically our other-than-temporary impairments have not been material, historical trends may not be indicative of future impairments or allowances. As of December 31, 2019, intangible assets represented approximately 1.2% of shareholders’ equity. We continue to monitor relevant internal and external factors and their potential impact on the fair value of our reportable segments, and if required, we will update our impairment analysis.

We cannot guarantee that our reinsurers will pay in a timely fashion, if at all, and, as a result, we could experience losses.

We purchase reinsurance by transferring part of the risk that have assumed, known as ceding, to a reinsurance company in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer contractually liable to us to the extent the risk is transferred or ceded to the reinsurer, it does not relieve us, the reinsured, of our liability to our policyholders. Our reinsurers may not pay the recoverable reinsurance that they owe to us or they may not pay such recoverables on a timely basis. Accordingly, we bear credit risk with respect to our reinsurers, and if our reinsurers fail to pay us, our financial results would be adversely affected. Underwriting results and investment returns of some of our reinsurers may affect their future ability to pay claims. In addition, from time to time we engage in disputes with reinsurers regarding their contractual obligations, which may involve arbitration or litigation and could involve amounts that are material. As of December 31, 2019, the amount owed to us from our reinsurers for paid claims was approximately $36.5 million. For a discussion of certain ongoing disputes with reinsurers, see Note 25 to IGI’s consolidated financial statements included elsewhere in this prospectus.

Our operating subsidiaries are rated and a decline in any of these ratings could adversely affect our standing among brokers and customers and cause our premiums and earnings to decrease.

Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies. Rating agencies represent independent opinions of the financial strength of insurers and reinsurers and their ability to meet policyholder obligations. We currently hold financial strength ratings assigned by third party rating agencies which assess and rate the claims paying ability and financial strength of insurers and reinsurers. The ratings of our operating subsidiaries are subject to periodic review by, and may be placed on credit watch, revised downward or revoked at the sole discretion of A.M. Best Inc. or S&P. We currently hold a stable outlook rating of “A (Excellent)” from A.M. Best Inc. (upgraded on September 5, 2019) and a stable outlook rating of “A-” from S&P (affirmed on August 22, 2019).

If the ratings of our operating subsidiaries are reduced from their current levels by A.M. Best Inc. or S&P, our competitive position in the insurance industry might suffer and it might be more difficult for us to market our products, expand our insurance and reinsurance portfolio and renew our existing insurance and reinsurance policies and agreements. A downgrade may also require us to establish trusts or post letters of credit for ceding company clients and could trigger provisions allowing some clients to terminate their insurance and reinsurance contracts with us. Some contracts also provide for the return of the premium for the unexpired periods to the ceding client in the event of a rating downgrade. It is increasingly common for our reinsurance contracts to contain such terms. A significant downgrade could result in a substantial loss of business as ceding companies and brokers that place such business move to other reinsurers with higher claims-paying and financial strength ratings and therefore could have a material adverse effect on our results of operations and financial condition.

A.M. Best and S&P periodically review our ratings and may revise them downward or revoke them at their sole discretion based primarily on their analysis of our balance sheet strength (including capital adequacy and claims and claim adjustment expense reserve adequacy), operating performance and business profile. Factors that could affect such an analysis include but are not limited to:

●	if we change our business practices from our organizational business plan in a manner that no longer supports our ratings;

●	if unfavorable financial, regulatory or market trends affect us, including excess market capacity;

●	if our losses exceed our loss reserves;

●	if we have unresolved issues with government regulators;

●	if we are unable to retain our senior management or other key personnel;

●	if a rating agency has concerns with the quality of our risk management;

●	if our investment portfolio incurs significant losses; or

●	if the rating agencies alter their capital adequacy assessment methodology in a manner that would adversely affect our ratings.

These and other factors could result in a downgrade of our ratings. A downgrade of our ratings could cause our current and future brokers and agents, retail brokers and insureds to choose other, more highly-rated competitors. A downgrade of our ratings could also increase the cost or reduce the availability of reinsurance to us, increase collateral required for our assumed reinsurance business, or trigger termination of assumed and/or ceded reinsurance contracts. A downgrade could also adversely limit our access to the capital markets, which may increase the cost of debt.

In addition, in view of the earnings and capital pressures recently experienced by many financial institutions, including insurance companies, it is possible that rating organizations will heighten the level of scrutiny that they apply to such institutions, will increase the frequency and scope of their credit reviews, will request additional information from the companies that they rate and may increase the capital and other requirements employed in the rating organizations’ models for maintenance of certain ratings levels. It is possible that such reviews of the Company may result in adverse ratings consequences, which could have a material adverse effect on our financial condition and results of operations. A downgrade or withdrawal of any rating could severely limit or prevent us from writing new and renewal insurance or reinsurance contracts.

The risk associated with underwriting treaty reinsurance business could adversely affect us.

Like other reinsurers, our reinsurance group does not separately evaluate each of the individual risks assumed under reinsurance treaties. Therefore, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

Consistent with market practice, much of our treaty reinsurance business allows the ceding company to terminate the contract below a certain threshold. Whether a cedent would exercise any of these rights could depend on various factors, such as the reason for and extent of such downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. We cannot predict to what extent these contractual rights would be exercised, if at all, or what effect this would have on our financial condition or future operations, but the effect could be material.

Loss of business reputation or negative publicity could negatively impact our business and results of operations.

We are vulnerable to adverse market perception because we operate in an industry where integrity and customer trust and confidence are paramount. In addition, any negative publicity (whether accurate or inaccurate) associated with our business or operations could result in a loss of clients and/or business and could result in decreased demand. We also may be negatively impacted if competitors in one or more of our markets engage in practices resulting in increased public attention to our business. Accordingly, any mismanagement, fraud or failure to satisfy fiduciary responsibilities, or the negative publicity resulting from these or other activities or any allegation of such activities, could have a material adverse effect on our business and results of operations. These factors may further increase our costs of doing business and adversely affect our profitability by impeding our ability to market our products and services, requiring us to change our products or services or by increasing the regulatory burdens under which we operate.

A failure in or damage to our operational systems or infrastructure, or those of third parties, could disrupt our businesses and have a material adverse effect on our financial condition and results of operations.

Our business is highly dependent on our ability to process, on a daily basis, a large number of transactions across numerous and diverse markets in many currencies. In particular, we rely on the ability of our employees, our internal systems and systems operated by third parties on behalf of the London insurance market, including technology centers, to process a high volume of transactions. As our client base and geographical reach expands, developing and maintaining our operational systems and infrastructure requires continuing investment. Our financial, accounting, data processing and other operating systems and facilities may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, adversely affecting our ability to process these transactions or provide these services.

In addition, our operations rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. We rely on these systems for critical elements of our business processes, including, for example, entry and retrieval of individual risk details, premium and claims processing, monitoring aggregate exposures and financial and regulatory reporting. Although we take industry standard protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact.

We routinely transmit and receive personal, confidential and proprietary information by email and other electronic means. We have discussed and worked with clients, vendors, service providers, counterparties and other third parties to develop secure transmission capabilities, but we do not have, and may be unable to put in place, secure capabilities with all of our clients, counterparties and other third parties and we may not be able to ensure that these third parties have appropriate controls in place to protect the confidentiality of the information. An interception, misuse or mishandling of personal, confidential or proprietary information being sent to or received from a client, counterparty or other third party could result in legal liability and/or regulatory action (including, without limitation, under data protection and privacy laws and standards) and reputational harm.

If one or more of such events occur, this potentially could jeopardize our or our clients’ or counterparties’ confidential and other information processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in our, our clients’, our counterparties’ or third parties’ operations, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance maintained by us. Any expansion of existing or new laws and regulations regarding data protection could further increase our liability should protected data be mishandled or misused.

While we maintain a disaster recovery database and are currently implementing a real-time disaster recovery system, we operate from premises and in markets that may be affected by acts of terrorism or nuclear, chemical, biological or radiological exposure, as well as effects resulting from the novel coronavirus global pandemic. Such actions may be uninsurable and, were they to occur in our premises or those of third parties with or through which we conduct our business, it could prevent us from carrying on that business, which could have a material adverse effect on our results of operations.

We have outsourced certain technology and business process functions to third parties and may continue to do so in the future. Our outsourcing of certain technology and business process functions to third parties may expose us to increased risk related to data security, service disruptions or the effectiveness of our control system, which could result in monetary and reputational damage or harm to our competitive position. These risks could grow as vendors increasingly offer cloud-based software services rather than software services which can be run within our data centers.

Any of the foregoing could have a material adverse effect on our financial condition and results of operations.

We could be adversely affected by the loss of one or more key employees or by an inability to attract and retain qualified personnel, which could negatively affect our financial condition, results of operations, or ability to realize our strategic business plan.

Our success has depended and will continue to depend on the continued services and continuing contributions of our underwriters, management and other key personnel and our ability to continue to attract, motivate and retain the services of qualified personnel. While we have entered into employment contracts or letters of appointment with such key personnel, the retention of their services cannot be guaranteed. We may also encounter unforeseen difficulties associated with the transition of members of our senior management team to new or expanded roles necessary to execute our strategic and tactical plans from time to time.

The pool of talent from which we actively recruit is limited. Although, to date, we have not experienced difficulties in attracting and retaining key personnel, the inability to attract and retain qualified personnel could have a material adverse effect on our financial condition and results of operations. In addition, our underwriting staff is critical to our success in the production of business. While we do not consider any of our key executive officers or underwriters to be irreplaceable, the loss of the services of key executive officers or underwriters or the inability to hire and retain other highly qualified personnel in the future could delay or prevent us from fully implementing our business strategy which could affect our financial performance.

Special considerations apply to our Bermuda operations. Under Bermuda law, non-Bermudians, other than spouses of Bermudians and individuals holding permanent or working resident certificates, are not permitted to engage in any gainful occupation in Bermuda without a work permit issued by the Bermuda government. A work permit is only granted or extended if the employer can show that, after a proper public advertisement, no Bermudian, spouse of a Bermudian or individual holding a permanent or working resident certificate is available who meets the minimum standards reasonably required for the position. The Bermuda government places a six-year term limit on individuals with work permits, subject to specified exemptions for persons deemed to be key employees of businesses with a significant physical presence in Bermuda.

Offices in other jurisdictions, such as Dubai, may have residency and other mandatory requirements that affect the composition of our local boards of directors, executive teams and choice of third party service providers. Due to the competition for available talent in such jurisdictions, we may not be able to attract and retain personnel as required by our business plans, which could disrupt operations and adversely affect our financial performance.

Our success will depend in part upon our continuing ability to recruit and retain employees of suitable skill and experience, and we may find that we are not able to recruit sufficient or qualified staff, or that the individuals that we would like to recruit will not be able to obtain the necessary work permits if required or that we will not be able to retain such staff. The loss of the services of one, or some of, the underwriters, management or other key personnel or the inability to recruit and retain staff of suitable quality could adversely affect our ability to continue to conduct our business, which could have a material adverse effect on our results of operations and financial condition.

Changes in employment laws, taxation and acceptable compensation practice may limit our ability to attract senior employees to our current operating platforms.

Our business and operations are, by their nature, international and we compete for senior employees on a global basis. Changes in local employment legislation, taxation and the approach of regulatory bodies to compensation practices within our operating jurisdictions may impact our ability to recruit or retain senior employees or the cost to us of doing so. Any failure to retain senior employees may adversely affect the strategic growth of our business and operating results.

We enter into various contractual arrangements with third parties generally, including brokers, insurance, reinsurance and financing arrangements; any deterioration in the creditworthiness of, defaults by, commingling of funds by, or reputational issues related to, counterparties or other third parties with whom we transact business could adversely impact our financial condition and results of operations.

We are exposed to credit risk relating to policyholders, independent agents and brokers. For example, our policyholders, independent agents or brokers may not pay a part of or the full amount of premiums owed to us, and our brokers or other third party claim administrators may not deliver amounts owed on claims under our insurance and reinsurance contracts for which we have provided funds. If the counterparties or other third parties with whom we transact business default or fail to meet their payment obligations, it could materially adversely affect our financial condition and results of operations. If the counterparties or other third parties with whom we transact business experience reputational issues, they may in turn cause other counterparties, third parties or customers to question our reputation in respect of choosing to enter into contractual arrangements with such counterparties.

As credit risk is generally a function of the economy, we face a greater credit risk in an economic downturn. While we attempt to manage credit risks through underwriting guidelines, collateral requirements and other oversight mechanisms, our efforts may not be successful. For example, to reduce such credit risk, we may require certain third parties to post collateral for some or all of their obligations to us. In cases where we receive pledged securities and the applicable counterparty is unable to honor its obligations, we may be exposed to credit risk on the securities pledged and/or the risk that our access to that collateral may be stayed as a result of bankruptcy. In cases where we receive letters of credit from banks as collateral and one of our counterparties is unable to honor its obligations, we are exposed to the credit risk of the banks that issued the letters of credit. During 2019, no third parties were required to post collateral for our benefit.

Brokers present a credit risk to us. We will pay amounts owed on valid claims under our insurance and reinsurance contracts to brokers, and these brokers, in turn, will pay these amounts over to the clients making the claim under the policy underwritten by us. If a broker fails to make such a payment, it is possible that we will be liable to the client for the deficiency in a particular jurisdiction because of local laws or contractual obligations under the applicable Terms of Business Agreement in place and settlement terms and conditions as set out in the relevant contract. Likewise, in certain jurisdictions, when the insured or ceding insurer pays premiums for these policies to brokers for payment over to us, these premiums might be considered to have been paid and the insured or ceding insurer will no longer be liable to us for those amounts only where the broker was appointed as our agent under the applicable Terms of Business Agreement in place and underlined terms and conditions as set out in the relevant contract, whether or not we have actually received the premiums from the broker, while leaving us at risk in respect of the underlying policy. These risks are heightened during periods characterized by financial market instability and/or an economic downturn or recession. Consequently, we assume a degree of credit risk associated with our brokers. We have experienced some losses related to this credit risk in the past.

In addition, brokers generally are entitled to commingle payments made by, or owing to, us, with their other client monies. These commingled funds owing to us could then be claimed by other creditors or otherwise disposed of, which could prevent us from recovering the amount due to it. However, the majority of insurance policies have Premium Payment Warranties that enable us to cancel coverage in case of non-payment of premiums. Of the brokers with whom we transact business, as of December 31, 2019, 85% were located in the UK, 3% were located elsewhere in Europe, 11% were located in the MENA region, Africa or Asia, the majority of which were from subsidiaries of UK brokers, and 1% were located in North, South and Central America.

Our operating results may be adversely affected by the failure of policyholders, brokers or other intermediaries to honor their payment obligations.

In accordance with industry practice, we generally pay amounts owed on claims under our insurance and reinsurance contracts to brokers and these brokers, in turn, pay these amounts to the clients that purchased insurance and reinsurance from us. In some jurisdictions where we write a significant amount of business, depending on whether the broker is our agent or the client’s agent, if a broker fails to make such a payment it is highly likely that we will be liable to the client for the deficiency because of local laws or contractual obligations. Likewise, when the client pays premiums for policies to brokers for payment to us, these premiums are generally considered to have been paid and, in most cases, the client will no longer be liable to us for those amounts whether or not we have actually received the premiums. Consequently, we assume a degree of credit risk associated with brokers with respect to most of our (re)insurance business.

In addition, bankruptcy, liquidity problems, distressed financial conditions or the general effects of economic recession may increase the risk that policyholders may not pay a part of, or the full amount of, premiums owed to us despite an obligation to do so. While a majority of our policies include a premium payment warranty, it is possible that some policies may not permit us to cancel our insurance even if we have not received payment. If non-payment becomes widespread, whether as a result of bankruptcy, lack of liquidity, adverse economic conditions, operational failure, delay due to litigation, bad faith and fraud or other events, it could have a material adverse impact on our business and operating results.

Our liquidity and counterparty risk exposures may be adversely affected by the impairment of financial institutions.

We routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks and other institutions. We are exposed to the risk that these counterparties are unable to make payments or provide collateral to a third party when required, or that securities that we own are required to be sold at a loss in order to meet liquidity, collateral or other payment requirements. In addition, our investments in various fixed income securities issued by financial institutions expose us to credit risk in the event of default by these issuers. With respect to derivatives transactions that require exchange of collateral, due to mark to market movements, our risk may be exacerbated in the event of default by a counterparty. Any such losses could materially and adversely affect our business and operating results. In such an event, we may not receive the collateral due to us from the defaulted counterparty.

We are exposed to credit risk in certain of our business operations.

In addition to exposure to credit risk related to our investment portfolio, and reliance on brokers and other agents, we are subject to credit risk with respect to our reinsurance because the ceding of risk to reinsurers and retrocessionaires does not relieve us of our liability to the clients or companies we insure or reinsure. Our reinsurers may not pay the reinsurance recoverables that they owe to us or they may not pay such recoverables on a timely basis. The collectability of reinsurance is subject to the solvency of the reinsurers, interpretation and application of contract language and other factors. We are selective in regard to our reinsurers, placing reinsurance with those reinsurers with stronger financial strength ratings from A.M. Best or S&P, a sovereign rating or a combination thereof. Despite strong ratings, the financial condition of a reinsurer may change based on market conditions. In certain instances, we may also require assets in trust, letters of credit or other acceptable collateral to support balances due. However, there is no certainty that we can collect on these collateral agreements in the event of a reinsurer’s default.

Additionally, we write retrospectively rated policies (i.e., policies in which premiums are adjusted after the policy period based on the actual loss experience of the policyholder during the policy period). In this instance, we are exposed to credit risk to the extent the adjusted premium is greater than the original premium. Although we have not experienced any material credit losses to date, an increased inability of our policyholders to meet their obligations to us could have a material adverse effect on our financial condition and results of operations.

Although we have not experienced any material credit losses to date, an inability of our reinsurers or retrocessionaires to meet their obligations to us could have a material adverse effect on our financial condition and results of operations. Our losses for a given event or occurrence may increase if our reinsurers or retrocessionaires dispute or fail to meet their obligations to us or the reinsurance protections purchased by us are exhausted or are otherwise unavailable for any reason. Our failure to establish adequate reinsurance arrangements or the failure of our existing reinsurance arrangements to protect us from overly concentrated risk exposure could adversely affect our financial condition and results of operations.

We may be forced to retain a higher proportion of risks than we would otherwise prefer, incur additional expense, or purchase reinsurance from companies with a higher credit risk or we may underwrite fewer or smaller contracts or seek alternatives such as, for example, risk transfer to capital markets. Any of these factors could negatively impact our financial performance.

We may not be able to raise capital in the long term on favorable terms or at all.

Each of our regulated underwriting entities is required to meet stipulated regulatory capital requirements. These include capital requirements imposed by the UK Prudential Regulation Authority and the Bermuda Monetary Authority.

While the specific regulatory capital requirements vary between jurisdictions, under applicable regulatory regimes, required capital can be impacted by items such as line of business mix, product type, underwriting premium volume and reserves. The regulatory capital requirements that we may have to comply with are subject to change due to factors beyond our control. In general, regulatory capital requirements are expected to evolve over time as regulators continue to respond to demands for tighter controls over financial institutions, and the expectation is that these requirements will only become more stringent.

An inability to meet applicable regulatory capital requirements in the longer term due to factors beyond our control may lead to intervention by a relevant regulator which, in the interests of customer security, may require us to take steps to restore regulatory capital to acceptable levels, potentially by requiring us to raise additional funds through financings or to reduce or cease to write new business. To the extent we are required to raise additional external funding in the longer term, macroeconomic factors could impact our ability to access the capital markets and the bank funding market and the ability of counterparties to meet their obligations to us.

To the extent that cash flows generated by our operations are insufficient to fund future operating requirements, or that our capital position is adversely impacted by a decline in the fair value of our investment portfolio, losses from catastrophic events or otherwise, we may need to raise additional funds through financings or curtail our growth. Any further equity or debt financings, or capacity needed for letters of credit, if available at all, may be on terms that are unfavorable to us. Our ability to raise such capital successfully would depend upon the facts and circumstances at the time, including our financial position and operating results, market conditions, and applicable legal issues. If we are unable to obtain adequate capital when needed, our business, results of operations and financial condition would be adversely affected. We also may be required to liquidate fixed maturities or equity securities, which may result in realized investment losses.

Our access to capital may be impaired if regulatory authorities or rating agencies take negative actions against us. Our inability to obtain adequate capital when needed could have a negative impact on our ability to invest in, or take advantage of opportunities to expand our businesses, such as possible acquisitions or the creation of new ventures. Any of these effects could have a material adverse effect on our results of operations and financial condition.

Our future capital requirements depend on many factors, including our ability to write new business successfully, deploy capital into more profitable business lines, identify acquisition opportunities, manage investments and preserve capital in volatile markets, and establish premium rates and reserves at levels sufficient to cover losses. Our operations are subject to significant volatility in capital due to our exposure to potentially significant catastrophic events. We monitor our capital adequacy on an ongoing basis. To the extent our funds are insufficient to fund future operating requirements or cover claims losses, we may need to raise additional funds through corporate finance transactions or curtail our growth and reduce our liabilities. Any such financing, if available at all, may be on terms that are not favorable to us. Our ability to raise such capital successfully would depend upon the facts and circumstances at the time, including our financial position and operating results, market conditions and applicable regulatory filings and legal issues. If we cannot obtain adequate capital on favorable terms, or obtain it at all, our business, financial condition and operating results could be adversely affected.

We are involved in legal and other proceedings from time to time, and we may face damage to our reputation or legal liability as a result.

In the ordinary course of business, we are involved in lawsuits, arbitrations and other formal and informal dispute resolution procedures in a variety of jurisdictions, the outcomes of which will determine our rights and obligations under insurance, reinsurance and other contractual agreements or under tort laws or other legal obligations. Any lawsuit brought against us or legal proceeding that we may bring to enforce our rights could result in substantial costs, divert the time and attention of our management, result in counterclaims (whether meritorious or as a litigation tactic), result in substantial monetary judgments or settlement costs and harm our reputation, any of which could seriously harm our business.

From time to time, we may institute or be named as a defendant in legal proceedings, and we may be a claimant or respondent in arbitration proceedings. These proceedings have in the past involved, and may in the future involve, coverage or other disputes with ceding companies, disputes with parties to which we transfer risk under reinsurance arrangements, disputes with other counterparties or other matters. We are also involved, from time to time, in investigations and regulatory proceedings, certain of which could result in adverse judgments, settlements, fines and other outcomes. We could also be subject to litigation risks arising from potential employee misconduct, including non-compliance with internal policies and procedures. We cannot determine with any certainty what new theories of recovery may evolve or what their impact may be on our business. Multi-party or class action claims may present additional exposure to substantial economic, non-economic or punitive damage awards. The loss of even one of these claims, if it results in a significant damage award or a judicial ruling that was otherwise detrimental, could create a precedent in the industry that affects a great many future or unrelated claims and so could have a material adverse effect on our operating results and financial condition.

Except as described under “Business— Litigation,” we are not currently subject to any pending litigation which individually or in the aggregate would reasonably be expected to have a material adverse effect on our business, financial condition or results of operations. However, in the future, substantial legal liability could materially adversely affect our business, financial condition and results of operations, and could cause significant reputational harm.

Information technology systems that we use could fail or suffer a security breach, which could have a material adverse effect on us or result in the loss of sensitive information.

Our business is dependent upon the operational effectiveness and security of our enterprise systems and those maintained by third parties. Among other things, we rely on these systems to interact with producers, insureds, customers, clients, and other third parties, to perform actuarial and other modeling functions, to underwrite business, to prepare policies and process premiums, to process claims and make claims payments, to prepare internal and external financial statements and information, as well as to engage in a wide variety of other business activities. A significant failure of our enterprise systems, or those of third parties upon which we may rely, whether because of a natural disaster, network outage or a cyber-attack on our systems, could compromise our personal, confidential and proprietary information as well as that of our customers and business partners, impede or interrupt our business operations and result in other negative consequences, including remediation costs, loss of revenue, additional regulatory scrutiny and fines, litigation and monetary and reputational damages.

Our computer systems and network infrastructure present security risks and could be susceptible to hacking, computer viruses, data breaches, or ransomware attacks. The cyber-attack threat landscape is evolving, and there is a risk that increases in the frequency and severity of cyber-attacks on our clients could adversely affect our financial condition and operating results. Any such failure could affect our operations and could materially adversely affect our results of operations by requiring us to expend significant resources to correct the defect, as well as by exposing us to litigation or losses not covered by insurance.

Our operations rely on the secure processing, transmission and storage of confidential information in our computer systems and networks and the cloud. Our technologies, systems and networks may become the target of cyber-attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of our or our insureds’ or reinsureds’ confidential, proprietary and other information, or otherwise disrupt our or our insureds’, reinsureds’ or other third parties’ business operations, which in turn may result in legal claims, regulatory scrutiny and liability, reputational damage, the incurrence of costs to eliminate or mitigate further exposure and the loss of customers. Although to date we have not experienced any material losses relating to cyber-attacks or other information security breaches, there can be no assurance that we will not suffer such losses in the future. While we make efforts to maintain the security and integrity of our information technology networks and related systems, and have implemented various measures and an incident response protocol to manage the risk of, or respond to, a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Our risk and exposure to these matters remains heightened because of, among other things, the evolving nature of these threats and the outsourcing of some of our business operations. As a result, cyber-security and the continued development and enhancement of our controls, processes and practices designed to protect our systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber-threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any information security vulnerabilities.

Although we have implemented controls and have taken protective actions to reduce the risk of an enterprise failure and protect against a security breach, such measures may be insufficient to prevent, or mitigate the effects of, a global natural disaster or a cyber-attack on our systems that could result in liability to us, cause our data to be corrupted or stolen and cause us to commit resources, management time and money to prevent or correct those failures.

Employee or agent negligence, error or misconduct may be difficult to detect and prevent, and certain failures, including internal or external fraud, operational errors, systems malfunctions, or cyber-security incidents, could materially adversely affect our operations.

Losses arising from employee or agent negligence, error or misconduct may result from, among other things, dealings with third party brokers, fraud, errors, failure to document transactions properly or obtain proper internal authorization, or failure to comply with regulatory requirements. It is not always possible for us to deter or prevent employee or agent misconduct and the precautions taken to prevent and detect this activity may not be effective in all cases. Resultant losses could have a material adverse effect on our business, results of operations and financial condition.

Our business depends on our ability to process a large number of increasingly complex transactions. If any of our operational, accounting, or other data processing systems fail or have other significant shortcomings, we could be materially adversely affected. Similarly, we depend on our employees and could be materially adversely affected if one or more of our employees causes a significant operational breakdown or failure, either as a result of human error, intentional sabotage or fraudulent manipulation of our operations or systems. Third parties with whom we do business, including vendors that provide services or security solutions for our operations, could also be sources of operational and information security risk to us, including from breakdowns, failures, or capacity constraints of their own systems or employees. Any of these occurrences could diminish our ability to operate our business, or cause financial loss, potential liability to insureds, inability to secure insurance, reputational damage or regulatory intervention, which could materially adversely affect us.

In addition, our computer systems and network infrastructure present security risks and could be susceptible to hacking, computer viruses, data breaches, or ransomware attacks. Any such failure could affect our operations and could materially adversely affect our results of operations by requiring us to expend significant resources to correct the defect, as well as by exposing us to litigation or losses not covered by insurance. Although we have business continuity plans and other safeguards in place, our business operations may be materially adversely affected by significant and widespread disruption to our physical infrastructure or operating systems and those of third party service providers that support our business.

Disruptions or failures in the physical infrastructure or operating systems that support our business and customers, or cyber-attacks or security breaches of the networks, systems or devices that our customers use to access our products and services, could result in customer attrition, regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could materially adversely affect our financial condition or results of operations.

Our operating results may be adversely affected by an unexpected accumulation of attritional losses.

In addition to our exposures to catastrophes and other large losses as discussed above, our operating results may be adversely affected by unexpectedly large accumulations of attritional losses. Attritional losses are defined as losses from claims excluding catastrophes and large one-off claims. We seek to manage this risk by using appropriate underwriting processes to guide the pricing, terms and acceptance of risks. These processes, which may include pricing models, are intended to ensure that premiums received are sufficient to cover the expected levels of attritional losses and a contribution to the cost of catastrophes and large losses where necessary. However, it is possible that our underwriting approaches or our pricing models may not work as intended and that actual losses from a class of risks may be greater than expected. Our pricing models are also subject to the same limitations as the models used to assess our exposure to catastrophe losses noted above. Accordingly, these factors could adversely impact our business, financial condition and/or results of operations.

We are dependent on the use of third party software and data, and any reduction in third party product quality or any failure to comply with our licensing requirements could have a material adverse effect on our business, financial condition or results of operations.

We rely on third party software and data in connection with our underwriting, claims, investment, accounting and finance activity. We depend on the ability of third party software and data providers to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis, and respond to emerging industry standards and other technological changes. Third party software and data we use may become obsolete or incompatible with versions of products that we will be using in the future, or may lead to temporary or permanent data loss when upgraded to newer versions.

We anticipate that we will continue to rely on such third party software in the future. Although we believe that there are commercially reasonable alternatives to the third party software we currently license, this may not always be the case, or it may be difficult or costly to replace such software. In addition, integration of new third party software may require significant work and require substantial investment of our time and resources. Our use of additional or alternative third party software would require us to enter into license agreements with third parties, which may not be available on commercially reasonable terms or at all. Many of the risks associated with the use of third party software cannot be eliminated, and these risks could negatively affect our business.

We also monitor our use of third party software and data to comply with applicable license requirements. Despite our efforts, such third parties may challenge our use of such software and data, resulting in loss of rights or costly legal actions. Our business could be materially adversely affected if we are not able, on a timely basis, to effectively replace the functionality provided by software or data that becomes unavailable or fails to operate effectively for any reason. Any of the foregoing could have a material adverse effect on our results of operations.

If we are unable to keep pace with the technological advancements in the insurance industry, our ability to compete effectively could be impaired.

We are committed to developing and maintaining information technology systems that will allow our insurance subsidiaries to compete effectively. There can be no assurance that the development of current technology for future use will not result in our being competitively disadvantaged, especially with those carriers that have greater resources. If we are unable to keep pace with the advancements being made in technology, our ability to compete with other insurance companies who have advanced technological capabilities will be negatively affected. Further, if we are unable to effectively execute and update or replace our key legacy technology systems as they become obsolete or as emerging technology renders them competitively inefficient, our competitive position and cost structure could be adversely affected.

Compliance with laws and regulations governing the processing of personal data and information may impede our services or result in increased costs. The failure to comply with such data privacy laws and regulations could result in material fines or penalties imposed by data protection or financial services conduct regulators and/or awards of civil damages and any data breach may have a material adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

Our business relies on the processing of data in many jurisdictions and the movement of data across national borders. The collection, storage, handling, disclosure, use, transfer and security of personal information that occurs in connection with our business is subject to federal, state and foreign data privacy laws. These legal requirements are not uniform and continue to evolve, and regulatory scrutiny in this area is increasing around the world. In many cases, these laws apply not only to third party transactions, but also to transfers of information among us and our subsidiaries. Privacy and data protection laws may be interpreted and applied differently from country to country and may create inconsistent or conflicting requirements.

The General Data Privacy Regulation (the “GDPR”) came into force throughout the European Union (the “E.U.”) in May 2018 and has extra-territorial effect. It requires all companies processing data of E.U. citizens to comply with the GDPR, regardless of the company’s location. It also imposes obligations on E.U. companies processing data of non-E.U. citizens. The GDPR imposes new requirements regarding the processing of personal data and confers new rights on data subjects including the “right to be forgotten” and the right to “portability” of personal data. The GDPR imposes significant punishments for non-compliance which could result in a penalty of up to 4% of a company’s global annual revenue.

Compliance with the enhanced obligations imposed by the GDPR requires investment in appropriate technical or organizational measures to safeguard the rights and freedoms of data subjects, may result in significant costs to our business and may require us from time to time to further amend certain of our business practices. Enforcement actions, investigations and the imposition of substantial fines and penalties by regulatory authorities as a result of data security incidents and privacy violations increased dramatically during 2018. The enactment of more restrictive laws, rules, regulations, or future enforcement actions or investigations could impact us through increased costs or restrictions on our business, and noncompliance could result in regulatory penalties, significant legal liability, and reputational damage and cause us to lose business.

In addition, unauthorized disclosure or transfer of sensitive or confidential client or Company data, whether through systems failure, employee negligence, fraud or misappropriation, by us or other parties with whom we do business, could subject us to significant litigation, monetary damages, regulatory enforcement actions, fines and criminal prosecution in one or more jurisdictions. Such events could also result in negative publicity and damage to our reputation and cause us to lose business, which could therefore have a material adverse effect on our results of operations.

We are exposed to fluctuations in exchange rates which may adversely affect our operating results.

We are exposed to currency risk mainly on insurance written premiums and incurred claims that are denominated in a currency other than our functional currency. The currencies in which these transactions are primarily denominated are sterling (GBP) and euro (EUR). As a significant portion of our transactions are denominated in U.S. dollars, this reduces currency risk. Intra-group transactions are primarily denominated in U.S. dollars.

Part of our monetary assets and liabilities are denominated in a currency other than our functional currency and are subject to risks associated with currency exchange fluctuation. We reduce some of this currency exposure by maintaining some of our bank balances in foreign currencies in which some of our insurance payables are denominated.

We are exposed to changes in exchange rates arising from the mismatch of cash flows due to currency exchange fluctuations.

We are also subject to currency translation risk, which arises from the translation into our functional currency for reporting purposes of income from operations conducted in other currencies, which can cause volatility in reported earnings from our business conducted overseas and translation gains and losses. In preparing our financial statements, we use period-end rates to translate all monetary assets and liabilities in foreign currencies in the balance sheet to our functional currency and presentational currency. The non-monetary assets and liabilities, namely unearned premium reserves, loss reserves and deferred acquisition costs, are measured at fair value and translated using the exchange rates as of the date of the measurement of fair value.

We write business on a worldwide basis, and our results of operations may be affected by fluctuations in the value of currencies other than the U.S. Dollar. The primary foreign currencies in which we operate are the Euro, the British Pound Sterling, and the Japanese Yen. Changes in foreign currency exchange rates may reduce our revenues, increase our liabilities and costs and cause fluctuations in the valuation of our investment portfolio. We may therefore suffer losses solely as a result of exchange rate fluctuations. In order to mitigate our exposure to foreign currency fluctuations in our net insurance liabilities, we have invested and expect to continue to invest in securities denominated in currencies other than the U.S. Dollar. In addition, we may replicate investment positions in foreign currencies using derivative financial instruments. We cannot assure you that we will be able to manage these risks effectively or that they will not have an adverse effect on our business, financial condition or results of operations.

The exit of the United Kingdom from the European Union could have a material adverse effect on our business.

On January 31, 2020, the UK left the EU, commonly referred to as “Brexit”. Under the terms of the Brexit withdrawal agreement between the UK and the EU, the UK has entered a transition period whereby it is no longer a member of the EU but will remain a member of the single market and customs union until December 31, 2020. The purpose of the transition period is to provide time for the UK and the EU to negotiate their future relationship. Arrangements for trade with the EU will remain essentially unchanged until the end of the transition period. EU law will continue to apply in the UK during the transition period and therefore passporting will continue, as will consumer rights and protections derived from EU law. At the end of transition period, the UK’s relationship with the EU will be determined by the new agreements it has entered into on trade and other areas of co-operation. In the absence of the UK and the EU agreeing on a trade deal to begin when the transition period ends, or agreeing on an extension to the transition period, the UK will exit the transition period on December 31, 2020 trading on World Trade Organization terms with the EU. Other areas of co-operation between the UK and the EU may also be affected if no deal is reached.

Brexit has adversely affected global financial markets. The uncertainty surrounding the implementation and effect of Brexit could continue to have an adverse effect on markets, including foreign currency markets, and could increase market volatility and illiquidity. The uncertainty could contribute to a decline in equity markets, bond markets, interest rates and property prices.

The nature of the future relationship between the UK and the EU remains uncertain. Depending on the outcome of the negotiations, the UK could lose “passporting” rights for UK firms across the EEA and access to the EU’s single market, which could have a detrimental impact on the UK economy. Any negative change in barrier-free access between the UK and EU may affect our ability to rely on the EU’s market freedoms, in particular free movement of services. If companies based in the UK lose passporting rights throughout the EU as a result of Brexit, we have developed contingency plans to ensure that we will continue to be able to provide insurance services throughout Europe. This plan includes setting up a new insurance subsidiary in one of the EEA states to ensure we continue to efficiently access the EU market. The application process for this subsidiary is still ongoing. We have evaluated the impact on our business in the event that our UK contingency plans are not implemented on a timely basis and we became unable to operate business in Europe through our UK operations. As of December 31, 2019, our UK subsidiary had approximately $12.4 million of European — domiciled direct business measured in terms of gross written premiums (excluding $11.1 million of business in Norway which is a member of the EEA but not the EU). Therefore, we have calculated that, based on our business levels at December 31, 2019, our UK subsidiary had approximately $12.4 million of business which would not be able to be renewed in the event that our UK contingency plans are not implemented on a timely basis.

Depending on the outcome of the negotiations on the future relationship between the UK and EU, the UK could lose access to the single EU market and to free trade deals with several countries that already have agreements with the EU. Such a decline in trade could affect the attractiveness of the UK and impact our UK business. We also face risks associated with the potential uncertainty and consequences related to Brexit, including with respect to volatility in financial markets, exchange rates and interest rates. These uncertainties could increase the volatility of, or reduce, our investment results in particular periods or over time. Brexit could adversely affect European or worldwide political, economic or market conditions and could contribute to instability in political institutions and regulatory agencies. The regulatory landscape following Brexit also remains uncertain. Brexit could lead to divergence between UK and EU regulatory systems as the UK determines which EU laws and regulations to maintain and which to replace, which could have negative tax, accounting and financial reporting obligations.

Any of these effects of Brexit, and others we cannot anticipate, could have a material adverse effect on our business, results of operations and financial condition.

Intra-group arrangements found not to be on arm’s length terms may adversely affect our tax charge.

Trading relationships between our members in different jurisdictions will in general be subject to the transfer pricing regimes of the jurisdictions concerned. We intend to operate intra-group trading arrangements and relationships on demonstrable and documented arm’s length terms. If, however, such trading arrangements were found not to be on arm’s length terms, adjustments might be required to taxable profits in the relevant jurisdictions, which could lead to an increase in our overall tax charge; this could have a material adverse effect on our results of operations and financial condition.

Legislation to adopt these standards has been enacted or is currently under consideration in a number of jurisdictions, including country-by-country reporting. As a result, our earnings may be subject to income tax, or intercompany payments may be subject to withholding tax, in jurisdictions where they are not currently taxed or at higher rates of tax than currently taxed. The applicable tax authorities could also attempt to apply such taxes to past earnings and payments. Any such additional taxes could materially increase our effective tax rate. Also, the adoption of these standards may increase the complexity and costs associated with tax compliance and adversely affect our financial position and results of operations.

Changes in accounting principles and financial reporting requirements could impact our reported financial results and reported financial condition.

Our financial statements are prepared in accordance with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”). The IASB, or other regulatory bodies, periodically introduce modifications to financial accounting and reporting standards or issue new financial accounting and reporting standards under which we prepare our consolidated financial statements. These changes can materially impact the means by which we report financial information, affecting our results of operations. Also, we could be required to apply new or revised standards retroactively.

The impact of unanticipated developments in accounting practices and standards, particularly those that apply to insurance companies, cannot be predicted but may affect the calculation of net earnings, shareholders’ equity and other relevant financial statement line items. In addition, such changes may cause additional volatility in reported earnings, decrease the understandability of our financial results and affect the comparability of our reported results with the results of others.

The preparation of consolidated financial statements requires us to make many estimates and judgments that affect the reported amounts of assets, liabilities (including claims and claim expense reserves), shareholders’ equity, revenues and expenses, and related disclosures. We base our estimates on historical experience, where possible, and on various other assumptions we believe to be reasonable under the circumstances, which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our judgments and estimates may not reflect our actual results. We utilize actuarial models as well as historical insurance industry loss development patterns to establish our claims and claim expense reserves. Actual claims and claim expenses paid may deviate, perhaps materially, from the estimates reflected in our financial statements.

Additionally, our internal control over financial reporting may have gaps or other deficiencies and there is no guarantee that significant deficiencies or material weaknesses in our internal control over financial reporting may not occur in the future. Any such gaps or deficiencies may require significant resources to remediate and may also expose us to litigation, regulatory fines or penalties, or other losses. Inadequate process design or a failure in operating effectiveness could result in a material misstatement of our financial statements due to, but not limited to, poorly designed systems, changes in end-user computing, poorly designed IT reports, ineffective oversight of outsourced processes, failure to perform relevant management reviews, accounting errors or duplicate payments, any of which could result in a restatement of financial accounts.

If actual renewals of our existing policies and contracts do not meet expectations, our gross written premiums in future fiscal periods and our future operating results could be materially adversely affected.

A majority of our insurance policies and reinsurance contracts are for a one-year term. We make assumptions about the renewal rate and pricing of the prior year’s policies and contracts in our financial forecasting process. If actual renewals do not meet expectations, our gross written premiums in future fiscal periods and our future operating results and financial condition could be materially adversely affected.

We may be adversely impacted by inflation.

We monitor the risk that the principal markets in which we operate could experience increased inflationary conditions, which would, among other things, cause loss costs to increase, and impact the performance of our investment portfolio. We believe the risk of inflation across our key markets is increasing. The impact of inflation on loss costs could be more pronounced for those lines of business that are considered to be long-tail in nature, as they require a relatively long period of time to finalize and settle claims. Changes in the level of inflation also result in an increased level of uncertainty in our estimation of loss reserves, particularly for specialty long-tail segment lines of business. The onset, duration and severity of an inflationary period cannot be estimated with precision.

Our efforts to expand in targeted geographical markets and lines of business may not be successful and may create enhanced risks.

A number of our planned business initiatives involve expanding in targeted geographical markets and lines of business. To develop new markets and business lines, we may need to make substantial capital and operating expenditures, which may adversely affect our results in the near term. In addition, the demand for our products in new markets and lines of business may not meet our expectations. To the extent we are able to expand in new markets and business lines, our risk exposures may change and the data and models we use to manage such exposures may not be as sophisticated as those we use in existing markets and business lines. This, in turn, could lead to losses in excess of expectations. Moreover, we are considering setting up new offices and increasing staff at existing offices as part of our growth strategy. Such growth, which may include hiring additional underwriters, could make it more difficult for us to monitor and enforce compliance with internal underwriting authorities, limits and controls. We cannot be certain that we will be successful or identify attractive targets in these new markets.

The Business Combination may adversely affect our business, financial condition and results of operations.

Uncertainty about the effect of the Business Combination on our employees and the brokers, insurers, cedants, customers and other third parties with whom we have a business relationship may have an adverse effect on our business, operations and financial condition. These risks include the following:

●	Our ratings may be adversely affected, which could have an adverse effect on business, financial condition and operating results;

●	Brokers, insurers, cedants, customers and other third parties with whom we have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with us as a result of the Business Combination, which could negatively affect our revenues, earnings and cash flows;

●	The manner in which brokers, insurers, cedants and other third parties perceive us may be negatively impacted, which in turn could affect our ability to compete for or write new business or obtain renewals in the marketplace;

●	Current and prospective employees may experience uncertainty about their future roles with us, which might adversely affect our ability to attract and retain employees who generate and service our business; and

●	We could be subject to litigation related to the Business Combination.

In addition, we have paid significant costs relating to the Business Combination, such as financial, legal, accounting, advisory and printing fees.

Risks Relating to this Offering and Ownership of Our Securities

Following the consummation of the Business Combination, our only significant asset is our ownership of IGI (and, indirectly, IGI’s subsidiaries) and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our common shares or satisfy other financial obligations.

We are a holding company and do not directly own any operating assets other than our ownership of interests in IGI. We depend on IGI for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends. The earnings from, or other available assets of, IGI may not be sufficient to make distributions or pay dividends, pay expenses or satisfy our other financial obligations.

Additionally, our primary operating subsidiary is IGI Bermuda, which is subject to Bermuda regulatory constraints that affect its ability to pay dividends on its common shares and make other distributions. Under the Bermuda Insurance Act 1978, as amended (the “Insurance Act”), and related regulations, IGI Bermuda, as a Class 3B insurer, is required to maintain certain minimum solvency levels and is prohibited from declaring or paying dividends that would result in noncompliance with this requirement. In addition, a Class 3B insurer is prohibited from declaring or paying any dividends of more than 25% of its total statutory capital and surplus, as shown on its previous financial year statutory balance sheet, unless at least seven days before payment of the dividends it files an affidavit with the Bermuda Monetary Authority that it will continue to meet its required solvency margins.

Fluctuations in operating results, earnings and other factors, including incidents involving our customers and negative media coverage, may result in significant decreases in the price of our securities.

The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of our common shares and, as a result, there may be significant volatility in the market price of our common shares. If we are unable to operate profitably as investors expect, the market price of our common shares will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of our common shares and increase fluctuations in its earnings. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage, the risk of potential legal proceedings or government investigations, the possible effects of war, terrorism and other hostilities, the effects of global pandemics such as the novel coronavirus, adverse weather conditions, changes in general conditions in the economy or the financial markets or other developments affecting the insurance industry.

Because IGI has operated as a private company, we have limited experience complying with public company obligations and fulfilling these obligations will be expensive and time consuming and may divert management’s attention from the day-to-day operation of our business.

IGI has operated historically as a privately-owned company and, accordingly, many of our senior management have limited experience managing a publicly-traded company and have limited experience complying with the increasingly complex laws pertaining to public companies. In particular, the significant regulatory oversight and reporting obligations imposed on public companies will require substantial attention from our senior management and may divert attention away from the day-to-day management of our businesses, which could have a material adverse effect on our business, financial condition and results of operations. Similarly, corporate governance obligations, including with respect to the development and implementation of appropriate corporate governance policies, and concurrent service on the board of directors and possibly multiple board committees, will impose additional burdens on our non-executive directors.

In addition, we will incur significant additional legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements following completion of the Business Combination. We also will incur higher costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and related rules implemented by the SEC and Nasdaq. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these laws and regulations to increase our legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses. Being a public company could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Being a public company could also make it more difficult and expensive for us to attract and retain qualified persons to serve on our board of directors, board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common shares, fines, sanctions and other regulatory action and potentially civil litigation.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on our business, operating results and stock price.

Prior to the consummation of the Business Combination, IGI was neither a publicly listed company, nor an affiliate of a publicly listed company, and had not dedicated accounting personnel and other resources to address internal control and other procedures commensurate with those of a publicly listed company. Effective internal control over financial reporting is necessary to increase the reliability of financial reports.

In connection with the external audit of IGI’s financial statements as of and for the years ended December 31, 2016, 2017 and 2018, in preparation for the Business Combination, IGI noted certain deficiencies in financial reporting and internal control which will be deemed to be a material weakness under applicable PCAOB standards. Management has begun its remediation process to improve its entity-level and financial reporting control environment, including engaging outside consultants in areas such as valuation of investments. However, as of and for the year ended December 31, 2019, we continue to report this material weakness as it has not yet been remediated. The Public Company Accounting Oversight Board has defined a material weakness as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis.

IGI’s material weakness identified relates to an entity level and financial reporting control environment that is neither designed, nor operates, with appropriate precision to prevent or detect accounting or disclosure errors that may be material to the financial statements and a lack of a fully developed accounting department infrastructure commensurate with those of a publicly listed company able to evaluate, account for and disclose complex transactions.

Neither IGI nor its auditors were required to perform an evaluation of internal control over financial reporting as of December 31, 2017, 2018 and 2019 in accordance with the provisions of the Sarbanes-Oxley Act as it was a private company. In addition, the Company is exempt from providing a report of management on the Company’s internal control over financial reporting under Section 404(a) of the Sarbanes-Oxley Act of 2002 until it files its second annual report on Form 20-F. Our independent registered public accounting firm will not be required to report on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 until our first annual report on Form 20-F following the date on which we cease to qualify as an “emerging growth company,” which may be up to five full fiscal years following the date of the Closing. If such evaluations were performed, additional control deficiencies may be identified by our management, and those control deficiencies could also represent one or more material weaknesses.

In addition, we cannot predict the outcome of this determination and whether we will need to implement remedial actions in order to implement effective control over financial reporting. If in subsequent years we are unable to assert that our internal control over financial reporting is effective, or if our auditors express an opinion that our internal control over financial reporting is ineffective, we may fail to meet the future reporting obligations in a timely and reliable manner and our financial statements may contain material misstatements. Any such failure could also adversely cause our investors to have less confidence in the accuracy and completeness of our financial reports, which could have a material adverse effect on the price of our securities.

We will invest to significantly enhance the entity level and financial reporting control environment as well as the accounting department infrastructure. The measures we will implement to address IGI’s material weakness include strengthening the resources within the accounting function, continuing to implement new systems and automating processes, conducting training for our personnel with respect to IFRS and SEC financial reporting requirements and documenting and evaluating the controls over financial reporting. We plan to have remediated this material weakness by December 31, 2020. In this regard, we will need to dedicate internal resources, recruit personnel with public reporting experience, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our internal control over financial reporting. This may include taking steps to improve control processes as appropriate, validating that controls are functioning as documented and implementing a continuous reporting and improvement process for internal control over financial reporting to ensure that the Company’s internal control over financial reporting is effective.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

An active trading market for our securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of our securities could fluctuate significantly for various reasons, many of which are outside our control, such as our performance, large purchases or sales of the common shares, legislative changes and general economic, political or regulatory conditions. The release of our financial results may also cause our share price to vary. If an active market for our securities does not develop, it may be difficult for you to sell our common shares you own or purchase without depressing the market price for the shares or to sell the shares at all. The existence of an active trading market for our securities will depend to a significant extent on our ability to meet and continue to meet Nasdaq’s listing criteria, which we may be unable to accomplish.

The price of our common shares may be volatile.

The price of our common shares may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in the insurance and reinsurance industry;

●	mergers and strategic alliances in the insurance and reinsurance industry;

●	market prices and conditions in the insurance and reinsurance industry;

●	changes in government regulation applicable us and our subsidiaries and the industry in which we operate;

●	potential or actual military conflicts, acts of terrorism or the effects of global pandemics such as the novel coronavirus;

●	the failure of securities analysts to publish research about the Company, or shortfalls in our operating results compared to levels forecast by securities analysts;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute your ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, without shareholder approval, in a number of circumstances.

Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:

●	our existing shareholders’ proportionate ownership interest in the Company will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding common share may be diminished; and

●	the market price of our common shares may decline.

You will have limited ability to bring an action against the Company or against its directors and officers, or to enforce a judgment against the Company or them, because the Company is incorporated in Bermuda, because the Company conducts its operations primarily outside of the United States and because a majority of the Company’s directors and officers reside outside the United States.

We are an exempted company incorporated in Bermuda and, as a result, the rights of the holders of our common shares will be governed by Bermuda law and our memorandum of association and our Amended and Restated Bye-laws. We conduct our operations through subsidiaries which are located primarily outside the United States. All of our current assets are located outside the United States, and substantially all of our business is conducted outside the United States. All of our officers and a majority of our directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against the Company or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether the courts in Bermuda will enforce judgments obtained in other jurisdictions, including the U.S., against the Company or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against the Company or its directors or officers under the securities laws of other jurisdictions. In addition, our Amended and Restated Bye-laws state that all disputes arising out of the Companies Act 1981 of Bermuda or out of or in connection with our Amended and Restated Bye-laws are subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

Shareholders of Bermuda exempted companies such as the Company also have no general rights under Bermuda law to inspect corporate records and accounts other than rights to review the Company’s memorandum of association and bye-laws, financial statements, minutes of the shareholder meetings and the shareholder register. This could make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders might have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Our Amended and Restated Bye-laws designate the Supreme Court of Bermuda, to the fullest extent permitted by law, as the exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to bring certain actions or proceedings in a forum of their choosing.

Our Amended and Restated Bye-laws provide that the Supreme Court of Bermuda will be, to the fullest extent permitted by law, the exclusive forum for any dispute that arises concerning the Companies Act or out of or in connection with our Amended and Restated Bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been any breach of the Companies Act or the bye-laws by an officer or director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company).

To the fullest extent permitted by law, the forum selection bye-law discussed above will apply to derivative actions or proceedings brought on behalf of the Company and arising under the Securities Act or the Exchange Act, although we have been advised by the SEC that in the opinion of the SEC, our shareholders cannot waive compliance with federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such provision in connection with any such derivative action or proceeding arising under the Securities Act or the Exchange Act, and it is possible that a court could find the forum selection bye-law to be inapplicable or unenforceable.

This forum selection bye-law could limit the ability of our shareholders to bring certain actions or proceedings involving disputes with us or our directors, officers and other employees in a forum of such our shareholders’ choosing. If a court were to find the forum selection bye-law inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

U.S. persons who own our securities may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Companies Act, which applies to the Company, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. These differences include, but are not limited to, the manner in which directors must disclose transactions in which they have an interest, the rights of shareholders to bring class action and derivative lawsuits, the scope of indemnification available to directors and officers and provisions relating to amalgamations, mergers and acquisitions and takeovers. Holders of our common shares may therefore have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction within the U.S.

Generally, the duties of directors and officers of a Bermuda company are owed to the company and not, in the absence of special circumstances, to the shareholders as individuals. Shareholders of Bermuda companies typically do not have rights to take action against directors or officers of the company and may only do so in limited circumstances. Class actions and derivative actions are typically not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Our Amended and Restated Bye-laws state that all disputes arising out of the Companies Act 1981 of Bermuda or out of or in connection with the Amended and Restated Bye-laws are subject to the exclusive jurisdiction of the Supreme Court of Bermuda. This would make it more difficult to make certain claims against the Company or its directors or officers in jurisdictions outside of Bermuda, including the U.S. Additionally, our Amended and Restated Bye-laws contain a waiver by the Company’s shareholders of any claim or right of action, both individually and on the Company’s behalf, against any of the Company’s directors or officers. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against the Company’s officers and directors unless the act or failure to act involves fraud or dishonesty.

Nasdaq may delist our securities, which could limit investors’ ability to engage in transactions in our securities and subject us to additional trading restrictions.

In connection with the Business Company, we applied to have our common shares and warrants listed on Nasdaq upon consummation of the Business Combination. In order to list common shares and warrants, we are required to meet the Nasdaq initial listing requirements, including the requirement to have at least 300 round lot holders of our common shares, at least 50% of which must hold at least $2,500 of securities. Although we were able to meet those initial listing requirements, we may be unable to maintain the listing of our securities in the future.

If Nasdaq subsequently delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for the Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, the permission of the Bermuda Monetary Authority (“BMA”) is required, under the provisions of the Exchange Control Act, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include our common shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq). In granting the general permission the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. If our common shares are delisted from Nasdaq and not otherwise listed on an Appointed Stock Exchange, the issue and transfer of our equity securities (which would include our common shares) would be subject to the prior approval of the BMA, unless the BMA has granted a general permission in respect of any such issue or transfer.

Provisions in our memorandum of association and our Amended and Restated Bye-laws may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our securities and could entrench management.

Our Amended and Restated Bye-laws contain provisions that may discourage unsolicited takeover proposals that our shareholders may consider to be in their best interests. Among other provisions, the staggered board of directors and Wasef Jabsheh’s director appointment rights may make it more difficult for our shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. For so long as Wasef Jabsheh, together with his family and/or affiliates, own at least 10% of our issued and outstanding common shares, Wasef Jabsheh will be entitled to appoint two directors to our board of directors. For so long as Wasef Jabsheh, together with his family and/or affiliates, own at least 5% of our issued and outstanding common shares, Wasef Jabsheh will be entitled to appoint one director to our board of directors. Other anti-takeover provisions in our Amended and Restated Bye-laws include the ability of our board of directors to issue preference shares with preferences and voting rights determined by the board without shareholder approval, the indemnification of our officers and directors, the requirement that directors may only be removed from our board of directors for cause, the provision that shareholders may take specified action by written consent only if such action is by unanimous written consent, the requirement for the affirmative vote of 66% of the directors then in office and holders of at least 66% of the voting shares to amend specified provisions in our Amended and Restated Bye-laws and the requirement that a business combination with a 15% shareholder must be approved by an affirmative vote of 66% of the voting shares owned by non-interested shareholders and our board of directors. These provisions could also make it difficult for our shareholders to take certain actions and limit the price investors might be willing to pay for our securities.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

The Company is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act. For example, we are not required to file current reports on Form 8-K or quarterly reports on Form 10-Q, we are exempt from the U.S. proxy rules which impose certain disclosure and procedural requirements for U.S. proxy solicitations and we will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as our financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act. In addition, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act. Accordingly, holders of the Company’s securities may receive less or different information about the Company than they may receive with respect to public companies incorporated in the United States.

In addition, as a “foreign private issuer” whose common shares are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. Unlike the requirements of Nasdaq, the corporate governance practice and requirements in Bermuda do not require us to have a majority of independent directors; do not require us to establish a nomination committee or a nomination committee consisting of only independent directors; do not require us to have a compensation committee or a compensation committee consisting of only independent directors; and do not require us to hold regular executive sessions of the board of directors where only independent directors shall be present. Such Bermuda home country practices may afford less protection to holders of our common shares. We intend to voluntarily comply with certain Nasdaq corporate governance requirements, including having a majority of independent directors and establishing compensation and nomination committees of the board, but we are not required to do so and may cease doing so at any time as long as we maintain our status as a “foreign private issuer.”

We could lose our status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States (including preparation of financial statements in accordance with U.S. GAAP). If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

The Company could be or may become a passive foreign investment company, by reason of its subsidiaries failing to qualify as “qualified insurance corporations,” which also could result in other adverse U.S. federal income tax consequences.

A non-U.S. corporation will be considered a passive foreign investment company (a “PFIC”) for any taxable year if either at least 75% of its gross income for such taxable year is passive income or at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. For purposes of the PFIC rules, a corporation is treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock (the “Look-Through Rule”). Accordingly, for purposes of these rules, the Company will be treated as owning all the assets of the three insurance companies through which it conducts its business (viz., IGI Bermuda, the Labuan Branch and IGI UK (together, the “Insurance Subs”)). Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), passive assets generally include assets held for the production of such income, and gains from the disposition of passive assets are generally all included in passive income. Special rules apply, however, in determining whether the income of an insurance company is passive income for purposes of these rules. Specifically, income derived in the active conduct of an insurance business by a “qualified insurance corporation” is excluded from the definition of passive income, even though that income would otherwise be considered passive. The Company expects that each of the Insurance Subs will for the current year be, and for foreseeable future years will continue to be, a qualified insurance corporation for purposes of the PFIC rules. Taking into account the income and assets of the Insurance Subs, which are treated as the income and assets of The Company for purposes of the PFIC rules, and treating that income and assets as active, the Company expects that less than 75% of its total income and that less than 50% of its total assets will be passive. Thus, the Company expects that it will not be treated as a PFIC for the current year and does not expect to be so treated in foreseeable future years. However, the PFIC determination is factual in nature and is made annually. In particular, it will depend on the relative assets and insurance liabilities of each of the Insurance Subs and on the manner in which they conduct their businesses and are regulated. Accordingly, no assurance can be given that the Company will not be a PFIC for the current year or will not become a PFIC in any future taxable year. A U.S. investor that owns Company common shares or warrants during any year in which the Company is a PFIC will generally be subject to adverse U.S. federal income tax consequences. See “Taxation—Material United States Federal Income Tax Considerations——Passive Foreign Investment Company (“PFIC”).”

The Company may be treated as a U.S. corporation for U.S. federal income tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States that acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation, may in certain circumstances be treated as a U.S. corporation, rather than treated as a foreign corporation, for U.S. federal income tax purposes, or may be subject to certain other adverse tax consequences. The Company does not expect these rules to apply to the it, notwithstanding its acquisition of Tiberius through the Merger, and the Company expects to be respected, for U.S. federal income tax purposes, as a foreign corporation. The rules under Section 7874 of the Code are complex, however, and their application to the Company is not entirely free from doubt; whether they apply depends in part on the amount of the Company’s income that is “passive” for purposes of the rules of Section 7874, which depends in turn on the amount of that income that is passive under the PFIC rules. Thus, the Company’s expectation that the rules of Section 7874 will not apply to it is based on its expectation that each of the Insurance Subs will, as of the date of consummation of the Merger, be a qualified insurance corporation, so that their insurance related income and assets will not be treated as passive, for purposes of the PFIC rules. As explained above, however, the qualification of the Insurance Subs is not entirely certain. Thus there can be no assurance that the IRS will not assert successfully that the rules of Section 7874 apply to the Company, including with the result that the Company is treated as a U.S. corporation for U.S. federal income tax purposes. If the Company were to be treated as a U.S. corporation for such purposes, which the Company does not expect, the Company could be subject to substantial U.S. tax liability and its non-U.S. shareholders could be subject to U.S. withholding tax on any dividends.

Holders of our securities should consult their tax advisors regarding the status of the Company under Section 7874 and the U.S. federal income tax considerations to them of holding common shares or warrants in light of such status.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common shares may be less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act and we intend to take advantage of some of the exemptions from reporting requirements that are available to emerging growth companies, including:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports and registration statements; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common shares less attractive because we rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for common shares and our share price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under IFRS as issued by the IASB, we will not be able to use this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Former IGI shareholders will continue to exert significant influence over the Company as a result of their shareholdings, and their interests may not be aligned with those of the other shareholders.

Following the Business Combination, former IGI shareholders own approximately 61.4% of our issued and outstanding common shares. The former IGI shareholders will continue to be able to exercise a significant degree of influence over the outcome of certain matters requiring an ordinary resolution of our shareholders including:

●	the appointment and removal of directors;

●	a change of control in the Company, which could deprive shareholders of an opportunity to earn a premium for the sale of their shares over the then prevailing market price;

●	substantial mergers or other business combinations;

●	the acquisition or disposal of substantial assets;

●	the alteration of our share capital;

●	amendments to our organizational documents; and

●	the winding up of the Company.

Furthermore, Wasef Jabsheh, who was IGI’s Founder, Chief Executive Officer and Vice Chairman and is currently our Chief Executive Officer and Chairman, is our largest single shareholder and beneficially owns approximately 33.3% of our issued and outstanding common shares. Two other former IGI shareholders, Oman International Development & Investment Company SAOG (“Ominvest”) and Argo Re Limited (“Argo”), beneficially own 14.3% and 10.3% of our issued and outstanding common shares, respectively. In addition, Mohammed Abu Ghazaleh, the former Chairman of IGI’s board of directors, beneficially owns 4.9% of our issued and outstanding common shares. (Beneficial ownership is calculated in accordance with the rules and regulations of the SEC.) Although there are corporate governance controls in place to mitigate conflicts of interest of members of senior management and major shareholders vis-à-vis the Company and minority shareholders, the former IGI shareholders may make decisions in respect of the business that do not serve the interests of the Company or the minority shareholders. Among other consequences, this concentration of ownership may have the effect of delaying or preventing a change in control and might therefore negatively affect the market price of our common shares.

The grant and future exercise of registration rights may adversely affect the market price of our common shares.

Pursuant to the registration rights agreement among Tiberius and the Sponsor, and officers and directors of Tiberius, that was assumed by the Company in connection with the Business Combination, and the registration rights agreement among the Company, the Sponsor in its capacity as the Purchaser Representative, and investors named therein entered into at the Closing of the Business Combination, we are required to file a resale registration statement shortly after closing which registers for resale our common shares held by the Sponsor, the former officers and directors of Tiberius and former shareholders of IGI. In addition, the Sponsor, the former officers and directors of Tiberius and certain former shareholders of IGI can demand that the Company register their registrable securities under certain circumstances and also have piggyback registration rights for their securities in connection with certain registrations of securities that we undertake. We are also required to file and maintain an effective registration statement under the Securities Act covering securities issued at Closing to investors pursuant to forward purchase contracts and securities issued at Closing to the PIPE Investors. We are also required to file a registration statement covering the issuance of our common shares upon the exercise of our warrants.

The registration of these securities pursuant to the registration statement, of which this prospectus forms a part, will permit the public resale of such securities, subject to lockup agreements executed by the Sponsor and certain former shareholders of IGI. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common shares.

Sales of a substantial number of our securities in the public market could adversely affect the market price of our common shares.

Following the Business Combination, as of March 17, 2020, the Sponsor held 2,902,152 of our common shares, including 1,842,152 common shares subject to vesting, and is subject to a one-year lock-up restriction post-Closing (subject to certain exceptions). In addition, as of March 17, 2020, (1) Wasef Jabsheh held 13,462,974 common shares, including 1,131,148 of our common shares subject to vesting, and warrants to purchase 4,000,000 of our common shares, and is subject to a one-year lock-up restriction post-Closing, (2) Oman International Development & Investment Company SAOG (“Ominvest”) held 6,944,538 common shares, and Argo Re Limited (“Argo”) held 4,525,432 common shares, including 39,200 common shares subject to vesting, and warrants to purchase 500,000 common shares and (3) Ominvest and Argo are subject to no lock-up restriction on one-third of their shares, a six-month lock-up restriction on one-third of their shares and a 12-month lock-up restriction on one-third of their shares (subject to certain exceptions). After the lock-up agreements expire, these common shares and common shares which are issuable upon exercise of such warrants will become eligible for future sale in the public market. Sales of a significant number of our common shares in the public market, or the perception that such sales could occur, could reduce the market price of our common shares.

Future resales of the common shares issued to the former IGI shareholders may cause the market price of our securities to drop significantly, even if our business is doing well.

Under the Business Combination Agreement, the former IGI shareholders received, among other things, a significant amount of our common shares. Under a registration rights agreement, we are required to register for resale all of our common shares that were issued to the former IGI shareholders. Upon the effectiveness of such registration statement, of which this prospectus forms a part, all of such shares will become freely transferable. However, notwithstanding such registration, pursuant to the Business Combination Agreement and related agreements, the three former largest IGI shareholders, who collectively hold over 75% of the shares held by the former IGI shareholders, will be restricted from selling any of our common shares that they receive as a result of the Share Exchange (i) in the case of Wasef Jabsheh, during a twelve month period after the Closing date of the Business Combination, subject to certain exceptions, and (ii) in the case of Argo and Ominvest, with respect to one-third of their shares, during a six month period after Closing, and with respect to one-third of their shares, during a 12 month period after Closing, subject to certain exceptions. See the section entitled “Description of Securities—Transfer Restrictions — Lock-up Agreements of Wasef Jabsheh, Argo and Ominvest.”

In addition, subject to lock-up agreements signed by the three largest IGI shareholders, the former IGI shareholders also may sell our common shares pursuant to Rule 144 under the Securities Act, if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because the Company is a former shell company, waiting until March 23, 2021, one year after our filing with the SEC of a Shell Company Report on Form 20-F containing Form 10 type information reflecting the Business Combination.

Upon expiration of the applicable lock-up periods (with respect to the three largest IGI shareholders), and upon effectiveness of the registration statement filed by us pursuant to the registration rights agreement or upon satisfaction of the requirements of Rule 144 under the Securities Act, or another applicable exemption from registration, the former IGI shareholders may sell large amounts of our common shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our share price or putting significant downward pressure on the price of our securities.

The issue of additional shares in the Company in connection with future acquisitions or pursuant to share incentive plans or otherwise may dilute all other shareholdings.

We may seek to raise financing to fund future acquisitions and other growth opportunities. We may, for these and other purposes, such as in connection with share incentive plans, issue additional equity or convertible equity securities that could dilute your ownership in the Company and may include terms that give new investors rights that are superior to yours. Any issuances by us of equity securities may be at or below the prevailing market price of our common shares and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common shares to decline.

The decision by our board of directors whether or not to declare dividends, and if so the amount declared, will be based on all relevant considerations, including market conditions and the views and recommendations of regulatory authorities.

Our board of directors will evaluate whether or not to pay dividends and, if so, whether to pay dividends on a quarterly, semi-annual or annual basis.  The board’s evaluation will depend on numerous factors, including our results, market conditions, contractual obligations, legal restrictions and other factors deemed relevant by the board of directors.  Among other things, in the current environment, the board of directors will take into consideration the views of regulators with respect to dividend policies of insurance companies as well as the board’s and management’s evaluation of global market conditions. In addition, there are certain restrictions on the declaration and payment of dividends by the Company’s insurance subsidiaries which such restrictions are further detailed in this prospectus.

On April 8, 2020, the UK Prudential Regulatory Authority issued a statement that “when insurers are considering whether or not to proceed with any dividend payments, their boards should pay close attention to the need to protect policyholders and maintain safety and soundness. Decisions regarding capital or significant risk management issues need to be informed by a range of scenarios, including very severe ones.”  The PRA stated that “we welcome the prudent decision from some insurance companies today to pause dividends given the uncertainties associated with Covid-19.”

In addition, on April 2, 2020, the European Insurance and Occupational Pension Authority issued a statement on dividend distribution and variable remuneration policies in the context of COVID-19.  EIOPA stated that (re) insurers should “take all necessary steps to continue to ensure a robust level of own funds to be able to protect policyholders and absorb potential losses.”  EIOPA also stated that it “urges that at the current juncture (re) insurers temporarily suspend all discretionary dividend distributions and share buy backs aimed at remunerating shareholders.

Although the Company still anticipates that it will declare dividends, the board of directors has not yet made any final decisions with respect to its dividend policy.  Any decision to declare dividends will be made based on an evaluation and review of the Company’s latest results and the Company’s analysis of its pending claims, market conditions, and advice from the Company’s regulators, among other factors. In addition, as a Bermuda exempted company, the Company must comply with the provisions of the Companies Act 1981 regulating the payment of dividends and making distributions from contributed surplus. The Company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company’s assets would thereby be less than its liabilities.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common shares.

We currently expect that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on the Company downgrades our common shares or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on the Company regularly, our share price or trading volume could decline. While we expect research analyst coverage, if no analysts commence coverage of the Company, the trading price and volume for our common shares could be adversely affected.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “forecast,” “will,” “expect,” “budget,” “contemplate,” “believe,” “estimate,” “continue,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections of future results of operations or financial condition; or

●	state other “forward-looking” information.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. We believe it is important to communicate our expectations to our security holders. However, there may be events in the future that we are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

●	changes adversely affecting the industry in which we operate;

●	our ability to achieve our business strategies or to manage our growth;

●	general economic conditions;

●	the effects of the coronavirus on the global economy, on the global financial markets and on our business;

●	our ability to maintain the listing of our securities on Nasdaq;

●	our ability to retain our key employees;

●	our ability to recognize the anticipated benefits of the Business Combination; and

●	the outcome of any legal proceedings or arbitrations that may be instituted against us or in which we may be involved.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All of the common shares and warrants (including shares underlying such warrants) offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $198,375,000 from the exercise of warrants, assuming the exercise in full of all the warrants for cash. If the warrants are exercised pursuant to a cashless exercise feature we will not receive any cash from these exercises. We expect to use the net proceeds from the exercise of the warrants, if any, for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

DIVIDEND POLICY

Our board of directors will evaluate whether or not to pay dividends and, if so, whether to pay dividends on a quarterly, semi-annual or annual basis, depending on our results, market conditions, contractual obligations, legal restrictions and other factors deemed relevant by the board of directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2019 on:

●	a historical basis; and

●	on a pro forma basis as-adjusted basis, after giving effect to the Business Combination.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2019
	Actual	Pro forma for Business Combination

Cash
Cash and cash equivalents and term deposits	$312,213,087	$348,363,281
Equity
Issued share capital	143,375,678	—
Common shares	—	4,834
Additional paid-in capital	2,773,000	172,848,821
Treasury shares	(20,102,500)	—
Retained earnings	182,155,778	17,215,582
Total equity	312,143,085	348,010,366
Total capitalization	$312,143,085	$348,010,366

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

On October 10, 2019, International General Insurance Holdings Limited, a company organized under the laws of the Dubai International Financial Center (“IGI”), entered into a Business Combination Agreement (as amended prior to the date hereof, the “Business Combination Agreement”) with Tiberius Acquisition Corporation, a Delaware corporation (“Tiberius”), Lagniappe Ventures LLC, a Delaware limited liability company (solely in the capacity as the Purchaser Representative), Wasef Jabsheh (solely in the capacity as the representative of the holders of IGI’s outstanding capital shares that have executed and delivered an exchange agreement (the “Sellers”)), and, pursuant to a joinder thereto, International General Insurance Holdings Ltd., a Bermuda exempted company (the “Company”), and Tiberius Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Business Combination Agreement, on March 17, 2020 (the “Closing”), (1) Merger Sub merged with and into Tiberius, with Tiberius surviving the merger and each of the former security holders of Tiberius receiving securities of the Company (the “Merger”) and (2) all of the outstanding share capital of IGI was exchanged by the Sellers for a combination of common shares of the Company and aggregate cash consideration of $80.0 million (the “Share Exchange” and, together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

The total consideration paid by the Company to the Sellers (the “Transaction Consideration”) was equal to (i) the sum of (the “Adjusted Book Value”) (A) the total consolidated book equity value of IGI and its subsidiaries as of the most recent month end of IGI prior to the Closing (the “Book Value”), plus (B) the amount of IGI’s out-of-pocket transaction expenses which reduced the Book Value from what it would have been if such expenses had not been incurred, multiplied by (ii) 1.22, and multiplied by (iii) a fraction equal to (A) the total number of shares of IGI acquired by the Company (the “Purchased Shares”) divided by (B) the total number of issued and outstanding IGI common shares as of the closing of the Business Combination.

$80.0 million of the Transaction Consideration was paid in cash (the “Cash Consideration”), with each Purchased Share acquired for cash paid based on a value equal to two times Adjusted Book Value per share. The Purchased Shares paid with the Cash Consideration were allocated among the Sellers based on an agreed upon formula, with Wasef Jabsheh receiving $65.0 million of the Cash Consideration, Wasef Jabsheh’s family members receiving no cash consideration and the remaining Sellers receiving the remaining $15.0 million pro rata based on the number of Purchased Shares owned by each such remaining Seller.

The remaining Transaction Consideration was paid by the Company to the Sellers by delivery of newly issued common shares of the Company equal in value to the total Transaction Consideration less $80.0 million of Cash Consideration (the “Exchange Shares”), with each Exchange Share valued at the price per share (the “Redemption Price”) at which each share of Tiberius common stock, par value $0.0001 per shares (“Tiberius common stock”), was redeemed pursuant to the redemption by Tiberius of shares held by its public stockholders in connection with the Business Combination, as required by its amended and restated certificate of incorporation and Tiberius’s initial public offering prospectus. 929,117 common shares, representing 2.5% of the total Transaction Consideration as of December 31, 2019, were issued in the name of the Sellers but were set aside in escrow (the “Escrow Shares”) at the Closing to be used, along with any dividends, distributions or other earnings thereon, as the sole source of remedy available to the Company for any post-closing negative adjustments to the total Transaction Consideration.

Based on IGI’s book value as of December 31, 2019, the Redemption Price as of December 31, 2019, and assuming that 100% of IGI’s shareholders execute exchange agreements, the hypothetical transaction consideration would be calculated as follows:

($) in millions
IGI Book Value	$312.1
Plus IGI Transaction Expenses that Reduced Book Value(1)	4.8
Adjusted Book Value	$316.9
Multiplied by 1.22	$386.73
Multiplied by Percentage of IGI Shareholders Who Executed Exchange Agreements	100%
Transaction Consideration	$386.7
Minus Cash Consideration	$80.0
Equity Consideration	$306.7
Divided by: Redemption Price	$10.405
Number of Exchange Shares	29,476,287

(1)	Transaction expenses incurred as of December 31, 2019 were $4,831,976.

The following unaudited pro forma combined consolidated statement of financial position as of December 31, 2019 combines the audited consolidated statement of financial position of IGI as of December 31, 2019 and the audited balance sheet of Tiberius as of December 31, 2019 giving effect to the Business Combination as if it had been consummated as of that date.

The following unaudited pro forma combined consolidated statement of income for the year ended December 31, 2019 combines the audited consolidated statement of income of IGI for the year ended December 31, 2019 with the audited statement of operations of Tiberius for the year ended December 31, 2019, giving effect to the Business Combination as if it had occurred as of the beginning of the earliest period presented.

The unaudited combined pro forma financial information should be read in conjunction with the accompanying notes. In addition, the unaudited combined pro forma financial information was based on and should be read in conjunction with the following historical financial statements and the accompanying notes:

●	historical audited financial statements of IGI for the year ended December 31, 2019; and

●	historical audited financial statements of Tiberius for the year ended December 31, 2019

The historical financial statements of IGI have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and in its functional and presentation currency of the United States dollar. The historical financial statements of Tiberius have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) in its functional and presentation currency of United States dollars.

Accounting for the Business Combination

The transaction will be accounted for as a continuation of IGI in accordance with IFRS as issued by the IASB. Under this method of accounting, while the Company is the legal acquirer of both IGI and Tiberius, IGI has been identified as the accounting acquirer of Tiberius for accounting purposes. This determination was primarily based on IGI comprising the ongoing operations of the combined company, IGI senior management comprising the senior management of the combined company, and the former owners and management of IGI having control of the board of directors following the consummation of the transaction by virtue of being able to appoint a majority of the directors of the combined company. As Tiberius does not meet the definition of a business as defined in IFRS 3 — Business Combinations (“IFRS 3”), the acquisition is not within the scope of IFRS 3 and is accounted for as a share-based payment transaction in accordance with IFRS 2 — Share-based Payments (“IFRS 2”). Hence, the transaction will be accounted for as the continuance of IGI with recognition of the identifiable assets acquired and the liabilities assumed of Tiberius at fair value. Operations prior to the transaction will be those of IGI from an accounting point of view.

Under IFRS 2, the transaction is measured at the fair value of the common shares deemed to have been issued by IGI for the ownership interest in the Company to be the same as if the transaction had taken the legal form of IGI acquiring 100% of Tiberius. The difference between the fair value of the common shares/warrants deemed to have been issued by IGI and the fair value of Tiberius’s identifiable net assets acquired represents a transaction cost or a bargain purchase that will be recognized in the statement of income.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the Company. The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the Company upon consummation of the Transactions.

The unaudited pro forma combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies been combined for the referenced periods. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies been combined for the referenced periods or the future results that the Company will experience. IGI, the Company and Tiberius have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of Tiberius has been adjusted to give effect to the differences between US GAAP and IFRS as issued by the IASB for the purposes of the combined unaudited pro forma financial information. No adjustments were required to convert Tiberius’s financial statements from US GAAP to IFRS for purposes of the combined unaudited pro forma financial information, except to classify shares of Tiberius common stock subject to redemption as non-current liabilities under IFRS. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Business Combination.

The unaudited pro forma combined financial information has been prepared based on the actual redemption of 7,910,076 shares of Tiberius common stock.

Unaudited Pro Forma Combined Consolidated Statement of Financial Position as of December 31, 2019

			Reflecting Actual Redemptions upon the Closing of the Business Combination on March 17, 2020
	IGI (A)	Tiberius (B)	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Marketable securities held in Trust Account	$—	$179,491,402	$(179,491,402	)(1)	$—
Properties, premises and equipment	12,734,842	—	—		12,734,842
Intangible assets	3,885,894	—	—		3,885,894
Investments in associates	13,061,674	—	—		13,061,674
Investment properties	25,712,312	—	—		25,712,312
Investments	253,721,954	—	—		253,721,954
Deferred policy acquisition costs	41,713,289	—	—		41,713,289
Insurance receivables	112,974,844	—	—		112,974,844
Deferred tax assets	—	—	—		—
Other assets	7,754,255	—	—		7,754,255
Reinsurance share of unearned premiums	33,916,549	—	—		33,916,549
Reinsurance share of outstanding claims	176,212,424	—	—		176,212,424
Deferred XOL premium	15,172,707	—	—		15,172,707
Cash and cash equivalents and term deposits	312,213,087	78,697	179,491,402	(1)
			23,611,809	(2)
			25,000,000	(3)
			(20,850,000	)(4)
			(6,525,000	)(5)
			(2,350,000	)(6)
			(80,000,000	)(8)
			(82,306,714	)(7)	348,363,281
Income tax receivable	—	—	—		—
Prepaid expenses and other current assets	—	33,563	—		33,563
Total Assets	$1,009,073,801	$179,603,662	$(143,419,905)		$1,045,257,558

EQUITY AND LIABILITIES
Equity:
Issued share capital	$143,375,678	$—	$(143,375,678	)(8)	$—
Common shares	—	574	231	(2)
			290	(3)
			791	(7)
			2,948	(8)	4,834
Additional paid in capital	2,773,000	1,499,910	23,611,578	(2)
			24,999,710	(3)
			(6,525,000	)(5)
			82,279,680	(7)
			46,769,747	(8)
			(2,559,804	)(9)	172,848,821
Treasury shares	(20,102,500)	—	20,102,500	(8)	—
Foreign currency translation reserve	(332,785)	—	—		(332,785)
Fair value reserve	4,273,914	—	—		4,273,914
Retained earnings	182,155,778	3,499,517	(13,500,000	)(4)
			(3,499,517	)(8)
			2,559,804	(9)	171,215,582
Total Equity	312,143,085	5,000,001	30,867,280		348,010,366
Liabilities:
Accounts payable and accrued expenses	—	424,976	—	(4)
			(125,000	)(6)	299,967
Gross outstanding claims	413,052,855	—	—		413,052,855
Gross unearned premiums	206,214,029	—	—		206,214,029
Other liabilities	14,863,282	—			14,863,282
Deferred tax liabilities	346,824	16,500			363,324
Insurance payables	53,543,737	—			53,543,737
Unearned commissions	8,909,989	—			8,909,989
Sponsor loan payable	—	2,225,000	(2,225,000	)(6)	—
Deferred underwriting commissions	—	7,350,000	(7,350,000	)(4)	—
Common shares subject to redemption	—	164,587,185	(164,587,185	)(7)	—
Total Liabilities	696,930,716	174,603,661	(174,287,185)		697,247,192
Total Equity and Liabilities	$1,009,073,801	$179,603,662	$(143,419,905)		$1,045,257,558

A.	Derived from the audited consolidated statement of financial position of IGI as of December 31, 2019.
B.	Derived from the audited balance sheet of Tiberius as of December 31, 2019.

Unaudited Pro Forma Combined Consolidated Statement of Income for the Year Ended December 31, 2019

			Reflecting Actual Redemptions upon the Closing of the Business Combination on March 17, 2020
	IGI (A)	Tiberius (B)	Pro Forma Adjustments		Pro Forma Income Statement
Gross written premiums	$349,291,905	$—	$—		$349,291,905
Reinsurers’ share of insurance premiums	(97,139,370)	—	—		(97,139,370)
Net written premiums	252,152,535	—	—		252,152,535
Net change in unearned premiums	(36,609,639)	—	—		(36,609,639)
Net premiums earned	215,542,896	—	—		215,542,896
Net claims and claim adjustment expenses	(118,063,488)	—	—		(118,063,488)
Net policy acquisition expenses	(45,435,438)	—	—		(45,435,438)
Net underwriting results	52,043,970	—	—		52,043,970
Total Investment income, net (C)	11,090,649	3,854,255	(3,854,255	)(2)	11,090,649
Net realized gains on investments	996,945	—	—		996,945
Unrealized gains on investments	1,286,482	95,617	(95,617	)(2)	1,286,482
Share of losses from associates	(376,104)	—	—		(376,104)
General and administrative expenses	(38,367,649)	(1,361,167)	521,564	(1)	(39,207,252)
Corporate expenses	(898,296)	—	—		(898,296)
Other expenses	(1,395,288)	—	—		(1,395,288)
Gain on foreign exchange	5,704,249	—	—		5,704,249
Listing related expense	(4,831,976)	—	4,831,976		—
Income before income tax	25,252,982	2,588,705	1,403,668		29,245,355
Income tax	(1,687,583)	(651,500)	651,500	(3)	(1,687,583)
Net Income	$23,565,399	$1,937,205	$2,055,168		$27,557,772
Shares outstanding, diluted	135,161,942	5,666,533	39,484,561	(4)	45,151,094
Diluted net income (loss) per share	$0.17	$(0.17)	$0.05		$0.61

A.	Derived from the audited consolidated statement of income of IGI for the year ended December 31, 2019.
B.	Derived from the audited statement of operations of Tiberius for the year ended December 31, 2019.
C.	Represents net investment income and share of profit or loss from associates, net of (1) net realized gains/(losses) on investments, and (2) unrealized gains/(losses) on investments.

Notes to Unaudited Pro Forma Combined Consolidated Statement of Financial Position

1.	Represents $179,491,402 of the cash and securities in Tiberius’s trust account that were liquidated upon consummation of the Business Combination.

2.	Represents the $23,611,809 that certain accredited investors who entered into subscription agreements with Tiberius (the “PIPE Investors”) contributed in exchange for the issuance of 2,314,883 shares of Tiberius common stock immediately prior to, and subject to, the Closing, which became common shares of the Company upon consummation of the Business Combination. $231 represents the aggregate par value of such shares of Tiberius common stock, and $23,611,578 represents additional paid-in capital for such shares.

3.	Represents the $25,000,000 that Church Mutual Insurance Company (“Church”), Fayez Sarofim, Imua T Capital Investments and The Gray Insurance Company, pursuant to certain forward purchase contracts (the “forward purchase contracts”), contributed to Tiberius in exchange for the issuance of 2,900,000 shares of Tiberius common stock concurrently with the Closing, which became common shares of the Company upon consummation of the Business Combination. $290 represents the aggregate par value of such shares of Tiberius common stock, and $24,999,710 represents additional paid-in capital for such shares.

4.	Represents $13,500,000 of estimated expenses incurred in connection with the Business Combination, including legal, financial advisory, accounting, printing and other professional fees and expenses, and $7,350,000 of deferred underwriting fees.

5.	Represents the aggregate payment of (1) $2,250,000 that Church, simultaneously with and subject to the Closing, received in exchange for the cancellation of 3,000,000 Tiberius warrants pursuant to the Warrant Purchase Agreement between Church and Tiberius (the “Warrant Purchase Agreement”) and (2) $4,275,000 that another warrant holder, simultaneously with and subject to the Closing, received in exchange for the cancellation of 3,000,000 Tiberius warrants pursuant to a warrant purchase agreement between Tiberius and such warrant holder.

6.	Represents the repayment of advances from and loans extended by Lagniappe Ventures LLC (the “Sponsor”) upon consummation of the Business Combination in the aggregate amount of $2,350,000. The advances were in the amount of $125,000 and the loans were in the amount of $2,225,000, inclusive of $225,000 as a result of the exercise of the underwriter’s over-allotment option, which is non-interest bearing.

7.	The aggregate value of the shares of Tiberius common stock subject to redemption recorded on Tiberius’s balance sheet was $164,587,185. Of this amount, (i) the aggregate value of shares of Tiberius common stock redeemed in connection with the Business Combination was $82,306,714, (ii) $791 represents the aggregate par value of the nonredeemed shares and (iii) $82,279,680 represents the aggregate additional paid-in capital of the nonredeemed shares.

8.	Represents the recapitalization of IGI through the issuance of common shares of the Company and payment of the $80,000,000 cash consideration and the elimination of Tiberius’s historical accumulated deficit. Adjustments were made with respect to (i) the elimination of the existing IGI common shares in the amount of $143,375,678 that ceased to exist upon consummation of the Business Combination, (ii) the elimination of IGI treasury shares in the amount of $20,102,500, (iii) the elimination of Tiberius’s retained earnings of $3,499,517 and (iv) the issuance of common shares of the Company in the amount of $46,241,079 that were issued upon consummation of the Business Combination, of which $2,948 represents the aggregate par value of such shares and $46,769,747 represents the aggregate additional paid-in capital of such shares.

9.	Under IFRS 2, the transaction is measured at the fair value of the common shares deemed to have been issued by IGI for the ownership interest in the Company to be the same as if the transaction had taken the legal form of IGI acquiring 100% of Tiberius.

For purposes of determining the fair value of the common shares issued to the Tiberius stockholders, we have considered the closing quoted market price of Tiberius common stock on Nasdaq as of March 17, 2020 as representative of the fair value of the share-based consideration paid to Tiberius’s stockholders. This was the market price at which any existing or new investor could trade during the period after the expiration of the redemption deadline for Tiberius stockholders. In addition, for valuation purposes, we have also considered outstanding public warrants owned by Tiberius’s public stockholders (such warrants will be exercisable until March 17, 2025) using the most recent quoted price of these warrants on Nasdaq of $ 0.55 per warrant. We consider this price as an appropriate reflection of fair value per warrant as of the closing date.

In accordance with the calculation described below, fair value of Tiberius’s identifiable net assets acquired exceeds the fair value of the common shares (IPO shares) deemed to have been issued by IGI. This difference represents a ‘bargain purchase’ and shall be recognized in the Company’s income statement. The below computation reflects in the money shares/options and the value of the outstanding public warrants owned by Tiberius’s public stockholders.

Description	Amount	Number of shares/warrants
(a) Public shares of Tiberius common stock net of actual redemptions	-	9,339,924
(b) Quoted unadjusted closing price of Tiberius common stock on Nasdaq as of March 17, 2020	$8.32	-
(c) Fair value of common shares issued to Tiberius stockholders net of actual redemptions (a * b)	$77,708,168	-
(d) Outstanding public warrants owned by Tiberius’s public stockholders		12,750,000
(e) Quoted price per warrant	$0.55
(f) Fair value of outstanding public warrants available to Tiberius (d * e)	$7,012,500
Total fair value of common shares and warrants (c + f)	$84,720,668
Tiberius’s assets based on actual redemptions	$97,296,948	-
Less: Liabilities on Tiberius’s balance sheet (primarily sponsor loan and deferred underwriting commission)	$(10,016,476)	-
Tiberius’s net assets acquired	$87,280,472	-
Bargain purchase on the closing date	$2,559,804	-

Notes to Unaudited Pro Forma Combined Consolidated Statements of Income

1.	Represents the expenses incurred by IGI in connection with the Business Combination recorded in IGI’s income statement.

2.	Represents the elimination of unrealized gain and interest income on securities held in the Trust Account which will be liquidated after the consummation of the Business Combination.

3.	Represents the tax effect of pro forma adjustments applied at IGI’s blended federal and state income tax rate. IGI’s statutory tax rate was 0% during the year ended December 31, 2019.

4.	Assuming that the Tiberius stockholders exercise redemption rights with respect to 7,910,076 shares of Tiberius common stock, the weighted average shares is calculated assuming that 9,339,924 common shares of the Company will be issued to the public holders of Tiberius common stock, 4,020,000 (Basic & Diluted) common shares of the Company will be issued in exchange for the founder shares and the shares issued pursuant to the forward purchase contracts, 2,314,883 (Basic & Diluted) common shares of the Company will be issued to the PIPE Investors, and 29,476,287 (Basic & Diluted) common shares of the Company will be issued in exchange for IGI common shares.

INDUSTRY OVERVIEW

Cyclicality of the Industry

Historically, the insurance and reinsurance business has been impacted by claims experience and operating costs due to competition, frequency of occurrence or severity of catastrophic events, levels of underwriting capacity, general economic conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses, the level of industry surplus, the availability of capital markets substitutes for reinsurance and clients’ desire to retain (as opposed to cede) risk. The level of industry surplus, in turn, may fluctuate in response to loss experience and reserve development as well as changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business is a cyclical industry characterized by periods of excess underwriting capacity and lack of underwriting discipline resulting in heightened competition on price and policy terms followed by periods of attractive underwriting conditions driven by shortages of capacity and favorable rate environment and policy terms and conditions.

Underwriting capacity, as defined by the capital of participants in the industry as well as the willingness of investors to make further capital available at prevailing rates, is affected by a number of factors, including:

●	loss experience for the industry in general, and for specific lines of business or risks in particular,

●	natural and man-made disasters, such as hurricanes, windstorms, earthquakes, floods, fires and acts of terrorism,

●	trends in the amounts of settlements and jury awards in cases involving professionals and corporate directors and officers covered by professional liability and directors and officers liability insurance,

●	a growing trend of plaintiffs targeting property and casualty insurers in class action litigation related to claims handling, insurance sales practices and other practices related to the insurance business,

●	development of reserves for mass tort liability, professional liability and other specialty long-tail segment lines of business, which is coverage that has a lengthy period between the occurrence and final settlement of a claim,

●	investment results, including realized and unrealized gains and losses on investment portfolios and annual investment yields, and

●	ratings and financial strength of market participants.

Industry Background and Recent Trends

For several years, the insurance industry has faced increasing excess underwriting capital capacity. This has led to year-over-year rate decreases while the overall coverage has increased. However, over the past two years, there has been significant natural catastrophe activity including but not limited to Hurricanes Harvey, Irma and Maria, wildfires in California and typhoons in Japan, the Philippines and China. Third party modeling firms and industry peers have estimated that insured losses from these events will exceed $240 billion. In addition to a continuation of natural catastrophe losses, there has also been a sharp increase in man-made losses, with significant loss activity on classes such as power, downstream energy and marine.

These record levels of losses have driven wide-spread rate increases over most business lines. While the rate increases have been smaller over the past two years, they are now occurring with more pronounced increases, especially on loss-affected regions and programs. The improvement in the specialty insurance rate environment has been further supplemented by Lloyd’s of London (“Lloyd’s”) taking hard-line action with underperforming classes of businesses and syndicates. In response to Lloyd’s actions, syndicates are reducing exposure to unprofitable classes to gain business plan approval. Hence, the overall property and catastrophe (re)insurance market is repricing underlying risk with reduced capacity in the retrocessional and facultative markets pushing the risks back to (re)insurers and primary insurers, thereby further causing rate increases. The largest rates increases are being seen in the specialty / wholesale E&S markets, large accounts, property and professional lines. Beyond price, insurers are also starting to note improved terms and conditions.

Overall, as profitability pressures persist and capacity remains disciplined, we are experiencing positive rate movement as well as better terms in most lines of business that we operate in.

BUSINESS

Shareholders should read this section in conjunction with the more detailed information about the Company contained in this prospectus, including our audited financial statements and the other information appearing in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

General

We are a highly-rated global provider of specialty insurance and reinsurance solutions in over 200 countries and territories. We underwrite a diversified portfolio of specialty risks including energy, property, construction and engineering, ports and terminals, general aviation, political violence, casualty, financial institutions, marine liability and treaty reinsurance. Our size affords us the ability to be nimble and seek out profitable niches that can generate attractive underwriting results. Our underwriting focus is supported by exceptional service to our clients and brokers. Founded in 2001, our wholly owned subsidiary International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Center (“IGI”), has prudently grown our business with a focus on underwriting profitability and risk-adjusted shareholder returns as measured by total value creation over time. Since the inception of IGI in 2001 through December 31, 2019, our total value creation, defined as the growth in tangible book value per share plus accumulated shareholder dividends, has been 380% as of December 31, 2019. For additional information regarding total value creation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Non-IFRS Financial Measures–Tangible book value per diluted common share plus accumulated dividends.”

Our primary objective is to underwrite specialty products that maximize return on equity subject to prudent risk constraints on the amount of capital we expose to any single event. We follow a careful and disciplined underwriting strategy with a focus on individually underwritten specialty risks through in-depth assessment of the underlying exposure. We use data analytics and modern technology to offer our clients flexible products and customized and granular pricing. We manage our risks through a variety of means, including contract terms, portfolio selection and underwriting and geographic diversification. Our underwriting strategy is supplemented by a comprehensive risk transfer program with reinsurance coverage from highly-rated reinsurers that we believe lowers our volatility of earnings and provides appropriate levels of protection in the event of a major loss event.

Our Chief Executive Officer, Wasef Jabsheh, with the assistance of our President, Walid Jabsheh, founded IGI in 2001. Wasef Jabsheh has over 50 years of industry experience. Under our management’s leadership we have developed a culture of prudent and disciplined underwriting focused on generating superior risk-adjusted returns. Our “underwriting first” approach has led to a strong track record of profitable growth in our core lines of business and has allowed for successful expansion into new lines of business and geographic locations without compromising underwriting profitability. We have expanded our gross written premium (“GWP”) from $153 million for the year ended December 31, 2009 to $349.2 million for the year ended December 31, 2019, resulting in a compound annual growth rate (CAGR) of 8.6%, while delivering a consistently strong underwriting performance which is demonstrated by an average combined ratio of 91.7% over the same time period. Our growth and underwriting performance has allowed us to post consistently strong profitability levels with an unlevered return on average equity of 8.6% over the same time period with limited volatility through market cycles.

Our primary underwriting subsidiary, International General Insurance Co. Ltd. (“IGI Bermuda”), is a class 3B insurance and reinsurance company regulated by the Bermuda Monetary Authority. IGI Bermuda’s subsidiary, International General Insurance Company (UK) Ltd. (“IGI UK”), underwrites EU domiciled business and risks that are predominantly sourced through London brokers and is regulated by the UK Prudential Regulatory Authority (“PRA”) and the UK Financial Conduct Authority (“FCA”). We maintain our centralized operational functions in Amman, Jordan, complemented by offices in London and Dubai and our Asia Pacific hub in Kuala Lumpur, Malaysia. We are licensed as a Tier 2 reinsurer in Labuan, Malaysia and have a representative office in Casablanca, Morocco.

Our presence in various geographic locations provides us with access to global business in profitable niche markets. Our technical underwriting capabilities, client service, nimble culture and ability to quickly adapt to changing market conditions further support our strong market position and reputation as an expert in niche businesses in our core geographies.

The following charts show the sources of IGI’s gross written premium by geography, segment and line of business during the year ended December 31, 2019:

GWP by geography, 2019	GWP by segment and lines of business, 2019

Our Competitive Strengths

We believe we distinguish ourselves from our competitors as follows:

Market respected and highly effective management team

Our management team has an average of over 30 years of relevant experience working in insurance, reinsurance and capital markets in various countries. We are led by our Founder and Chief Executive Officer, Wasef Jabsheh, who has over 50 years of industry experience and has been recognized with multiple industry accolades including “2019 EY Entrepreneur of the Year for Jordan”. Our key management team has worked together for several years, providing stability and consistency of approach to the market. In addition, our senior management team takes a hands-on approach to the business and is readily accessible to the underwriters and other employees, making for a flat structure where decisions are made quickly. The management team has embedded a high performance, service-oriented culture within the Company, which has helped differentiate us in the market.

Local knowledge and access to attractive geographies

Our local knowledge and presence in attractive markets is a competitive advantage. We have exposure in over 200 countries and territories in both mature and high-growth markets with attractive growth rates. Through our global platform with presence in various geographic locations, the vast experience of our senior management and underwriters and our long-standing relationships with an extensive network of specialty brokers, we have differentiated access to profitable niche businesses in our core markets, including the UK, continental Europe, Latin America, the Middle East and Asia.

Long-standing relationships with key brokers

Our longstanding relationships with brokers, and ultimately clients, enable us to receive a regular and sizeable flow of our preferred business. We source almost all of our business through brokers, with our top five international brokers producing 64.7% of our premiums in the year ended December 31, 2019. We have held relationships with many of those brokers since inception. We believe that we have been able to develop strong broker relationships through the high quality of service that we provide and also through our enhanced reputation in the marketplace. A pillar of our high quality client service is prompt and professional claims management. We use Xchanging Insurance Services’ electronic system for the majority of our premiums and claims, aligning our service levels with London market standards.

Geographically diverse, specialty and niche book of business

Since IGI’s inception, management’s objective has been to offer specialty and niche products requiring underwriting and technical skills balanced by geography and line of business. We actively manage our exposures by geographic zone to maintain a diverse portfolio of underlying risks. For the year ended December 31, 2019, we wrote 33% of our business in the United Kingdom, 11% in Continental Europe, 14% in Latin America, 11% in the Middle East and 9% in Asia. The remaining business was underwritten in the Caribbean, Africa, Australasia and North America. We currently underwrite business in three business segments through 10 lines of business spanning across attractive specialty and niche products. Of $349.2 million in gross written premiums for the year ended December 31, 2019, 41% was generated by our specialty long-tail segment, 54% by the specialty short-tail segment and 5% by the reinsurance segment.

Disciplined risk selection

Our underwriting approach combines decades of customized underwriting experience of our management team with sophisticated modelling tools that utilize actuarial data across all of our lines of business. Our analytical pricing framework is embedded in our business and is incorporated into our pricing metrics, underwriting and risk management. For the year ended December 31, 2019, 69% of our business was individually underwritten where our underwriters analyzed submissions and determined if the underlying risk of each contract met our overall risk and profitability requirements. In addition, 26% was sourced through Managing General Agents, that are required to strictly adhere to our narrowly defined underwriting criteria and return thresholds and only 5% was originated through reinsurance treaties. We believe that our analytically-driven underwriting approach has been the foundation of our ability to generate attractive risk-adjusted underwriting margins.

Prudent risk management framework

We reduce the volatility of our operating results and manage our exposure to catastrophe events through several risk mitigation strategies, including the purchase of reinsurance from highly-rated reinsurers. We believe that our reinsurance program provides appropriate levels of protection and visibility into our earnings. In addition, our reinsurance coverage is highly tailored according to the underlying exposure.

Scalable technology-enabled operating platform

Operating a technology-enabled platform utilizing a “hub-approach” of maintaining a single profit center in Amman, Jordan has enabled us to optimize our cost base by offering cost-efficient central services. We have invested in technology that has identifiable benefits for our business across underwriting, actuarial, risk, capital and pricing functions among others. Since 2015 we have implemented a digital transformation initiative to proactively adapt to market changes and industry shifts. This focus on technology has enhanced our approach to clients, brokers and regulators, allowing for greater ease of doing business and transparency.

Our Strategy

We aim to continue creating superior long-term value for our shareholders by pursuing the following strategies:

Expand our presence in existing markets

Our size relative to the market opportunity positions us to execute on our strategy of growing in our already existing profitable markets and lines of business. We believe that we are well-positioned in the London and Middle Eastern markets to capitalize on the increasing focus in those markets on portfolio remediation to improve underwriting profitability. In addition, we believe we are beneficiaries of capacity reductions and withdrawals from specific classes of businesses by certain (re)insurers. Our differentiated product offerings, superior client service and robust capital position support our strategy to continue growing in our existing core markets.

Expand our presence to new specialty lines of business and markets

We seek to leverage our proven advantages of technical underwriting, local market knowledge, distribution relationships and financial strength to grow into adjacent lines and markets. We continually seek to evaluate additional lines of business and markets that will complement our core competencies and where we believe we can generate attractive risk-adjusted returns. For example, in 2011, we started underwriting our ports and terminals line of business, which has grown to $22.4 million of premiums in 2019. In addition, our expansion into Kuala Lumpur has opened up new business opportunities that will further strengthen our offerings in Asia Pacific. We also expect to further expand in the U.S. market. We have received approval by the National Association of Insurance Commissioners (NAIC) to begin writing U.S. excess and surplus (“E&S”) lines business effective April 1, 2020.

Maintain balance sheet strength and thorough reserves assessment

Our balance sheet strength underpins our clients’ confidence in our business and uniquely positions us among other insurers and reinsurers of our size. We maintain a conservative balance sheet, which reflects our rigorous reserving practices, use of reinsurance and conservative investment policy. Our business profile including our well-diversified and profitable book of business, along with our strong capitalization, among other factors, led to A.M. Best upgrading us from “A-” (Excellent) to “A” (Excellent) in September 2019.

We have a thorough reserving adequacy assessment process designed and overseen by qualified internal actuaries. The reserving committee is responsible to the board of directors for the governance of the reserving process and for the recommendation of the quantum of claims reserves to be booked. The committee includes members of senior management who represent underwriting, claims, outward reinsurance and finance. Key inputs to the committee include, but are not limited to, the quarterly actuarial reserve review, presented by the group chief actuary, and discussions with the heads of claims, reinsurance and underwriting. Our policy is to reserve to a “best estimate” basis.

Maintain our conservative investment strategy

We have a conservative investment strategy, maintaining a short-to-medium term investment portfolio maturity profile with the purpose of providing sufficient liquidity and stable returns with limited volatility. We follow an “underwriting first” model and have designed an investment strategy that allows us to maximize our underwriting profits in a capital efficient manner. As of December 31, 2019, our investment portfolio was comprised primarily of cash and fixed income securities. Cash (including cash equivalents and term deposits) represented 51.6% of our invested assets and fixed income securities represented 35% of our invested assets as of December 31, 2019. Our fixed income portfolio is geographically diverse with an average maturity of two years, with 79.2% of the securities in our portfolio having an S&P rating of ‘A’ and above as of December 31, 2019.

Continue to purchase conservative reinsurance coverage, while optimizing for risk-adjusted returns

We believe that protecting our earnings and balance sheet through the use of reinsurance is critical in ensuring that we are able to meet obligations to our policyholders and generate strong returns for our shareholders. We are active purchasers of reinsurance and seek to find opportunities to maximize risk-adjusted results by finding dislocations and inefficiencies in the market. We plan to maintain a conservative, robust reinsurance program to help ensure that we are adequately protected against potential catastrophe losses while minimizing the volatility of our operating results.

Our Segments

We conduct our worldwide operations through three reportable segments under IFRS segment reporting: Specialty Long-tail, Specialty Short-tail and Reinsurance.

Our Specialty Long-tail segment includes (1) our casualty business, which includes our professional indemnity, directors and officers, legal expenses, intellectual property and other casualty lines of business, (2) our financial institutions line of business and (3) our marine liability line of business. The lines of business in our specialty long-tail segment are generally characterized by claims that are often reported and ultimately paid or settled years, or even decades, after the related loss events occur. As a general rule, estimates of accident year or underwriting year ultimate losses for long-tail businesses are notably more uncertain than those for short-tail businesses.

Our Specialty Short-tail segment includes our energy (upstream, downstream and renewable), property, construction and engineering, political violence, ports and terminals and general aviation lines of business. The lines of business in our specialty short-tail segment generally include exposures for which losses are usually known and paid within a relatively short period of time after the underlying loss event has occurred. The underlying loss events typically tend to be of lower frequency and higher severity.

Our Reinsurance segment includes our inward reinsurance treaty business.

In addition, we have a corporate function (“Corporate”), which includes the activities of the parent company, and which carries out certain functions, including investment management. Corporate includes investment income on a managed basis and other non-segment expenses, predominantly general and administrative, stock compensation, finance and transaction expenses. Corporate also includes the activities of certain key executives such as the Chief Executive Officer and Chief Financial Officer. Our corporate expenses and investment results are presented separately within the corporate segment section.

The following tables show our gross written premium for the prior three years both on a segment basis and on a line of business and a geographic basis:

	Year Ended December 31,
	2017	2018	2019
	($) in millions
Specialty Long-tail
Casualty	$43.1	$73.7	$115.9
Financial Institutions	14.3	16.1	23.2
Marine Liability	2.0	2.1	3.4
Specialty Short-tail
Energy	87.9	81.4	72.1
Property	53.7	43.8	46.1
Construction & Engineering	10.4	18.2	20.7
Political Violence	9.7	11.4	8.3
Ports & Terminals	17.3	19.1	22.4
General Aviation	19.0	18.0	19.2
Reinsurance
Treaty Reinsurance	17.7	17.8	18.0
Total Gross Written Premiums	$275.1	$301.6	$349.2

	Year Ended December 31,
	2017	2018	2019
	($) in millions
UK	$42.9	$76.7	$115.9
Europe	32.2	34.5	37.3
Worldwide	26.3	35.0	33.3
Middle East	36.1	32.4	36.9
Africa	14.8	13.6	16.5
Asia	33.9	27.8	32.8
Central America	35.6	26.7	37.7
South America	33.4	26.4	11.1
North America	1.0	0.9	4.3
Caribbean Islands	10.5	15.1	8.3
Australasia	8.4	12.6	15.2
Grand Total	$275.1	$301.6	$349.2

Specialty Long-tail Segment

Casualty

Our casualty line of business represented approximately 24% and 33% of our GWP for the years ended December 31, 2018 and 2019, respectively.

Major subclasses within the casualty line of business include directors’ and officers’ insurance, legal expenses, professional indemnity, comprehensive commercial general liability, public liability, product liability, employers’ liability, workers’ compensation, event liability, completed operations liability, intellectual property liability and media and advertising liability. We primarily underwrite casualty risks from Europe and the UK on a “primary” basis, meaning that loss up to a limit is covered primarily, or on an excess-of-loss basis.

Financial Institutions

Our financial institutions line of business represented approximately 5% and 7% of our GWP for the years ended December 31, 2018 and 2019, respectively.

The financial institutions business covers a range of risks including bankers’ blanket bond, financial institutions professional indemnity, financial institutions directors’ & officers’ liability, plastic card fraud, electronic computer crime, vault risk, cash in transit, commercial crime and fidelity guarantee, and money.

Marine Liability

Our marine liability line of business represented approximately 1% of our GWP for each of the years ended December 31, 2018 and 2019, respectively.

Our marine liability portfolio covers third party liabilities related to marine risks, including ship repairer’s liability, ship owner’s protection and indemnity, Wharfinger’s liability, Stevedore’s liability, Charterer’s liability and port and terminal excess liability. We focus our marine liability portfolio predominantly on Asia and Europe.

Specialty Short-tail Segment

Energy

Our energy businesses represented approximately 27% and 21% of our GWP for the years ended December 31, 2018 and 2019, respectively. We have a lead capability in both upstream energy and downstream energy (oil & gas, petrochemicals, refining, conventional power and renewable energy), with a maximum exposure of $50 million and $35 million for any single risk in upstream and downstream energy, respectively. We have a strong presence in major energy insurance hubs and in 2018 began underwriting renewable energy.

Our upstream energy team covers the oil and gas industry both offshore and onshore. Our industry knowledge and products allow us to service a broad spectrum of clients involved with the construction, exploration & production, operating, contracting and decommissioning industries. Our focus is on operators and companies with proven track records and strong risk management policies worldwide, with a particular focus in the Middle East, the wider Afro-Asian region and Scandinavia, excluding named windstorms in the U.S. Gulf of Mexico area. We have a strong presence in major energy insurance hubs, namely the United Kingdom, Norway, the United Arab Emirates and Malaysia. Our clients in the upstream energy line of business include major oil and gas corporations, national and state-owned oil and gas operations, independent oil and gas companies, integrated energy companies, contractors and service industry companies.

Our downstream energy business provides expert insurance for a wide range of onshore energy plants around the world, with a particular focus in the Middle East, Afro-Asian, European and Latin American regions. We underwrite a portfolio of predominantly operating risks in the onshore energy sector, with an emphasis on operators and companies with proven track records and strong risk management policies, with a geographically diversified portfolio that excludes U.S. natural catastrophe perils. Our clients in the downstream energy line of business include petrochemical operators, oil refineries, utilities, independent power producer (IPP) companies and energy pipeline operators. We insure a spread of operational risks including machinery breakdown and property damage, and associated loss of revenues.

We began underwriting renewable energy in 2018. Our renewable energy business provides expert insurance for a wide range of risks including: wind power (onshore and offshore), solar power (photovoltaic, concentrated, thermal and floating), bioenergy (biomass, biogas, biofuels and waste-to-energy), hydro, geothermal, wave & tidal, battery storage, and other emerging technologies, e.g. energy efficiency. We cover the full life-cycle of a renewable energy project, namely construction, marine and inland transit, operational and decommissioning, including associated loss of revenues, liabilities, as well as natural catastrophe risks. We write business on a worldwide basis, excluding all U.S. natural catastrophe perils.

Property

Our property business represented approximately 14% and 13% of our GWP for the years ended December 31, 2018 and 2019, respectively.

Our property offering includes coverage for physical damage, machinery breakdown, business interruption and forestry. We cover a wide variety of risks from large hotels to industrial manufacturing. Our clients include a wide range of businesses involved in sectors such as leisure, commercial and industrial property, manufacturing, heavy industry and infrastructure, civil works and communications.

Construction & Engineering

Our construction and engineering business represented approximately 6% of our GWP for each of the years ended December 31, 2018 and 2019, respectively.

Our construction and engineering line of business provides coverage construction all risks (CAR), civil engineering completed risks (CECR), machinery breakdown and business interruption (MB/BI), erection all risks (EAR), contractors’ plant and equipment (CPE/CPM) and inherent defects insurance (IDI). We focus our construction & engineering portfolio on inherent defects insurance, construction all-risk and erection all-risk.

Political Violence

Our political violence portfolio represented approximately 4% and 2% of our GWP for the years ended December 31, 2018 and 2019, respectively.

Our political violence line of business focuses on comprehensive sabotage and terrorism, strikes, riots, civil commotions, malicious damage, missing mutiny, coup d’etat, insurrection, revolution, rebellion, war and civil war. Our offering does not normally include risks associated with nuclear, chemical or biological terrorism, trade disruption insurance or standalone contingent business interruption risks. Our coverage generally includes physical loss or damage, business interruption, debris removal and third party liability following a political violence peril.

Ports and Terminals

Our ports and terminals business represented approximately 6% of our GWP for each of the years ended December 31, 2018 and 2019, respectively.

Our current offerings in this line of business include handling of equipment, damage to port property, business interruption and damage to port craft, liabilities to authorities and other liabilities. We primarily serve port authorities, terminal operators, stevedores, warehouse operators and depot operators. This also includes a variety of organizations specializing in other aspects of the shipping industry, including freight forwarders, non-vessel operating common carriers, ship managers, ship agents and ship brokers.

General Aviation

Our general aviation business represented approximately 6% and 5% of our GWP for the years ended December 31, 2018 and 2019, respectively.

Our general aviation portfolio covers worldwide commercial and industrial operations, including coverage for hull, hull and spares, war and allied perils, third party legal liability, general aviation premises, spares, passenger legal liability, personal accident and general aviation hangar keepers. We focus our general aviation portfolio on South and Central America, Europe, Asia and Africa.

Reinsurance Segment

Our reinsurance business represented approximately 6% and 5% of our GWP for the years ended December 31, 2018 and 2019, respectively.

Our reinsurance portfolio includes primarily underwritten programs related to the marine liability, energy, property, engineering, motor, casualty and aviation sectors, and is concentrated in the MENA region and the wider Afro-Asian and European markets. Our reinsurance portfolio is primarily written on a non-proportional or excess-of-loss basis. Property reinsurance forms the most significant portion of our overall treaty reinsurance portfolio.

Our History

Our group was founded in 2001 and commenced operations in Jordan in 2002, underwriting business in the offshore energy, onshore energy, property, marine liability and engineering lines of business. In 2005, we raised $75 million of capital through a private placement and commenced underwriting our reinsurance portfolio. In 2006, we established a holding company in the DIFC and also established our Labuan branch, which is licensed to issue Labuan law-governed policies, including Islamic law-compliant re-takaful policies. In 2007, we established our Bermuda subsidiary and commenced underwriting our financial institutions portfolio. In 2009, we acquired SR Bishop which was renamed North Star Underwriting Limited (“North Star”). In 2009, we established our UK subsidiary, which commenced business in 2011. The UK subsidiary underwrites most of IGI’s UK-governed policies and serves as an important point of contact for brokers based in London.

On March 17, 2020, IGI completed the Business Combination with Tiberius, as a result of which each of IGI and Tiberius became a subsidiary of the Company and the Company became a new public company owned by the prior stockholders of Tiberius and the prior shareholders of IGI. Upon consummation of the Business Combination, our common shares and warrants to purchase common shares became listed on Nasdaq.

Platform Overview

We primarily underwrite business through IGI Bermuda and IGI UK (which is a subsidiary of IGI Bermuda). Additionally, we issue Labuan-governed policies (through a capitalized Malaysian branch of IGI Bermuda) and are also licensed to issue Islamic re-takaful policies. The platforms through which IGI issues these policies are discussed below.

IGI Bermuda

IGI’s Bermuda-governed policies are issued pursuant to a license held by IGI Bermuda. The underwriting operations for the Bermuda-governed policies are located in IGI Underwriting Company Limited (“IGI Underwriting”), which is registered and based in Amman, Jordan. When a Bermuda-governed policy is sourced through IGI’s office in the United Kingdom, the policy is referred to the office in Amman for formal underwriting approval. IGI Dubai also has underwriting authority to underwrite Bermuda-governed policies through an underwriting agency agreement, subject to authority limits, and IGI Morocco operates a representative office of IGI Bermuda in Casablanca which is authorized to issue Bermuda governed policies. IGI Bermuda has two additional wholly-owned subsidiaries: Specialty Mall Investment Co., which focuses on real estate properties, development, and leasing, and IGI Services Limited, which focuses on owning and chartering aircraft.

IGI UK

IGI’s UK-governed policies are primarily underwritten by IGI UK based in London. IGI UK serves as an important point of contact for brokers based in London, through whom IGI sources the majority of its business. In addition, IGI UK provides IGI with access to European business through its EU licenses. IGI also owns North Star, a specialty underwriting agency for writing marine liability, war and special risks policies and which is based alongside IGI UK in IGI’s London office. North Star is currently not transacting any business, but can easily be reactivated.

IGI Labuan Branch

International General Insurance Co. Ltd — Labuan Branch (the “Labuan Branch”), a second-tier reinsurer registered in Labuan, Malaysia, is licensed to issue Labuan law-governed policies, including Islamic law-compliant re-takaful policies. The Labuan Branch obtained the approval of the Labuan Financial Services Authority to engage the Labuan Financial Services Authority’s Shariah Supervisory Council as its internal Shariah advisory board, which is permitted under the Directive on Islamic Financial Business in the Labuan International Offshore Financial Center. IGI’s Labuan-based operation is supported by an Asia Pacific hub in Kuala Lumpur, which also serves as a point of contact for local brokers in Asia. Both Labuan-governed policies and Bermuda-governed policies sourced through the Labuan Branch are referred to IGI’s Amman office for underwriting approval.

Representation and Intermediate Offices (Non-Risk Bearing Companies)

IGI Morocco

IGI Bermuda operates a representative office of IGI Bermuda in Casablanca, which is regulated by Casablanca Finance City. Our Casablanca operations constitute our Africa hub and provide access to the Northern, Central and West African markets.

IGI Dubai

IGI Dubai is authorized as a category four entity by the Dubai Financial Services Authority and it operates as a marketing and intermediate office of IGI Bermuda in Dubai. Our Dubai operations constitute our Middle East hub and provide access to the MENA region including the Gulf Cooperation Council markets.

Our Structure

The following chart provides a summary of our corporate organization structure as of the date of this prospectus:

Employees

As of December 31, 2019, 2018 and 2017, we had 231, 228 and 214 employees, respectively. The following table shows the number of employees, including management staff, by geography and function as of December 31, 2019.

	Underwriting	Underwriting Support	Claims and reinsurance	Finance, administration and investments	IT	Other	Total
Amman	11	58	19	28	14	28	158
London	28	1	5	8	0	10	52
Dubai	6	1	0	2	0	1	10
Casablanca	4	0	0	2	0	1	7
Labuan	1	0	0	1	0	2	4
Total	50	60	24	41	14	42	231

We consider our relationship with our employees to be good and have not experienced interruptions to operations due to labor disagreements.

Underwriting

Our underwriting process is managed by our experienced management team, which adheres to strict process controls. We have assembled a team of experienced lead underwriters and claims personnel with significant regional and international experience. This diverse array of talent and experience creates strategic advantages with regard to local knowledge, protocols and methods of business production. We have rigorous acceptance criteria for our underwriting risk, and will exit or reduce exposures in lines of business or client types that do not perform in accord with our expectations.

Each risk submitted to an underwriter is assessed on its own merits. The experience and expertise of senior management and the underwriters are ultimately the determining factor in deciding whether to underwrite a given risk. As a result, we rely on our underwriters’ discretion in acquiring business. However, when exercising their discretion, the underwriters take into account several key considerations, some of which may include the following:

●	the type and level of risk assumed;

●	the nature of the insured’s operations;

●	the pricing of the policy submitted and the pricing trend of similar policies in the market;

●	the quality and specifications of the insured’s assets;

●	the insured’s risk management program, if necessary, and, if required, surveys to be conducted on the insured’s assets and operations;

●	the adequacy of the insured’s credit rating;

●	the general terms and conditions of the policy submitted, with a preference for standard market wordings and clauses;

●	the insured’s loss record, including the record of the insured’s losses divided by total premiums (“Burn Cost Analysis”);

●	the experience of the underwriters from their prior dealings with the insured, broker or ceding company, as applicable;

●	the experience and reputation of the broker submitting the risk;

●	the legal and general economic conditions of the insured’s country of domicile;

●	the insured’s geographical location and trading territories;

●	the adequacy of available reinsurance coverage, including coverage for catastrophe and the total combined risks that could be involved in a single loss event;

●	our catastrophic aggregation capacity; and

●	the approval of the broker by the compliance department according to the onboarding policy and the necessary sanctions screening.

Pursuant to our delegated authority matrix, which sets underwriting limits for each line of business and each underwriter, the underwriters have the authority to enter into binding policies. If a policy exceeds the underwriter’s limits, the policy is then referred to our officer who has the authority to bind the policy. Management also receives periodic reports that allow them to oversee the business and identify underwritings that deviate from acceptable parameters, providing management the opportunity to intervene to rectify such deviations. Monthly key performance indicator reports are reviewed by the management team to monitor the performance of the underwriting teams.

Risk Management Strategy

We have a comprehensive risk management framework that defines the corporate risk appetite, risk strategy and the policies required to monitor, manage and mitigate the risk inherent in our business. In doing so, we aim to comply with corporate governance and industry best practice and to monitor risks against six main risk objectives: (i) ensuring losses remain within planned limits, (ii) ensuring volatility of results fall within planned limits, (iii) compliance with existing and emerging regulatory requirements, (iv) preserving rating agency credit ratings, (v) maintaining adequate solvency and liquidity, and (vi) avoiding any reputational risk. Below is a summary of our current risk governance arrangements and risk management strategy.

We operate an integrated enterprise-wide risk management strategy designed to deliver shareholder value in a sustainable and efficient manner while providing a high level of policyholder protection. The execution of our integrated risk management strategy is based on:

●	the establishment and maintenance of an internal control and risk management system based on a three lines of defence approach to the allocation of responsibilities between risk accepting units (first line), risk management activity and oversight from other central control functions (second line) and independent assurance (third line);

●	identifying material risks to the achievement of our objectives including emerging risks;

●	the articulation of our risk appetite and a suite of key risk limits for each material component of risk where appropriate;

●	the cascading of risk appetite and key risk limits for material risks to each operating subsidiary and, where appropriate, risk accepting business units;

●	measuring, monitoring, managing and reporting risk positions and trends;

●	the use, subject to an understanding of their limitations, of a range of deterministic and stochastic modelling techniques to test the risk and capital implications of strategic and tactical business decisions; and

●	stress and scenario testing designed to help us better understand and develop contingency plans for the potential effects of extreme events or combinations of events on capital adequacy and liquidity.

The main types of risks that we face are summarized as follows:

Insurance risk: Insurance risk includes the risks of inappropriate underwriting, ineffective management of underwriting, inadequate controls over exposure management in relation to catastrophic events and insufficient reserves for losses including claims incurred but not reported.

Market risk: The risk of variation in the income generated by, and the fair value of, our investment portfolio, cash and cash equivalents and derivative contracts including the effect of changes in foreign currency exchange rates.

Credit risk: The risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss.

Liquidity risk: The risk that we will not be able to meet our commitments associated with insurance contracts and financial liabilities as they fall due.

Operational risk: The risk of loss resulting from inadequate or failed internal processes, personnel or systems, or from external events.

Strategic risk: The risk of adverse impact on shareholder value or income and capital of adverse business decisions, poor execution or failure to respond to market changes.

Regulatory risk: The risk of non-compliance with regulatory requirements, including ensuring we understand and comply with changes to those requirements, is assessed and managed as an operational risk. There is a residual risk that changes in regulation could impact our ability to operate profitably in some jurisdictions or some lines of business.

Taxation risk: The risk that we do not understand, plan for and manage our tax obligations is assessed and managed as operational risk. There is a residual risk that changes in taxation could impact our ability to operate profitably in some jurisdictions or some lines of business.

Emerging risk: The risk that events or issues not previously identified or fully understood could impact our operations or financial results.

We divide risks into “core” and “non-core” risks. Core risks comprise those risks which are inherent in the operation of our business, including insurance risks in respect of our underwriting operations and market and liquidity risks in respect of our investment activity. We intentionally expose the Company to core risks with a view to generating shareholder value but seek to manage the resulting volatility in our earnings and financial condition within the limits defined by our risk appetite. However, these core risks are intrinsically difficult to measure and manage and we may not, therefore, be successful in this respect. All other risks, including regulatory and operational risks, are classified as non-core. We seek, to the extent we regard as reasonably practicable and economically viable, to avoid or minimize our exposure to non-core risks.

Marketing and Distribution

We source our business primarily through brokers, with 64.7% of 2019 premiums coming from five producing brokers. Given our regional focus, we also make use of a range of smaller, more regional brokers, such as NASCO, UIB, Fenchurch Faris and Chedid Re. Currently, our largest broker relationships as measured by gross written premiums are with Arthur J. Gallagher, Aon, Miller, Marsh and RKH Group.

Claims Management

We offer prompt and professional claims service to our policyholders and service providers. Our claims department works closely with our underwriting team in order to achieve a synchronized and efficient process for managing claims. Technology is deeply embedded in our claims process, improving accuracy and efficiency. Our systems allow us to review real-time, detailed information on our current claims activity across our Company.

The key responsibilities of our claims management department are to:

●	process, manage and resolve reported insurance or reinsurance claims efficiently and accurately in order to ensure the proper application of intended coverage, reserve in a timely fashion for the probable ultimate cost of both indemnity and expense and make timely payments in the appropriate amount on those claims for which we are legally obligated to pay;

●	select appropriate counsel and experts for claims and manage claims-related litigation and regulatory compliance;

●	contribute to the underwriting process by collaborating with both underwriting teams and senior management in terms of the evolution of policy language and endorsements and providing claim-specific feedback and education regarding legal activities;

●	contribute to the analysis and reporting of financial data and forecasts by collaborating with the finance and actuarial functions relating to the drivers of actual claim reserve developments and potential for financial exposures on known claims; and

●	support our marketing efforts through the quality of our claims service.

Reserving

When a claim is reported to us or when an event occurs, we establish loss reserves to cover our estimated ultimate losses under the insurance policies that we underwrite, and loss adjustment expenses relating to the investigation and settlement of policy claims. These reserves include estimates of the cost of the claims reported to us (case reserves) and estimates of the cost of claims that have been incurred but not yet reported (“IBNR”) and are net of estimated related salvage, subrogation recoverables and reinsurance recoverables. The case reserve will represent an estimate of the expected settlement amount and will be based on information about the specific claim at that time. The estimate represents an informed judgment based on general industry case reserving practices, the experience and knowledge of the claims handler and practices of the claims team.

The following charts show the percentage breakdown of net case and IBNR including ULAE reserves as of December 31, 2018 and 2019:

December 31, 2018	December 31, 2019

The reserving committee is responsible to the board of directors for the governance of the reserving process and for the recommendation of the quantum of claims reserves to be booked. The committee includes members of senior management who represent underwriting, claims, outward reinsurance and finance. The committee meets quarterly and agrees the carried reserve for each product line. Key inputs to the committee include but are not limited to the quarterly actuarial reserve review, presented by the group chief actuary, and discussions with the heads of claims, reinsurance and underwriting. The committee also considers the findings of third-party independent actuarial reviews. At present these reviews are undertaken every six months. In support of IGI’s annual statutory submission to the Bermuda Monetary Authority, a ‘big four’ actuarial consultant conducts an actuarial review of the loss reserves to support their statutory loss reserve opinion.

For additional information regarding our reserves, our reserves development and our reserves releasing, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reserves.”

Investments

Investment income represents a component of our earnings. We collect premiums and are required to hold a portion of these funds in reserves until claims are paid. We invest these reserves primarily in fixed maturity investments. We manage most of our investment portfolio in-house, with the exception of approximately $9.4 million as of December 31, 2019 which is managed by a third party investment advisor. Our investment team is responsible for implementing our investment strategy as set by the investment committee of the board of directors.

The following charts show the percentage breakdown of our investment assets by class as of December 31, 2018 and 2019:

Investment by Asset Class as of December 31, 2018	Investment by Asset Class as of December 31, 2019

For additional information regarding our investments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Investments.”

Reinsurance

We follow a common industry practice of reinsuring a portion of our exposures and paying to reinsurers a portion of the premiums received on the policies that we write. Reinsurance is purchased principally to reduce net liability on individual risks and to protect against catastrophic losses. Although reinsurance does not legally discharge an insurer from its primary liability for the full amount of the policies, it does make the assuming reinsurer contractually liable to the insurer to the extent of the reinsurance coverage. We monitor the financial condition of our reinsurers and attempt to place our coverages only with substantial, financially sound carriers. As a result, generally the reinsurers who reinsure our casualty insurance must have an A.M. Best rating of “A” (Excellent) or better.

Regulatory Overview

Bermuda Regulatory Considerations

Bermuda Insurance Regulation

The Insurance Act. The Insurance Act, which regulates the business of IGI Bermuda, provides that no person shall carry on any insurance business in or from within Bermuda unless registered as an insurer under the Insurance Act by the Bermuda Monetary Authority. The Bermuda Monetary Authority, in deciding whether to grant registration, has broad discretion to act as it thinks fit in the public interest. The Bermuda Monetary Authority is required by the Insurance Act to determine whether the applicant is a fit and proper body to be engaged in the insurance business and, in particular, whether it has, or has available to it, adequate knowledge and expertise. The registration of an applicant as an insurer is subject to its complying with the terms of its registration and such other conditions as the Bermuda Monetary Authority may impose at any time. It is not necessary that the insurance company be incorporated in Bermuda. A foreign corporation may obtain a permit under the Companies Act 1981 (the “Companies Act”) to carry on business in Bermuda and then be registered as an insurer in Bermuda under the Insurance Act. (The Insurance Act does not distinguish between insurers and reinsurers: companies are registered (licensed) under the Insurance Act as “insurers” (although in certain circumstances a condition to registration may be imposed to the effect the company may carry on only reinsurance business). The Insurance Act uses the defined term “insurance business” to include reinsurance business. References herein to insurance companies include reinsurance companies.) The Insurance Act also grants to the Bermuda Monetary Authority powers to supervise, investigate and intervene in the affairs of insurance companies. An Insurance Advisory Committee appointed by the Bermuda Minister of Finance advises the Bermuda Monetary Authority on matters connected with the discharge of the Bermuda Monetary Authority’s functions and subcommittees thereof supervise, investigate and review the law and practice of insurance in Bermuda, including reviews of accounting and administrative procedures. The Insurance Act imposes on Bermuda insurance companies’ solvency and liquidity standards, as well as auditing and reporting requirements. Bermuda is a Solvency II equivalent jurisdiction, meaning that Bermuda’s laws and regulations broadly mirror the requirements under the Solvency II regime. See “Business—Regulatory Overview—UK and EU Regulatory Framework” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements—PRA Requirements.” Certain significant aspects of the Bermuda insurance regulatory framework applicable to Class 3B insurers are set forth below.

Classification of Insurers. The Insurance Act distinguishes between insurers carrying on long-term business, insurers carrying on general business and insurers carrying on special purpose business. There are two classifications of insurers carrying on special purpose business: special purpose insurers and collateralized insurers.

There are seven classifications of insurers carrying on general business, ranging from Class 1 insurers (pure captives) to Class 4 insurers (very large commercial underwriters).

There are five classifications of insurers carrying on long-term business (Classes A, B, C, D and E).

Classification as a Class 3B Insurer.  A corporate body is registrable as a Class 3B insurer where (i) 50% or more of its net written premiums or (ii) 50% or more of its net claims and claim expense provisions, represent unrelated business and its total net written premiums from unrelated business are $50,000,000 or more. IGI Bermuda is registered as a Class 3B insurer with the Bermuda Monetary Authority in Bermuda and is regulated as such under the Insurance Act.

Minimum Paid-Up Share Capital. A Class 3B insurer is required to maintain fully paid up share capital of at least $120,000.

Principal Representative and Principal Office. A Class 3B insurer is required to appoint a resident principal representative and to maintain a principal office in Bermuda. The principal office may be the office of the person acting as principal representative and will normally be different from the registered office of the company. IGI Bermuda has appointed Marsh IAS Management Services (Bermuda) Ltd. as its principal representative. The address of IGI Bermuda’s principal office is 44 Church Street, Hamilton HM12, Bermuda. Without a reason acceptable to the Bermuda Monetary Authority, an insurer may not terminate the appointment of its principal representative, and the principal representative may not cease to act as such, unless 30 days’ written notice of the intention to do so is given to the Bermuda Monetary Authority.

It is the duty of the principal representative to forthwith notify the Bermuda Monetary Authority where the principal representative (i) reaches the view that there is a likelihood of the insurer (for which the principal representative acts) becoming insolvent, (ii) comes to the knowledge that the insurer (for which the principal representative acts) has become insolvent or (iii) has reason to believe that a reportable “event” has occurred. Examples of a reportable “event” include a failure by the insurer to comply substantially with a condition imposed upon it by the Bermuda Monetary Authority relating to a solvency margin or a liquidity or other ratio, a significant loss reasonably likely to cause the insurer to fail to comply with its enhanced capital requirement (discussed below) and the occurrence of a “material change” (as such term is defined under the Insurance Act) in its business operations.

Within 14 days of such notification to the Bermuda Monetary Authority, the principal representative must furnish the Bermuda Monetary Authority with a written report setting out all the particulars of the case that are available to the principal representative.

Where there has been a significant loss which is reasonably likely to cause the insurer to fail to comply with its enhanced capital requirement, the principal representative must also furnish the Bermuda Monetary Authority with a capital and solvency return reflecting an enhanced capital requirement prepared using post-loss data. The principal representative must provide this within 45 days of notifying the Bermuda Monetary Authority regarding the loss.

Furthermore, where a notification has been made to the Bermuda Monetary Authority regarding a material change, the principal representative has 30 days from the date of such notification to furnish the Bermuda Monetary Authority with unaudited interim statutory financial statements in relation to such period as the Bermuda Monetary Authority may require, together with a general business solvency certificate in respect of those statements.

Head Office Requirement. A Class 3B insurer shall maintain its head office in Bermuda. In determining whether the insurer satisfies this requirement, the Bermuda Monetary Authority shall consider, inter alia, the following factors: (i) where the underwriting, risk management and operational decision making of the insurer occurs; (ii) whether the presence of senior executives who are responsible for, and involved in, the decision making related to the insurance business of the insurer are located in Bermuda; and (iii) where meetings of the board of directors of the insurer occur. In making its determination, the Bermuda Monetary Authority may also have regard to (a) the location where management of the insurer meets to effect policy decisions of the insurer; (b) the residence of the officers, insurance managers or employees of the insurer; and (c) the residence of one or more directors of the insurer in Bermuda. IGI Bermuda’s Head Office remediation plan was assessed. It was concluded that there must be a frequent presence of the senior executives who are responsible for and involved in the decision making related to the insurance business in Bermuda. IGI Bermuda may need to continue to enhance its infrastructure in Bermuda to ensure that it is managed and directed from Bermuda, which may result in additional operational cost. IGI Bermuda’s Head Office remediation plan may be changed based on additional guidance by the Bermuda Monetary Authority, subsequent legislative requirements and/or any other governmental issuances which may affect the interpretation of the Head Office requirements and thus impacting IGI Bermuda’s remediation plan.

Loss Reserve Specialist.  A Class 3B insurer is required to appoint an individual approved by the Bermuda Monetary Authority to be its loss reserve specialist. In order to qualify as an approved loss reserve specialist, the applicant must be an individual qualified to provide an opinion in accordance with the requirements of the Insurance Act and the Bermuda Monetary Authority must be satisfied that the individual is fit and proper to hold such an appointment.

The Class 3B insurer is required to submit annually an opinion of its approved loss reserve specialist with its capital and solvency return in respect of its total general business insurance technical provisions (i.e. the aggregate of its net premium provisions, net claims and claim expense provisions and risk margin, as each is reported in the insurer’s statutory economic balance sheet). The loss reserve specialist’s opinion must state, among other things, whether or not the aggregate amount of technical provisions shown in the statutory economic balance sheet as at the end of the relevant financial year (i) meets the requirements of the Insurance Act and (ii) makes reasonable provision for the total technical provisions of the insurer under the terms of its insurance contracts and agreements.

Annual Financial Statements. A Class 3B insurer is required to prepare and submit, on an annual basis, audited GAAP financial statements (as defined below) and audited statutory financial statements.

A Class 3B insurer is required to prepare and submit to the Bermuda Monetary Authority financial statements which have been prepared under generally accepted accounting principles or international financial reporting standards (“GAAP financial statements”).

The Insurance Act prescribes rules for the preparation and substance of statutory financial statements (which include, in statutory form, a balance sheet, an income statement, a statement of capital and surplus and notes thereto). The statutory financial statements include detailed information and analysis regarding premiums, claims, reinsurance and investments of the insurer.

The insurer’s annual GAAP financial statements and the auditor’s report thereon and the statutory financial statements are required to be filed with the Bermuda Monetary Authority within four months from the end of the relevant financial year (unless specifically extended with the approval of the Bermuda Monetary Authority).

The statutory financial statements do not form a part of the public records maintained by the Bermuda Monetary Authority but the GAAP financial statements are available for public inspection.

Declaration of Compliance.  At the time of filing its statutory financial statements, a Class 3B insurer is also required to deliver to the Bermuda Monetary Authority a declaration of compliance, in such form and with such content as may be prescribed by the Bermuda Monetary Authority, declaring whether or not the Class 3B insurer has, with respect to the preceding financial year (i) complied with all requirements of the minimum criteria applicable to it; (ii) complied with the minimum margin of solvency as of its financial year end; (iii) complied with the applicable enhanced capital requirements as of its financial year end; (iv) complied with applicable conditions, directions and restrictions imposed on, or approvals granted to, the Class 3B insurer and (v) complied with the minimum liquidity ratio for general business as of its financial year end. The declaration of compliance is required to be signed by two directors of the Class 3B insurer, and if the Class 3B insurer has failed to comply with any of the requirements referenced in (i) through (v) above or observe any limitations, restrictions or conditions imposed upon the issuance of its license, if applicable, the Class 3B insurer will be required to provide the Bermuda Monetary Authority with particulars of such failure in writing. A Class 3B insurer shall be liable to civil penalty by way of a fine for failure to comply with a duty imposed on it in connection with the delivery of the declaration of compliance.

Annual Statutory Financial Return and Annual Capital and Solvency Return. A Class 3B insurer is required to file with the Bermuda Monetary Authority a statutory financial return no later than four months after its financial year end (unless specifically extended with the approval of the Bermuda Monetary Authority).

The statutory financial return of a Class 3B insurer shall consist of (i) an insurer information sheet, (ii) an auditor’s report, (iii) the statutory financial statements and (iv) notes to the statutory financial statements.

The insurer information sheet shall state, among other matters, (i) whether the general purpose financial statements of the insurer for the relevant year have been audited and an unqualified opinion issued, (ii) the minimum margin of solvency applying to the insurer and whether such margin was met, (iii) whether or not the minimum liquidity ratio applying to the insurer for the relevant year was met and (iv) whether or not the insurer has complied with every condition attached to its certificate of registration. The insurer information sheet shall state if any of the questions identified in items (ii), (iii) or (iv) above is answered in the negative, whether or not the insurer has taken corrective action in any case and, where the insurer has taken such action, describe the action in an attached statement.

The directors are required to certify whether the minimum solvency margin has been met, and the independent approved auditor is required to state whether in its opinion it was reasonable for the directors to make this certification.

Where an insurer’s accounts have been audited for any purpose other than compliance with the Insurance Act, a statement to that effect must be filed with the statutory financial return.

In addition, each year the insurer is required to file with the Bermuda Monetary Authority a capital and solvency return along with its annual statutory financial return. The prescribed form of capital and solvency return comprises the insurer’s Bermuda Solvency Capital Requirement (“BSCR”) model or an approved internal capital model in lieu thereof (more fully described below), together with such schedules as prescribed by the Insurance (Prudential Standards) (Class 3A Solvency Requirement) Rules 2011, as amended from time to time.

Neither the statutory financial return nor the capital and solvency return is available for public inspection.

Quarterly Financial Return. A Class 3B insurer, not otherwise subject to group supervision, is required to prepare and file quarterly financial returns with the Bermuda Monetary Authority on or before the last day of the months of May, August and November of each year. The quarterly financial returns consist of (i) quarterly unaudited financial statements for each financial quarter (which must minimally include a balance sheet and income statement and must also be recent and not reflect a financial position that exceeds two months) and (ii) a list and details of material intra-group transactions that the insurer is a party to and the insurer’s risk concentrations that have materialized since the most recent quarterly or annual financial returns, details surrounding all intra-group reinsurance and retrocession arrangements and other intra-group risk transfer insurance business arrangements that have materialized since the most recent quarterly or annual financial returns and (iii) details of the ten largest exposures to unaffiliated counterparties and any other unaffiliated counterparty exposures exceeding 10% of the insurer’s statutory capital and surplus.

Public Disclosures. Pursuant to recent amendments to the Insurance Act, all commercial insurers and insurance groups are required to prepare and file with the Bermuda Monetary Authority, and also publish on their website, a financial condition report. The Bermuda Monetary Authority has discretion to approve modifications and exemptions to the public disclosure rules, on application by the insurer if, among other things, the Bermuda Monetary Authority is satisfied that the disclosure of certain information will result in a competitive disadvantage or compromise confidentiality obligations of the insurer.

Independent Approved Auditor. A Class 3B insurer must appoint an independent auditor who will audit and report on the insurer’s GAAP financial statements and statutory financial statements, each of which are required to be filed annually with the Bermuda Monetary Authority. The auditor must be approved by the Bermuda Monetary Authority as the independent auditor of the insurer. If the insurer fails to appoint an approved auditor or at any time fails to fill a vacancy for such auditor, the Bermuda Monetary Authority may appoint an approved auditor for the insurer and shall fix the remuneration to be paid to the approved auditor within 14 days, if not agreed sooner by the insurer and the auditor. IGI Bermuda’s Bermuda Monetary Authority-approved independent auditor is Ernst & Young.

Non-insurance Business. No Class 3B insurer may engage in non-insurance business unless that non-insurance business is ancillary to its core business. Non-insurance business means any business other than insurance business and includes carrying on investment business, managing an investment fund as operator, carrying on business as a fund administrator, carrying on banking business, underwriting debt or securities or otherwise engaging in investment banking, engaging in commercial or industrial activities and carrying on the business of management, sales or leasing of real property.

Minimum Liquidity Ratio. The Insurance Act provides a minimum liquidity ratio for general business insurers. A Class 3B insurer engaged in general business is required to maintain the value of its relevant assets at not less than 75% of the amount of its relevant liabilities as defined by the Insurance Act. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable, reinsurance balances receivable, funds held by ceding reinsurers and any other assets which the Bermuda Monetary Authority, on application in any particular case made to it with reasons, accepts in that case.

There are certain categories of assets which, unless specifically permitted by the Bermuda Monetary Authority, do not automatically qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates and real estate and collateral loans.

The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income taxes and letters of credit, guarantees and other instruments.

Minimum Solvency Margin and Enhanced Capital Requirements. The Insurance Act provides that the value of the statutory assets of an insurer must exceed the value of its statutory liabilities by an amount greater than its prescribed minimum solvency margin (“MSM”).

The MSM that must be maintained by a Class 3B insurer with respect to its general business is the greater of (i) $1,000,000, or (ii) 20% of the first $6,000,000 of net written premiums; if in excess of $6,000,000, the figure is $1,200,000 plus 15% of net written premiums in excess of $6,000,000 or (iii) 15% of the aggregate of net claims and claim expense provisions and other insurance reserves or (iv) 25% of the ECR (as defined below) as reported at the end of the relevant year.

Class 3B insurers are also required to maintain available statutory economic capital and surplus at a level equal to or in excess of its enhanced capital requirement (“ECR”) which is established by reference to either the BSCR model or an approved internal capital model.

The BSCR model is a risk-based capital model which provides a method for determining an insurer’s capital requirements (statutory economic capital and surplus) by taking into account the risk characteristics of different aspects of the insurer’s business. The BSCR formula establishes capital requirements for ten categories of risk: fixed income investment risk, equity investment risk, interest rate/liquidity risk, currency risk, concentration risk, premium risk, reserve risk, credit risk, catastrophe risk and operational risk. For each category, the capital requirement is determined by applying factors to asset, premium, reserve, creditor, probable maximum loss and operation items, with higher factors applied to items with greater underlying risk and lower factors for less risky items.

While not specifically referred to in the Insurance Act (or required thereunder), the Bermuda Monetary Authority has also established a target capital level (“TCL”) for each Class 3B insurer equal to 120% of its ECR. The TCL serves as an early warning tool for the Bermuda Monetary Authority and failure to maintain statutory capital at least equal to the TCL will likely result in increased regulatory oversight.

Any Class 3B insurer which at any time fails to meet its MSM requirements must, upon becoming aware of such failure, immediately notify the Bermuda Monetary Authority and, within 14 days thereafter, file a written report with the Bermuda Monetary Authority containing particulars of the circumstances that gave rise to the failure and setting out its plan detailing specific actions to be taken and the expected timeframe in which the insurer intends to rectify the failure.

Any Class 3B insurer which at any time fails to meet its applicable enhanced capital requirement shall, upon becoming aware of that failure, or of having reason to believe that such a failure has occurred, immediately notify the Bermuda Monetary Authority in writing and within 14 days of such notification file with the Bermuda Monetary Authority a written report containing particulars of the circumstances leading to the failure; and a plan detailing the manner, specific actions to be taken and time within which the insurer intends to rectify the failure and within 45 days of becoming aware of that failure, or of having reason to believe that such a failure has occurred, furnish the Bermuda Monetary Authority with (i) unaudited statutory economic balance sheets and unaudited interim statutory financial statements prepared in accordance with GAAP covering such period as the Bermuda Monetary Authority may require; (ii) the opinion of a loss reserve specialist in relation to the total general business insurance technical provisions as set out in the economic balance sheet, where applicable; (iii) a general business solvency certificate in respect of the financial statements; and (iv) a capital and solvency return reflecting an enhanced capital requirement prepared using post failure data where applicable.

Eligible Capital. To enable the Bermuda Monetary Authority to better assess the quality of the insurer’s capital resources, a Class 3B insurer is required to disclose the makeup of its capital in accordance with the recently introduced ‘3-tiered eligible capital system’. Under this system, all of the insurer’s capital instruments will be classified as either basic or ancillary capital which in turn will be classified into one of three tiers based on their “loss absorbency” characteristics. Highest quality capital will be classified as Tier 1 Capital, and lesser quality capital will be classified as either Tier 2 Capital or Tier 3 Capital. Under this regime, up to certain specified percentages of Tier 1, Tier 2 and Tier 3 Capital may be used to support the Class 3B insurer’s MSM, ECR and TCL.

The characteristics of the capital instruments that must be satisfied to qualify as Tier 1, Tier 2 and Tier 3 Capital are set out in the Insurance (Eligible Capital) Rules 2012, and amendments thereto. Under these rules, Tier 1, Tier 2 and Tier 3 Capital may, until January 1, 2026, include capital instruments that do not satisfy the requirement that the instrument be non-redeemable or settled only with the issuance of an instrument of equal or higher quality upon a breach, or if it would cause a breach, of the ECR.

Where the Bermuda Monetary Authority has previously approved the use of certain instruments for capital purposes, the Bermuda Monetary Authority’s consent will need to be obtained if such instruments are to remain eligible for use in satisfying the MSM and the ECR.

Code of Conduct. The Insurance Code of Conduct (the “Insurance Code of Conduct”) prescribes the duties, standards, procedures and sound business principles that must be complied with by all insurers registered under the Insurance Act. The Bermuda Monetary Authority will assess an insurer’s compliance with the Insurance Code of Conduct in a proportional manner relative to the nature, scale and complexity of its business. Failure to comply with the requirements of the Insurance Code of Conduct will be taken into account by the Bermuda Monetary Authority in determining whether an insurer is conducting its business in a sound and prudent manner as prescribed by the Insurance Act, may result in the Bermuda Monetary Authority exercising its powers of intervention and investigation (see below) and will be a factor in calculating the operational risk charge under the insurer’s BSCR or approved internal model.

Restrictions on Dividends and Distributions. A Class 3B insurer is prohibited from declaring or paying a dividend if it is in breach of its MSM, ECR or minimum liquidity ratio or if the declaration or payment of such dividend would cause such a breach. Where an insurer fails to meet its MSM or minimum liquidity ratio on the last day of any financial year, it will be prohibited from declaring or paying any dividends during the next financial year without the approval of the Bermuda Monetary Authority.

In addition, a Class 3B insurer is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year’s statutory balance sheet) unless it files (at least seven days before payment of such dividends) with the Bermuda Monetary Authority an affidavit signed by at least two directors (one of whom must be a Bermuda resident director if any of the insurer’s directors are resident in Bermuda) and the principal representative stating that it will continue to meet its solvency margin and minimum liquidity ratio. Where such an affidavit is filed, it shall be available for public inspection at the offices of the Bermuda Monetary Authority.

Reduction of Capital.  No Class 3B insurer may reduce its total statutory capital by 15% or more, as set out in its previous year’s financial statements, unless it has received the prior approval of the Bermuda Monetary Authority. Total statutory capital consists of the insurer’s paid in share capital, its contributed surplus (sometimes called additional paid in capital) and any other fixed capital designated by the Bermuda Monetary Authority as statutory capital (such as letters of credit).

A Class 3B insurer seeking to reduce its statutory capital by 15% or more, as set out in its previous year’s financial statements, is also required to submit an affidavit signed by at least two directors (one of whom must be a Bermuda resident director if any of the insurer’s directors are resident in Bermuda) and the principal representative stating that the proposed reduction will not cause the insurer to fail its relevant margins and such other information as the Bermuda Monetary Authority may require. Where such an affidavit is filed, it shall be available for public inspection at the offices of the Bermuda Monetary Authority.

Policyholder Priority. In the event of a liquidation or winding up of an insurer, policyholders’ liabilities receive prior payment ahead of general unsecured creditors. Subject to the prior payment of preferential debts under the Employment Act and the Companies Act, the insurance debts of an insurer must be paid in priority to all other unsecured debts of the insurer. Insurance debt is defined as a debt to which an insurer is or may become liable pursuant to an insurance contract, excluding debts owed to an insurer under an insurance contract where the insurer is the person insured. Insurance contract is defined as any contract of insurance, capital redemption contract or a contract that has been recorded as insurance business in the financial statements of the insurer pursuant to the Insurance Accounts 1980 or the Insurance Account Rules 2016, as applicable.

Fit and Proper Controllers.  The Bermuda Monetary Authority maintains supervision over the controllers of all registered insurers in Bermuda.

A controller includes (i) the managing director of the registered insurer or its parent company; (ii) the chief executive of the registered insurer or of its parent company; (iii) a shareholder controller; and (iv) any person in accordance with whose directions or instructions the directors of the registered insurer or of its parent company are accustomed to act.

The definition of a shareholder controller is set out in the Insurance Act but generally refers to (i) a person who holds 10% or more of the shares carrying rights to vote at a shareholders’ meeting of the registered insurer or its parent company, or (ii) a person who is entitled to exercise 10% or more of the voting power at any shareholders’ meeting of such registered insurer or its parent company, or (iii) a person who is able to exercise significant influence over the management of the registered insurer or its parent company by virtue of its shareholding or its entitlement to exercise, or control the exercise of, the voting power at any shareholders’ meeting.

A shareholder controller that owns 10% or more, but less than 20%, of the shares as described above is defined as a 10% shareholder controller; a shareholder controller that owns 20% or more, but less than 33%, of the shares as described above is defined as a 20% shareholder controller; a shareholder controller that owns 33% or more, but less than 50%, of the shares as described above is defined as a 33% shareholder controller; and a shareholder controller that owns 50% or more of the shares as described above is defined as a 50% shareholder controller.

Where the shares of the registered insurer, or the shares of its parent company, are traded on a recognized stock exchange, and a person becomes a 10%, 20%, 33% or 50% shareholder controller of the insurer, that person shall, within 45 days, notify the Bermuda Monetary Authority in writing that he has become such a controller. In addition, a person who is a shareholder controller of a Class 3B insurer whose shares or the shares of its parent company (if any) are traded on a recognized stock exchange must serve on the Bermuda Monetary Authority a notice in writing that he has reduced or disposed of his holding in the insurer where the proportion of voting rights in the insurer held by him will have reached or has fallen below 10%, 20%, 33% or 50% as the case may be, not later than 45 days after such disposal.

Where the shares of an insurer, or the shares of its parent company, are not traded on a recognized stock exchange (i.e. private companies), the Insurance Act prohibits a person from becoming a shareholder controller unless he has first served on the Bermuda Monetary Authority notice in writing stating that he intends to become such a controller and the Bermuda Monetary Authority has either, before the end of 45 days following the date of notification, provided notice to the proposed controller that it does not object to his becoming such a controller or the full 45 days has elapsed without the Bermuda Monetary Authority filing an objection. Where neither the shares of the insurer nor the shares of its parent company (if any) are traded on any stock exchange, the Insurance Act prohibits a person who is a shareholder controller of a Class 3B insurer from reducing or disposing of his holdings where the proportion of voting rights held by the shareholder controller in the insurer will reach or fall below 10%, 20%, 33% or 50%, as the case may be, unless that shareholder controller has served on the Bermuda Monetary Authority a notice in writing stating that he intends to reduce or dispose of such holding.

Any person who contravenes the Insurance Act by failing to give notice or knowingly becoming a controller of any description before the required 45 days has elapsed is guilty of an offence and liable to a fine of $25,000 on summary conviction.

The Bermuda Monetary Authority may file a notice of objection to any person who has become a controller of any description where it appears that such person is not, or is no longer, a fit and proper person to be a controller of the registered insurer. Before issuing a notice of objection, the Bermuda Monetary Authority is required to serve upon the person concerned a preliminary written notice stating the Bermuda Monetary Authority’s intention to issue formal notice of objection. Upon receipt of the preliminary written notice, the person served may, within 28 days, file written representations with the Bermuda Monetary Authority which shall be taken into account by the Bermuda Monetary Authority in making its final determination. Any person who continues to be a controller of any description after having received a notice of objection shall be guilty of an offence and shall be liable on summary conviction to a fine of $25,000 (and a continuing fine of $500 per day for each day that the offence is continuing) or, if convicted on indictment, to a fine of $100,000 and/or two years in prison.

Notification by Registered Person of Change of Controllers and Officers. All registered insurers are required to give written notice to the Bermuda Monetary Authority of the fact that a person has become, or ceased to be, a controller or officer of the registered insurer within 45 days of becoming aware of such fact. An officer in relation to a registered insurer means a director, chief executive or senior executive performing duties of underwriting, actuarial, risk management, compliance, internal audit, finance or investment matters.

Notification of Material Changes. All registered insurers are required to give notice to the Bermuda Monetary Authority of their intention to effect a material change within the meaning of the Insurance Act. For the purposes of the Insurance Act, the following changes are material: (i) the transfer or acquisition of insurance business being part of a scheme falling under section 25 of the Insurance Act or section 99 of the Companies Act, (ii) the amalgamation with or acquisition of another firm, (iii) engaging in unrelated business that is retail business, (iv) the acquisition of a controlling interest in an undertaking that is engaged in non-insurance business which offers services and products to persons who are not affiliates of the insurer, (v) outsourcing all or substantially all of the company’s actuarial, risk management, compliance or internal audit functions, (vi) outsourcing all or a material part of an insurer’s underwriting activity, (vii) the transfer other than by way of reinsurance of all or substantially all of a line of business, (viii) expansion into a material new line of business, (ix) the sale of an insurer and (x) outsourcing of an officer role.

No registered insurer shall take any steps to give effect to a material change unless it has first served notice on the Bermuda Monetary Authority that it intends to effect such material change and, before the end of 30 days, either the Bermuda Monetary Authority has notified such company in writing that it has no objection to such change or that the period has lapsed without the Bermuda Monetary Authority having issued a notice of objection.

Before issuing a notice of objection, the Bermuda Monetary Authority is required to serve upon the person concerned a preliminary written notice stating the Bermuda Monetary Authority’s intention to issue formal notice of objection. Upon receipt of the preliminary written notice, the person served may, within 28 days, file written representations with the Bermuda Monetary Authority which shall be taken into account by the Bermuda Monetary Authority in making its final determination.

Group Supervision. The Bermuda Monetary Authority may, in respect of an insurance group, determine whether it is appropriate for it to act as its group supervisor. An insurance group is defined as a group of companies that conducts insurance business. The Bermuda Monetary Authority may make such determination where it ascertains that (i) the group is headed by a “specified insurer” (that is to say, it is headed by either a Class 3A, Class 3B or Class 4 general business insurer or a Class C, Class D or Class E long term insurer or another class of insurer designated by order of the Bermuda Monetary Authority); or (ii) where the insurance group is not headed by a “specified insurer”, where it is headed by a parent company which is incorporated in Bermuda or (iii) where the parent company of the group is not a Bermuda company, in circumstances where the Bermuda Monetary Authority is satisfied that the insurance group is directed and managed from Bermuda or the insurer with the largest balance sheet total is a specified insurer.

Where the Bermuda Monetary Authority determines that it should act as the group supervisor, it shall designate a specified insurer that is a member of the insurance group to be the designated insurer (the “Designated Insurer”) and it shall give to the Designated Insurer and other applicable insurance regulatory authority written notice of its intention to act as group supervisor. Before the Bermuda Monetary Authority makes a final determination whether or not to act as group supervisor, it shall take into account any written representations made by the Designated Insurer submitted within such period as is specified in the notice.

The Bermuda Monetary Authority may exclude any company that is a member of an insurance group from group supervision on the application of the Designated Insurer, or on its own initiative, provided the Bermuda Monetary Authority is satisfied that (i) the company is situated in a country or territory where there are legal impediments to cooperation and exchange of information, (ii) the financial operations of the company have a negligible impact on insurance group operations or (iii) the inclusion of the company would be inappropriate with respect to the objectives of group supervision.

The Bermuda Monetary Authority may, on its own initiative or on the application of the relevant Designated Insurer, include within group supervision a company that is a member of the group that is not on the Register of Group Particulars (described below) if it is satisfied the financial operations of the company in question may have a material impact on the insurance group’s operations and its inclusion would be appropriate having regard to the objectives of group supervision.

Once the Bermuda Monetary Authority has been designated as group supervisor, the Designated Insurer must ensure that the insurance group of which it is a member appoints (i) an individual approved by the Bermuda Monetary Authority who is qualified as a group actuary to provide an opinion on the insurance group’s insurance technical provisions in accordance with the requirements of Schedule XIV “Group Statutory Economic Balance Sheet” of the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011 and (ii) an auditor approved by the Bermuda Monetary Authority to audit the financial statements of the group.

Pursuant to its powers under the Insurance Act, the Bermuda Monetary Authority will maintain a register of particulars for every insurance group (the “Register of Group Particulars”) for which it acts as the group supervisor, detailing the names and addresses of (i) the Designated Insurer; (ii) each member company of the insurance group falling within the scope of group supervision; (iii) the principal representative of the insurance group in Bermuda; (iv) other competent authorities supervising other member companies of the insurance group; and (v) the insurance group auditors. The Designated Insurer must immediately notify the Bermuda Monetary Authority of any changes to the above details entered on the Register of Group Particulars.

As group supervisor, the Bermuda Monetary Authority will perform a number of supervisory functions including (i) coordinating the gathering and dissemination of relevant or essential information for going concern and emergency situations, including the dissemination of information which is of importance for the supervisory task of other competent authorities; (ii) carrying out supervisory reviews and assessments of the insurance group; (iii) carrying out assessments of the insurance group’s compliance with the rules on solvency, risk concentration, intra-group transactions and good governance procedures; (iv) planning and coordinating through regular meetings held at least annually (or by other appropriate means) with other competent authorities, supervisory activities in respect of the insurance group, both as a going concern and in emergency situations; (v) coordinating enforcement actions that may need to be taken against the insurance group or any of its members; and (vi) planning and coordinating meetings of colleges of supervisors in order to facilitate the carrying out of the functions described above.

The Bermuda Monetary Authority may, for the purposes of group supervision, make rules applying to Designated Insurers which take into account any activities of the insurance group of which they are members or of other members of the insurance group. Such rules may make provision for: (i) the assessment of the financial situation of the insurance group; (ii) the solvency position of the insurance group (including the imposition of prudential standards in relation to enhanced capital requirements, capital and solvency returns, insurance reserves and eligible capital that must be complied with by the Designated Insurers); (iii) the system of governance and risk management of the insurance group; (iv) intra-group transactions and risk concentrations; and (v) supervisory reporting and disclosure in respect of the insurance group.

We are not currently subject to group supervision, but the Bermuda Monetary Authority may exercise its authority to act as our group supervisor in the future.

Supervision, Investigation, Intervention and Disclosure. The Bermuda Monetary Authority may, by notice in writing served on a registered person or a designated insurer, require the registered person or designated insurer to provide such information and/or documentation as the Bermuda Monetary Authority may reasonably require with respect to matters that are likely to be material to the performance of its supervisory functions under the Insurance Act. In addition, it may require such person’s auditor, underwriter, accountant or any other person with relevant professional skill of such registered person or designated insurer to prepare a report on any aspect pertaining thereto. In the case of a report, the person so appointed shall immediately give the Bermuda Monetary Authority written notice of any fact or matter of which he becomes aware or which indicates to him that any condition attaching to his registration under the Insurance Act is not or has not or may not be or may not have been fulfilled and that such matters are likely to be material to the performance of its functions under the Insurance Act. If it appears to the Bermuda Monetary Authority to be desirable in the interests of the clients of a registered person or relevant insurance group, the Bermuda Monetary Authority may also exercise these powers in relation to subsidiaries, parent companies and other affiliates of the registered person or designated insurer.

If the Bermuda Monetary Authority deems it necessary to protect the interests of the policyholders or potential policyholders of an insurer or insurance group, it may appoint one or more competent persons to investigate and report on the nature, conduct or state of the insurer’s or the insurance group’s business, or any aspect thereof, or the ownership or control of the insurer or insurance group. If the person so appointed thinks it necessary for the purposes of the investigation, such person may also investigate the business of any person who is or has been at any relevant time, a member of the insurance group or of a partnership of which the person being investigated is a member. In this regard, it shall be the duty of every person who is or was a controller, officer, employee, agent, banker, auditor, accountant, barrister and attorney or insurance manager to produce to the person appointed such documentation as the appointed person may reasonably require for purposes of the investigation, and to attend and answer questions relevant to the investigation and to otherwise provide such assistance as may be necessary in connection therewith.

Where the Bermuda Monetary Authority suspects that a person has failed to properly register under the Insurance Act or that a registered person or designated insurer has failed to comply with a requirement of the Insurance Act or that a person is not, or is no longer, a fit and proper person to perform functions in relation to a regulated activity, it may, by notice in writing, carry out an investigation into such person (or any other person connected thereto). In connection therewith, the Bermuda Monetary Authority may require every person who is or was a controller, officer, employee, agent, banker, auditor, accountant, barrister and attorney or insurance manager to make a report and produce such documents in his care, custody and control and to attend before the Bermuda Monetary Authority to answer questions relevant to the Bermuda Monetary Authority’s investigation and to take such actions as the Bermuda Monetary Authority may direct. The Bermuda Monetary Authority may also enter any premises for the purposes of carrying out its investigation and may petition the court for a warrant if it believes a person has failed to comply with a notice served on him or there are reasonable grounds for suspecting the completeness of any information or documentation produced in response to such notice or that its directions will not be complied with or that any relevant documents would be removed, tampered with or destroyed.

If it appears to the Bermuda Monetary Authority that the business of the registered insurer is being conducted in a way that there is a significant risk of the insurer becoming insolvent or being unable to meet its obligations to policyholders, or that the insurer is in breach of the Insurance Act or any conditions imposed upon its registration, or the minimum criteria stipulated in the Insurance Act is not or has not been fulfilled in respect of a registered insurer, or that a person has become a controller without providing the Bermuda Monetary Authority with the appropriate notice or in contravention of a notice of objection, or the registered insurer is in breach of its ECR, or that a designated insurer is in breach of any provision of the Insurance Act or the regulations or rules applicable to it, the Bermuda Monetary Authority may issue such directions as it deems desirable for safeguarding the interests of policyholders or potential policyholders of the insurer or the insurance group. The Bermuda Monetary Authority may, among other things, direct an insurer, for itself and in its capacity as designated insurer of the insurance group of which it is a member, (1) not to take on any new insurance business, (2) not to vary any insurance contract if the effect would be to increase the insurer’s liabilities, (3) not to make certain investments, (4) to realize certain investments, (5) to maintain in, or transfer to the custody of, a specified bank, certain assets, (6) not to declare or pay any dividends or other distributions or to restrict the making of such payments, (7) to limit its premium income, (8) not to enter into specified transactions with any specified person or persons of a specified class, (9) to provide such written particulars relating to the financial circumstances of the insurer as the Bermuda Monetary Authority thinks fit, (10) (as an individual insurer only and not in its capacity as designated insurer) to obtain the opinion of a loss reserve specialist and submit it to the Bermuda Monetary Authority and/or (11) to remove a controller or officer.

The Bermuda Monetary Authority has the power to assist other regulatory authorities, including foreign insurance regulatory authorities, with their investigations involving insurance and reinsurance companies in Bermuda if it is satisfied that the assistance being requested is in connection with the discharge of regulatory responsibilities and that such cooperation is in the public interest. The grounds for disclosure by the Bermuda Monetary Authority to a foreign regulatory authority without consent of the insurer are limited and the Insurance Act provides for sanctions for breach of the statutory duty of confidentiality.

Cancellation of Insurer’s Registration. An insurer’s registration may be cancelled by the Bermuda Monetary Authority at the request of the insurer or on certain grounds specified in the Insurance Act. Failure by the insurer to comply with its obligations under the Insurance Act or if, the Bermuda Monetary Authority believes that the insurer has not been carrying on business in accordance with sound insurance principles, would be examples of such grounds.

Certain Other Bermuda Law Considerations. All Bermuda “exempted companies” are exempt from certain Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians. However, exempted companies may not participate in certain business transactions, including (1) the acquisition or holding of land in Bermuda except that required for their business and held by way of lease or tenancy for a term not exceeding 50 years or, with the consent of the Minister of Economic Development (the “Minister”) granted in his discretion by way of lease or tenancy for a term not exceeding 21 years in order to provide accommodation or recreational facilities for officers and employees of the Company, (2) the taking of mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Minister, (3) the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities or securities issued by Bermuda public authorities or (4) the carrying on of business of any kind in Bermuda, except in furtherance of business carried on outside Bermuda or under license granted by the Minister. Generally it is not permitted without a special license granted by the Minister to insure Bermuda domestic risks or risks of persons of, in or based in Bermuda.

All Bermuda companies must comply with the provisions of the Companies Act regulating the payment of dividends and making distributions from contributed surplus. A company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company’s assets would thereby be less than its liabilities.

Bermuda Exchange Control Regulation. The permission of the Bermuda Monetary Authority is required, under the provisions of the Exchange Control Act 1972 of Bermuda and related regulations, for all issuances and transfers of shares (which includes our common shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which include our common shares) are listed on an “Appointed Stock Exchange” (which include Nasdaq). In granting the general permission the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Although IGI Bermuda is incorporated in Bermuda, IGI Bermuda is classified as a non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority. Other than transferring Bermuda Dollars out of Bermuda, there are no restrictions on IGI Bermuda’s ability to transfer funds into and out of Bermuda or to pay dividends in currency other than Bermuda Dollars to nonresidents of Bermuda who are holders of our common shares.

UK and EU Regulatory Framework

General. U.K. insurance companies are regulated by the Prudential Regulation Authority (the “PRA”) and the Financial Conduct Authority (the “FCA”). The PRA is responsible for the prudential regulation of banks, building societies, credit unions, insurers and major investment firms and the FCA is responsible, among other things, for the regulation of the conduct of business of financial services firms. A subsidiary of IGI, International General Insurance Company (UK) Ltd. (“IGI UK”), is authorized by the PRA to effect and carry out (re)insurance contracts in the U.K. in all classes of general (non-life) business and is regulated by both the PRA and the FCA.

An insurance company with authorization to write insurance business in the U.K. may currently provide cross-border services in member states of the European Economic Area (“EEA”) subject to having notified the appropriate EEA host state regulator via the PRA prior to commencement of the provision of services and the appropriate EEA host state regulator not having good reason to refuse consent. As an alternative, such an insurance company may establish a branch office within an EEA member state, subject to it also notifying the appropriate EEA host state regulator via the PRA. IGI UK is licensed to write insurance business under the “freedom of services” within all EEA member states and under the “freedom of establishment” rights in Ireland (freedom of services and freedom of establishment rights together, “Passporting Rights”) contained in the European Council’s Solvency II Directive. As a general insurer, IGI UK is able to carry out insurance business on a cross-border services basis across the EEA.

Following the United Kingdom’s decision to withdraw from the E.U. (“Brexit”), IGI UK’s U.K. operations will lose their EEA financial services Passporting Rights at the end of the transitional (or implementation period) which is currently due to expire on December 31, 2020. For more information on the uncertainty surrounding the implementation and effect of Brexit, refer to “Risk Factors—The exit of the United Kingdom from the European Union could have a material adverse effect on our business.”

Restrictions on Dividend Payments. The company law of England and Wales prohibits English companies, including IGI UK, from declaring dividends to their shareholders unless they have profits available for distribution. The determination of whether a company has profits available for distribution is based on its accumulated realized profits and other distributable reserves less its accumulated realized losses. While the U.K. insurance regulatory rules impose no statutory restrictions on a general insurer’s ability to declare a dividend, the PRA’s rules require each authorized insurance company within its jurisdiction to maintain its solvency margin at all times. For ordinary share capital to count as tier 1 capital for solvency purposes, dividends must be capable of being cancelled at any time prior to payment.

Solvency Requirements.  Under the E.U. directive covering capital adequacy, risk management and regulatory reporting for insurers (the “Solvency II Directive”), an insurer has the option of seeking the approval of a full or partial internal model from its regulator or to use a standard formula to calculate its capital requirements.

Solvency II Regime Reports and Returns. Under the Solvency II regime, IGI UK is required to disclose to the PRA quarterly and annual Quantitative Reporting Templates (“QRTs”) and, at least every three years, a narrative Regular Supervisory Report (“RSR”). The QRTs report quantitative information on a Solvency II and local GAAP basis including, among other things, the balance sheet and own funds, Solvency II capital position, invested assets, premiums, claims and technical provisions, reinsurance and group specific information. The RSR includes both qualitative and quantitative information and is more forward-looking. IGI UK must also complete a set of annual National Specific Templates (“NSTs”) which are only applicable to solo firms (i.e., specific companies as against groups). An annual Solvency and Financial Condition Report (“SFCR”), which must include a mixture of narrative information and a sub-set of the QRTs, must also be submitted and posted on IGI’s website. Similarly, IGI UK must submit an annual Own Risk and Solvency Assessment (“ORSA”) to the PRA. The ORSA report is produced annually and provides a summary of all of the activity and processes during the preceding year to assess and report on risks and ensure that our overall solvency needs are met at all times including a forward-looking assessment. It also explains the linkages between business strategy, business planning and capital and risk management processes.

Change of Control Prior Notifications. The PRA (in consultation with the FCA) regulate the acquisition of “control” of any U.K. insurance company and Lloyd’s managing agent which are authorized under the Financial Services and Markets Act 2000 (“FSMA”). The FCA regulates the acquisition of “control” of authorized firms that are only authorized and regulated by the FCA. Any legal entity or individual that (together with any person with whom it or he is “acting in concert”) directly or indirectly acquires 10% or more of the shares in a U.K. authorized insurance company or Lloyd’s managing agent, or their parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such authorized insurance company or Lloyd’s managing agent or their parent company, would be considered to have acquired “control” for the purposes of the relevant legislation, as would a person who had significant influence over the management of such authorized insurance company, managing agent or their parent company by virtue of his shareholding or voting power in either. A purchaser of 10% or more of the common shares of the Company would therefore be considered to have acquired “control” of IGI UK. Under FSMA, any person proposing to acquire “control” over a U.K. authorized insurance company must give prior notification to the PRA of his intention to do so. The PRA would then have up to 60 working days (which may be extended by up to a further 30 working days) to consider that person’s application to acquire “control.” Acquiring control without having made the relevant prior application and having received the PRA’s approval (following consultation with the FCA) would constitute a criminal offense by the controller. In addition, if IGI UK fails to notify the PRA of the proposed change of control this could also result in action being taken against IGI UK. A person who is already deemed to have “control” will require prior approval of the PRA and the FCA if such person increases their level of “control” beyond certain percentages. These percentages are 20%, 30% and 50%. Similar requirements apply in relation to the acquisition of control of a U.K. authorized person which is an insurance intermediary except that application for approval is made to, and decided by, the FCA and the threshold triggering the requirement for prior approval is 20% of the shares or voting power in the insurance intermediary or its parent company. The approval of the Council of Lloyd’s is also required in relation to the change of control of a Lloyd’s managing agent or member. Broadly, Lloyd’s applies the same tests in relation to control as are set out in FSMA (see above) and in practice coordinates its approval process with that of the PRA.

Senior Managers and Certification Regime. In December 2019, the FCA and PRA extended the application of the Senior Managers & Certification Regime, which previously applied to U.K.-regulated entities in the banking sector, to insurers, reinsurers, insurance intermediaries and other U.K.-regulated entities. The Senior Managers & Certification Regime (“SM&CR”) is an enhanced individual accountability framework which builds upon and replaces the existing regulatory framework of the Senior Insurance Managers Regime and the Approved Persons regime. The SM&CR seeks to ensure that senior persons who are effectively running insurance firms, or who have responsibility for other key functions at those firms, meet standards of fitness and propriety for acting with integrity, honesty and skill and that senior management be responsible for compliance with U.K. regulatory requirements.

Insurance Distribution Directive. On October 1, 2018, the Insurance Distribution Directive (“IDD”) replaced the Insurance Mediation Directive (“IMD”). While IMD only applied to insurance intermediaries, IDD applies to all those who conduct insurance distribution to clients, such as insurers (i.e., IGI UK), insurance intermediaries, and firms such as banks or retailers who provide insurance alongside their primary business and whose clients range from individual consumers to large multinational organizations. The main provisions of IDD include remuneration disclosure, cross-selling limitations and professional training requirements.

Dubai International Financial Center (“DIFC”)

IGI, our wholly owned subsidiary, is currently organized under the laws of the DIFC. The DIFC is a financial free zone with its own civil and commercial laws established in the Emirate of Dubai pursuant to Law No. (9) of 2004 issued by the Ruler of Dubai. The DIFC operates within a unique legal and regulatory framework that is distinct from those applicable in the rest of the United Arab Emirates (the “UAE”). Such framework was achieved through a synthesis of UAE federal law and Dubai law, pursuant to: (i) an amendment to Article (121) of the UAE Constitution which deals with the division of powers between Federal and Emirati authorities and allows enacting a financial free zone law, which in turn allows an Emirati Government to create a financial free zone within a particular Emirate; (ii) the enactment of the Federal Law No. (8) of 2004 which exempts financial free zones from all UAE federal civil and commercial laws, thereby permitting the DIFC to have its own civil and commercial laws modelled closely on international standards and principles of common law (although UAE criminal law still applies); and (iii) the Cabinet Resolution No. (28) of 2007 on the Executive Regulations of the Federal Law No. (8) of 2004.

Companies operating in the DIFC are subject to the DIFC Companies Law No. (5) of 2018, and the DIFC Operating Law No. (7) of 2018 in addition to the DIFC Companies and Operating Regulations as well as other DIFC commercial legislation.

The DFSA administers the DIFC Regulatory Law, DIFC Law No. (1) of 2004. The DIFC Regulatory Law establishes the constitution of the DFSA and enables the creation of the regulatory framework within which entities may be licensed, authorized, registered and supervised by the DFSA.

Dubai Financial Services Authority (“DFSA”)

The DFSA is a financially and administratively independent body that was established on September 13, 2004 by Law No. (9) of 2004 issued by the Ruler of Dubai. The DFSA acts as the independent financial regulator in the DIFC, supervising regulated companies and monitoring their compliance with applicable laws and regulations. The DFSA’s powers as a regulator are granted to it under the provisions of DIFC Regulatory Law. As a result of such provisions, the DFSA is authorized to establish rules that enable it to respond swiftly to market developments and business needs. The DFSA has authority and responsibility for implementing the core financial services related laws that are applicable in the DIFC, including the DIFC Regulatory Law No. (1) of 2004, the DIFC Collective Investment Law No. (2) of 2010, the DIFC Markets Law No. (1) of 2012, the DIFC Law Regulating Islamic Financial Business No. (13) of 2004 and the Investment Trust Law No. (5) of 2006. Furthermore, subsidiary legislation is provided by “Rules” set out in the “DFSA Rulebook,” which is issued under the DIFC Regulatory Law. The DFSA Rulebook is made up of topic-area modules which specify their scope and the audience to whom they apply. The DFSA Rulebook contains additional commentary as guidance which is designed to assist DIFC participants in complying with their legal and related obligations. Certain other matters that are not Rules, such as application forms and returns, are contained in the DFSA Sourcebook modules, which also comprise topic-area modules.

Legislation, rules and regulations governing companies incorporated in the DIFC and financial activities in the DIFC are available on the websites of the DIFC and the DFSA at www.difc.ae and www.dfsa.ae, respectively. We have not independently verified the information contained on these websites and cannot provide any assurance as to the accuracy or completeness of such information. The information contained on these websites does not form a part of, and is not incorporated by reference into, this prospectus.

Money Laundering and Financial Crime Regime in the UAE

IGI is registered in the DIFC and is subject to DFSA supervision for the purpose of anti-money laundering compliance in the DIFC. Under Article 70(3) of the DIFC Regulatory Law, the DFSA has jurisdiction for the regulation of anti-money laundering in the DIFC and is the relevant authority that licenses and supervises Relevant Persons in the DIFC for the purposes of the UAE Federal legislation relating to money laundering, terrorist financing, the financing of unlawful organizations or sanctions non-compliance. Further, the UAE criminal law applies in the DIFC and, therefore, companies registered in the DIFC must be aware of their obligations in respect of UAE criminal law as well as the DIFC Regulatory Law. Relevant UAE criminal laws include, but are not limited to, Federal Law No. 20 of 2018 regarding combating money laundering and terrorist financing, Federal Law No. 7 of 2014 regarding combating terrorism offenses, the implementing regulations under those laws and the UAE Penal Code.

Labuan, Malaysia

International General Insurance Co. Ltd. — Labuan Branch (the “Labuan Branch”), a branch of IGI for purposes of engaging in business in Malaysia, is licensed by the Labuan Financial Services Authority as a “second-tier offshore reinsurer,” which means that local brokers may only offer reinsurance business to IGI after first offering it to first-tier reinsurers.

The Labuan Branch is licensed to issue Labuan law-governed policies, including Islamic law-compliant re-takaful policies. The Labuan Branch obtained the approval of the Labuan Financial Services Authority to engage the Labuan Financial Services Authority’s Shariah Supervisory Council as its internal Shariah advisory board, which is permitted under the Directive on Islamic Financial Business in Labuan International Offshore Financial Center.

Jordan

Our subsidiary, IGI Underwriting Co. Ltd (“IGI Underwriting”), which is based in Amman, Jordan, is subject to regulation of the Jordan Insurance Directorate. The Jordan Insurance Directorate was established in 2014 under the Ministry of Industry, Trade and Supply. The Jordan Insurance Directorate is now responsible for supervising and controlling the industry sector. IGI Underwriting is licensed in Jordan under Instruction No. (4) of 2010 “Instructions of Licensing and Regulating the Business & Responsibilities of the Coverholder.” As a licensed offshore entity, IGI Underwriting is required to update certain information with the Jordan Insurance Directorate annually, including information regarding the following:

●	the business conducted by IGI Underwriting during the year;

●	the names of insurance and reinsurance companies with which IGI Underwriting has concluded binding authorities and the date of termination of each authority;

●	a valid insurance policy possessed by IGI Underwriting; and

●	any other data, documents or information required by the Director General of the Jordan Insurance Directorate.

Morocco

A representative office of International General Insurance Co. Ltd., which is based in Morocco and serves as our Africa hub, is regulated by the Casablanca Finance City.

Competition

The insurance and reinsurance industries are mature and highly competitive. Competition varies significantly on the basis of product and geography. Insurance and reinsurance companies compete on the basis of many factors, including premium charges, general reputation and perceived financial strength, the terms and conditions of the products offered, ratings assigned by independent rating agencies, speed of claims payments, reputation and experience in the particular risk to be underwritten, quality of service, the jurisdiction where the reinsurer or insurer is licensed or otherwise authorized, capacity and coverages offered and various other factors. Increased competition could result in fewer submissions for our products and services, lower rates charged, slower premium growth and less favorable policy terms and conditions, any of which could adversely impact our growth and profitability.

We compete with major U.S., U.K., Bermudian, European and other domestic and international insurers and reinsurers and underwriting syndicates from Lloyd’s, some of which have longer operating histories, more capital and/or more favorable ratings than we do, as well as greater marketing, management and business resources. We also compete with capital market participants that create alternative products, such as catastrophe bonds, that are intended to compete with traditional reinsurance products. In addition to asset managers and reinsurers who provide collateralized reinsurance and retrocessional coverage, the availability of these non-traditional products could reduce the demand for both traditional insurance and reinsurance products.

In recent years, various institutional investors have increasingly sought to participate in the property and casualty insurance and reinsurance industries. Well-capitalized new entrants to the property and casualty insurance and reinsurance industries, or existing competitors that receive substantial infusions of capital, provide increasing competition, which may adversely impact our business and profitability. Further, an expanded supply of reinsurance capital may lower costs for insurers that rely on reinsurance and, as a consequence, those insurers may be able to price their products more competitively.

Facilities

We lease the following properties as of December 31, 2019.

				Lease period
Country	Location	Gross Floor Area (square meter)	Use	Start	End
United Kingdom	5th Floor, Forum House, 15–18 Lime Street, London	439	London office	24 October 2019	24 May 2026
United Kingdom	6th Floor, Forum House, 15–18 Lime Street, London	376	London office	24 October 2019	24 May 2026
United Arab Emirates	Office 606, Level 6, Tower 1, Al Fattan Currency House, Dubai	170	Dubai office	20 November 2018	19 November 2021
Malaysia	29th Floor, Menara TA One Jalan P Ramlee, Kuala Lumpur	204	Malaysia office	1 July 2019	30 June 2022
Malaysia	Unit B1, Level 11 ( C ), Block 4 Office Tower, Financial Park Complex Labuan, Jalan Merdeka, Federal Territory of Labuan	7	Labuan office	16 December 2019	15 December 2020
Morocco	32–42, Bd Abdelmoumen – Residence Walili 25 – 4th Floor P.O. Box 20000 Casablanca	138	Morocco office	1 June 2019	31 May 2020

In addition we owned the following real estate interests as of December 31, 2019:

Country	Location	Ownership Interest	Gross Floor Area (square meter)	Use
Jordan	Specialty Mall building, 74 Abdel Hamid Sharaf Street, PO Box 941428, Amman 11194	100%	17,878	Commercial leasing investment
Lebanon	Golden Rock S.A.L., Beirut	32.7%	10,402	Commercial leasing investment
Lebanon	Silver Rock S.A.L., Beirut	32.7%	1,493	Commercial leasing investment
Lebanon	Star Rock S.A.L., Beirut	32.7%	1,334	Commercial leasing investment
Lebanon	Société Immobilière Nationale S.A.L., Beirut	32.7%	962	Commercial leasing investment
Jordan	34 plots, area number 4, Al Qalayed, Um Al Basateen.	100%	27,770	Land purchased for investment purposes

Litigation

There are no governmental, legal or arbitration proceedings to which we are a party which are expected to have a material effect on our financial position or profitability (including any such proceedings which are pending or threatened or which we are aware of), except as stated below. However, in any given quarter, litigation could arise which might have an adverse effect on our results for such quarter. See “Risk Factors—Risks Relating to Our Business and Operations—We are involved in legal and other proceedings from time to time, and we may face damage to our reputation or legal liability as a result.”

In addition, it is not unusual for commercial insurers to engage in disputes with reinsurers regarding the contractual obligations of such reinsurers. Reinsurance is an important risk mitigation measure because it enables us to cede portions of our underwriting risk to others. Although reinsurance does not discharge our subsidiaries from their primary obligation to pay for losses insured under the policies they issue, reinsurance does make the assuming reinsurer liable to the insurance subsidiaries for the reinsured portion of the risk. As of December 31, 2019, the amount owed to us from our reinsurers for paid claims was approximately $36.5 million. In some cases there can be disputes with reinsurers over their contractual obligations and their understanding of our maximum liability for the underlying insurance policy which is being reinsured. Insurers can seek to avoid reinsurance policies for a variety of reasons, including allegations that they did not appreciate our maximum liability. In some cases these disputes and disagreements can result in arbitration or even litigation, initiated in some cases by us and in some cases by our reinsurers. We are currently in arbitration or discussions with some reinsurers over their potential coverage and it is always possible that an arbitrator or judge could issue an adverse award or judgment. A failure by reinsurers to honor their obligations, supported in arbitration or court proceedings, could depending on the amount involved have a material adverse effect on our results of operations and business. See Note 25 to IGI’s consolidated financial statements included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This “Management’s Discussion and Analysis” should be read in conjunction with the “Business” and “Selected Historical Financial Information” sections and the consolidated financial statements of IGI which are included elsewhere in this prospectus. The financial information contained herein is taken or derived from such consolidated financial statements, unless otherwise indicated. The following discussion contains forward-looking statements. Our actual results could differ materially from those that are discussed in these forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus, particularly under “Risk Factors.”

Introduction

We are a highly-rated global provider of specialty insurance and reinsurance solutions in over 200 countries and territories. We underwrite a diversified portfolio of specialty risks including energy, property, construction and engineering, ports and terminals, general aviation, political violence, casualty (non-U.S.), financial institutions, marine liability and treaty reinsurance. Our size affords us the ability to be nimble and seek out profitable niches that can generate attractive underwriting results. Our underwriting focus is supported by exceptional service to our clients and brokers. Founded in 2001, our wholly owned subsidiary, IGI, has prudently grown our business with a focus on underwriting profitability and risk-adjusted shareholder returns as measured by total value creation over time. Since the inception of IGI in 2001 through December 31, 2019, our total value creation, defined as the growth in tangible book value per share plus accumulated shareholder dividends, has been 380% as of December 31, 2019. For additional information regarding total value creation, see “–Non-IFRS Financial Measures–Tangible book value per diluted common share plus accumulated dividends.”

Our primary objective is to underwrite specialty products that maximize return on equity subject to prudent risk constraints on the amount of capital we expose to any single event. We follow a careful and disciplined underwriting strategy with a focus on individually underwritten specialty risks through in-depth assessment of the underlying exposure. We use data analytics and modern technology to offer our clients flexible products and customized and granular pricing. We manage our risks through a variety of means, including contract terms, portfolio selection and underwriting and geographic diversification. Our underwriting strategy is supplemented by a comprehensive risk transfer program with reinsurance coverage from highly-rated reinsurers that we believe lowers our volatility of earnings and provides appropriate levels of protection in the event of a major loss event.

We conduct our worldwide operations through three reportable segments under IFRS segment reporting: Specialty Long-tail, Specialty Short-tail and Reinsurance. Our Specialty Long-tail segment includes (1) our casualty business, which includes our professional indemnity, directors and officers, legal expenses, intellectual property and other casualty lines of business, (2) our financial institutions line of business and (3) our marine liability line of business. Our Specialty Short-tail segment includes our energy (upstream, downstream and renewable), property, construction and engineering, political violence, ports and terminals and general aviation lines of business. Our Reinsurance segment includes our inward reinsurance treaty business.

In addition, we have a corporate function (“Corporate”) which includes the activities of our holding company and certain functions, including investment management. Corporate includes investment income on a managed basis and other non-segment expenses, predominantly general and administrative, stock compensation, finance and transaction expenses. Corporate also includes the activities of certain key executives such as the Chief Executive Officer and Chief Financial Officer. Our corporate expenses and investment results are presented separately within the corporate segment section.

The following table sets out IGI’s gross written premiums by segment and lines of business during the years indicated:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Specialty Long-tail
Casualty	$43.1	$73.7	$115.9
Financial Institutions	14.3	16.1	23.2
Marine Liability	2.0	2.1	3.4
Specialty Short-tail
Energy	87.9	81.4	72.1
Property	53.7	43.8	46.1
Construction & Engineering	10.4	18.2	20.7
Political Violence	9.7	11.4	8.3
Ports & Terminals	17.3	19.1	22.4
General Aviation	19.0	18.0	19.2
Reinsurance
Treaty Reinsurance	17.7	17.8	18.0
Total Gross Written Premiums	$275.1	$301.6	$349.2

The following table sets out IGI’s gross written premiums based on geographical concentration for the years indicated:

	Year ended December 31,
	2017	2018	2019
	($) in millions
UK	$42.9	$76.7	$115.9
Europe	32.2	34.5	37.3
Worldwide	26.3	35.0	33.3
Middle East	36.1	32.4	36.9
Africa	14.8	13.6	16.5
Asia	33.9	27.8	32.8
Central America	35.6	26.7	37.7
South America	33.4	26.4	11.1
North America	1.0	0.9	4.3
Caribbean Islands	10.5	15.1	8.3
Australasia	8.4	12.6	15.2
Total	$275.1	$301.6	$349.2

Recent Developments

Closing of the Business Combination

On March 17, 2020, IGI completed the Business Combination with Tiberius, as a result of which we became a new public company owned by the former stockholders of Tiberius and the former shareholders of IGI and each of IGI and Tiberius became our subsidiary. Upon consummation of the Business Combination, our common shares and warrants to purchase our common shares were listed on Nasdaq.

At the closing of the Business Combination, the Company issued (1) 29,759,999 common shares to former shareholders of IGI in exchange for their IGI shares and (2) 18,687,307 common shares to former stockholders of Tiberius, including (i) 9,339,924 common shares issued in exchange for public shares of Tiberius common stock that remained outstanding and not redeemed immediately prior to the closing of the Business Combination, (ii) 4,132,500 common shares issued in exchange for Tiberius founder shares, including 3,012,500 shares subject to vesting at prices ranging from $11.50 to $15.25 per share, (iii) 2,900,000 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement pursuant to forward purchase agreements, and (iv) 2,314,883 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement.

In addition, the Company issued 17,250,000 warrants, including (i) 12,750,000 warrants issued to former stockholders of Tiberius and (ii) 4,500,000 warrants that were issued in exchange for 4,000,000 Tiberius warrants transferred to Wasef Jabsheh and 500,000 Tiberius warrants transferred to Argo. Immediately following the consummation of the Business Combination, the Company had 48,447,306 common shares (including 3,012,500 common shares subject to vesting) and 17,250,000 warrants issued and outstanding.

Coronavirus Pandemic: COVID-19

In March 2020, the World Health Organization declared a pandemic related to the rapidly spreading coronavirus (COVID-19) outbreak, which has led to a global health emergency. In response to this outbreak, the governments of many countries have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes. These actions have expanded significantly in the past several weeks and are expected to continue to expand. Global financial markets have also experienced extreme volatility and disruptions to capital and credit markets. As a result, economic uncertainties have arisen which could impact the Company’s operations and its financial position. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, regulatory and private sector responses, which may be precautionary, and the impact on our customers, workforce, and vendors, all of which are uncertain and cannot be predicted.

The COVID-19 outbreak is disrupting production and sales across a range of industries, and it could materially adversely impact the Company or its reinsurers or have a material adverse effect on the Company’s business. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current global health crisis and financial market conditions could adversely impact our business.

We intend to continue to execute on our strategic plans and operational initiatives during the outbreak. However, the uncertainties associated with the protective and preventative measures being put in place or recommended by both governmental entities and other businesses, among other uncertainties, may result in delays or modifications to these plans and initiatives. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, industry and workforce. Given the daily evolution of COVID-19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID-19 on its results of operations, financial condition or liquidity for fiscal year 2020. Moreover, the Company anticipates that these events may adversely impact our results for the first quarter of 2020 and potentially beyond.

While we have not yet finalized our results for the first quarter of 2020, based on preliminary analysis, the adverse impact of the COVID-19 pandemic on the Company during the first quarter of 2020 was primarily evidenced by declines in the Company’s foreign exchange, equity and fixed income unrealized valuations. We have also seen a few preliminary notifications regarding potential claims relating to the COVID-19 pandemic and we are still evaluating their applicability to the respective policy wordings. At the same time, during a period of credit spread widening, the Company has invested an increased portion of its cash in investment grade corporate securities.

We have modeled adverse scenarios and have performed reverse stress testing which indicate that the Company will continue to meet its regulatory solvency requirements and have sufficient liquidity to meet its liabilities for a period of at least one year after the date of IGI’s audited financial statements for the year ended December 31, 2019 included elsewhere in this prospectus. See “Risk Factors—Risks Relating to the Insurance and Reinsurance Industry—Public health crises, illness, epidemics or pandemics could adversely impact our business, operating results and financial condition.”

In light of these uncertainties, and given the evolving nature of the COVID-19 pandemic and the difficulty of forecasting with reasonable accuracy the full duration, magnitude and pace of recovery across our end markets, the Company is withdrawing its previously issued guidance for 2020 and 2021.

Description of Certain Income Statement Line Items

The definition and method of calculation of certain line items from IGI’s consolidated income statement are provided below:

Gross written premiums

Gross written premiums comprise the total premiums receivable for the whole period of cover provided by contracts entered into during the accounting period. They are recognized on the date on which the policy commences. Premiums include any adjustments arising in the accounting period for premiums receivable in respect of business written in prior accounting periods. Rebates that form part of the premium rate, such as no-claim rebates, are deducted from the gross premium; others are recognized as an expense. Premiums also include estimates for pipeline premiums, representing amounts due on business written but not yet notified. We generally estimate the pipeline premium based on management’s judgment and prior experience.

Reinsurers’ share of insurance premiums

Reinsurers’ share of insurance premiums comprise the total premiums payable for the reinsurance cover provided by retrocession contracts entered into during the year and are recognized on the date on which the policy incepts. Premiums include any adjustments arising in the accounting period in respect of reinsurance contracts incepting in prior accounting periods.

Net change in unearned premiums

Unearned premiums related to gross written premiums constitutes the proportion of premiums written in a year that relate to periods of risk after the reporting date. Unearned premiums are calculated on a pro rata basis. The proportion attributable to subsequent periods is deferred as a provision for unearned premiums.

Unearned reinsurance premiums related to reinsurers’ share of insurance premiums constitutes the proportion of premiums written in a year that relate to periods of risk after the reporting date. Unearned reinsurance premiums are deferred over the term of the underlying direct insurance policies for risk-attaching contracts and over the term of the reinsurance contract for losses-occurring contracts.

Net claims and claim adjustment expenses

Claims, comprising amounts payable to contract holders and third parties and related loss adjustment expenses, net of salvage and other recoveries, are charged to income as incurred. Claims comprise the estimated amounts payable, in respect of claims reported to us and those not reported at the consolidated statement of financial position date.

We generally estimate our claims based on appointed loss adjusters or leading underwriters’ recommendations. In addition, a provision based on management’s judgment and our prior experience is maintained for the cost of settling claims incurred but not reported at the consolidated statement of financial position date.

Net claims and claim adjustment expenses constitutes claims and claim adjustments expenses net of reinsurers’ share of claims.

Net policy acquisition expenses

Policy acquisition costs and commissions earned represent commissions paid and received in relation to the acquisition and renewal of insurance and retrocession contracts which are deferred and expensed over the same period over which the corresponding premiums are recognized in accordance with the earning pattern of the underlying contract.

Total investment income, net

Net investment income is principally comprised of income from interest, dividends, gains and losses from investments in properties, expected credit losses on investments and investment custodian fees and other investment expenses. For purposes of this discussion, “total investment income, net” reflects the sum of net investment income and share of profit or loss from associates, calculated net of (1) net realized gains/(losses) on investments and (2) net unrealized gains/(losses) on investments.

Net realized gains/(losses) on investments

Net realized gains and losses on investments is comprised of net gains and losses on sale of available for sale investments, realized gains and losses on the sale of bonds at fair value through other comprehensive income and realized gains and losses on the sale of equities at fair value through profit and loss account.

Unrealized gains/(losses) on investments

Unrealized gains/(losses) on investments includes unrealized losses on the revaluation of financial assets at fair value through profit and loss account and fair value changes of held for trading investments.

General and administrative expenses

General and administrative expenses is comprised of human resources expenses, business promotion, travel and entertainment expenses, statutory, advisory and rating expenses, information technology and software expenses, office operation expenses, depreciation and amortization, bank charges and board of directors’ expenses.

Other income (expenses)

Other income (expenses) include the sum of (1) other revenues, (2) other expenses and (3) impairment loss on insurance receivables.

Listing related expenses

Listing related expenses are expenses incurred in connection with our initial listing on Nasdaq that are not capitalizable and instead are charged to the consolidated statement of income as incurred. Transaction expenses incurred mainly consist of professional fees (such as legal and accounting fees) and other miscellaneous costs that are directly related to the listing on Nasdaq.

Gain (loss) on foreign exchange

Gain (loss) on foreign exchange represents gains and/or losses incurred as a result of foreign currency transactions.

Income tax

Income tax reflects (1) income tax payable by IGI Labuan in accordance with the Labuan Business Activities Tax Act 1990, (2) tax payable by IGI Casablanca pursuant to the Casablanca Finance City Tax Code and (3) corporate tax payable by IGI UK and North Star Underwriting Limited in accordance with UK tax law. International General Insurance Co. Ltd. (IGI Bermuda) is a tax-exempt company. IGI Holdings (a DIFC-registered company) and IGI Dubai are not subject to income tax according to the UAE tax law, and IGI Underwriting is a tax-exempt company in Jordan.

Non-IFRS Financial Measures

In presenting our results, management has included and discussed certain non-IFRS financial measures. We believe that these non-IFRS measures, which may be defined and calculated differently by other companies, better explain and enhance an understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with IFRS.

Tangible book value per diluted common share plus accumulated dividends

In addition to presenting book value per common share determined in accordance with IFRS, we believe that the key financial indicator for evaluating our performance and measuring the overall growth in value generated for shareholders is “book value per diluted common share plus accumulated dividends,” a non-IFRS financial measure.

The following table presents reconciliations of “book value per common share” to “book value per diluted common share plus accumulated dividends.”

	December 31, 2019
($) in millions, except per share data and the number of shares	Equity Amount	Common Shares Issued and Outstanding	Per Share Amount
Book value per share	$312.1	134,025,678	$2.33
Non-IFRS adjustments:
Intangible assets	$(3.9)		$(0.03)
Tangible book value per share	308.3		2.30
Accumulated dividends	105.5		0.79
Tangible book value per share plus accumulated dividends			$3.09

	December 31, 2018
($) in millions, except per share data and the number of shares	Equity Amount	Common Shares Outstanding	Per Share Amount

Book value per share	$301.2	136,375,678	$2.21
Non-IFRS adjustments:
Intangible assets	$(2.9)		$(0.02)
Tangible book value per share	298.2		2.19
Accumulated dividends	94.7		0.68
Tangible book value per share plus accumulated dividends			$2.87

Our total value creation from the inception of IGI in 2001 through December 31, 2019 was 380%, reflecting growth in tangible book value per share of 261% plus dividend payments of 119%.

Core operating income

In addition to presenting profit for the year determined in accordance with IFRS, we believe that showing “core operating income,” a non-IFRS financial measure, provides investors with a valuable measure of profitability and enables investors, rating agencies and other users of our financial information to more easily analyze our results in a manner similar to how management analyzes our underlying business performance.

Core operating income is calculated by the addition or subtraction of certain income statement line items from profit for the year, the most directly comparable IFRS financial measure, as illustrated in the table below:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Profit for the year	$7.0	$25.5	$23.6
Non-IFRS adjustments:
Net realized (gains) on investments	(3.1)	(1.3)	(1.0)
Net impairment losses recognized in earnings	0.1	0.0	0.0
Unrealized loss (gain) on investments	—	0.9	(1.3)
Fair Value Changes of Held for Trading Investments	(0.1)	—	—
Listing related expenses	—	—	4.8
(Gain) loss on foreign exchange (tax adjusted) (1)	(2.6)	3.4	(4.9)
Core operating income	$1.3	$28.6	$21.2
Average shareholders’ equity (2)	301.3	301.3	306.7
Annualized return on average equity	2.3%	8.5%	7.7%
Annualized core operating return on average equity	0.4%	9.5%	6.9%

(1)	For 2019, represents 2019 Gain/Loss on foreign exchange adjusted for the tax expense of $0.8 million.

(2)	Average shareholders’ equity as of any date equals the shareholders’ equity at such date, plus the shareholders’ equity as of the same date of the prior year, divided by 2.

“Core operating income,” a non-IFRS financial measure, measures the performance of our operations without the influence of after-tax gains or losses on investments and foreign currencies and other items as noted in the table above. We exclude these items from our calculation of “core operating income” because the amount of these gains and losses is heavily influenced by, and fluctuates in part according to, the availability of investment market opportunities and other factors. We believe these amounts are largely independent of our core underwriting activities and including them distorts the analysis of trends in our operations. We believe the reporting of core operating income enhances an understanding of our results by highlighting the underlying profitability of our core insurance operations. Our profitability is impacted by earned premium growth, the adequacy of our pricing, loss frequency and severity. Over time our profitability is also influenced by underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, our management of claims, use of reinsurance and ability to manage expense ratio, which we accomplish through management of acquisition costs and other underwriting expenses.

Return on average equity and core operating return on average equity, both a non-IFRS financial measure, represent the returns generated on common shareholders’ equity during the year. Our objective is to generate superior returns on capital that appropriately reward shareholders for the risks assumed.

Results of Operations

The following section reviews IGI’s results of operations during the years ended December 31, 2017, 2018 and 2019. The discussion includes presentations of IGI’s results on a consolidated basis and on a segment-by-segment basis.

Results of Operations — Consolidated

The following table summarizes IGI’s consolidated income statement for the years indicated:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Gross written premiums	$275.1	$301.6	$349.2
Reinsurers’ share of insurance premiums	(114.3)	(98.2)	(97.1)
Net written premiums	$160.8	$203.4	$252.1
Net change in unearned premiums	(14.0)	(20.1)	(36.6)
Net premiums earned	$146.7	$183.3	$215.5
Net claims and claim adjustment expenses(1)	(86.9)	(85.3)	(118.1)
Net policy acquisition expenses	(36.2)	(42.0)	(45.4)
Net underwriting results	$23.6	$56.1	$52.0
Total investment income, net(2)	10.3	9.1	10.7
Net realized gains on investments	3.1	1.3	1.0
Unrealized gains/(losses) on investments	0.1	(0.9)	1.3
General and administrative expenses	(30.9)	(35.4)	(39.3)
Other income (expenses)	(1.8)	(1.2)	(1.3)
Listing related expenses	—	—	(4.8)
Gain (loss) on foreign exchange	2.6	(3.4)	5.7
Profit before tax	$7.0	$25.6	$25.3
Income tax	0.0	(0.1)	(1.7)
Profit for the year	$7.0	$25.5	$23.6

(1)	Net claims and claim adjustment expenses represents claims occurring during the year, adjusted either upward or downward based on the prior year’s adverse (or favorable) development in claims, as follows:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Claims occurring during the current year	110.3	94.3	124.4
Prior year adverse (favorable) development	(23.4)	(9.0)	(6.3)
Net claims and claims adjustment expenses for current year	86.9	85.3	118.1

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Reserves — Reserving Results & Development” for a discussion of the claims development in each of these years.

(2)	Represents net investment income and share of profit or loss from associates, net of (1) net realized gains/(losses) on investments, and (2) unrealized gains/(losses) on investments, calculated as follows:

	Year ended December 31,
	2017	2018	2019

Net investment income	$12.6	$10.3	$13.3
Plus Share of profit or loss from associates	1.0	(0.9)	(0.4)
Minus Net realized gains/(losses) on investments	3.1	1.3	1.0
Minus Unrealized gains/(losses) on investments	0.1	(0.9)	1.3
Total investment income, net	$10.3	$9.1	$10.7

Year ended December 31, 2019 compared to year ended December 31, 2018 (Consolidated)

	Year ended December 31,
	2018	2019
	($) in millions
Gross written premiums	$301.6	$349.2
Reinsurers’ share of insurance premiums	(98.2)	(97.1)
Net written premiums	$203.4	$252.1
Net change in unearned premiums	(20.1)	(36.6)
Net premiums earned	$183.3	$215.5
Net claims and claim adjustment expenses	(85.3)	(118.1)
Net policy acquisition expenses	(42.0)	(45.4)
Net underwriting results	$56.1	$52.0
Total investment income, net(1)	9.1	10.7
Net realized gains on investments	1.3	1.0
Unrealized(losses)/gains on investments	(0.9)	1.3
General and administrative expenses	(35.4)	(39.3)
Other income (expenses)	(1.2)	(1.3)
Listing related expenses	—	(4.8)
(Loss) gain on foreign exchange	(3.4)	5.7
Profit before tax	$25.6	$25.3
Income tax	(0.1)	(1.7)
Profit for the year	$25.5	$23.6

(1)	Represents net investment income and share of profit or loss from associates, net of (1) net realized gains/(losses) on investments, and (2) unrealized gains/(losses) on investments, calculated as follows:

	Year ended December 31,
	2018	2019
Net investment income	$10.3	$13.3
Plus Share of profit or loss from associates	(0.9)	(0.4)
Minus Net realized gains/(losses) on investments	1.3	1.0
Minus Unrealized gains/(losses) on investments	(0.9)	1.3
Total investment income, net	$9.1	$10.7

Gross written premiums

Gross written premiums increased 15.8% from $301.6 million in 2018 to $349.2 million in 2019. This was primarily due to 55% growth (or $50.5 million) in the specialty long-tail segment. This increase was partially offset by a decrease of 1.6% (or $3.0 million) in the specialty short-tail segment. The increase in gross written premiums was the result of a number of factors, including new business generated and improved renewal pricing, all resulting from hardening markets and superior underwriting.

The following table sets out the contribution of the lines of business to IGI’s gross written premiums written during the years indicated:

	Year ended December 31,
	2018	2019	Change
	($) in millions		(%)
Specialty Long-tail
Casualty	$73.7	$115.9	57.3%
Financial Institutions	16.1	23.2	43.6%
Marine Liability	2.1	3.4	61.9%
Specialty Short-tail
Energy	81.4	72.1	(11.4)%
Property	43.8	46.1	5.3%
Construction and Engineering	18.2	20.7	13.8%
Political Violence	11.4	8.3	(27.2)%
Ports and Terminals	19.1	22.4	17.4%
General Aviation	18.0	19.2	6.7%
Reinsurance
Treaty Reinsurance	17.8	18.0	1.0%
Total Gross Written Premiums	$301.6	$349.2	15.8%

Reinsurers’ share of insurance premiums

Reinsurers’ share of insurance premiums decreased 1.1% from $98.2 million in 2018 to $97.1 million in 2019. This was primarily due to two significant changes in reinsurance:

(i)	There was a decline in the general aviation line of business due to a change in the quota share cession to 0% in 2019 as opposed to 20% in 2018, causing a reduction of $4.0 million in quota share premiums. IGI elected to retain the business fully for a number of reasons including a hardening rate environment and unfavorable quota share renewal terms.

(ii)	There was a decrease in political violence reinsurance due to a change in the quota share cession from 40% in 2018 to 25% in 2019. IGI elected to retain a larger portion of the political violence portfolio due to improved profitability outlook for the business line. IGI also purchased a surplus line treaty in order to increase its capacity in this class of business.

The decrease in reinsurers’ share of insurance premiums was also due to a reduction in facultative reinsurance purchasing and a decline in excess of loss recoveries that had a consequential effect on the reinstatement premiums being payable.

Net change in unearned premiums

Net change in unearned premiums increased by 82.1% from $20.1 million in 2018 to $36.6 million in 2019. The increase was attributed to an overall increase in net written premiums of $20.6 million in our specialty short-tail segment coupled with a greater proportion of premiums weighted to the fourth quarter of 2019 as compared to 2018.

Net premiums earned

As a result of the foregoing, net premiums earned increased 17.6% from $183.3 million in 2018 to $215.5 million in 2019. This was primarily due to an increase in gross earned premiums and a decrease in reinsurers’ share of insurance premiums.

Net claims and claim adjustment expenses

Gross claims and claim adjustment expenses decreased 24.3% from $211.0 million in 2018 to $159.8 million in 2019, and reinsurers’ share of claims decreased 66.8% from $125.8 million in 2018 to $41.7 million in 2019. As a result, net claims and claim adjustment expenses increased 38.4% from $85.3 million in 2018 to $118.1 million in 2019. This was primarily due to building appropriate IBNR reserves across our growing business in the long tail segment and an increase in retention in the specialty short-tail segment with consequentially lower claims recovery in 2019 as compared to 2018. For a discussion of the portion of net claims and claims adjustment expenses in the year ended December 31, 2019 that was caused by the prior year’s adverse development in claims, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Reserves — Reserving Results & Development.”

IGI’s overall net claims and claim adjustment expenses ratio increased by 8.3 percentage points from 46.5% for 2018 to 54.8% for 2019. The majority of the increase is attributable to the specialty long-tail segment, increasing from 53.6% in 2018 to 61.0% in 2019, as a result of higher incurred losses and additional IBNR reserve booked for the growing business under the specialty long-tail segment.

The tables below outline incurred losses on catastrophe events in the year ended December 31, 2019 and 2018.

	For the Year Ended December 31, 2019
($ in millions)	Gross Incurred Amount	Net Incurred Amount
Catastrophe Event
Petronas Explosion Fire	$3.6	$3.3
Various Flood Events	3.0	2.8
Hurricane Dorian	2.3	2.3
LNG1 Gas Production Fire Explosion	2.2	2.1
Typhoon Hagibis	1.3	1.3
Other	7.4	6.0
Provided during the year related to prior accident years	7.0	0.8
Total	$26.8	$18.6

	For the Year Ended December 31, 2018
($ in millions)	Gross Incurred Amount	Net Incurred Amount
Catastrophe Event
Cyclone Mekunu	$21.0	$8.4
Typhoon Jebi Japan	1.3	1.3
Papua New Guinea Earthquake	1.3	1.2
Mexico Earthquake February 2018	1.2	1.1
Kuwait Rainstorm Floods	0.8	0.7
Other	8.8	4.4
Provided during the year related to prior accident years	7.3	2.8
Total	$41.5	$19.8

Net policy acquisition expenses

Net policy acquisition expenses increased by 8.1% from $42.0 million in 2018 to $45.4 million in 2019. The policy acquisition expense ratio for 2018 was 22.9% compared to 21.1% for 2019. This decline in the policy acquisition expense ratio was led by cost savings in the energy, property and general aviation lines of business in the specialty short-tail segment along with the financial institutions and casualty lines of business in the specialty long-tail segment.

Net underwriting results

Due to the foregoing, net underwriting results decreased from $56.1 million in 2018 to $52.0 million in 2019, a decrease of $4.1 million or 7%.

Total investment income, net

Total investment income, net increased by 17.6% from $9.1 million in 2018 to $10.7 million in 2019. This was primarily due to the increase of 12% in interest income earned on bank deposits and fixed income bonds, which is mainly attributed to deployment in structured US-dollar term deposits with a bank in Jordan at the beginning of 2019 that provided higher than average yields within our overall bank deposits portfolio.

Net realized gains/(losses) on investments

Net realized gains on investments decreased from $1.3 million in 2018 to $1.0 million in 2019. Net realized gain in 2019 included a $1 million gain on the disposal of US equity securities, partially offset by a loss on maturity and call of fixed income bonds amounting to $0.7 million, and a realized gain of $0.7 million on the sale of one of our investment properties.

Unrealized gains/(losses) on investments

Unrealized gains/(losses) on investments reflects a net gain of $1.3 million in 2019 compared to net loss of $0.9 million in 2018. This primarily represents mark to market improvement in valuation of assets classified at fair value through profit or loss (FVTPL) of $1.6 million compared to a loss of $0.9 million in 2018. This increase of $1.6 million was offset by a $0.3 million decrease in the fair valuation of investment properties.

General and administrative expenses

General and administrative expenses increased by 11.1% from $35.4 million in 2018 to $39.3 million in 2019. This was primarily due to an increase in human resource costs in connection with planned growth.

Other income (expenses)

Other income (expenses) increased by 8.3% from $1.2 million in 2018 to $1.3 million in 2019.

Gain (loss) on foreign exchange

Net gain on foreign exchange amounted to $5.7 million in 2019 compared to a net loss of $3.4 million in 2018. This was primarily due to an increase in the Pound Sterling – USD foreign exchange rate by more than 4% from December 31, 2018 to December 31, 2019 coupled with higher Pound Sterling denominated cash and insurance receivable balances led by the Company’s increased business in the specialty long-tail segment.

Profit for the year

As a result of the foregoing, the profit after tax for the year decreased from $25.5 million in 2018 to $23.6 million in 2019 mainly due to the year-over-year decrease in net underwriting results of 6.9%, partly offset by the gain from foreign exchange in 2019, compared to a loss in 2018.

Year ended December 31, 2018 compared to year ended December 31, 2017 (Consolidated)

	Year ended December 31,
	2017	2018
	($) in millions
Gross written premiums	$275.1	$301.6
Reinsurers’ share of insurance premiums	(114.3)	(98.2)
Net written premiums	$160.8	$203.4
Net change in unearned premiums	(14.0)	(20.1)
Net premiums earned	$146.7	$183.3
Net claims and claim adjustment expenses	(86.9)	(85.3)
Net policy acquisition expenses	(36.2)	(42.0)
Net underwriting results	$23.6	$56.1
Total investment income, net(1)	10.3	9.1
Net realized gains/(losses) on investments	3.1	1.3
Unrealized gains/(losses) on investments	0.1	(0.9)
General and administrative expenses	(30.9)	(35.4)
Other income (expenses)	(1.8)	(1.2)
(Loss) gain on foreign exchange	2.6	(3.4)
Profit before tax	$7.0	$25.6
Income tax	0.0	(0.1)
Profit for the year	$7.0	$25.5

(1)	Represents net investment income and share of profit or loss from associates, net of (1) net realized gains/(losses) on investments, and (2) unrealized gains/(losses) on investments, calculated as follows:

	Year ended December 31,
	2017	2018
Net investment income	$12.6	$10.3
Plus Share of profit or loss from associates	1.0	(0.9)
Minus Net realized gains/(losses) on investments	3.1	1.3
Minus Unrealized gains/(losses) on investments	0.1	(0.9)
Total investment income, net	$10.3	$9.1

Gross written premiums

Gross written premiums increased 9.6% from $275.1 million in 2017 to $301.6 million in 2018. This was primarily due to growth of (i) 54.8% (or $32.6 million) in the specialty long-tail segment and (ii) 0.9% (or $0.2 million) in the reinsurance segment. This increase was partially offset by a decrease of 3.1% (or $6.2 million) in the specialty short-tail segment.

The following table sets out the contribution of the lines of business to IGI’s gross written premiums during the years indicated:

	Year Ended December 31,
	2017	2018	Change
	($) in millions		(%)
Specialty Long-tail
Casualty	$43.1	$73.7	70.8%
Financial Institutions	14.3	16.1	13.1%
Marine Liability	2.0	2.1	6.6%
Specialty Short-tail
Energy	87.9	81.4	(7.5)%
Property	53.7	43.8	(18.5)%
Construction and Engineering	10.4	18.2	75.3%
Political Violence	9.7	11.4	17.2%
Ports and Terminals	17.3	19.1	10.5%
General Aviation	19.0	18.0	(5.3)%
Reinsurance
Treaty Reinsurance	17.7	17.8	0.9%
Total Gross Written Premiums	$275.1	$301.6	9.6%

Reinsurers’ share of insurance premiums

Reinsurers’ share of insurance premiums decreased 14.1% from $114.3 million in 2017 to $98.2 million in 2018. This decrease was primarily due to a decline in the reinsurers’ quota share that was led by the retroactive cancellation of quota share reinsurance cover on one of the sizeable facility accounts in the casualty line of business that was reversed in 2018 as income and a decline in the general aviation line of business due to a change in the quota share cession in 2018.

Net change in unearned premiums

Net change in unearned premiums increased by 43.4% from $14 million in 2017 to $20.1 million in 2018. This was due to the increase in gross written premiums in the specialty long-tail segment lines of business, which are earned over a longer period than gross written premiums in the short-tail and reinsurance segments, thus increasing the unearned premiums for the same year.

Net premiums earned

As a result of the foregoing, net premiums earned increased 24.9% from $146.7 million in 2017 to $183.3 million in 2018. The increase was due to an increase in the overall gross written premiums for all segments and increased earned premiums, specifically from the specialty long-tail segment.

Net claims and claim adjustment expenses

Gross claims and claim adjustment expenses decreased 16.3% from $252.2 million in 2017 to $211.0 million in 2018 and reinsurers’ share of claims decreased 23.9% from $165.2 million in 2017 to $125.8 million in 2018. As a result, net claims and claim adjustment expenses decreased 1.9% from $86.9 million in 2017 to $85.3 million in 2018. This was primarily due to less attritional and catastrophe losses in 2018 as compared to 2017 which had significant catastrophe losses in the specialty short-tail segment. For a discussion of the portion of net claims and claims adjustment expenses in 2017 and 2018 that was caused by the prior year’s favorable development in claims, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Reserves — Reserving Results & Development.”

IGI’s overall claims and claim expenses ratio decreased by 13 percentage points to 46.5% for the year ended December 31, 2018 as compared to 59.2% in the year ended December 31, 2017.

The tables below outline incurred losses on catastrophe events in the years ended December 31, 2018 and 2017.

	For the Year Ended December 31, 2018
($in millions)	Gross Incurred Amount	Net Incurred Amount
Catastrophe Event
Cyclone Mekunu	$21.0	$8.4
Typhoon Jebi Japan	1.3	1.3
Papua New Guinea Earthquake	1.3	1.2
Mexico Earthquake February 2018	1.2	1.1
Kuwait Rainstorm Floods	0.8	0.7
Other	8.8	4.4
Provided during the year related to prior accident years	7.3	2.8
Total	$41.5	$19.8

	For the Year Ended December 31, 2017
($in millions)	Gross Incurred Amount	Net Incurred Amount
Catastrophe Event
Hurricane Maria	$36.3	$9.9
Cyclone Debbie	6.9	4.3
Hurricane Irma	24.9	4.0
Ruwais Refinery Explosion Fire	32.2	2.5
Krishnapatnam Storm	2.9	1.8
Other	64.6	0.4
Provided during the year related to prior accident years	6.3	0.8
Total	$174.1	$23.6

Net policy acquisition expenses

Net policy acquisition expenses increased by 15.8% from $36.2 million in 2017 to $42.0 million in 2018. The policy acquisition expense ratio for 2017 was 24.7% compared to 22.9% for 2018.

Net underwriting results

As a result of the foregoing, net underwriting results increased by 137.8% from $23.6 million in 2017 to $56.1 million in 2018. The increase was due to growth in net premiums earned and a reduction in net claims and claim adjustment expenses.

Total investment income, net

Total investment income, net decreased 12.0% from $10.3 million in 2017 to $9.1 million in 2018. This was primarily due to (i) a $2.3 million decrease in income from real estate and share of profit from associates (who are in the business of commercial building leasing) and (ii) a $0.4 million decrease in dividends. These reductions were offset by a $1.1 million increase in interest income and a $0.3 million decrease in custodian fees and other investment expenses.

Net realized gains/(losses) on investments

Net realized gains/(losses) on investments decreased by 59% from a gain of $3.1 million in 2017 to a gain of $1.3 million in 2018. The net realized gain in 2018 included a realized gain of $1.9 million on the disposal of equity securities, partially offset by a $0.7 million loss on maturity and call of fixed income bonds. The net realized gain in 2017 included a realized gain of $3.7 million on the disposal of equity securities, partially offset by a $0.6 million loss on maturity and call of fixed income bonds.

Unrealized gains/(losses) on investments

Unrealized gains/(losses) on investments decreased from a gain of $0.1 million in 2017 to a loss of $0.9 million in 2018. The decrease was due to the fact that IGI adopted IFRS 9 with effect from January 1, 2018. Accordingly, certain securities in IGI’s existing portfolio were earmarked as assets at fair value through profit and loss (FVTPL) and $0.9 million of mark to market devaluation was recorded as FVTPL investments during the year ended December 31, 2018.

General and administrative expenses

General and administrative expenses increased 14.4% from $30.9 million in 2017 to $35.4 million in 2018. This was primarily due to an increase in human resources expenses which IGI had planned for and increases in statutory, advisory and rating expenses from $1.8 million in 2017 to $3.0 million in 2018.

Other income (expenses)

Other income (expenses) decreased by 33.3% from $1.8 million in 2017 to $1.2 million in 2018.

(Loss) gain on foreign exchange

(Loss) gain on foreign exchange was a gain of $2.6 million in 2017 compared to a loss of $3.4 million in 2018. The change was primarily due to IGI’s major currencies (the pound and the euro) depreciating against the US dollar on average by 8-9% during 2018, while simultaneously euro and pound denominated business increased to 39% of total gross written premiums in the year ended December 31, 2018 compared to 23% in year ended December 31, 2017. This increase in foreign exchange exposure during 2018 coupled with the sharp depreciation in said currencies during 2018 compared to 2017 resulted in a net loss of $3.4 million during 2018.

Profit for the year

As a result of the foregoing, profit for the year increased from $7.0 million in 2017 to a profit of $25.5 million in 2018. This increase was mainly due to the increase in the net underwriting results of 137.8%.

Results of Operations — Specialty Long-tail Segment

The following table summarizes the results of operations of IGI’s specialty long-tail segment for the years indicated:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Gross written premiums	$59.4	$92.0	$142.5
Reinsurers’ share of insurance premiums	(9.9)	0.0	(22.5)
Net written premiums	$49.5	$92.0	$120.0
Net change in unearned premiums	(11.1)	(22.1)	(23.5)
Net premiums earned	$38.3	$69.9	$96.5
Net claims and claim adjustment expenses	(14.3)	(37.3)	(58.8)
Net policy acquisition expenses	(10.7)	(16.2)	(21.3)
Net underwriting results	$13.3	$16.5	$16.4

Claims & claim expense ratio	37.4%	53.4%	61%
Policy acquisition expenses ratio	27.9%	23.1%	22.1%

Gross written premiums

Gross written premiums in the specialty long-tail segment increased 55% from $92.0 million in 2018 to $142.5 million in 2019. This increase was primarily due to positive rate movement in the casualty line of business of approximately 30%. In particular, our ‘professional indemnity’ and ‘legal expense’ product lines experienced a growth of $31 million (57%) and $4 million (68%), respectively, in 2019 compared to 2018. The financial institutions line of business also experienced positive rate movement of 17.7% compared to 2018. In addition, new business of $1.3 million within the marine liability line of business contributed to the total increase in gross written premiums.

Gross written premiums in the specialty long-tail segment increased 54.8% from $59.4 million in 2017 to $92.0 million in 2018. This increase was primarily due to positive rate movement compared to the prior year, particularly driven by the casualty and financial institutions lines of business which amounted to 11.6% and 17.7%, respectively. New business also contributed to the increase in the gross written premium, specifically within the casualty (particularly the professional indemnity cover) and financial institutions lines of business.

The breakdown of gross written premiums in the specialty long-tail segment by line of business is as follows:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Long-tail
Casualty	$43.1	$73.7	$115.9
Financial Institutions	14.3	16.1	23.2
Marine Liability	2.0	2.2	3.4
Total Gross Written Premiums	$59.4	$92.0	$142.5

Reinsurers’ share of insurance premiums

Reinsurers’ share of insurance premiums in the specialty long-tail segment changed from income of $0.04 million in 2018 to an expense of $22.5 million in 2019. The reinsurers’ share of insurance premiums in 2018 represented the retroactive cancellation of a quota share cover in the casualty line of business that was reversed and reflected in 2018 as income. Moreover, in 2019, reinsurers’ share of insurance premiums increased. In 2019, IGI purchased quota share reinsurance and non-proportional reinsurance amounting to $15 million and $5 million, respectively.

Reinsurers’ share of insurance premiums in the specialty long-tail segment changed from an expense of $9.9 million in 2017 to income of $0.04 million in 2018. This was primarily due to retroactive cancellation of a quota share cover in the casualty line of business that was reversed and reflected in 2018 as income. However, this was offset by the introduction of a new 50% quota share cover on legal expenses (after the event cover only). Further, in 2018, IGI took additional facultative reinsurance for certain new businesses within the financial institutions line of business.

Net change in unearned premiums

Net change in unearned premiums in the specialty long-tail segment increased by 6.5% from $22.1 million in 2018 to $23.5 million in 2019. This was primarily due to the increase in unearned premiums in 2019 compared to the prior year which was in line with the increase in gross written premiums mainly in the casualty line of business and financial institutions line of business.

Net change in unearned premiums in the specialty long-tail segment increased by 98.6% from $11.1 million in 2017 to $22.1 million in 2018. This was primarily due to the increase in unearned premiums during 2018 compared to the prior year which was in line with the increase in gross written premiums.

Net premiums earned

As a result of the foregoing, (1) net premiums earned in the specialty long-tail segment increased 38% from $69.9 million in 2018 to $96.5 million in 2019, and (2) net premiums earned in the specialty long-tail segment increased 82.3% from $38.3 million in 2017 to $69.9 million in 2018.

Net claims and claim adjustment expenses

Net claims and claims adjustment expenses in the specialty long-tail segment increased by 57.6% from $37.3 million in 2018 to $58.8 million in 2019. This was primarily due to higher incurred losses coupled with an adequate increase in our IBNR provision to reflect our growing casualty and financial institutions product lines in 2019 as compared to 2018.

Net claims and claims adjustment expenses in the specialty long-tail segment increased by 160.1% from $14.3 million in 2017 to $37.3 million in 2018. This was primarily due to higher incurred losses, and an increase in retentions in 2018 as compared to 2017 under the directors and officers and professional indemnity product lines of the casualty line of business. During 2018, when the claims and claims expense ratio increased to 63.8%, the casualty line of business experienced adverse claims movement as a result of one claim from the 2014 accident year and a combination of one large and other smaller claims from the 2017 accident year. In addition, there was a significant increase in net incurred claims in the casualty line of business from $4.3 million during 2017 to $19.4 million during 2018. The growth in net retained premiums from $43 million in 2017 to $73.6 million in 2018 in the casualty line, which necessitated building an IBNR provision for the growing professional indemnity product line, also contributed to the higher claims and claims expense ratio in 2018 compared to previous years.

Claims and claims expense ratios for the specialty long-tail segment by line of business were as follows:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Specialty Long-tail
Casualty	55.4%	63.8%	68.1%
Financial Institutions	4.7%	9.2%	43.6%
Marine Liability	0.7%	94.8%	-42.8%
Total	37.4%	53.4%	61.0%

The claims and claims expense ratios in the casualty line of business were 55.4% in 2017, 63.8% in 2018 and 68.1% in 2019. During 2019, the increase in the ratio from 63.8% to 68.1% was mainly driven by the deterioration across three large professional indemnity and commercial D&O liability claims related to the 2018 accident year. Growth in gross written premiums from $43 million to $73.6 million and $115.9 million in 2017, 2018, and 2019, respectively, in the casualty line and related IBNR provisions contributed to the higher claims and claims expense ratio in 2019 compared to previous years. In addition, there was an increase in net incurred claims in the casualty line of business from $4.3 million, to $19.4 million and $30.5 million during 2017, 2018 and 2019, respectively. During 2018, when the ratio increased to 63.8%, the casualty line of business experienced adverse claims movement as a result of one claim from the 2014 accident year and a combination of one large and other smaller claims from the 2017 accident year. During 2019, IGI introduced a new portfolio of primary professional indemnity business which is a little shorter tailed and has a higher loss ratio than the remainder of IGI’s professional indemnity business.

The claims and claims expense ratios in the financial institutions line of business were 4.7% in 2017, 9.2% in 2018 and 43.6% in 2019. The reported claims and claims expense ratio was relatively low for the years ended December 31, 2017 and December 31, 2018. IGI experienced higher frequency and severity of claims in the financial institutions business during accident years 2014 and 2015. Many of these claims were related to theft by bank employees in the Middle East and former Soviet states. As a result, in 2015, IGI modified its reserving approach to the financial institutions business in line with its understanding of broader changes in the market. During 2017, IGI determined that the steps taken to address the poor claims experience in accident years 2014 and 2015 had been effective and further adjusted its reserving approach. The change in calendar year 2017 resulted in reduced case-reserves for accident years 2014 and 2015 and a lower claims and claims expense ratio for the year ended December 31, 2017.

The claims and claims expense ratios in the marine liability line of business were 0.7% in 2017, 94.8% in 2018 and -42.8% in 2019. The volume of business written in the marine liability line of business is small and the variations in the results correspond to a small number of claims arising (or not arising) during each year and the degree of successful challenge and/or subrogation of these claims.

Policy acquisition expenses

Policy acquisition expenses in the specialty long-tail segment increased by 31.8% from $16.2 million in 2018 to $21.3 million in 2019. The policy acquisition expense ratio for 2019 was 22.1% compared to 23.1% for 2018.

Policy acquisition expenses in the specialty long-tail segment increased by 51.1% from $10.7 million in 2017 to $16.2 million in 2018. The policy acquisition expense ratio for 2017 was 27.9% compared to 23.1% for 2018.

Results of Operations — Specialty Short-tail Segment

The following table summarizes the results of operations of IGI’s specialty short-tail segment for the years indicated:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Gross written premiums	$198.0	$191.8	$188.8
Reinsurers’ share of insurance premiums	(104.4)	(98.2)	74.6
Net written premiums	$93.6	$93.6	$114.2
Change in unearned premiums	(2.3)	2.0	(12.8)
Net premiums earned	$91.3	$95.6	$101.4
Net claims and claim adjustment expenses	(60.5)	(36.6)	(44.7)
Policy acquisition expenses	(22.9)	(22.8)	(21.2)
Net underwriting results	$7.9	$36.3	$35.5

Claims & claim expense ratio	66.2%	38.2%	44.1%
Policy acquisition expenses ratio	25.1%	23.8%	20.9%

Gross written premiums

Gross written premiums in the specialty short-tail segment decreased by 1.6% from $191.8 million in 2018 to $188.8 million in 2019. The slight change in gross written premiums was principally due to the following:

●	Gross written premiums in the energy line of business decreased by 11.4% from $81.4 million in 2018 to $72.1 million in, 2019. This decrease was principally due to the loss of a major account in Venezuela which could not be renewed due to sanctions imposed on the country.

●	Gross written premiums in the construction and engineering line of business increased 13.8% from $18.2 million in 2018 to $20.7 million in 2019. This was mainly due to capacity constraints in the market, which enabled IGI to increase its gross premiums written in the construction and engineering lines of business.

●	Gross written premiums in the political violence line of business decreased by 27.3% from $11.4 million in 2018 to $8.3 million in 2019. This was primarily due to negative rate movement of -1.7% compared to the prior year and a decline in new business.

●	Gross written premiums in the ports and terminals line of business increased by 17.2% from $19.1 million in 2018 to $22.4 million in 2019. This was mainly due to an increase in new business and positive rate movement of 8.9% on a comparative basis.

●	Gross written premiums in the general aviation line of business increased by 6.6% from $18.0 million in 2018 to $19.2 million in 2019. This was primarily due to general aviation positive rate movement of 36.9% compared to the prior year.

Gross written premiums in the specialty short-tail segment decreased by 3.1% from $198.0 million in 2017 to $191.8 million in 2018. This slight decrease was principally due to:

●	Gross written premiums in the energy line of business decreased 7.5% from $87.9 million in 2017 to $81.4 million in 2018. The decrease was in part due to unacceptable terms and conditions.

●	Gross written premiums in the property line of business decreased 18.4% from $53.7 million in 2017 to $43.8 million in 2018. The decrease was primarily due to the non-renewal of accounts due to unacceptable terms and conditions on both renewal and new business. Certain accounts in 2017 renewed in 2019 and not 2018 as they were written on a greater than 12-month period.

●	Gross written premiums in the construction and engineering line of business increased 75.3% from $10.4 million in 2017 to $18.2 million in 2018. The increase in gross written premiums was mainly caused by the introduction of a new business, inherent defect insurance, which is longer-tail in nature, which added $10.2 million to the overall growth in this line of business compared to the prior year.

The breakdown of gross written premiums in the specialty short-tail segment by line of business is as follows:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Short-tail
Energy	$87.9	$81.4	$72.1
Property	53.7	43.8	46.0
Construction & Engineering	10.4	18.2	20.7
Political Violence	9.7	11.4	8.3
Ports & Terminals	17.3	19.1	22.4
General Aviation	19.0	18.0	19.2
Total Gross Written Premiums	$198.0	$191.8	$188.8

Reinsurers’ share of insurance premiums

Reinsurance premiums ceded in the specialty short-tail segment decreased by 24% from $98.2 million in 2018 to $74.6 million in 2019. This was primarily due to (i) a decrease in quota share reinsurance premiums as result of the lower quota share cession in the general aviation and the political violence lines of business on a comparative basis and (ii) a decrease in facultative reinsurance purchases. The decline in facultative reinsurance purchases in the energy and property lines of business combined was $9.2 million.

Reinsurance premiums ceded in the specialty short-tail segment decreased 5.9% from $104.4 million in 2017 to $98.2 million in 2018. This was primarily due to a decrease in quota share reinsurance premiums as result of lower quota share cession in the general aviation and political violence lines of business compared to the prior year.

Net change in unearned premiums

Net change in unearned premiums increased from a positive change of $2.0 million in 2018 to a change of $12.8 million in 2019. The increase was due to an overall increase in net written premiums of $20.6 million in our specialty short-tail segment. The change in unearned premiums was also due to the particular seasonality of the business underwritten in our specialty short tail segment, which witnessed a greater amount of net written premium in the fourth quarter of 2019 as compared to 2018.

Net change in unearned premiums in the specialty short-tail segment closed at $2.3 million in 2017 compared to positive change of $2.0 million in 2018. This was primarily due to the overall decline in gross written premiums in the specialty short-tail segment in 2018 compared to the prior year.

Net premiums earned

As a result of the foregoing, net premiums earned in the specialty short-tail segment increased 6% from $95.6 million in 2018 to $101.4 million in 2019.

As a result of the foregoing, net premiums earned in the specialty short-tail segment increased 4.7% from $91.3 million in 2017 to $95.6 million in 2018.

Net claims and claim adjustment expenses

Net claims and claim adjustment expenses in the specialty short-tail segment increased by 22.3% from $36.6 million in 2018 to $44.7 million in 2019. This was primarily due to additional IBNR of $1.0 million in 2019 compared to a release of $6.9 million in 2018.

Net claims and claim adjustment expenses in the specialty short-tail segment decreased by 39.5% from $60.5 million in 2017 to $36.6 million in 2018. This was primarily due to less attritional and catastrophe losses in 2018 as compared to 2017 which suffered net losses from major catastrophes in the fourth quarter of the year.

IGI’s overall net claims and claims expense ratio increased by 6 percentage points to 44.1% for the year ended December 31, 2019 as compared to 38.2% during the year ended December 31, 2018.

IGI’s overall net claims and claims expense ratio decreased by 28 percentage points to 38.2% for the year ended December 31, 2018 as compared to 66.2% during the year ended December 31, 2017.

Claims and claims expense ratios for the specialty short-tail segment by line of business were as follows:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Specialty Short-tail
Energy	33.7%	18.0%	20.0%
Property	74.5%	64.4%	49.4%
Construction and Engineering	51.3%	137.5%	81.6%
Political Violence	34.1%	31.0%	65.7%
Ports and Terminals	127.6%	(13.7%)	20.7%
General Aviation	143.5%	101.3%	84.7%
Total	66.2%	38.2%	44.1%

In the specialty short-tail segment, overall the changes in the claims and claims expense ratios were driven mainly by specific events and/or large claims rather than reserve movements.

The claims and claims expense ratios in the energy line of business were 33.7% in 2017, 18.0% in 2018 and 20.0% in 2019. The slight increase is a result of lower earned premium recorded in the energy line of business which caused a higher loss ratio despite the same level of incurred losses on a comparative basis. The energy line of business had a favorable experience in 2018, with the ratio decreasing to 18.0%, with $0.9 million of movement in actual net incurred claims related to 2017 and prior accident years.

The claims and claims expense ratios in the property line of business were 74.5% in 2017, 64.4% in 2018 and 49.4% in 2019. Losses in the property line of business, which increased in 2017 and 2018, were mainly driven by the 2017 catastrophe events coupled with a major risk loss in 2018. The decrease in the ratio during 2019 is driven by the favorable claims movement and the low number of catastrophe events compared to prior years.

The claims and claims expense ratios in the construction and engineering line of business were 51.3% in 2017, 137.5% in 2018 and 81.6% in 2019. During 2018, the construction and engineering line of business experienced higher frequency of small attritional claims, resulting in a higher loss ratio compared to 2017 and 2019.

The claims and claims expense ratios in the political violence line of business were 34.1% in 2017, 31.0% in 2018 and 65.7% in 2019. This is reflected in lower ratios in 2017 and 2018. The increase in the ratio during 2019 was mainly driven by unfavorable development in one of the large claims related to the 2018 accident year.

The claims and claims expense ratios in the ports and terminals line of business were 127.6% in 2017, (13.7%) in 2018 and 20.7% in 2019. The higher ratio in 2017 was mainly driven by one event and the deterioration resulting from the unusual scale of this widely reported event. In particular, the majority of the losses suffered within the ports and terminals line in 2017 were related to the insolvency of two large shipping companies which occurred during the aforementioned year resulting in claims being submitted by three of IGI’s client involved in the leasing of shipping containers used by these shipping companies. The policies covered the assureds for not only standard property type risks but also the costs of repatriating or forwarding containers leased out to the assured’s client in the event the containers become stranded or held on the open seas or ports. These costs were extensive. IGI viewed the location of this event as a worldwide event because the relevant containers at issue were scattered over many continents. Subsequent coverage has been modified to exclude the container leasing business and has resulted in favorable experience in the line since then. The experience in 2019 continued to be favorable.

The claims and claims expense ratios in the general aviation line of business were 143.5% in 2017, 101.3% in 2018 and 84.7% in 2019. The general aviation line of business experienced a high frequency of losses in 2017. This was identified and addressed in 2018, resulting in improved experience and significant rate increases, which continued to be the case in 2019.

Policy acquisition expenses

Policy acquisition expenses in the specialty short-tail segment decreased by 7% from $22.8 million in 2018 to $21.2 million in 2019. The policy acquisition expense ratio for 2019 was 20.9% compared to 23.8% in 2018.

Policy acquisition expenses in the specialty short-tail segment decreased by 0.7% from $22.9 million in 2017 to $22.8 million in 2018. The policy acquisition expense ratio for 2017 was 25.1% compared to 23.8% for 2018.

Results of Operations — Reinsurance Segment

The following table summarizes the results of operations of IGI’s reinsurance segment for the years indicated:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Gross written premiums	$17.7	$17.8	$18.0
Reinsurers’ share of insurance premiums	—	—	—
Net written premiums	$17.7	$17.8	$18.0
Change in unearned premiums	(0.6)	(0.0)	(0.2)
Net premiums earned	$17.1	$17.8	$17.7
Net claims and claim adjustment expenses	(12.1)	(11.4)	(14.5)
Policy acquisition expenses	(2.6)	(3.1)	(3.0)
Net underwriting results	$2.4	$3.3	$0.2

Claims & claim expense ratio	70.9%	64.2%	82.0%
Policy acquisition expenses ratio	15.3%	17.1%	16.9%

Gross written premiums

Gross written premiums in the reinsurance segment increased 0.9% from $17.8 million in 2018 to $18.0 million in 2019.

Gross written premiums in the reinsurance segment increased 1.0% from $17.7 million in 2017 to $17.8 million in 2018.

Net change in unearned premiums

Net change in unearned premiums in the reinsurance segment increased from $0.02 million in 2018 to $0.2 million in 2019. The increase was due to the reinsurance portfolio for 2019 being more heavily weighted to the second half of the year compared to 2018.

Net change in unearned premiums in the reinsurance segment decreased by 95.4% from $0.6 million in 2017 to $0.02 million in 2018. The gross written premium in 2017 was relatively similar to that in 2018, resulting in roughly less unearned premium in 2018 compared to 2017.

Net premiums earned

As a result of the foregoing, net premiums earned in the reinsurance segment decreased 0.3% from $17.8 million in 2018 to $17.7 million in 2019.

As a result of the foregoing, net premiums earned in the reinsurance segment increased 4.2% from $17.1 million in 2017 to $17.8 million in 2018.

Net claims and claim adjustment expenses

Net claims and claim adjustment expenses in the reinsurance segment increased 27.3% from $11.4 million in 2018 to $14.5 million in 2019. This was primarily due to higher losses incurred in 2019 amounting to $13.0 million as compared to $9.7 million in 2018.

Net claims and claim adjustment expenses in the reinsurance segment decreased 5.6% from $12.1 million in 2017 to $11.4 million in 2018. Net claims and claim adjustment expenses decreased primarily due to fewer attritional and catastrophe losses in 2018 as compared to 2017 which suffered significant catastrophe losses.

Claims and claims expense ratios for the reinsurance segment for the three years ended December 31, 2017, 2018 and 2019 were as follows:

●	IGI’s net claims and claims expense ratio for the reinsurance segment increased by 17.8% percentage points to 82.0% for 2019 as compared to 64.2% for 2018. Key drivers of this are the adverse catastrophe claims related to the 2019 accident year; Hurricane Dorian, Typhoons Faxai and Hagibis.

●	IGI’s net claims and claims expense ratio for the reinsurance segment decreased by 7 percentage points to 64.2% for 2018 as compared to 70.9% for 2017.

Policy acquisition expenses

Policy acquisition expenses in the reinsurance segment decreased by 1.8% from $3.1 million 2018 to $3.0 million in 2019. The policy acquisition expense ratio for 2019 was 16.9% compared to 17.1% for 2018.

Policy acquisition expenses in the reinsurance segment increased by 16.6% from $2.6 million in 2017 to $3.1 million in 2018. The policy acquisition expense ratio for 2017 was 15.3% compared to 17.1% for 2018.

Liquidity and Capital Resources

Our principal sources of capital are equity and external reinsurance. The principal sources of funds for our operations are insurance and reinsurance premiums and investment returns. The principal uses of our funds are to pay claims benefits, related expenses, other operating costs and dividends to shareholders.

We have not historically incurred debt. As of December 31, 2019, we had $8.0 million of letters of credit outstanding to the order of reinsurance companies for collateralizing insurance contract liabilities in accordance with reinsurance arrangements, which reflects a slight increase from $7.3 million as of December 31, 2018. In addition, as of December 31, 2019 we had outstanding a $0.3 million letter of guarantee for the benefit of Friends Provident Life Assurance Limited for collateralizing IGI’s rent payment obligation for one of its offices.

We have historically paid regular dividends to our shareholders. In both March 2017 and August 2017, we declared a dividend of $0.04 per share, and in August 2018 IGI declared a dividend of $0.03 per share. In March 2019 and August 2019, we declared a dividend of $0.04 and $0.04 per share, respectively. Our overall capital requirements are based on regulatory capital adequacy and solvency margins and ratios imposed by the Bermuda Monetary Authority and by the Financial Conduct Authority (FCA) and the Prudential Regulation Authority of the Bank of England (PRA) in the United Kingdom. In addition, we set our own internal capital policies. Our overall capital requirements can be impacted by a variety of factors including economic conditions, business mix, the composition of our investment portfolio, year-to-year movements in net reserves, our reinsurance program and regulatory requirements.

Capital position

We are a holding company with no direct source of operating income. We are therefore dependent on our capital raising abilities and dividend payments from our subsidiaries. The ability of our subsidiaries to distribute cash to us to pay dividends is limited by regulatory capital requirements.

Our operations generate cash flow as a result of the receipt of premiums in advance of the time when claim payments are required. Net cash from operating activities, together with other available sources of liquidity, historically has enabled us to meet our long-term liquidity requirements. We expect that net cash from operating activities will enable us to meet our long-term liquidity requirements for at least the next 12 months.

We target a solvency ratio of more than 120% of the group capital requirement to ensure capital strength, enable opportunistic growth and support a stable dividend policy.

Cash flows

There are three main sources of cash flows for IGI: operating activities, investing activities and financing activities. The movement in net cash provided by or used in operating, investing and financing activities and the effect of foreign currency rate changes on cash and cash equivalents is provided in the following table:

	Year ended December 31,
	2017	2018	2019
	($) in millions
Net cash flows (used in) from Operating activities after tax	$13.0	$104.1	$21.4
Net cash flows used in investing activities	(1.6)	(1.2)	(1.0)
Net cash flows used in financing activities	(11.5)	(19.1)	(16.5)
Change in cash and cash equivalent	(0.1)	83.8	3.9
Effect of foreign currency rate changes on cash and cash equivalents	1.9	(3.2)	3.8
Net change in cash and cash equivalents	$1.8	$80.6	$7.7

Net cash from operating activities

Net cash flows from operating activities decreased by $82.7 million from net cash inflow of $104.1 million in the twelve months ended December 31, 2018 compared to net cash inflow of $21.4 million in the twelve months ended December 31, 2019. Net cash inflow for the year ended December 31, 2019 consisted of $107.4 million generated from operations, significantly reduced by the $86 million deployment in investments, net of sale proceeds including term deposits. In the twelve months ended December 31, 2018 net cash inflow consisted of $46.1 million generated from operations accompanied by further net cash inflow of $58 million from the net sale proceeds of investments including term deposits.

Net cash flows from operating activities increased 700% from $13.0 million in the twelve months ended December 31, 2017 to $104.1 million in the twelve months ended December 31, 2018. This was primarily due to the higher cash inflow from operations mainly arising from growth in premium income which net claims pay out had a minimal increase compared to the previous year. In addition, cash inflows of $58 million were generated in 2018 from the disposal and maturity of investments including term deposits net of investment purchases.

Net cash used in investing activities

Net cash flow used in investing activities decreased from $1.2 million in the twelve months ended December 31, 2018 to $1.0 million in the twelve months ended December 31, 2019.

Net cash flow used in investing activities was $1.6 million in twelve months ended December 31, 2017, declining by $0.4 million to $1.2 million in the twelve months ended December 31, 2018.

Net cash used in financing activities

Net cash flows used in financing activities declined by 13.6% from $19.1 million in the twelve months ended December 31, 2018 to $16.5 million in the twelve months ended December 31, 2019. Cash outflow from financing activities in the twelve months ended December 31, 2019 reflected the purchase of $5 million treasury shares during the year, compared to the purchase of $15 million of treasury shares in December 31, 2018. In addition, the total dividends paid in 2019 were $10.8 million compared to $4 million in 2018.

Net cash flows used in financing activities increased by 66.0% from $11.5 million in the twelve months ended December 31, 2017 to $19.1 million in the twelve months ended December 31, 2018. Cash outflow from financing activities in 2018 represented the purchase of 7 million treasury shares and the payment of the 2018 interim dividend during 2018 whereas cash outflow from financing activities in 2017 reflected the payment of the final 2016 dividend and the 2017 interim dividend during 2017.

Ratings

In September 2019, we were upgraded by A.M. Best Company (“A.M. Best”) from “A-” (Excellent) to “A” (Excellent)/Stable. The upgrade reflects A.M. Best’s view of our financial strength, underwriting performance and ability to meet obligations to policyholders.

In 2015, S&P Global Ratings (“S&P”) upgraded our financial strength rating to “A-”/Stable. S&P reaffirmed this rating in August 2019.

Capital Requirements

We are subject to regulatory and internal management capital requirements.

BMA requirements

IGI Bermuda is regulated by the Bermuda Monetary Authority (“BMA”) and as such is subject to the BMA’s capital requirements. For purposes of IGI Bermuda’s capital requirements, the BMA considers the combination of risk bearing entities that consolidate into IGI Bermuda in addition to treating other companies in the IGI group as “investments in affiliates” and so assesses the capital and solvency of the group as a whole. IGI Bermuda holds sufficient capital adequacy and solvency margins as mandated by the statutory capital requirements of the BMA.

IGI Bermuda holds a class 3B insurance and reinsurance license which is given to large commercial insurers with net written premiums written exceeding $50 million. IGI Bermuda generated net written premiums of $60.7 million, $203.4 million and $252.1 million in 2017, 2018 and 2019, respectively.

The Bermuda Insurance Act provides that the statutory assets of a general business insurer must exceed its statutory liabilities by an amount greater than the prescribed minimum margin of solvency (the “MSM”) which varies with the type of registration of the insurer under the Insurance Act.

For Class 3B licensed entities the MSM is the greater of:

●	$1 million;

●	for insurers with net premium income (the “NPI”) of up to $6 million, 20% of NPI, and for insurers with NPI of greater than $6 million, the aggregate of $1.2 million plus 15% of the amount by which NPI exceeds $6 million;

●	15% of the aggregate of net claims and claim expense provisions and other general business insurance reserves; or

●	25% of the ECR (as defined below) as reported at the end of the relevant year.

As such, the MSM required of IGI was $26.9 million, $25.7 million and $31.9 million in each of 2017, 2018 and 2019, respectively.

The BMA also requires Class 3B insurers to maintain an additional amount of capital equal to, or exceeding, the enhanced capital requirement (“ECR”). The ECR is equal to the higher of each insurer’s MSM or the Bermuda Solvency Capital Requirement (the “BSCR”). The BSCR is calculated based on models provided by the BMA. The ECR required of IGI Bermuda was $107.7 million, $102.7 million and $136.8 million in each of 2017, 2018 and 2019, respectively.

The BMA also established a target capital level (“TCL”) above the ECR which insurers are expected to hold at least in total equivalent to 120% of the ECR (“the Target Capital”). The TCL required of IGI Bermuda was $129.3 million, $123.3 million and $164.2 million in each of 2017, 2018 and 2019, respectively.

IGI Bermuda’s audited statutory financial statements submitted to the BMA reflect the foregoing capital adequacy and solvency margin requirements, as well as IGI’s actual statutory capital surplus, which exceeded the BMA’s requirements by 251%, 287% and 244% in 2017, 2018 and 2019, respectively:

	Year ended December 31,
($) in millions	2017	2018	2019*
BMA regulatory requirements
Minimum Margin of Solvency (MSM)	$26.9	$25.7	$31.9
Enhanced Capital Requirement (ECR)	107.7	102.7	136.8
Target Capital Level (TCL)	129.3	123.3	164.2

IGI Bermuda’s statutory capital and surplus	$270.8	$295.0	$336
Bermuda Solvency Capital Requirement Ratio	251%	287%	244%

*	2019 BSCR ratio is based on unaudited statutory financial statements of IGI Bermuda applying regulatory guidelines effective for the year end 2019.

PRA requirements

IGI UK is subject to regulation by the UK Financial Conduct Authority (the “FCA”) and the UK Prudential Regulatory Authority (the “PRA”). The Solvency Capital Requirement (“SCR”) for IGI UK is governed by the Solvency II regime which sets rules governing the level and quality of capital held by an insurer and the capital requirements applicable to that firm.

The Solvency II measure of available capital (“Own Funds”) uses IFRS shareholders’ funds as a starting point and applies a number of specific adjustments prescribed under Solvency II. The primary adjustments reflect the fact that Solvency II is based on the principle of an economic balance sheet – outstanding reserves and associated reinsurance recoverables being considered on a discounted best-estimate basis. A full reconciliation between the Solvency II and IFRS bases is provided in the annual Solvency & Financial Condition Report published on IGI’s website (www.iginsure.com).

The Solvency II measure of required capital, the SCR, is calibrated using the Value at Risk (VaR) of the basic own funds of an insurance or reinsurance undertaking subject to a confidence level of 99.5% over a one-year year period, with a minimum of €3.7 million. IGI UK has chosen the Solvency II Standard Formula (the “Standard Formula”) method to calculate its SCR.

IGI has assessed the appropriateness of the Standard Formula on both a qualitative and quantitative basis and considers it to provide an appropriate fit to the Company’s business and risk profile.

Specifically, the assessment confirms that the Standard Formula:

●	captures the full scope of risks to which the Company is exposed and for which the holding of capital is an appropriate response;

●	is sufficiently sensitive to future changes in the risk profile on both the asset and liabilities side of the balance sheet including the influence of outward reinsurance arrangements;

●	has been applied in full with no application of undertaking specific parameters, simplifications or transitional measures; and

●	is applied with no consideration for the risk absorbing effect of technical provisions and deferred taxes resulting in an SCR requirement that is more prudent.

The Standard Formula SCR and associated Solvency II Own Funds are recalculated at least quarterly and at other times in response to an actual or projected material change in the risk profile and the results reported in full to the Audit, Risk and Compliance Committee of the UK Board in addition to being communicated to the IGI Bermuda and IGI Holdings Boards.

The adequacy of the Company’s Own Funds to meet the SCR is monitored on an ongoing basis and particularly in the event of an anticipated or actual material impairment in the level of Own Funds.

IGI UK’s audited statutory financial statements submitted to the PRA reflect the foregoing capital adequacy and solvency margin requirements, as well as IGI UK’s actual statutory capital surplus, which exceeded the PRA’s requirements by 38% and 22% in 2017 and 2018, respectively. IGI UK’s financial statements for the year ended December 31, 2019 also reflect the foregoing capital adequacy and solvency margin requirements, as well as IGI UK’s actual statutory capital surplus, which exceeded the PRA’s requirements by 64%.

Contractual Obligations

IGI has entered into operating leases for its offices in the United Kingdom and the United Arab Emirates, with lease terms between three and five years.

As December 31, 2019, maturities of our operating lease liabilities were as follows:

As of December 31,
2019
($) in millions
Within one year	$0.6
After one year but not more than three years	0.5
After three years but not more than five years	0.4
More than five years	0.2
Total operating lease payments	1.7
Less: imputed interest	0.1
Total	$1.6

Future minimum rentals payable under non-cancellable operating leases under previous lease standard (IAS 17) as of December 31 were as follows:

	As of December 31,
	2017	2018
	($) in millions
Within one year	$0.5	$0.6
After one year but not more than three years	1.1	1.1
After three years but not more than five years	—	0.3
More than five years	—	—
Total	$1.6	$2.0

We have contractual obligations to pay claims under insurance and reinsurance contracts for specified loss events under those contracts. Such loss payments represent our most significant future payment obligations. Unlike other contractual obligations, payments are not determinable from the terms specified within the contract. For example, a payment will only be made if an insured loss under the contract occurs, and if a payment is to be made, the amount and timing of such payment cannot be determined from the contract.

	Less than one year	More than one year	Total
	($) in millions
2019
Gross outstanding claims	$172.3	$240.8	$413.1
Other liabilities(1)	13.8	1.1	14.9
Insurance payables(2)	53.5	-	53.5
Liabilities	$239.6	$241.9	$481.5

2018
Gross outstanding claims	$166.1	$218.3	$384.4
Other liabilities(1)	8.3	—	8.3
Insurance payables(2)	33.0	—	33.0
Liabilities	$207.4	$218.3	$425.7

2017
Gross outstanding claims	$179.0	$204.3	$383.2
Other liabilities(1)	7.1	—	7.1
Insurance payables(2)	34.0	—	34.0
Liabilities	$220.0	$204.3	$424.3

(1)	Other liabilities includes (1) accrued expenses of $7.2 million as of December 31, 2019, 5.9 million as of December 31, 2018 and $4.4 million as of December 31, 2017, (2) accounts payable of $1.7 million as of December 31, 2019, $2.4 million as of December 31, 2018,and $2.7 million as of December 31, 2017, (3) a listing related cost payable of $3.7 million as of December 31, 2019, (4) lease liability of $1.6 million as of December 31, 2019 and (5) corporate tax payable of $0.7 million as of December 31, 2019.

(2)	Insurance payables includes (1) amounts due to reinsurers in respect of ceded premiums of $50.9 million as of December 31, 2019, $32.8 million as of December 31, 2018 and $34.0 million as of December 31, 2017 and (2) payables due to insurance companies and intermediaries of $2.6 million as of December 31, 2019, $0.2 million as of December 31, 2018 and $0.7 million as of December 31, 2017.

Investments

Our primary investment objectives are to maintain liquidity, preserve capital and generate a stable level of investment income. We purchase securities that we believe are attractive on a relative value basis and seek to generate returns in excess of predetermined benchmarks. Our investment strategy has historically been established by our investment team and has historically been approved by our board of directors. The strategy is comprised of high-level objectives and prescribed investment guidelines which govern asset allocation. In accordance with our investment guidelines, we maintain certain minimum thresholds of cash, short-term investments, and highly-rated fixed maturity securities relative to our consolidated net reserves and estimates of probable maximum loss exposures at the 1 in 100 year threshold to provide necessary liquidity in a wide range of reasonable scenarios. As such, we structure our managed cash and investment portfolio to support policyholder reserves and contingent risk exposures with a liquid portfolio of high quality fixed-income investments with a comparable duration profile.

We manage most of our investment portfolio in-house, with the exception of approximately $33 million which is managed by a third party investment advisor. Our investment team is responsible for implementing the investment strategy as set by the investment committee of the board of directors and routinely monitors the portfolio to ensure that these parameters are met.

The fair value of our investments, cash and cash equivalents and restricted cash as of December 31, 2019 and December 31, 2018 was as follows:

	Fair Value
Asset Description	December 31, 2018	December 31, 2019
	($) in millions
Fixed income securities	$165.6	$211.5
Fixed and call deposits	150.6	250.8
Cash at banks and held with investment managers	109.4	61.4
Equities	26.9	34.0
Real estate	44.1	38.8
Alternative funds	8.4	8.2
Total	$505.1	$604.7

The following table shows the distribution of bonds and debt securities with fixed interest rates according to the international rating agencies’ classifications as of December 31, 2019:

Rating Grade	Bonds	Unquoted Bonds	Total
	($) in millions
AAA	$45.0	—	$45.0
AA+	4.6	—	4.6
AA	10.5	—	10.5
AA-	11.8	—	11.8
A+	19.9	—	19.9
A	34.4	—	34.4
A-	41.4	—	41.4
BBB+	16.0	—	16.0
BBB	15.9	—	15.9
BBB-	7.3	—	7.3
BB+	—	—	—
BB	—	—	—
BB-	0.2	—	0.2
Not Rated	1.5	3.0	4.5
Total	$208.5	$3.7	$211.5

The following table summarizes our investment results as of December 31, 2017, 2018 and 2019:

	As of December 31,
	2017	2018	2019
	($) in millions, unless otherwise specified
Average investments, at cost(1)	$396.9	$407.8	$418.3
Net investment income(2)	13.6	9.4	13.0
Percent earned on average investments(1)	3.4%	2.3%	3.1%
Net realized (gains)/losses on investments(3)	(3.1)	(1.3)	(1.0)
Change in unrealized investment (gains)/losses(4)	(0.1)	0.9	(1.6)
Fair value (gains)/loss on investment property	—	(0.1)	0.3
Total investment income, net(5)	10.3	9.1	10.7
Investment yield(6)	2.6%	2.2%	2.6%

(1)	Includes investments, investment properties, investments in associates, cash and cash equivalents (representing deposits of original maturities of three months or less) and deposits with original maturities of more than three months.

(2)	Net investment income is comprised of income from interest, dividends, gains and losses from investments and investment properties, change in the unrealized investment gains/losses, fair value gains/losses on investment property, share of profit from associate companies in the business of commercial leasing, impairments and expected credit losses on investments and investment custodian fees and other investment expenses.

(3)	Net realized gains and losses on investments is comprised of net gains and losses on the sale of available for sale investments, realized gains and losses on sale of bonds at fair value through other comprehensive income, fair value changes of held for trading investments.

(4)	Unrealized gains/(losses) on investments includes unrealized losses on revaluation of financial assets at fair value through a profit and loss account and the fair value changes of held for trading investments.

(5)	Total investment income, net is Net investment income plus Share of profit or loss from associates, minus net realized gains/(losses) on investments, minus unrealized gains/(losses) on investments.

(6)	Total investment income, net divided by average investments.

For comparison, the following are the coupon returns for the Barclays U.S. Aggregate Bond Index and the dividend returns for the S&P 500® Index:

	As of December 31,
	2017	2018	2019
Barclays U.S. Aggregate Bond Index	3.0%	3.0%	3.2%
S&P 500® Index (dividend return)	2.4%	2.4%	2.6%

The cost or amortized cost and carrying value of our fixed-maturity investments as of December 31, 2019 is presented below by contractual maturity. Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay certain obligations with or without call or prepayment penalties.

	As of December 31, 2019
	Cost	Carrying Value
	($) in millions
2020	$59.0	$59.2
2021	98.4	98.9
2022	33.3	33.8
2023	11.3	11.4
2024	4.0	4.1
2025	0.9	0.9
2029*	3.4	3.3
Total	$210.3	$211.6

* There are no investments with contractual maturities of 2026, 2027 or 2028.

Reinsurance

We follow customary industry practice of reinsuring a portion of our exposures in exchange for paying reinsurers a part of the premiums received on the policies we write. Our reinsurance program enhances the quality of our core operations by reducing exposure to potential catastrophe and other high severity losses, limiting volatility in underwriting performance, and providing us with greater visibility into our future earnings. Although reinsurance does not legally discharge an insurer from its primary liability for the full amount of the policies, it does make the assuming reinsurer liable to the insurer to the extent of the reinsurance coverage. We monitor the financial condition of our reinsurers and place our coverages only with financially sound carriers. Reinsurance coverage and retentions vary depending on the line of business, location of the risk and nature of loss. Our reinsurance purchases include the following:

●	Property reinsurance treaties — We purchase property reinsurance to reduce our exposure to large individual property losses and catastrophe events. Following is a summary of significant property reinsurance treaties in effect as of January 1, 2020: Our property per risk reinsurance generally covers losses between an average entry point in excess of $8.1 million up to $35.0 million PML. PML error is purchased beyond this limit for a further $45.0 million. Our catastrophe reinsurance purchase is $80.0 million with a reinstatable limit above an entry point of $6.9 million.

●	Casualty reinsurance treaties — We purchase casualty reinsurance to reduce our exposure to large losses. A significant treaty in effect as of January 1, 2020 provides protection for losses of $7.5 million in excess of $2.5 million, of which we place 85%, with the remaining 15% of co-insurance.

●	Facultative reinsurance — We also purchase facultative reinsurance on certain individual policies or risks below the treaty to reduce net liabilities.

●	Other reinsurance — Depending on the operating unit, we purchase specific additional reinsurance to supplement the above programs.

Our reinsurance strategy is generally driven by our objective to maximize risk adjusted returns and informed by our capital position and cost of reinsurance coverage. We buy property reinsurance to reduce exposure to large individual property losses and catastrophe events. We buy casualty reinsurance to reduce exposure to large liability losses. We purchase facultative and other reinsurance to balance our book of business and optimize our returns. We monitor the reinsurance market closely and at times will cede a greater proportion of our premiums if the availability and cost of reinsurance improves the overall risk and profitability profile of our business. Conversely, when the reinsurance markets are less attractive, we will seek to retain a greater portion of the premiums we write. Our reinsurance purchasing strategy impacts our financial results as our net premiums may increase or decrease depending on our reinsurance program.

We buy most of our casualty reinsurance on a “risk attaching” basis. Under risk attaching treaties, all claims from policies incepting during the year of the reinsurance contract are covered even if they occur after the expiration date of the reinsurance contract. If we are unable to renew or replace our existing reinsurance coverage, protection for unexpired policies would remain in place until their expiration. In such case, we could revise our underwriting strategy for new business to reflect the absence of reinsurance protection. Property catastrophe reinsurance is generally placed on a “loss occurring basis,” whereby only claims occurring during the year are covered. If we are unable to renew or replace these reinsurance coverages, unexpired policies would not be protected, and therefore we would seek to purchase run off coverage.

Reinsurance Recoverables

At December 31, 2019, approximately 94% of IGI’s reinsurance recoverables on unpaid losses (not including ceded unearned premiums) of $176.2 million were due from carriers which had an A.M. Best rating of “A-” or better. The largest reinsurance recoverables from any one carrier was approximately 7.3% of total shareholders’ equity available to IGI at December 31, 2019.

The following table shows our top 5 reinsurers as of December 31, 2019, their credit rating as of December 31, 2019, and the reinsurance recoverable from such reinsurers as of both December 31, 2019 and December 31, 2018 (dollars in millions):

Reinsurer	Rating	Reinsurance Recoverable at December 31, 2018	Reinsurance Recoverable at December 31, 2019
Hannover Ruckversicherungs – AG	A+	$22.7	$22.9
Argo Re – Bermuda	A	16.0	15.7
General Ins Co of India – India	A-	14.7	15.1
AIG Europe Ltd – UK	A	13.1	13.0
Ironshore Europe Ltd – Ireland	A	7.8	7.0
Total		$74.3	$73.7

Reserves

To recognize liabilities for unpaid losses,2 both known or unknown, insurers establish reserves, which is a balance sheet account entry representing estimates of future amounts needed to pay claims and related expenses with respect to insured events which have occurred. Estimates and assumptions relating to reserves for net claims and claim adjustment expenses are based on complex and subjective judgments, often including the interplay of specific uncertainties with related accounting and actuarial measurements. Such estimates are susceptible to change. For example:

●	At the time of loss information available regarding the circumstances and the extent of a loss may not be fully known.

●	It may not be clear whether the circumstances of a loss are covered.

●	If a legal decision is required to resolve coverage this may take many years.

●	The actions the insured takes to remediate the loss may affect the eventual loss amount (favorably or unfavorably).

●	The availability of replacement parts, skilled labor, access to the loss site and the speed at which repairs can be undertaken many not be known for some time and may be subject to change.

●	It may be many years before the occurrence of a loss becomes known.

●	Where claims take a long time to settle new information, changes in circumstances, legal decisions, rates of exchange and economic conditions (particularly claims inflation) may affect the value and validity of claims made.

When a claim is reported, a member of the claims team will establish a “case reserve”. The case reserve will represent an estimate of the expected settlement amount and will be based on information about the specific claim at that time. The estimate represents an informed judgment based on general industry reserving practices, the experience and knowledge of the claims handler and practices of the claims team. If insufficient information is available, the claims handler may be unable to establish an estimate and will seek further information that will allow an informed estimate to be established. Claims reserves are also established to provide for:

●	losses incurred but not reported to the insurer (“pure IBNR”);

●	potential changes in the adequacy of case reserves (“Incurred But Not Enough Reported” or “IBNER”); and

●	the estimated expenses of settling claims, both:

●	Allocated Loss Adjustment Expenses: claims specific costs (such as legal, loss adjuster fees); and

●	Unallocated Loss Adjustment Expenses: other general expenses (such as the costs of maintaining the claims handling function)

The timing of our results depends in large part on the extent to which the development and settlement of claims and reinsurance recoveries are consistent with the assumptions used to establish reserves. If expectations for and/or the actual cost of settlement increase or the timing of reporting and/or settlement changes, then we face the risk that the reserves in our financial statements may be inadequate and need to be increased. In this event an increase in reserves would cause a reduction in our profitability and could result in operating losses and a reduction of capital.

[2]	For this purpose, the term “loss” refers to a claim and the direct costs associated with claims settlement. Except where specific reference to the costs associated with claims settlement is made, the term “claim” and “loss” are used interchangeably.

The Reserving Committee

The reserving committee is responsible to the board of directors for the governance of the reserving process and for the recommendation of the quantum of claims reserves to be booked. The committee includes members of senior management who represent the underwriting, claims, outward reinsurance and finance departments. The committee meets quarterly and agrees the carried reserve for each product line. Key inputs to the committee include but are not limited to the quarterly actuarial reserve review, presented by the Group Chief Actuary, and discussions with the heads of claims, reinsurance and underwriting. The committee also considers findings of external actuarial reviews.

External (independent) Actuarial Review

Independent reviews of IGI’s reserves have been undertaken by a third party actuarial consultancy since 2009. At present these reviews are undertaken every six months.

We undertake statutory submissions to the Bermuda Monetary Authority. An actuarial opinion is required to support the annual return. This opinion and the actuarial review of reserves supporting this opinion is undertaken by an independent, ‘big four’ actuarial consultant.

Actuarial Review

In preparation for the recommendations to the reserving committee, our actuarial team undertakes a review of the reserves each quarter using a range of widely accepted actuarial methodologies and additional approaches as appropriate. The reserving process utilizes proprietary and commercially available actuarial models. Our experience is augmented by comparison to industry loss development patterns and other information.

Reserves are not an exact calculation of liability, but rather are estimates of the expected cost of settling claims. This process relies on the assumption that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for projecting future claims development. The estimates are based on actuarial and statistical projections of facts and circumstances known at the time of the review, estimates of trends in claim frequency, severity and other variable factors, including new bases of liability and general economic conditions. These variables can be affected by many factors, including internal and external events, such as changes in claims handling procedures, economic inflation, foreign currency movements, legal trends, legislative decisions and changes and the recognition of new sources of claims.

Potentially, claims may emerge, particularly claims arising from changes in the legal and regulatory environment, the type or magnitude of which we are unable to predict.

Reserves for inward reinsurance may be subject to greater uncertainty than for insurance primarily because, as a reinsurer, we rely on (i) the original underwriting decisions made by ceding companies and (ii) information and data provided by the ceding companies. As a result, we are subject to the risk that our ceding companies may not have adequately evaluated the risks reinsured by us and the premiums ceded may not adequately compensate us for the risks we assume. In addition, reinsurance reserves may be less reliable than insurance reserves because of the greater scope of losses underlying reinsurance claims, limitations on information provided and the generally longer lapse of time from the occurrence of the event to the reporting of the loss to the reinsurer and its settlement.

The estimation of adequate reserves is more difficult and thus more uncertain for claims arising from “long-tail” policies, under which claims may not be paid until substantially beyond the end of the policy term. The estimation of such liabilities is subject to many complex variables, including the current legal environment, specific settlements that may be used as precedents to settle future claims, assumptions regarding trends with respect to claim frequency and severity, issues of coverage and the ability to locate defendants. Additional uncertainty also arises from the relative lack of development history which also limits the scope of experience on which estimates are based. This is partially mitigated by the use and monitoring against market benchmarks.

While every effort is made to ensure we are reserved appropriately, changes in trends and other factors underlying our reserve estimates could result in our reserves being inadequate. Because setting reserves is inherently uncertain, we cannot provide assurance that our current reserves will prove adequate considering subsequent events. If our loss reserves are determined to be inadequate, we will be required to increase our reserves at the time with a corresponding reduction in our net income for that year. Such adjustments could have a material adverse effect on our results and our financial condition.

Actuarial Methodologies

The main methodologies used to project claims to ultimate include resolution but are not limited to:

Chain Ladder Method: Using a development triangle3 of cumulative claims amounts, a set of incremental development factors are calculated. The development factor is equal to the ratio of the cumulative claims at each development period to that at the previous development period. These development factors are then applied to the most recent data point in the triangle to project the current claims to ultimate resolution.

In selecting appropriate development factors, a number of important considerations are made which require actuarial judgement. These include, but are not limited to, the following general principles:

●	Periods of larger claims volume and more mature development provide more credibility and should be given a larger weighting.

●	Typical claims development would generally expect to show a smooth and monotonically decreasing incremental pattern from period to period.

●	Trends of the individual factors within each development, origin period and calendar year within the triangle are evaluated.

●	The relevance of historical experience from older accident years used in projecting the future development of more recent accident years must be considered given changes in the mix of business, claims settlement processes, reinsurance protections and claims inflation within a class of business over time.

●	Whether claims development is expected to continue beyond the period over which we have historic data available must be considered.

Where the credibility of the experience is considered insufficient to enable the selection of development factors thought to be representative of future claims development, a relevant market benchmark pattern may be considered, where available. Such patterns could be drawn from published industry information (e.g. LMA Lloyd’s triangles, ABI or broker industry sector studies) and/or the actuary’s own wider market experience. They would then be adjusted as far as is practicably possible and proportionate to the materiality of the business to capture known and expected differences in the development characteristics between the benchmark and class of business modelled.

Initial Expected Loss Ratio (“IELR”) Method: This method estimates ultimate claims for each line of business and origin period to be equal to an IELR multiplied by the expected ultimate premium. The unpaid (IBNR) claims is the difference between these estimates and the current paid (or case reported) claims.

The IELRs are derived for each line of business as part of the business planning process. Where relevant and credible data is available, a “bridging” process is used to inform the selection of the IELRs and itself divides each IELR into the following components:

●	Small Losses (individual losses below a specified threshold);

●	Large Risk Losses (risk losses greater than a specified threshold);

●	Modelled Catastrophe Losses (losses arising from perils in countries modelled by our natural catastrophe modelling software, currently RMS); and

●	Non-Modelled Losses.

The modelling process first considers the IELRs gross of outward reinsurance and then derives the anticipated outward reinsurance recoveries resulting from the gross assumptions. The reinsurance program is modelled within a capital modelling package (currently Reynolds Porter Chamberlain’s Tyche).

[3]	Development triangle means values (in this case, cumulative paid or case reported claims) organized by year of origin (typically the applicable accident year) and development period (typically the number of quarters since the commencement of the original period).

The aim of the bridging process is to restate trended and developed experience for each past year as if it was the experience in the underwriting year. Then the accident year loss ratios are derived by unwinding the underwriting year results by half a year. This restatement involves:

●	For premiums: Estimating the premium that would be charged for the same group of risks (to the extent that sufficient information and time allows this will consider real rate changes, changes in the mix of business, line sizes, attachment points and limits).

●	For claims: Modifying past claims amounts for claims inflation, changes in coverage, line size and limits (to the extent that sufficient information and time allows this will consider claims inflation, changes in the mix of business, line sizes, attachment points and limits).

With the exception of Modelled Losses, an IELR is selected using a credibility-weighted average of the as-if’d, trended and developed loss ratios. The IELR for Modelled Losses are taken as being equal to a judgmental average of the loss ratio derived from the Average Annual Loss (“AAL”), from IGI’s Natural Catastrophe model, and the as-if’d, trended and developed loss ratios for Modelled business experienced historically.

Bornhuetter-Ferguson (“BF”) method: This method is a blend of the Chain Ladder and IELR methods. Estimates can be made based on both paid claims and case reported claims.

●	For paid claims: The BF paid estimate is equal to the paid claims plus the IELR Method ultimate claims multiplied by the expected percentage estimated to be unpaid (derived from the paid claims Chain Ladder Method).

●	For case reported claims: The BF case reported estimate is equal to the case reported claims plus the IELR Method ultimate claims multiplied by the expected percentage estimated to be unreported (derived from the case reported claims Chain Ladder Method).

Other Methodologies: Additional exposure-based methodologies may be used where enough information is available and the materiality of the business, claims or the potential exposures involved are not adequately captured in a development triangle. Examples include:

●	large exposures to known natural catastrophes (such as hurricanes, earthquakes and flood);

●	large exposures to specific risk losses; and

●	long-tailed low frequency, high severity classes.

Reserve for Unallocated Loss Adjustment Expenses (“ULAE”)

ULAE amounts are expenses arising from administering claims that are not directly attributable to individual claims. These include claims department salaries, an apportionment of the utilities, computer depreciation, office buildings depreciation, IT software expenses and investment expenses (Solvency II only) and the outward reinsurance department salaries. IGI expresses ULAE as a percentage of the gross unpaid reserves (case estimates and IBNR). IGI estimates ULAE reserves using methods that include but are not limited to:

●	Claims staffing Method: This methodology assumes that the ULAE expenditures track in proportion with the number of claims processed, by way of:

●	New claims reported during each calendar year.

●	Claims remaining open at the end of each calendar year.

●	Claims closed during each calendar year.

●	Paid-to-Paid ratio: This method assumes that the historic ratio of ULAE to claims paid is consistent and that future ULAE is proportional to the unpaid claims.

●	The Kittle Ratio: This method is similar to the Paid-to-Paid method, but assumes that future ULAE is proportional to the value of claims reported and claims settled.

Ceded Reinsurance and Net IBNR

The outward reinsurance department determines outward reinsurance recoveries arising on case reported claims each month end by the application of the outwards program.

Reserves for outward reinsurance recoveries on estimated IBNR claims are determined by the application of reinsurance recovery (“RI”) ratios to the estimated gross IBNRs. This process is undertaken by line of business and by year. The derivation of the RI ratio considers each type of reinsurance (Facultative, Proportional Treaty and Excess of Loss Treaty) separately. Broadly speaking, estimates of the RI ratio develops over time, commencing at the business plan assumption (for each reinsurance type) and ending-up as the ratios experienced. Between these times, an approximate subdivision of IBNR is made between pure IBNR and IBNER. The RI ratio applicable to pure IBNR being the business plan assumption and to the IBNER being a judgmental selection based on the ratio currently experienced.

Reserving Results & Development

As paid and incurred claims experience develop, our reserves are adjusted depending on how the actual development compares to that expected. This forms part of the regular reserving process, with the adequacy of reserves reviewed on a quarterly basis. If the claims experience is positive relative to expectations, the excess reserve is released in the year under review. Conversely, reserve deficiencies result in a negative charge to the current year profits.

The following table provides a reconciliation of the beginning of year and end of year reserves for the financial years 2017 to 2019 and demonstrates the reserve surplus and deficiencies recognized over this year.

IGI Booked Reserves	Year Ended December 31,
($) in millions	2017	2018	2019
Net outstanding claims at beginning of year	$192.1	$196.6	$196.8
Net provision for claims and claims expenses:
Claims occurring during the current year	110.3	94.3	124.4
Provided during the year related to prior accident years	(23.4)	(9.0)	(6.3)
Total	$279.0	$281.2	$314.9
Net payments for claims:
Current year	19.3	19.6	15.5
Prior years	63.1	65.5	62.6
Total	$82.4	$85.1	$78.1
Gross Case Reserves, IBNR and ULAE	383.2	384.4	413.0
Ceded Case Reserves, IBNR & ULAE	(186.6)	(187.6)	(176.2)
Provided during the year related to prior Net outstanding claims	$196.6	$196.8	$236.8

The following table sets out our claims reserving provisions including ULAE as of December 31, 2018 and as of December 31, 2019:

Change in Case Reserves, IBNR and ULAE
($) in millions	As of December 31, 2018	As of December 31, 2019	Difference
Gross Reported Case reserve	$285.8	$292.7	$6.9
Reinsurance Reported Case Reserve	170.1	163.2	(6.9)
Net Reported Case Reserve	115.7	129.5	13.8
Net IBNR Reserves & ULAE	81.2	107.3	26.1
Net outstanding claims	$196.8	$236.8	$40.0

During the year ended December 31, 2017, net ultimate losses for the accident year 2016 and prior years decreased by $23.4 million. This decrease reflected an increase of incurred claims of $19.1 million and a reduction in IBNR of $42.5 million. With the exception of the inward reinsurance, political violence and general aviation lines of business, this positive result was due to favorable experience across each of IGI’s lines of business. The decrease in ultimate claims was mainly driven by IGI’s energy lines of business which experienced improvements across major claims and relatively low claims frequency. Estimates of ultimate claims for the inward reinsurance line of business increased by $3.9 million, driven mainly by a high frequency of small claims. Ultimate claims in the political violence line of business increased by $0.6 million mainly related to the 2016 accident year, driven by two large claims. Because of the increased frequency of losses and problems associated with accessing the sites affected to estimate loss severity, IGI refocused its underwriting on territories which could generate a more stable level of risk-adjusted profitability. Estimates of ultimate claims for the general aviation line of business increased by $0.9 million mainly due to the higher frequency of claims.

During the year ended December 31, 2018, net ultimate losses for accident year 2017 and prior years decreased by $9.0 million. This decrease reflected an increase of incurred claims of $33.4 million and a reduction in IBNR of $42.4 million. With the exception of the property, casualty and inward reinsurance lines of business, this positive result was due to favorable experience across each of IGI’s lines of business. Estimates of ultimate claims for the property line of business increased by $0.7 million mainly due to a $4 million increase related to the 2017 catastrophes (Hurricane Maria and two Mexican earthquakes). Estimates of ultimate claims for IGI’s casualty line of business increased by $1.1 million, mainly related to one claim from the 2014 accident year and a combination of one large claim and other smaller claims from the 2017 accident year. Ultimate claims in the inward reinsurance line of business increased by $1.8 million, mainly related to the 2017 accident year where a number of relatively large claims were reported later than expected.

During the year ended December 31, 2019, net ultimate losses for accident year 2018 and prior years decreased by $6.3 million. This decrease reflected an increase of incurred claims of $37.1 million and a reduction in IBNR of $43.4 million. The decrease was driven by favorable movement mainly in the energy, marine ports & terminals and financial institutions lines of businesses. During this period, IGI experienced an increase in case estimates (i.e. adverse movement) in the property, casualty and political violence lines of business. Ultimate claims for property increased by $4.1 million, mainly driven by two late reported bordereaux claims, increase in the net amount incurred for Hurricane Michael in the amount of $0.8 million and one large claim from the 2018 accident year. Estimates for ultimate claims increased for IGI’s casualty line of business in the amount of $1.5 million, mainly driven by the deterioration across three large claims in the 2018 accident year. Ultimate claims for political violence increased by $1.7 million mainly related to one large claim from the 2018 accident year.

Reserve releases/strengthening

Best Estimate: IGI’s actuarial recommended reserve is a “best estimate” of the outstanding (unpaid) claims liabilities (the Actuarial Best Estimate). This is intended to represent the mathematical expected value of the distribution of reasonably foreseeable outcomes of the unpaid liabilities. The best estimate does not knowingly contain any prudence or bias in either direction. While the estimates are likely to change as future experience emerges, any changes would only arise as a result of experience being better or worse than current expectations, or from changes in our view of the market. These changes will not be as a result of gradual release of implicit or explicit margins as our results contain no margins.

Booked Reserves: The reserving committee is responsible to the board of directors for the governance of the reserving process and for the recommendation of the quantum of claims reserves to be booked. Key inputs to the committee include but are not limited to the quarterly Actuarial Reserve Review, presented by the Group Chief Actuary, discussions with the heads of claims, reinsurance and underwriting and findings of external actuarial reviews. The book reserves may differ from the actuarial best estimate.

Time value of money: As of the date of this prospectus, the reserves (determined under IFRS 4) make no explicit allowance for the time value of money (i.e. reserves are not discounted)

Reserve Strengthening/Reserving Release: Reserve strengthening is the term used when the reserves established previously are no longer considered sufficient and are increased. The reserve strengthening will give rise to a charge against profits during that reporting year, reducing the profit for that year, possibly giving rise to an overall loss. Reserve release has the opposite effect.

The table below indicates that during each of the years ended December 31, 2017, 2018 and 2019, IGI has recorded reserving releases (item (C).

Increases in Reserves/Decreases in Reserves: The size of reserves is determined by many factors. Key drivers that cause increases in the volume of reserves held include:

●	An increase in the volume of business written;

●	A change in the mix of business written toward business that takes a longer period to settle;

●	Incidence of large risk or natural catastrophes; and

●	Reserve strengthening.

As of December 31, 2017, 2018 and 2019, IGI had $72.0 million, $81.2 million and $107.3 million of incurred but not reported (IBNR) loss reserves including ULAE, respectively, net of reinsurance.

Change in IGI Booked Net IBNR & ULAE	Year Ended December 31,
($) in millions	2017	2018	2019
Carrying Balance of IBNR Reserves in Balance Sheet Beginning Balance (A)	$70.6	$72.0	$81.2
Subsequent Movement in Following Financial year:
IBNR Reserves Moved to Incurred Reserves (B)	(19.1)	(33.4)	(37.1)
IBNR Reserves Strengthening/Release pertaining to prior years (C)	(23.4)	(9.0)	(6.3)
IBNR Reserves Added For New Accident Year (D)	43.9	51.6	69.5
Net Charge to P/L (B+C+D)= (F)	$1.4	$9.2	$26.1
Carrying Balance of IBNR Reserves in Balance Sheet Ending Balance (A+F)	$72.0	$81.2	$107.3

Ultimate Claims Development

The table below shows the development of IGI’s net ultimate losses and loss adjustment expenses by accident year.

($) in millions	Initial	1+	2+	3+	4+	5+	6+	7+	8+	9+	10+	Net Premiums Earned
2009	$63.3	$52.1	$46.9	$48.9	$48.7	$48.3	$48.3	$48.2	$48.7	$49.4	$49.4	$97.3
2010	71.4	63.5	62.0	58.9	58.2	60.1	58.6	58.7	58.5	58.6		97.7
2011	76.2	60.6	59.6	60.7	62.3	59.8	60.3	58.1	57.3			119.3
2012	100.1	88.1	78.1	81.5	77.3	77.8	76.8	71.6				148.4
2013	123.6	121.7	120.6	117.1	109.5	107.7	107.6					180.6
2014	115.9	90.1	79.2	73.3	70.1	66.8						189.5
2015	92.9	87.0	79.8	75.3	73.1							155.8
2016	98.8	94.1	90.1	85.4								157.9
2017	110.3	117.2	116.4									146.7
2018	94.3	105.0										183.3
2019	124.4											215.5

For additional information about our reserves and reserves development, see Note 7 to IGI’s consolidated financial statements included elsewhere in this prospectus.

Research and Development

We had no significant research and development policies or activities for the years ended December 31, 2017, 2018 and 2019.

Off-Balance Sheet Arrangements

An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (1) made guarantees, (2) a retained or contingent interest in transferred assets, (3) an obligation under derivative instruments classified as equity or (4) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or that engages in leasing, hedging or research and development arrangements with us. We have no arrangements of these types that management believes may have a material current or future effect on our financial condition, liquidity or results of operations.

Effects of Inflation

Inflation may have a material effect on our consolidated results of operations by its effect on interest rates and on the cost of settling claims. The potential exists after a catastrophe or other large property loss, such as the hurricanes in 2017, for the development of inflationary pressures in a local economy as the demand for services, such as construction, typically surges. The cost of settling claims may also be increased by global commodity price inflation. We take both these factors into account when setting reserves for any events where we think they may be material.

Our calculation of reserves for net claims and claim adjustment expenses in respect of casualty business includes assumptions about future payments for settlement of claims and claims-handling expenses, such as medical treatments and litigation costs. To the extent inflation causes these costs to increase above reserves established for these claims, we will be required to increase our loss reserves with a corresponding reduction in earnings. The actual effects of inflation on our results cannot be accurately known until claims are ultimately settled.

In addition to general price inflation, we are exposed to a persisting long-term upwards trend in the cost of judicial awards for damages. We take this into account in our pricing and reserving of casualty business. We also take into account the projected impact of inflation on the likely actions of central banks in the setting of short-term interest rates and consequent effects on the yields and prices of fixed interest securities. If inflation, interest rates and bond yields increase, this would result in a decrease in the market value of certain of our fixed interest investments. See “Risk Factors—Risks Relating to Our Business and Operations—Our results of operations, liabilities and investment portfolio may be materially affected by conditions impacting the level of interest rates in the global capital markets and major economies, such as central bank policies on interest rates and the rate of inflation.”

Market Sensitive Instruments and Risk Management

Insurance risk

Insurance risk includes the risks of inappropriate underwriting, ineffective management of underwriting, inadequate controls over exposure management in relation to catastrophic events and insufficient reserves for losses including claims incurred but not reported.

To manage this risk, our underwriting function is conducted in accordance with a number of technical analytical protocols which include defined underwriting authorities, guidelines by class of business, rate monitoring and underwriting peer reviews. The risk is further protected by reinsurance programs which respond to various arrays of loss probabilities.

We have in place effective exposure management systems. Aggregate exposure is modelled and tested against different stress scenarios to ensure adherence to our overall risk appetite and alignment with reinsurance programs and underwriting strategies.

The appropriateness of the company’s reinsurance protections is tested against a series of stochastically modelled aggregate loss scenarios to consider the probability of both vertical and horizontal exhaustion against the company’s ability to absorb stress losses within its available capital on both a prospective and retrospective basis.

Loss reserve estimates are inherently uncertain. Reserves for unpaid losses are the largest single component of our liabilities. Actual losses that differ from the provisions, or revisions in the estimates, can have a material impact on future earnings and the statement of financial position. We have an in-house experienced actuarial function reviewing and monitoring the reserving policy and its implementation at quarterly intervals. They work closely with the underwriting and claims team to ensure an understanding of our exposure and loss experience. In addition, we receive external independent analysis of our reserve requirements on an annual basis.

In order to minimize financial exposure arising from large claims, in the normal course of business, we enter into contracts with other parties for reinsurance purposes. Such reinsurance arrangements provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. A significant portion of the reinsurance is affected under treaty, facultative and excess-of-loss reinsurance contracts.

Sensitivities

The analysis below shows the estimated impact on gross and net insurance contracts claims liabilities and on profit before tax, of potential reserve deviations on ultimate claims development at gross and net level from that reported in the statement of financial position as at December 31, 2019 and 2018.

In selecting the volatility factors, we have illustrated the sensitivity of the net claims to a standard variation in the gross outstanding claims. The choices of variation (7.5% and 5%) are illustrative but are consistent with what we would consider representative of a reasonable potential for variation. The illustrated variations do not represent limits of the potential variation and actual variation could significantly vary from the illustrated values.

Sensitivity	Gross Loss Sensitivity Factor	Impact of increase on gross outstanding claims	Impact of decrease on gross outstanding claims	Impact of increase on net outstanding claims	Impact of decrease on net outstanding claims	Impact of increase on profit before tax	Impact of decrease on profit before tax
	%
2019	7.5%	$30,978,898	$(30,978,898)	$18.541,702	$(18,539,427)	$(18.541,702)	$18,539,427
2019	5%	20,652,599	(20,652,599)	12,361,514	(12,359,238)	(12,361,514)	12,359,238
2018	7.5%	28,828,488	(28,828,488)	15,297,751	(15,295,476)	(15,297,751)	15,295,476
2018	5.0%	19,218,992	(19,218,992)	10,198,880	(10,196,605)	(10,198,880)	10,196,605

Financial risk

Our principal financial instruments are financial assets at fair value through OCI, financial assets at fair value through profit or loss, financial assets at amortized cost, receivables arising from insurance, investments in associates, investment properties and reinsurance contracts and cash and cash equivalents. We do not enter into derivative transactions.

The main risks arising from our financial instruments are interest rate risk, foreign currency risk, credit risk, market price risk and liquidity risk. Our board of directors reviews and agrees policies for managing each of these risks and they are summarized below.

Interest rate risk

Interest rate risk arises from the possibility that changes in interest rates will affect future profitability or the fair values of financial instruments. We are exposed to interest rate risk on certain of our investments and cash and cash equivalents. We limit interest rate risk by monitoring changes in interest rates in the currencies in which our cash and interest bearing investments and borrowings are denominated.

Details of maturities of the major classes of our financial assets as of December 31, 2019 are as follows:

	Less than 1 year	1 to 5 years	More than 5 years	Non-interest bearing items	Total	Effective interest rate on interest bearing assets
	($) in millions					%
Financial assets at FVTP	-	-	-	-	21.8	-
Financial assets at FVOCI	55.7	-	4.2	20.4	228.9	2.86
Financial assets at amortized cost	3.0	-	-	-	3.0	5.83
Cash and cash equivalents and term deposits	312.3	-	-	-	312.2	1.89
Total	370.9	148.7	4.2	42.2	565.9

The following table demonstrates the sensitivity of our income statement to reasonably possible changes in interest rates, with all other variables held constant.

The sensitivity of our income statement is the effect of the assumed changes in interest rates on our profit for the year, based on the floating rate financial assets and financial liabilities held at December 31.

Increase/decrease in basis points	Effect on profit for the year ($)
2019
–25 basis points	$(889,848)
–50 basis points	$(1,779,697)

Foreign currency risk

Foreign currency risk is the risk that the fair value of future cash flows of financial instruments will fluctuate because of changes in foreign currency exchange rates.

We are exposed to currency risk mainly on insurance written premiums and incurred claims that are denominated in a currency other than our functional currency. The currencies in which these transactions are primarily denominated are Sterling (GBP) and Euro (EUR). As a significant portion of our transactions are denominated in US dollars, this reduces currency risk. Intra-group transactions are primarily denominated in US dollars.

Part of our monetary assets and liabilities are denominated in a currency other than our functional currency and are subject to risks associated with currency exchange fluctuation. We reduce some of this currency exposure by maintaining some of our bank balances in foreign currencies in which some of our insurance payables are denominated.

The following table demonstrates the sensitivity to a reasonably possible change in the US dollars exchange rate, with all other variables held constant, of IGI’s profit before tax (due to changes in the fair value of monetary assets and liabilities):

	Changes in currency rate to US dollars %	Effect on profit before tax $
2019
EUR	+5	387,893
GBP	+5	4,294,764

2018
EUR	+5	65,440
GBP	+5	1,857,406

The effect of decreases in exchange rates are expected to be equal and opposite to the effects of the increases shown.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. We are exposed to credit risk primarily from unpaid insurance receivables and fixed income instruments. We have in place credit appraisal policies and procedures for inward business, and receivables from insurance transactions are monitored on an ongoing basis to restrict our exposure to doubtful debts.

We have in place security standards applicable to all reinsurance purchases and monitors the financial status of all reinsurance debtors at regular intervals.

Our portfolio of fixed income investments is managed by our investments team in accordance with the investment policy established by our board of directors which has various credit standards for investment in fixed income securities. Reinsurance and fixed income investments are monitored for the occurrence of a downgrade or other changes that might cause them to fall below our security standards. If this occurs, management takes appropriate action to mitigate any loss to us.

Our bank balances are maintained with a range of international and local banks in accordance with limits set by our board of directors. There are no significant concentrations of credit risk within the Company.

The table below provides information regarding our credit risk exposure by classifying assets according to the credit rating of our counterparties:

	Investment grade	Non-investment grade (satisfactory)	In course of collection	Total
2019	($) in millions
FVOCI – debts securities	$207.0	$1.5	$-	$208.5
Financial Assets at amortized cost	-	2.0	1.0	3.0
Insurance receivables	-	65.8	47.1	113.0
Reinsurance share of outstanding claims	175.4	0.8	-	176.2
Deferred excess of loss premiums	-	15.2	-	15.2
Cash, bank balances and term deposits	248.1	64.2	-	312.2
Total	$630.5	$149.4	$48.1	$828.1

Market price risk

Market price risk is the risk that the value of a financial instrument will fluctuate as a result of changes in market prices (other than those arising from interest rate risk or currency risk), whether those changes are caused by factors specific to the individual security, or its issuer, or factors affecting all securities traded in the market. Our equity price risk exposure relates to financial assets whose values will fluctuate as a result of changes in market prices.

The following table demonstrates the sensitivity of our profit for the year ended December 31, 2019 and the cumulative changes in fair value to reasonably possible changes in equity prices, with all other variables held constant. The effect of decreases in equity prices is expected to be equal and opposite to the effect of the increases shown:

	Change in equity price	Effect on profit for the year	Effect on equity
	%	$ in thousands
Amman Stock Exchange	+5%	$58.4	$58.0
Saudi Stock Exchange	+5%	-	617.0
Qatar Stock Exchange	+5%	23.8	23.8
Abu Dhabi Security Exchange	+5%	61.5	61.5
New York Stock Exchange	+5%	123.5	161.3
Kuwait Stock Exchange	+5%	-	3.0
London Stock Exchange	+5%	342.8	342.8
Other quoted	+5%	480.2	554.0

Liquidity risk

Liquidity risk is the risk that we will not be able to meet our commitments associated with insurance contracts and financial liabilities as they fall due. We continually monitor our cash and investments to ensure that we meet our liquidity requirements. Our asset allocation is designed to enable insurance liabilities to be met with current assets. All liabilities are non-interest-bearing liabilities.

The table below summarizes the maturity profile of IGI’s financial liabilities as of December 31, 2019 based on contractual undiscounted payments (in US dollars):

	Less than one year	More than one year	Total
	($) in millions
Gross outstanding claims	$172.3	$240.8	$413.1
Gross unearned premiums	159.7	46.6	206.3
Other liabilities	13.8	1.1	14.9
Insurance payable	53.5	-	53.5
Deferred tax	0.3	-	0.3
Unearned commissions	7.5	1.4	8.9
Total liabilities	$407.1	$289.9	$697.0

Critical Accounting Policies

Our consolidated financial statements contain certain amounts that are inherently subjective in nature and require management to make assumptions and best estimates to determine the reported values. We believe that the following critical accounting policies affect the more significant estimates used in the preparation of our consolidated financial statements. A statement of all the significant accounting policies we use to prepare our financial statements is included in the notes to the consolidated financial statements. If factors such as those described under “Risk Factors” cause actual events to differ from the assumptions used in applying the accounting policies and calculating financial results, there could be a material adverse effect on our operating results, financial condition and liquidity.

Investments in associates

Our investment in our associates is accounted for using the equity method of accounting. An associate is an entity in which we have significant influence, and which is neither a subsidiary nor a joint venture.

The considerations made in determining significant influence or joint control are similar to those necessary to determine control over subsidiaries. Our investment in our associates is accounted for using the equity method.

Under the equity method, the investment in the associate is carried in the consolidated statement of financial position at cost plus post-acquisition changes in our share of net assets of the associate. Goodwill relating to an associate is included in the carrying amount of the investment and is neither amortized nor individually tested for impairment.

The consolidated statement of income reflects the share of the results of operations of the associate. Where there has been a change recognized directly in the equity of the associate, we recognize our share of any changes and disclose this, when applicable, in the consolidated statement of changes in equity. Profits or losses resulting from transactions between us and the associate are eliminated to the extent of the interest in the associate.

The share of profit of the associate is shown on the face of the consolidated statement of income. This is profit attributable to equity holders of the associate and, therefore, is profit after tax and non-controlling interests in the subsidiaries of the associates.

The financial statements of the associate are prepared for the same reporting period as us. Where necessary, adjustments are made to bring its accounting policies in line with ours.

After application of the equity method, we determine whether it is necessary to recognize an additional impairment loss on our investments in associates. We determine at each reporting date, whether there is any objective evidence that the investment in the associate is impaired. If this is the case, we calculate the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognizes the amount in the ‘share of profit of an associate’ in the consolidated statement of income.

Upon loss of significant influence over the associate, we measure and recognize any remaining investment at its fair value. Any difference between the carrying amount of the associate upon loss of significant influence and the fair value of the remaining investment and proceeds from disposal is recognized in the statement of income.

Investment properties

Investment properties are measured initially at cost, including transaction costs. The carrying amount includes the cost of replacing part of an existing investment property at the time that cost is incurred if the recognition criteria are met; and excludes the costs of day to day servicing of an investment property. Subsequent to initial recognition, investment properties are stated at fair value, which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair values of investment properties are included in the consolidated statement of income in the period in which they arise. The fair value of the investment properties is determined by management and in doing so management considers the valuation performed by third parties who are specialists in valuing these types of investment properties.

Investment properties are derecognized when either they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal.

The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of income in the period of derecognition. The amount of consideration to be included in the gain or loss arising from the derecognition of investment property is determined in accordance with the requirements for determining the transaction price in IFRS 15.

Transfers are made to or from investment property only when there is a change in use. For a transfer from investment property to owner occupied property, the deemed cost for subsequent accounting is the fair value at the date of change in use. If owner occupied property becomes an investment property, we account for such property in accordance with the policy stated under property, plant and equipment up to the date of change in use.

Financial assets

(a) Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss (FVTPL).

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and our business model for managing them.

Financial instruments are initially recognized on the trade date measured at their fair value. Except for financial assets and financial liabilities recorded at FVTPL, transaction costs are added to this amount.

IGI classifies all of its financial assets based on the business model for managing the assets and the asset’s contractual terms. The categories include (1) amortized cost, (2) FVOCI and (3) FVTPL.

(i) Bonds and debt instruments measured at amortized cost

Bonds and debt instruments are held at amortized cost if both of the following conditions are met: (1) the instruments are held within a business model with the objective of holding the instrument to collect the contractual cash flows, and (2) the contractual terms of the debt instrument give rise on specified dates to cash flows that are solely payments of principal and interest (SPPI) on the principal amount outstanding. The details of these conditions are outlined below.

Business model assessment

We determine our business model at the level that best reflects how we manage groups of financial assets to achieve our business objective.

We hold financial assets to generate returns and provide a capital base to provide for settlement of claims as they arise. We consider the timing, amount and volatility of cash flow requirements to support insurance liability portfolios in determining the business model for the assets as well as the potential to maximize return for shareholders and future business development.

Our business model is not assessed on an instrument-by-instrument basis, but at a higher level of aggregated portfolios that is based on observable factors such as (1) how the performance of the business model and the financial assets held within that business model are evaluated and reported to our key management personnel, (2) the risks that affect the performance of the business model (and the financial assets held within that business model) and, in particular, the way those risks are managed, (3) how managers of the business are compensated (for example, whether the compensation is based on the fair value of the assets managed or on the contractual cash flows collected), and (4) the expected frequency, value and timing of asset sales are also important aspects of our assessment.

The business model assessment is based on reasonably expected scenarios without taking ‘worst case’ or ‘stress case’ scenarios into account. If cash flows after initial recognition are realized in a way that is different from our original expectations, we do not change the classification of the remaining financial assets held in that business model but incorporate such information when assessing newly originated or newly purchased financial assets going forward.

The SPPI test

As a second step of its classification process we assess the contractual terms to identify whether they meet the SPPI test.

‘Principal’ for the purpose of this test is defined as the fair value of the financial asset at initial recognition and may change over the life of the financial asset (for example, if there are repayments of principal or amortization of the premium/discount).

The most significant elements of interest within a debt arrangement are typically the consideration for the time value of money and credit risk. To make the SPPI assessment, we apply judgement and consider relevant factors such as the currency in which the financial asset is denominated, and the period for which the interest rate is set.

(ii) Bonds and debt instruments measured at fair value through other comprehensive income (FVOCI)

We apply the new category under IFRS 9 for debt instruments measured at FVOCI when both of the following conditions are met: (1) the instrument is held within a business model, the objective of which is both collecting contractual cash flows and selling financial assets, and (2) the contractual terms of the financial asset meet the SPPI test.

These instruments largely comprise debt instruments that had previously been classified as available-for-sale under IAS 39. Bonds and debt instruments in this category are those that are intended to be held to collect contractual cash flows and which may be sold in response to needs for liquidity or in response to changes in market conditions.

(iii) Financial assets measured at fair value through profit or loss FVTPL (Quoted funds, alternative investments and quoted equities)

Financial assets in this category are those assets which have been either designated by management upon initial recognition or are mandatorily required to be measured at fair value under IFRS 9. Management designates an instrument as FVTPL that otherwise meet the requirements to be measured at amortized cost or at FVOCI only if it eliminates, or significantly reduces, an accounting mismatch that would otherwise arise. Financial assets with contractual cash flows not representing solely payment of principal and interest are mandatorily required to be measured at FVTPL.

Financial assets at FVTPL are subsequently measured at fair value. Changes in fair value are recognized in the consolidated statement of income. Interest income is recognized using the effective interest method.

Dividend income from equity investments measured at FVTPL is recognized in the consolidated statement of income when the right to the payment has been established.

(iv) Financial assets measured at fair value through other comprehensive income (quoted and unquoted equities)

Financial assets measured at fair value through other comprehensive income include equities investments. Equity investments classified as financial assets measured at fair value through other comprehensive income are those which are not classified as financial assets measured at fair value through profit or loss.

(v) Reclassification of financial assets and liabilities

We do not reclassify our financial assets subsequent to their initial recognition, apart from the exceptional circumstances in which we terminate a business line or change our business model for managing financial assets. A change in our business model will occur only when Group management determines a change as a result of external or internal changes which are significant to our operations. Reclassifications shall all be recorded prospectively from the reclassification date.

(b) Subsequent measurement

For purposes of subsequent measurement, financial assets in the scope of IFRS 9 are classified in four categories: (1) financial assets at amortized cost (bonds, debt instruments), (2) financial assets at fair value through OCI with recycling of cumulative gains and losses (bonds and debt instruments), (3) financial assets designated at fair value through OCI with no recycling of cumulative gains and losses upon derecognition (equity instruments) and (4) financial assets at fair value through profit or loss.

(i) Financial assets at amortized cost (bonds, debt instruments)

We measure financial assets at amortized cost if both of the following conditions are met: (1) the financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and (2) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognized in the statement of income when the asset is derecognized, modified or impaired.

Our debt instruments at amortized cost includes investments in unquoted debt instruments.

(ii) Financial assets at fair value through OCI (debt instruments)

We measure debt instruments at fair value through OCI if both of the following conditions are met: (1) the financial asset is held within a business model with the objective of both holding to collect contractual cash flows and selling, and (2) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

For debt instruments at fair value through OCI, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in the statement of income and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in OCI. Upon derecognition, the cumulative fair value change recognized in OCI is recycled to the statement of income.

Our debt instruments at fair value through OCI includes investments in quoted debt instruments.

(iii) Financial assets designated at fair value through OCI (equity instruments)

Upon initial recognition, we can elect to classify irrevocably our equity investments as equity instruments designated at fair value through OCI when they meet the definition of equity under IAS 32 Financial Instruments: Presentation and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to the statement of income. Dividends are recognized as investment income in the statement of income when the right of payment has been established, except when our benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in OCI. Equity instruments designated at fair value through OCI are not subject to impairment assessment.

We elected to classify irrevocably our unquoted equity investments and some quoted equity investments under this category.

(iv) Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss include financial assets held for trading, financial assets designated upon initial recognition at fair value through profit or loss, or financial assets mandatorily required to be measured at fair value. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are designated as effective hedging instruments. Financial assets with cash flows that are not solely payments of principal and interest are classified and measured at fair value through profit or loss, irrespective of the business model. Notwithstanding the criteria for debt instruments to be classified at amortized cost or at fair value through OCI, as described above, debt instruments may be designated at fair value through profit or loss on initial recognition if doing so eliminates, or significantly reduces, an accounting mismatch.

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in the statement of income.

This category includes quoted funds, alternative investments and quoted equity investments which we had not irrevocably elected to classify at fair value through OCI.

Dividends on quoted equity investments are also recognized as investment income in the statement of income when the right of payment has been established.

(c) Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from our consolidated statement of financial position) when (1) the rights to receive cash flows from the asset have expired, or (2) we have transferred our rights to receive cash flows from the asset or have assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) we have transferred substantially all the risks and rewards of the asset, or (b) we have neither transferred nor retained substantially all the risks and rewards of the asset, but have transferred control of the asset.

(d) Impairment of financial assets in scope of IFRS 9

We recognize an allowance for expected credit losses (ECLs) for debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that we expect to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms, if any.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

For debt instruments at fair value through OCI, we apply the low credit risk simplification. At every reporting date, we evaluate whether the debt instrument is considered to have low credit risk using all reasonable and supportable information that is available without undue cost or effort. In making that evaluation, we reassess the credit rating of the debt instrument. In addition, we consider that there has been a significant increase in credit risk when contractual payments are more than 30 days past due.

We recognize an allowance for expected credit losses (ECLs) for debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that we expect to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms, if any.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

For debt instruments at fair value through OCI, we apply the low credit risk simplification. At every reporting date, we evaluate whether the debt instrument is considered to have low credit risk using all reasonable and supportable information that is available without undue cost or effort. In making that evaluation, we reassess the credit rating of the debt instrument. In addition, we consider that there has been a significant increase in credit risk when contractual payments are more than 30 days past due.

Our debt instruments at fair value through OCI comprise solely of quoted bonds that are graded in the top investment category by accredited rating agencies and, therefore, are considered to be low credit risk investments. It is our policy to measure ECLs on such instruments on a 12-month basis. However, when there has been a significant increase in credit risk since origination, the allowance will be based on the lifetime ECL. We use the ratings from accredited rating agencies to monitor the changes in the credit ratings, determine whether the debt instrument has significantly increased in credit risk and to estimate ECLs.

The ECLs for debt instruments measured at FVOCI do not reduce the carrying amount of these financial assets in the statement of financial position, which remains at fair value. Instead, an amount equal to the allowance that would arise if the assets were measured at amortized cost is recognized in OCI with a corresponding charge to the statement of income. The accumulated gain recognized in OCI is recycled to the statement of income upon derecognition of the assets.

We consider a financial asset in default when contractual payments are 30 days past due. However, in certain cases, we may also consider a financial asset to be in default when internal or external information indicates that we are unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by us.

A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial assets are written off either partially or in their entirety only when we have stopped pursuing the recovery. If the amount to be written off is greater than the accumulated loss allowance, the difference is first treated as an addition to the allowance that is then applied against the gross carrying amount. Any subsequent recoveries are credited to credit loss expense. There were no write-offs over the periods reported in these consolidated financial statements.

For cash flow purposes we classify the cash flow for the acquisition and disposal of financial assets as operating cash flows, as the purchases of these investments are funded from the net cash flows associated with the origination of insurance and investment contracts and payment of benefits and claims incurred for such insurance contracts, which are respectively treated under operating activities.

Insurance receivables

Insurance receivables are recognized when due and are measured on initial recognition at the fair value of the consideration received or receivable. IGI uses a provision matrix to calculate ECLs for insurance receivables. The provision rates are based on days past due for groupings of various policy holder’s segments that have similar default loss patterns.

Gross written premiums

Gross written premiums comprise the total premiums receivable for the whole period of cover provided by contracts entered into during the accounting period. They are recognized on the date on which the policy commences. Premiums include any adjustments arising in the accounting period for premiums receivable in respect of business written in prior accounting periods. Rebates that form part of the premium rate, such as no-claim rebates, are deducted from the gross premium; others are recognized as an expense. Premiums also include estimates for pipeline premiums, representing amounts due on business written but not yet notified. We generally estimate the pipeline premiums based on management’s judgment and prior experience.

Unearned premiums are those proportions of premiums written in a year that relate to periods of risk after the reporting date. Unearned premiums are calculated on a pro rata basis. The proportion attributable to subsequent periods is deferred as a provision for unearned premiums.

Reinsurance premiums

Reinsurance premiums comprise the total premiums payable for the reinsurance cover provided by retrocession contracts entered into during the period and are recognized on the date on which the policy incepts.

Premiums include any adjustments arising in the accounting period in respect of reinsurance contracts incepting in prior accounting periods.

Unearned reinsurance premiums are those proportions of premiums written in a period that relate to periods of risk after the reporting date. Unearned reinsurance premiums are deferred over the term of the underlying direct insurance policies for risk-attaching contracts and over the term of the reinsurance contract for losses occurring contracts.

Reinsurance

We cede insurance risk in the normal course of business for all of our businesses. Reinsurance assets represent balances due from reinsurance companies. Amounts recoverable from reinsurers are estimated in a manner consistent with the outstanding claims provision or settled claims associated with the reinsurer’s policies and are in accordance with the related reinsurance contract.

Reinsurance assets are reviewed for impairment at each reporting date, or more frequently, when an indication of impairment arises during the reporting period. Impairment occurs when there is objective evidence as a result of an event that occurred after initial recognition of the reinsurance asset that we may not receive all outstanding amounts due under the terms of the contract and the event has a reliably measurable impact on the amounts that we will receive from the reinsurer. The impairment loss is recorded in the consolidated statement of income.

Gains or losses on buying reinsurance are recognized in the consolidated statement of income immediately at the date of purchase and are not amortized.

Ceded reinsurance arrangements do not relieve us from our obligations to policyholders.

We also assume reinsurance risk in the normal course of business for non-life insurance contracts where applicable. Premiums and claims on assumed reinsurance are recognized as revenue or expenses in the same manner as they would be if the reinsurance were considered direct business, taking into account the product classification of the reinsured business. Reinsurance liabilities represent balances due to reinsurance companies. Amounts payable are estimated in a manner consistent with the related reinsurance contract.

Premiums and claims are presented on a gross basis for both ceded and assumed reinsurance.

Reinsurance assets or liabilities are derecognized when the contractual rights are extinguished or expire or when the contract is transferred to another party.

Reinsurance contracts that do not transfer significant insurance risk are accounted for directly through the statement of financial position. These are deposit assets or financial liabilities that are recognized based on the consideration paid or received less any explicit identified premiums or fees to be retained by the reinsured.

Fair values

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either (1) in the principal market for the asset or liability, or (2) in the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to us.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

We use valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities

Level 2 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

Level 3 — Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the financial statements on a recurring basis, IGI determines whether transfers have occurred between Levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

Our management determines the policies and procedures for both recurring fair value measurement, such as unquoted available for sale financial assets.

At each reporting date, the management analyses the movements in the values of assets and liabilities which are required to be re-measured or re-assessed as per our accounting policies. For this analysis, the management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents.

For the purpose of fair value disclosures, we have determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained above.

Significant accounting judgements, estimates and assumptions

The preparation of our consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Judgements

In the process of applying our accounting policies, management has made the following judgements, apart from those involving estimations, which have the most significant effect in the amounts recognized in the consolidated financial statements.

Classification of investments

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and our business model for managing them.

Financial instruments are initially recognized on the trade date measured at their fair value. Except for financial assets and financial liabilities recorded at FVTPL, transaction costs are added to this amount.

We classify all our financial assets based on the business model for managing the assets and the asset’s contractual terms. The categories include (1) amortized cost, (2) FVOCI and (3) FVTPL.

Estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial period, are described below. We based our assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond our control. Such changes are reflected in the assumptions when they occur.

Valuation of insurance contract liabilities

Considerable judgement by management is required in the estimation of amounts due to contract holders arising from claims made under insurance contracts. Such estimates are necessarily based on assumptions about several factors involving varying, and possibly significant, degrees of judgement and uncertainty and actual results may differ from management’s estimates resulting in future changes in estimated liabilities.

In particular, estimates have to be made both for the expected ultimate cost of claims reported at the consolidated statement of financial position date and for the expected ultimate cost of claims incurred but not yet reported (IBNR) at the consolidated statement of financial position date. The primary technique adopted by management in estimating the cost of notified and IBNR claims, is that of using past claim settlement trends to predict future claims settlement trends. Claims requiring court or arbitration decisions are estimated individually. Independent loss adjustors normally estimate property claims. Management reviews its provisions for claims incurred, and claims incurred but not reported, on a quarterly basis.

Similar judgements, estimates and assumptions are employed in the assessment of adequacy of provisions for unearned premiums. Judgement is also required in determining whether the pattern of insurance service provided by a contract requires amortization of unearned premiums on a basis other than time apportionment.

Total carrying amount of insurance contract liabilities as at period ended December 31, 2019 was $413,052,855 (2018: $384,379,841). As at December 31, 2019, gross incurred but not reported claims (IBNR) amounted to $120,330,776 (2018: $98,609,584) out of the total insurance contract liabilities.

Expected credit loss for insurance receivables

We use a provision matrix to calculate ECLs for insurance receivables. The provision rates are based on days past due for groupings of various policy holder’s segments that have similar loss patterns.

The provision matrix is initially based on our historical observed default rates. We will calibrate the matrix to adjust the historical credit loss experience with forward-looking information. For instance, if forecast economic conditions (i.e., gross domestic product) are expected to deteriorate over the next period which can lead to an increased number of defaults in the sector, the historical default rates are adjusted. At every reporting date, the historical observed default rates are updated and changes in the forward-looking estimates are analyzed.

The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. Our historical credit loss experience and forecast of economic conditions may also not be representative of policy holder’s actual default in the future.

In our ECL models, we rely on a range of forward-looking information as economic inputs, such as (1) real GDP growth by region and (2) projected GDP growth by region.

In determining impairment of financial assets, judgement is required in the estimation of the amount and timing of future cash flows as well as an assessment of whether the credit risk on the financial asset has increased significantly since initial recognition and incorporation of forward-looking information in the measurement of ECL.

We consider insurance receivables in default when contractual payments are 360 days past due, and in doing so management considers but does not depend only on the age of the relevant accounts receivable. The adequacy of our past estimates as well as the high turnover ratio of receivables are also considered as main factors in evaluating the collectability of insurance receivables, especially in regions where we have experienced historical trends of slow collection such as the Middle East and Africa. Even in such regions, however, we typically ultimately recovered the due premiums in full.

We have in place credit appraisal policies for written business. We monitor and follow up on receivables for insurance transactions on an ongoing basis. Wherever, as a result of this formal chasing process, management determines that the settlement of a receivable is not probable, a notice of cancellation (NOC) will be issued within 30 – 60 days from the premium past due date. If the premium due is not paid within the NOC period, the insurance policy will be cancelled ab initio.

We do not pay claims on policies where the policyholder is past due on premium payments, except for cases where the policyholder’s broker confirms that the due premium is in the process of being collected.

Ultimate premiums

In addition to reported premium income, we also include an estimate for pipeline premiums representing amount due on business written but not yet reported. This is based on management’s judgement of market conditions and historical data using premium development patterns evident from active underwriting periods to predict ultimate premiums trends at the close of the fiscal period.

MANAGEMENT

The following table sets forth our current directors and executive officers:

Directors and Executive Officers	Age	Position/Title
Wasef Salim Jabsheh	77	Chairman of the Board and Chief Executive Officer
Walid Wasef Jabsheh	44	President and Director
David Anthony	65	Director
Michael T. Gray	60	Director
David King	74	Director
Wanda Mwaura	47	Director
Andrew J. Poole	39	Director
Hatem Wasef Jabsheh	40	Chief Operating Officer
Pervez Rizvi	58	Chief Financial Officer
Andreas Loucaides	67	Chief Executive Officer, IGI UK

The business address for each of the Company’s directors and executive officers is 74 Abdel Hamid Sharaf Street, P.O. Box 941428, Amman 11194, Jordan, except for Andrew J. Poole and Michael T. Gray whose business address is 3601 N Interstate 10 Service Rd W Metairie, LA.

Biographical information concerning our directors and executive officers listed above is set forth below.

Wasef Jabsheh serves as our Chairman of the Board and Chief Executive Officer, positions he has held since the consummation of the Business Combination on March 17, 2020. Wasef Jabsheh founded IGI in 2001 and served as the Chief Executive Officer and Vice Chairman of IGI since 2011 until the Closing. Wasef Jabsheh has specialized in marine and energy insurance for more than 50 years in various prominent roles with the Kuwait Insurance Co and with ADNIC (the Abu Dhabi National Insurance Company) from the mid-1970s to the late 1980s. In 1989, Mr. Jabsheh established Middle East Insurance Brokers and two years later founded International Marine & General Insurance Co. He also served as a member of the board of directors of HCC Insurance Holdings Inc. from 1994 until 1997.

Walid Jabsheh serves as our President and as a Director, positions he has held since the consummation of the Business Combination on March 17, 2020. Walid Jabsheh joined IGI at the time of its founding in 2002 and, prior to his current role at the Company, served as the President of IGI where he played a pivotal role in the growth and development of IGI. Walid Jabsheh began his career at Manulife Reinsurance in Toronto, Canada and later joined LDG Reinsurance Corporation, a subsidiary of Houston Casualty Co, in 1998 where he served as Senior Underwriter managing a $30 million book of treaty and facultative business.

David Anthony has served as a Director since the consummation of the Business Combination on March 17, 2020. Mr. Anthony served as a non-executive director on the board of IGI from July 2018 through March 2020. Since June 2018, Mr. Anthony has been an independent insurance consultant working through his company, DA Research & Analysis (DARAA) Ltd. From March 1994 to June 2018, Mr. Anthony was a Director and Senior Analyst with S&P Global Ratings (formerly Standard & Poor’s), where he was an active lead rating analyst and a Chair of its Insurance Rating Committee. Before joining S&P Global Ratings, Mr. Anthony was Senior Relationship Manager and Vice President, European Insurance Banking Group, at Citi Bank N.A. London from June 1987 to April 1992, and Senior Analyst at Moody’s Investors Service, New York from April 1992 to March 1994. Mr. Anthony has more than 30 years of experience in the insurance and reinsurance industry, which has included senior, insurance-related positions at ratings agencies and with international banks. Throughout his career he has worked extensively in Europe, the Middle East, North Africa and the United States.

Michael T. Gray has served as a Director since the consummation of the Business Combination on March 17, 2020. Mr. Gray has over 30 years of leadership experience in the insurance industry. He served as the Executive Chairman and Chief Executive Officer of Tiberius from its inception until the closing of the Business Combination. He is the principal executive and President of The Gray Insurance Company, a middle-market property and casualty insurance company with an A.M. Best credit rating of ‘A-’. Mr. Gray became President of The Gray Insurance Company in 1996. In addition to his role at The Gray Insurance Company, Mr. Gray has served as Chairman of the board of the Louisiana Insurance Guaranty Association since 2008 (director since 1995), director of the American Insurance Association since 2011, director of the Property Casualty Insurers Association of America since 2010, director of the Tulane University Family Business Center Advisory Council since 2008 and, from 1999 to 2003, served on the board of directors of Argo Group International Holdings (NASDAQ: AGII), a global property and casualty, specialty insurance, and reinsurance products provider. Mr. Gray was the Chairman of the board of Family Security, a personal lines/homeowners insurance company, in which The Gray Insurance Company held an ownership interest from 2013 to 2015. This culminated in the sale of the company, which Mr. Gray led, to United Insurance Holding Corporation (NASDAQ: UIHC). The parent of The Gray Insurance Company, Gray & Company, has acquired or developed several businesses under Mr. Gray’s guidance, including title insurance, oil production and exploration facilities, technology development and real estate. Mr. Gray holds a B.A. from Southern Methodist University and an MBA from Tulane University.

David King has served as a Director since the consummation of the Business Combination on March 17, 2020. Mr. King served as a non-executive director on the board of IGI Group from November 2012 through 2020. He also serves as non-executive chairman of International General Insurance Company (UK) Ltd., our wholly-owned subsidiary, where he is also a member of the audit committee. He also serves as non-executive chairman of Forex Capital Markets Limited, where he has been a non-executive director since August 2014 and is a member of its audit committee and nomination and remuneration committee. From 2010 to 2012, Mr. King was executive director of Middle East business development at China Construction Bank International. Prior to that, he was the director of finance and administration of the London Metal Exchange between 1987 and 1989, chief executive officer of The London Metal Exchange from 1989 to 2001, managing director and acting chief executive of the Dubai Financial Services Authority from 2003 to 2005 and managing director of global banking in the MENA division of HSBC Bank Middle East Limited from 2005 to 2008. David King is a fellow in the Association of Chartered Certified Accountants and holds a Master of Business Administration from Cranfield University.

Wanda Mwaura has served as a Director since the consummation of the Business Combination on March 17, 2020. Ms. Mwaura has more than 23 years of financial services, (re)insurance, and accounting and advisory experience. She began her career in the insurance industry at Ernst & Young Ltd. in 1996, specializing in financial services and reinsurance. Ms. Mwaura was at Ernst & Young Ltd. from 1996 through 2013, including serving as a partner from 2005 to 2013. She later served as the Head of External Reporting and Accounting Policy at PartnerRe, a leading global reinsurer, from October 2013 to February 2017, and as External Reporting Director and Chief Accounting Officer at PartnerRe from February 2017 to July 2019 and, since August 2019, has been the owner of Consult.bm, a non-executive director and consulting services provider. Ms. Mwaura held various leadership roles at affiliates of PartnerRe, including a principal representative of Partner Reinsurance Company Ltd. and Partner Reinsurance Life Company of Bermuda Ltd. (from February 2017 to July 2019), a director and principal executive of PRE Life Bermuda Re Ltd. (from Jul 2018 to July 2019), a director of PartnerRe Investment Holding Company Ltd. and PartnerRe ILS Fund Ltd. (each from February 2017 to July 2019) and a director of PartnerRe ILS Fund Ltd. (from February 2017 to June 2019). She also served as a principal representative of Raccoon River Re Ltd. (from January 2019 to July 2019), a director of Aurigen Capital Limited (from August 2017 to April 2018) and Aurigen Services Ltd. (from August 2017 to October 2017), and a director and principal representative of Aurigen Reinsurance Limited (from August 2017 to December 2018). Ms. Mwaura is a graduate of Dalhousie University and is a certified public accountant in the U.S. and a Chartered Professional Accountant in Canada.

Andrew J. Poole has served as a Director since the consummation of the Business Combination on March 17, 2020. Mr. Poole was most recently an investment consultant at The Gray Insurance Company and the Chief Investment Officer of Tiberius until the closing of the Business Combination between Tiberius and IGI. He has over 15 years of diversified investment experience centered on the generation of risk adjusted returns as a manager of capital at various hedge funds with a focus, in part, on public insurance companies. Mr. Poole’s most recent role prior to joining Tiberius and The Gray Insurance Company was as a Partner and Portfolio Manager at Scoria Capital Partners, LP, a long/short equity hedge fund, where he managed a portion of the firm’s capital including insurance sector investments from 2013 to 2015. Prior to Scoria, Mr. Poole held various positions at Diamondback Capital Management from 2005 to 2012 (including Portfolio Manager from 2011 onwards) and SAC Capital from 2004 to 2005, both multi-strategy multi-manager cross capital structure long/short hedge funds. Mr. Poole started his career at Swiss Re (SIX: SREN) working in facultative property placements in 2003. Mr. Poole holds a B.A. from The George Washington University.

Hatem Jabsheh has served as our Chief Operating Officer since the consummation of the Business Combination on March 17, 2020. Mr. Jabsheh has been IGI’s Group Chief Operating Officer since 2017, and IGI’s Chief Investment Officer since 2010. Mr. Jabsheh began his career in 2001 with Spear, Leads, and Kellogg, a subsidiary of Goldman Sachs. He worked in several pits at the CBOE (Chicago Board Options Exchange) and CME (Chicago Mercantile Exchange) as a primary market maker. He then moved to Amman, Jordan in 2004 to set up Indemaj Financial, an asset management and brokerage company, which he successfully sold in 2009. In 2006, Mr. Jabsheh set up Indemaj Technology, an open-source web development company, which was also later sold in 2012. His 18-year professional career spans executive roles in the asset management sector and reinsurance, all underscored by an aim to promote innovation and transformation. He is actively involved in the tech community, promoting disruption within the reinsurance industry. Mr. Jabsheh currently serves on the boards of the Swiss Jordanian Business Club and the United Cable Industries Company. Hatem Jabsheh is a graduate of Marquette University with a dual major in International Business and Finance and a minor in History.

Pervez Rizvi has served as our Chief Financial Officer since the consummation of the Business Combination on March 17, 2020. Mr. Rizvi has served as the Group Chief Financial Officer of IGI since 2015. He has over 34 years of experience out of which 31 years are in the insurance and banking sectors. He obtained a Bachelor of Commerce in Accounts and Management followed by a CA (India) and a CPA (USA). Mr. Rizvi is a member of the Institute of Chartered Accountants of India. Mr. Rizvi began his insurance career with the Life Insurance Corporation of India in 1989 and later joined Oman National Insurance Company in Oman. He worked with HSBC Bank in the UAE and Malaysia and Zurich Financial Services in DIFC, Dubai in a number of senior management roles. His last assignment prior to joining IGI was with an Islamic insurance company in Abu Dhabi as Chief Financial Officer.

Andreas Loucaides has served as the Chief Executive Officer of IGI UK since 2015. He began his career in the insurance industry in 1971, joining syndicate 702 at Lloyd’s which was sold to Markel in 2000. He later founded a startup insurance company, PRI Group Plc (an FSA licensed A- rated AIM listed company with a market cap of £120 million) in 2002 as Chief Executive Officer. Following the profitable sale of PRI Group plc to Brit Holdings, Mr. Loucaides joined Catlin UK in 2004 as the Chief Executive Officer. In 2008, he joined Jubilee Group at Lloyd’s as the CEO, overseeing the sale to Ryan Specialty Group in 2011. In 2012, Mr. Loucaides joined Lloyd’s Syndicate 2526, assisting with its sale to AmTrust and supporting AmTrust in its purchase of Sagicor at Lloyd’s.

Classification of Directors

Our board of directors is comprised of seven directors. Our Amended and Restated Bye-laws provide that our board of directors is divided into three groups designated as Class I, Class II and Class III with as nearly equal a number of directors in each group as possible. The Class I Directors are initially elected for a one-year term of office, the Class II Directors are initially elected for a two year term of office and the Class III Directors are initially elected for a three-year term of office. At each annual general meeting, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. A director will hold office until the annual general meeting for the year in which his or her term expires, subject to his or her office being vacated in accordance with our Amended and Restated Bye-laws.

Prior to the consummation of the Business Combination, Wasef Jabsheh, Walid Jabsheh and Michael Gray were elected as Class III Directors with terms expiring at our 2023 annual general meeting, Wanda Mwaura and Andrew Poole were elected as Class II Directors with terms expiring at our 2022 annual general meeting, and David Anthony and David King were elected as Class I Directors with terms expiring at our 2021 annual general meeting.

Our Amended and Restated Bye-laws provide that, if an eligible shareholder intends to nominate a person for election as a director, (a) at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary, the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made and (b) at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made. An eligible shareholder is a shareholder holding in the aggregate at least 5% of our issued and outstanding share capital who has held such amount for at least three years following the date of adoption of the Amended and Restated Bye-Laws.

The directors are elected with a plurality of the votes cast by the shareholders and there is no cumulative voting for elections of directors, subject to the following:

●	for so long as Wasef Jabsheh, his family and/or their affiliates own at least 10% of our issued and outstanding common shares and provided that Wasef Jabsheh remains a shareholder, Wasef Jabsheh is entitled to appoint and classify two directors to the board;

●	for so long as Wasef Jabsheh, his family and/or their affiliates own at least 5% of our issued and outstanding common shares and provided that Wasef Jabsheh remains a shareholder, Wasef Jabsheh is entitled to appoint and classify one director to the board; and

●	the remaining directors are elected by the shareholders.

Currently, Mr. Jabsheh’s appointed directors – Wasef Jabsheh and Walid Jabsheh – are serving as Class III Directors with their terms expiring at our 2023 annual general meeting.

Family Relationships

Wasef Jabsheh, our Chief Executive Officer and Chairman, is the father of Walid Jabsheh, our President, and Hatem Jabsheh, our Chief Operating Officer. He is also the father of Hani Jabsheh, who was a non-executive director of IGI until shortly after the consummation of the Business Combination, and the uncle of Mohammad Abu Ghazaleh, one of our shareholders who was the Chairman of the board of directors of IGI until shortly after the consummation of the Business Combination.

Independence of Directors

As a foreign private issuer, the Company is not required to have a majority of independent directors. However, four out of seven members of our board of directors – David Anthony, Michael Gray, David King and Wanda Mwaura – are “independent” directors under Nasdaq rules. We also view Andrew Poole as an independent director, but recognize that under the Nasdaq rules Mr. Poole does not qualify as independent because he was an executive officer of Tiberius who received compensation for such services.

Board Leadership Structure and Role in Risk Oversight

In connection with the consummation of the Business Combination, Wasef Jabsheh was appointed as our Chairman of the board of directors and Chief Executive Officer. We believe that having Mr. Jabsheh act as both Chairman of the Board and Chief Executive Officer is most appropriate for us at this time because it provides us with consistent and efficient leadership, both with respect to our operations and the leadership of the board. In particular, having Mr. Jabsheh act in both of these roles increases the timeliness and effectiveness of our board’s deliberations, increases the board’s visibility into the Company’s day-to-day operations, and ensures the consistent implementation of our strategies.

We believe that the combined role of Chairman and Chief Executive Officer, together with the significant responsibilities of the board’s independent directors, provides an appropriate balance between leadership and independent oversight.

Meetings and Committees of the Board of Directors

In connection with the consummation of the Business Combination, we have established a separately standing audit committee, compensation committee and nominating/governance committee.

Audit Committee

In connection with the consummation of the Business Combination, our board of directors formed an audit committee initially consisting of David Anthony, David King and Wanda Mwaura. Wanda Mwaura is the chair of the audit committee. The audit committee must be composed exclusively of “independent directors,” as defined by the rules and regulations of the SEC. In addition, we will be required to certify to Nasdaq that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each of the members of our audit committee is independent under SEC and Nasdaq rules and is “financially literate,” as defined under Nasdaq’s listing standards. Wanda Mwaura serves as the audit committee financial expert (within the meaning of SEC regulations).

The Company has adopted an audit committee charter which sets forth the requirements for audit committee members and the responsibilities of the audit committee.

The audit committee is responsible for the appointment, compensation, retention and oversight of the auditors, review of the results and scope of the audit and other accounting related services and review of our accounting practices and systems of internal accounting and disclosure controls. The audit committee pre-approves auditing services and permitted non-audit services to be performed for the Company by the independent auditor. Audit committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the audit committee. The audit committee will, at least annually, review the independence and quality control procedures of the auditors and the experience and qualifications of the auditor’s senior personnel that are providing audit services to the Company. The audit committee’s duties include meeting with management and the auditors in connection with the annual audit, overseeing the internal auditor or internal audit function, reviewing with management the risk assessment and risk management policies and the earnings press releases and guidance provided to analysts and rating agencies.

The audit committee may delegate to the chair of the audit committee, any of the members of the audit committee, or any subcommittee, the responsibility and authority for any particular matter within its powers and authority. However, subcommittees do not have the authority to engage independent legal counsel, accounting experts or other advisors unless expressly granted such authority by the audit committee. The audit committee meets at least twice per year and reviews and evaluates its own performance each year.

Nominating/Governance Committee

As a foreign private issuer, the Company is not required to have a nominating/governance committee or a nominating/governance committee composed entirely of independent directors. However, in connection with the consummation of the Business Combination, our board of directors formed a nominating/governance committee with a majority of independent directors. The members of the nominating/governance committee are Walid Jabsheh, Michael Gray and David King. David King is the chair of the nominating/governance committee. The nominating/governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

Compensation Committee

As a foreign private issuer, the Company is not required to have a compensation committee or a compensation committee consisting only of independent directors. However, in connection with the consummation of the Business Combination, our board of directors formed a compensation committee initially consisting of Walid Jabsheh, David Anthony and Andrew Poole. David Anthony is the chair of the compensation committee.

The Company has adopted a compensation committee charter which sets forth the requirements for compensation committee members and the responsibilities of the compensation committee.

The purpose of the compensation committee is to review, evaluate and approve compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans. Each year, the compensation committee will review and make recommendations to the board of directors with respect to incentive-compensation plans and equity-based plans. The compensation committee will review director compensation and make recommendations to the board of directors regarding the form and amount of director compensation. The compensation committee meets at least twice per year and annually reviews the compensation committee charter.

Corporate Governance Practices

We are a “foreign private issuer” under applicable U.S. federal securities laws. As a result, we are permitted to follow certain corporate governance rules that conform to Bermuda requirements in lieu of certain Nasdaq corporate governance rules. We will certify to Nasdaq that our corporate governance practices are in compliance with, and are not prohibited by, the laws of Bermuda. The corporate governance practices that we follow in lieu of Nasdaq’s corporate governance rules are as follows:

●	In lieu of the requirement to comply with Rule 5605(e)(1), which requires the director nomination process to be determined by a majority of the independent directors or a nominations committee comprised solely of independent directors, our nominating/governance committee (which is responsible for director nominations) consists of a majority of independent directors but does not consist solely of independent directors.

●	In lieu of the requirement to comply with Rule 5605(d)(2), which requires a compensation committee comprised of at least two members, each of whom must be an independent director as defined under Rule 5605(a)(2), our compensation committee does not consist solely of independent directors.

●	In lieu of the requirement to comply with Rule 5605(b)(2), which requires regularly scheduled meetings at which only independent directors are present (“executive sessions”), we do not intend to have regularly scheduled executive sessions.

Although not required by the rules and regulations of Nasdaq, the Company has adopted corporate governance guidelines which will govern certain aspects of its corporate governance and board and committee practices.

Codes of Conduct

The Company has adopted a Corporate Code of Business Conduct and Ethics applicable to all of its directors, officers and employees. The Code of Business Conduct and Ethics covers, among other things, conflicts of interest, company books and records, use of company property, payments of gifts, corporate opportunities, compliance, extension of credit to officers and directors, confidentiality and employee relations.

The Company has also adopted a Financial Code of Ethics applicable to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and certain other officers. The Financial Code of Ethics provides that each officer must act ethically with honesty and integrity (including ethical handling of conflicts of interest), provide full and accurate disclosure in SEC filings and public communications, comply with applicable laws and regulations, act in good faith, responsibly, with due care, competence and diligence, promote honest and ethical behavior by others, respect the confidentiality of information acquired in the course of employment, responsibly use and maintain all assets and resources employed or entrusted to the officer, and promptly report violations of the code to the chairman of the audit committee.

Approval of Certain Transactions

Our Amended and Restated Bye-laws provide that the board of directors may approve the following transactions only if each Jabsheh Director votes in favor of such transactions:

●	sell or dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis;

●	enter into any transaction in which one or more third parties acquire or acquires 25% or more of the Company’s common shares;

●	enter into any merger, consolidation, or amalgamation with an aggregate value equal to or greater than $75 million (exclusive of inter-company transactions);

●	alter the size of the board of directors;

●	incur debt in an amount of $50 million (or other equivalent currency) or more; and

●	issue common shares (or securities convertible into common shares) in an amount equal to or greater than 10% of the then issued and outstanding common shares of the Company.

EXECUTIVE COMPENSATION

The Company was incorporated on October 28, 2019 and did not pay any compensation to its directors and executive officers during 2019. The aggregate cash compensation, consisting of salaries, bonuses, incremental accrual value of phantom shares and, in some cases, insurance payments, paid by IGI to its executive officers collectively during 2019 was approximately $4.6 million. In addition, the aggregate cash compensation paid by IGI to its non-employee directors during 2019 was approximately $0.785 million. IGI’s executive director (Wasef Jabsheh) did not receive any additional compensation for serving on the board of directors. IGI’s directors and executive officers did not receive any equity compensation during 2019 (other than, in some cases, incremental accrual value of phantom shares).

Executive Officer Compensation

Subsequent to the consummation of the Business Combination, our policies with respect to the compensation of our executive officers will be administered by our board of directors in consultation with our compensation committee. The compensation policies followed by us are intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee is charged with recommending executive compensation packages to our board of directors.

We expect that equity-based compensation will be an important foundation of the executive compensation package as we believe it is important to maintain a strong link between executive incentives and the creation of shareholder value. We believe that equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives.

We intend to be competitive with other similarly situated companies in the insurance industry. The compensation decisions regarding our executives are based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

As of the date of this prospectus, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by our compensation committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Director Compensation

We have established a compensation program for our directors who are not executive officers of the Company, which consists of an annual retainer, meeting fees for attending board and committee meetings, and a fee for serving as chairman of a committee. We will also reimburse our directors for reasonable documented expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance at board and committee meetings. Our directors who are also executive officers of the Company will not receive additional compensation for serving as directors.

Compensation Components

Base Salary. We seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. Base salaries are generally reviewed annually, subject to the terms of employment agreements, and the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. We utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, our board of directors, upon the recommendation of the compensation committee and subject to applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

Equity Awards. We have established an equity incentive plan to incentivize our employees, consultants, advisors and other persons who perform services for us. A description of the 2020 Omnibus Equity Incentive Plan and the awards that may be made under this plan is set forth in the section entitled “—Description of the 2020 Omnibus Equity Incentive Plan.” We intend to make equity awards as a significant portion of executive compensation.

Severance Benefit. Other than as provided in applicable employment agreements, we currently have no severance benefits plan. We may consider the adoption of a severance plan for executive officers and other employees in the future.

Employment Agreements

In accordance with the Business Combination Agreement, in connection with the consummation of the Business Combination, we entered into employment agreements with our Chief Executive Officer, President and Chief Operating Officer. In preparing these employment agreements, the Company utilized certain benchmarking data prepared by a third party. The employment agreements have a fixed term of three years, with annual renewals thereafter, subject to termination after a specified notice period. Each executive is entitled to an annual salary, to be reviewed each year, an annual target bonus opportunity (calculated as a percentage of salary), and an annual long term incentive opportunity (calculated as a percentage of salary), with cash amounts being paid in US dollars. The annual long term incentive opportunities are 150%, 125% and 100% of the executive’s base salary, respectively. Due to his expatriate status working in the United Kingdom, the President is entitled to a tax-gross up with respect to his base salary and bonus, and a housing allowance of up to £120,000 annually. The Chief Executive Officer is entitled to the use of private aircraft in connection with his travel outside of Jordan. The employment agreements contain severance provisions whereby, if the executive is terminated other than for cause or resigns for good reason, then the executive will be paid a lump sum payment calculated based on his salary and bonus. If the executive is terminated for cause, the agreements provide that the executive would receive no amounts other than amounts accrued at the date of termination and any vested benefits under company benefit plans. The executives’ employment would automatically terminate upon a change of control and, in this event, the executive would receive a severance benefit equal to three times the officer’s highest salary, bonus and equity award over the prior three years, and in connection with such a change of control and termination of employment, all unvested equity awards would become fully vested. The agreements also contain limitations on outside activities, include confidentiality obligations, and include covenants restricting the solicitation of employees and customers and a non-compete for 12 months following termination of employment. The employment agreements are governed by English law.

Description of the 2020 Omnibus Equity Incentive Plan

In connection with the consummation of the Business Combination, we adopted the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides for grants of stock options, share appreciation rights, restricted shares, other share-based awards and other cash-based awards. Directors, officers and other employees of the Company and its affiliates, as well as others performing consulting or advisory services for the Company and its affiliates, are eligible for grants under the 2020 Plan. The purpose of the 2020 Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2020 Plan.

Administration. The 2020 Plan is administered by any committee of our board of directors duly authorized by our board of directors to administer the plan (and, if no committee is so authorized, by our board of directors). For purposes of this discussion, the body that administers the 2020 Plan is referred to as the “Administrator.” Among the Administrator’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2020 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2020 Plan as it deems necessary or proper. The Administrator has authority to administer and interpret the 2020 Plan, to grant discretionary awards under the 2020 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of common shares to be covered by each award, to make all other determinations in connection with the 2020 Plan and the awards thereunder as the Administrator deems necessary or desirable and to designate authority under the 2020 Plan to our employees, directors, officers and/or professional advisors. To the extent we seek to obtain the benefit of exemptions available under Rule 16b-3 under the Exchange Act, the applicable compensation may be approved by “non-employee directors”.

Available Shares. The aggregate number of our common shares that may be issued or used for reference purposes under the 2020 Plan or with respect to which awards may be granted may not exceed 4,844,730 common shares (10% of the shares issued and outstanding upon the consummation of the Business Combination). The shares available for issuance under the 2020 Plan may be, in whole or in part, either our authorized and unissued common shares or common shares held in or acquired for our treasury. The number of shares available for issuance under the 2020 Plan may be subject to adjustment in the event of a reorganization, share split, merger, amalgamation or similar change in the corporate structure. In the event of any of these occurrences, we may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other securities available for issuance under the plan or covered by grants previously made under the 2020 Plan. In general, if awards under the 2020 Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2020 Plan. In addition, no non-employee director may receive awards under the 2020 Plan in any fiscal year for service as a director having an aggregate maximum value exceeding $500,000.

Eligibility for Participation.  Directors, officers, and employees of, and consultants to, the Company or any of its affiliates, are eligible to receive awards under the 2020 Plan.

Award Agreements.  Awards granted under the 2020 Plan will be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Administrator.

Stock Options. The Administrator may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Administrator will determine the number of our common shares subject to each option, the term of each option, which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10 percent shareholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a common share of the Company at the time of grant or, in the case of an incentive stock option granted to a 10 percent shareholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at grant, and the exercisability of such options may be accelerated by the Administrator.

Share Appreciation Rights. The Administrator may grant share appreciation rights (“SARs”) either with a stock option, which may be exercised only at such times and to the extent the related stock option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). An SAR is a right to receive a payment in our common shares or cash, as determined by the Administrator, equal in value to the excess of the fair market value of one common share of the Company on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by a SAR will be the exercise price per share of the related stock option in the case of a Tandem SAR and will be the fair market value of our common shares on the date of grant in the case of a Non-Tandem SAR. The Administrator may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2020 Plan, or such other event as the Administrator may designate at the time of grant or thereafter.

Restricted Shares. The Administrator may award common shares that are subject to specified restrictions. Except as otherwise provided by the Administrator upon the award of restricted shares, the recipient generally has the rights of a shareholder with respect to the shares, including the right to vote the restricted shares and, conditioned upon the expiration of the applicable restricted period, the right to receive dividends and transfer such shares, subject to the conditions and restrictions generally applicable to restricted shares or specifically set forth in the recipient’s restricted shares agreement. Unless the Administrator determines otherwise at the time of award, the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted shares will be required to enter into a restricted shares agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted shares or the lapse of the relevant restrictions is based on the attainment of performance goals, the Administrator will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based restricted shares generally may be based on one or more criteria determined from time to time by the Administrator.

Other Share-Based Awards. The Administrator may, subject to limitations under applicable law, make a grant of such other share-based awards, including, without limitation, PSUs, dividend equivalent units, share equivalent units, RSUs and deferred share units under the 2020 Plan that are payable in cash or denominated or payable in or valued by our common shares or factors that influence the value of such shares. The Administrator may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum vesting period. The performance goals for performance-based other share-based awards generally may be based on one or more criteria determined from time to time by the Administrator.

Other Cash-Based Awards. The Administrator may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Administrator will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Administrator may accelerate the vesting of such award in its discretion.

Performance Awards. The Administrator may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in restricted shares, based on the then current fair market value of such shares, as determined by the Administrator. Based on service, performance and/or other factors or criteria, the Administrator may, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals. Awards that are granted, vest or are paid based on attainment of specified performance goals may be subject to any one or more criteria determined from time to time by the Administrator in its sole discretion taking into account the requirements of applicable law and customary market compensation practices. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more measures selected by the Administrator. Performance goals may also be based on an individual participant’s performance goals, as determined by the Administrator. In addition, all performance goals may be based upon the attainment of specified levels of the Company’s performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control. In connection with a change in control, as defined in the 2020 Plan, the Administrator may accelerate vesting of outstanding awards under the 2020 Plan. In addition, such awards may be, in the discretion of the Administrator: (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a common share of the Company paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a common share of the Company paid in a change in control is less than the exercise price of the award. The Administrator may also provide for accelerated vesting or lapse of restrictions of an award at any time.

Shareholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted shares, a participant has no rights as a shareholder with respect to our common shares covered by any award until the participant is registered as the holder of such shares in our register of members.

Amendment and Termination. Notwithstanding any other provision of the 2020 Plan, our board of directors may at any time amend any or all of the provisions of the 2020 Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to shareholder approval in certain instances if required by applicable law; provided, however, that, unless otherwise required by law or specifically provided in the 2020 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability. Awards granted under the 2020 Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Administrator may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The 2020 Plan provides that awards granted under the 2020 Plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Effective Date; Term.  The 2020 Plan was adopted by our board of directors in connection with the consummation of the Business Combination and became effective on March 17, 2020. No award will be granted under the 2020 Plan on or after the 10-year anniversary of the 2020 Plan. Any award outstanding under the 2020 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

DESCRIPTION OF SECURITIES

The following description of the material terms of our share capital includes a summary of certain provisions of our memorandum of association and our Amended and Restated Bye-laws that became effective upon the closing of the Business Combination. This description is qualified by reference to our memorandum of association and our Amended and Restated Bye-laws which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Share Capital

Under the Amended and Restated Bye-laws, our authorized share capital consists of 750,000,000 common shares, par value $0.01 per share, and 100,000,000 preference shares, par value $0.01 per share. Prior to the closing of the Business Combination on March 17, 2020 (the “Closing”), the Company was authorized to issue 1,000 common shares, $0.01 par value per share and 1,000 preference shares, $0.01 par value per share, and there was one common share issued and outstanding and no preference shares issued and outstanding. As of March 17, 2020, subsequent to the Closing, our authorized share capital was increased and there were 48,447,306 common shares issued and outstanding (including 3,012,500 common shares subject to vesting but which are issued and outstanding for purposes of voting and receipt of dividends), and no preference shares issued and outstanding. All of our issued and outstanding common shares are fully paid. There were also 17,250,000 warrants issued and outstanding, each to purchase one common share at a price of $11.50 per share. As of March 17, 2020, we held no common shares as treasury shares.

Pursuant to our Amended and Restated Bye-laws, and subject to the requirements of the Nasdaq listing rules and any resolution of the shareholders to the contrary, our board of directors is authorized to issue any authorized but unissued share capital. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Holders of common shares are entitled to: (i) one vote per share; (ii) such dividends and other distributions as the board of directors may from time to time declare; (iii) in the event of a winding-up or dissolution of the Company, the surplus assets of the Company; and (iv) all of the rights attaching to the shares.

Our board of directors is authorized to (i) provide for the issuance of preference shares in one or more series having such number of shares, designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each series as designated by the board of directors; and (ii) issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are determined by the board of directors.

Common Shares

Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Amended and Restated Bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and rateably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our Amended and Restated Bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

Warrants

Upon the consummation of the Business Combination, the Company assumed Tiberius’s rights and obligations under the Warrant Agreement, dated as March 15, 2018, as amended (the “Warrant Agreement”). Accordingly, each outstanding warrant of the Company provides the holder thereof with the right to purchase one common share of the Company at a price of $11.50 per share, subject to adjustment as discussed below. As of March 17, 2020, upon the consummation of the Business Combination, there were 17,250,000 warrants issued and outstanding.

The warrants will become exercisable 30 days after the completion of the Business Combination; provided that we have an effective registration statement under the Securities Act covering the common shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement). We have agreed that, as soon as practicable, but in no event later than 30 business days after the Closing, we will use our best efforts to file with the SEC and have an effective registration statement covering the common shares issuable upon exercise of the warrants and will maintain a current prospectus relating to those common shares until the warrants expire or are redeemed.

If a registration statement covering the common shares issuable upon exercise of the warrants is not effective within 90 days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. The warrants will expire at 5:00 p.m., New York City time, on March 17, 2025 (five years after the completion of the Business Combination) or earlier upon redemption as discussed below.

Once the warrants become exercisable, we may redeem the outstanding warrants (except with respect to the warrants held by Wasef Jabsheh and Argo):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

●	if, and only if, the last sale price of our common shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the common shares issuable upon exercise of the warrants is effective and a current prospectus relating to those common shares is available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of common shares issuable upon the exercise of warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The Warrant Agreement governing our warrants provides that upon the occurrence of certain events the number of common shares issuable upon exercise of the warrants may, subject to certain conditions, be adjusted. If, upon exercise of a warrant, the holder thereof would be entitled to receive a fractional interest in a common share, the Company will, upon exercise, round down to the nearest whole number of common shares to be issued to the holder of the warrant.

The warrants held by Wasef Jabsheh and Argo or their permitted transferees (collectively, the “private warrants”) are identical to the warrants by other shareholders (the “public warrants”), except that so long as they are held by Mr. Jabsheh and Argo or their permitted transferees, the private warrants:

●	may be exercised for cash or on a cashless basis for the number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the warrants, multiplied by the difference between the warrant price and the fair market value by (y) the fair market value;

●	may not be transferred, assigned or sold until 30 days after the completion of the Business Combination (subject to certain exceptions); and

●	are not redeemable by the Company.

Dividend Rights

Our board of directors may, subject to our Amended and Restated Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to our shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the board of directors may fix the value for distribution in specie of any assets.

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than its liabilities. Under the Amended and Restated Bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares.

Registration Rights

Registration Rights Agreement with Former IGI Shareholders

At the Closing, the Company, the Purchaser Representative and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that became effective upon the consummation of the Business Combination. Under the Registration Rights Agreement, the Sellers hold registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the Exchange Shares (including Escrow Shares and any additional Exchange Shares issued after the Closing for the Transaction Consideration adjustments) and any Tiberius securities transferred to such Seller under the Sponsor Share Letter (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, Sellers holding at least 25% of the Registrable Securities as of the Closing (after giving effect thereto) are entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if at any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, it will be required to give notice to the Sellers as to the proposed filing and offer the Sellers holding Registrable Securities an opportunity to register the sale of such number of Registrable Securities as requested by the Sellers in writing. In addition, under the Registration Rights Agreement, subject to certain exceptions, Sellers holding at least 25% of the Registrable Securities as of the Closing (after giving effect thereto) are entitled to request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or F-3 and any similar short-form registration that may be available at such time. The Company has also agreed to file within 30 days after the Closing a resale registration statement on Form F-1, F-3, S-1 or S-3 covering all Registrable Securities and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter. If a registration statement includes any Registrable Securities that are subject to transfer restrictions under the Lock-Up Agreements, the Escrow Agreement or the Sponsor Share Letter (including pursuant to the provisions of the Insider Letter incorporated therein), such Registrable Securities may be registered, but they may not be sold or transferred while subject to such transfer restrictions.

Under the Registration Rights Agreement, the Sellers are required to immediately discontinue disposition of their Registrable Securities under our resale registration statement upon receipt of a notice from the Company of certain events specified in the Registration Rights Agreement, including, among others, a notice that the financial statements contained in the registration statement become stale, that the registration statement or prospectus included therein contains a material misstatement or omission due to a bona fide business purpose or if transacting in our securities by “insiders” is suspended pursuant to a written insider trading compliance program because of the existence of material non-public information.

Under the Registration Rights Agreement, we agreed to indemnify the Sellers and certain persons or entities related to the Sellers such as their officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Sellers including Registrable Securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their material misstatements or omissions in those documents.

Founders Registration Rights Agreement

Tiberius, the Sponsor and the other Holders named therein are party to a registration rights agreement, dated as of March 15, 2018. At the closing of the Business Combination, the Company, Tiberius and the holders of a majority of the “Registrable Securities” thereunder entered into an amendment to such agreement whereby the Company assumed Tiberius’s obligations under the agreement (collectively, the “Founders Registration Rights Agreement”). Pursuant to the Founders Registration Rights Agreement, the Company agreed to file within 30 days after the Closing a resale registration statement on Form F-1, F-3, S-1 or S-3 covering all “Registrable Securities” thereunder and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

We may delay the filing or the effectiveness of, or suspend the use of such registration statement for not more than 30 days if such filing, the effectiveness or continued use of the registration statement, as the case may be (i) would, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, require the Company to disclose material non-public information that has not been, and is otherwise not required to be, disclosed to the public, and the Company has a bona fide business purpose for not making such information public, or (ii) would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control. If the Company exercises these rights, the holders of Registrable Securities agreed to, immediately upon their receipt of a notice from us, to suspend the use of the prospectus relating any sale of their Registrable Securities. The holders of Registrable Securities are also required to discontinue any sale of their Registrable Securities upon receipt of written notice from the Company that our resale registration statement or prospectus relating to such registration statement contains a material misstatement or omission.

Subscription Agreements with PIPE Investors

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into subscription agreements (each, a “PIPE Subscription Agreement”) with certain investors (the “PIPE Investors”), pursuant to which Tiberius agreed to issue and sell to the PIPE Investors an aggregate of $23,611,809 of Tiberius common stock at a price of $10.20 per share immediately prior to, and subject to, the Closing, which became the Company’s common shares in the Business Combination. At the Closing, Tiberius issued 2,314,883 shares of Tiberius common stock to the PIPE Investors, which were exchanged for 2,314,883 common shares of the Company in the Merger. The PIPE Investors were given registration rights in the PIPE Subscription Agreements pursuant to which the Company, as the successor to Tiberius, is required to file a resale registration statement for the shares issued to the PIPE Investors within 30 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Under the PIPE Subscription Agreements, the Company may delay filing or suspend the use of any such registration statement if it determines that an amendment to the registration statement is required in order for the registration statement to not contain a material misstatement or omission, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Company of any Suspension Event, the PIPE Investors are required to immediately discontinue offers and sales of our securities under the registration statement and to maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law.

Forward Purchase Commitments

In connection with its initial public offering in 2018, Tiberius obtained forward purchase commitments from four investors who committed to purchase Tiberius securities for $25 million in connection with Tiberius’s initial business combination. Prior to the Closing, The Gray Insurance Company, an affiliate of the Sponsor, assumed the rights and obligations of one of these four investors under his forward purchase contract and his PIPE Subscription Agreement. At the Closing, Tiberius issued 2,900,000 share of Tiberius common stock to the four investors that were exchanged for 2,900,000 common shares of the Company in the Merger. Following the consummation of the Business Combination, pursuant to the Founders Registration Rights Agreement, as amended at the Closing, the Company is required to file and maintain an effective registration statement under the Securities Act covering the resale of the securities issued to the four investors pursuant to the forward purchase contracts.

Warrant Agreement

The Company agreed that, as soon as practicable, but in no event later than 30 business days after the Closing, we would use our best efforts to file a registration statement with the SEC covering the common shares issuable upon exercise of the warrants. The Company also agreed to use its best efforts to cause the registration statement to become effective and to maintain a current prospectus relating to such common shares until the warrants expire or are redeemed. The warrants expire on March 17, 2025.

If a registration statement covering the common shares issuable upon exercise of the warrants is not effective within 90 days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Transfer Restrictions

Lock-up Agreements of Wasef Jabsheh, Argo and Ominvest

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, the Purchaser Representative and each of Wasef Jabsheh, Argo and Ominvest (each, a “Holder”) entered into Lock-Up Agreements (each, a “Lock-Up Agreement”), to which the Company became a party by executing and delivering joinders thereto, with respect to their Exchange Shares (including Escrow Shares and any additional Exchange Shares issued after the closing of the Business Combination as a result of post-closing adjustments to the Transaction Consideration) (collectively, the “Restricted Securities”). Such Lock-Up Agreements became effective upon the consummation of the Business Combination.

In the Lock-Up Agreement signed by Wasef Jabsheh, Mr. Jabsheh agreed that he will not, during the period from the Closing and ending on the earlier of (x) one year after the date of the Closing, (y) the date on which the closing sale price of our common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party (a “Subsequent Transaction”), sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, the Restricted Securities, or publicly disclose the intention to do any of the foregoing.

In the Lock-Up Agreements signed by Argo and Ominvest, only two-thirds of their Exchange Shares (including Escrow Shares) are Restricted Securities and one-third of their Exchange Shares are not subject to restrictions under the Lock-Up Agreement (which unrestricted shares will not include their Escrow Shares). With respect to their Restricted Securities, they each agreed that they will not, during the period from the Closing and ending (i) with respect to 50% of their Restricted Securities (excluding any Escrow Shares), on the earlier of (x) six months after the date of the Closing and (y) the date after the Closing on which the Company consummates a Subsequent Transaction and (ii) with respect to the remaining 50% of their Restricted Securities (including all Escrow Shares), the earliest of (x) one year after the date of the Closing, (y) the date on which the closing sale price of our common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a Subsequent Transaction.

Each Holder agreed in its Lock-Up Agreement that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the escrow account. However, each Holder will be allowed to transfer any of its Restricted Securities (other than the Escrow Shares while they are held in the escrow account) (1) by gift, (2) by will or intestate succession, (3) to any immediate family member, any trust for immediate family members, any entity or trust for bona fide estate or tax planning purposes, if Holder is a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, if Holder is an entity, as a distribution to limited partners, shareholders, members or owners of or holders of similar equity interests in Holder upon the liquidation and dissolution of Holder, or to any affiliate of Holder, (4) pursuant to a court order or settlement agreement relating to the dissolution of a marriage or civil union, or (5) with respect to Argo and Ominvest only (but not with respect to Wasef Jabsheh) in a transfer of all of the Restricted Securities owned by such Holder (other than Escrow Shares) pursuant to private block transfers in one or a series of related transactions, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the applicable Lock-Up Agreement.

Transfer Restrictions under the Tiberius Insider Letter

Pursuant to the letter agreement, dated as of March 15, 2018 (the “Tiberius Insider Letter”), among Tiberius, the Sponsor and certain directors and officers of Tiberius (collectively, the “Insiders”), the Sponsor and each Insider agreed that they will not transfer any founder shares (or shares issuable upon conversion of the founder shares) until the earlier of (A) one year after the completion of Tiberius’s initial business combination or (B) subsequent to Tiberius’s initial business combination, (x) if the last sale price of the Tiberius common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Tiberius’s initial business combination or (y) the date on which Tiberius completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Tiberius common stock for cash, securities or other property. Following the closing of the Business Combination, the lock-up restrictions set forth in the Tiberius Insider Letter apply with respect to our common shares issued to the Sponsor (Lagniappe) and subsequently distributed to the Sponsor’s members, and to Insiders (four former directors of Tiberius) and their permitted transferees (Wasef Jabsheh and Argo) in exchange for their founder shares.

Transfer Restrictions under the Warrant Agreement

Pursuant to the Warrant Agreement that was assumed by the Company in connection with the Business Combination, the private warrants owned by the Sponsor and its permitted transferees (including Wasef Jabsheh and Argo that received an aggregate of 4,500,000 private warrants at the Closing) may not be transferred, assigned or sold until thirty (30) days after the consummation of the Business Combination. These transfer restrictions expire on April 16, 2020.

Transfer Restrictions under the Sponsor Share Letter

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, the Sponsor, Tiberius, IGI, Wasef Jabsheh and Argo entered into a letter agreement (the “Sponsor Share Letter”), to which the Company became a party by executing and delivering a joinder thereto, pursuant to which the Sponsor agreed (a) to transfer to Wasef Jabsheh at the Closing (i) 4,000,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 1,000,000 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Jabsheh Earnout Shares”), with such Jabsheh Earnout Shares being subject to certain vesting and share acquisition provisions as set forth therein, (b) to transfer to Argo at the Closing (i) 500,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 39,200 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Argo Earnout Shares”), with such Argo Earnout Shares being subject to certain vesting and share acquisition provisions as set forth therein, (c) effective upon the consummation of the Business Combination to subject 1,973,300 of its remaining Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Sponsor Earnout Shares” and, together with the Jabsheh Earnout Shares and the Argo Earnout Shares, the “Earnout Shares”) to potential vesting and share acquisition obligations as set forth therein, (d) to waive its right to convert any loans outstanding to Tiberius into Tiberius warrants and/or warrants of the Company so long as such loans are repaid at Closing, and (e) to not, without the prior written consent of IGI, seek or agree to a waiver or amendment of or terminate the provisions of the Tiberius Insider Letter regarding the Sponsor’s agreements therein not to redeem any of its Tiberius securities in connection with the Closing, not to transfer any of its Tiberius securities prior to the Closing and to vote in favor of the Business Combination at the special meeting of Tiberius stockholders that was held on March 13, 2020.

In addition, on March 16, 2020, the Sponsor agreed to transfer to Wasef Jabsheh at the Closing an additional 131,148 of its Earnout Shares (represented by our common shares issued in exchange therefor in the Merger) that are subject to potential vesting and share acquisition obligations (the “Share Transfer Letter”).

The Earnout Shares cannot be transferred by any of Wasef Jabsheh, Argo or the Sponsor unless and until they vest in accordance with the requirements of the Sponsor Share Letter. Any Earnout Shares that fail to vest on or prior to the eight year anniversary of the Closing (the period from the Closing until such date, the “Earnout Period”) will be transferred to the Company for cancellation. Unless and until any Earnout Shares are transferred to the Company for cancellation, each of Wasef Jabsheh, Argo and the Sponsor will own all rights to such Earnout Shares, subject to the transfer restrictions. The Earnout Shares will vest and no longer be subject to acquisition by the Company for cancellation as follows:

Holder	Number of Earnout Shares	Company Share Price Threshold*

Wasef Jabsheh	600,000	$11.50
	400,000	$12.75
	131,148	$15.25
Argo	39,200	$12.75
Sponsor	800,000	$11.50
	160,800	$12.75
	550,000	$14.00
	331,352	$15.25

*	Based on the closing price of our common shares on the principal exchange on which such securities are then listed or quoted for 20 trading days over a 30 trading day period at any time during the Earnout Period (in each case subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations and similar transactions)

Additionally, all Earnout Shares will automatically vest and no longer be subject to acquisition by the Company for cancellation if after the Closing (1) the Company engages in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (2) the Company’s common shares cease to be listed on a national securities exchange or (3) the Company is subject to a change of control.

The Tiberius private warrants and the Tiberius founder shares transferred by the Sponsor to Wasef Jabsheh and Argo under the Sponsor Share Letter and the Share Transfer Letter were transferred to them as “permitted transferees” and each of Wasef Jabsheh and Argo agreed to be bound by the transfer restrictions set forth in the Warrant Agreement and the Insider Letter with respect to such securities.

On April 6, 2020, the Sponsor distributed all of its 2,902,152 common shares, including 1,842,152 common shares subject to vesting, to its members. The members of the Sponsor, who include, among others, Michael Gray and Andrew Poole, are subject to the transfer restrictions and vesting set forth in the Sponsor Share Letter and the Insider Letter with respect to such common shares.

Transfer Restrictions under the Forward Purchase Contracts

Pursuant to the forward purchase contracts between Tiberius and each of Church Mutual Insurance Company, Fayez Sarofim, Imua T Capital Investments, LLC and Peter Wade (whose rights and obligations were assumed by The Gray Insurance Company) (collectively, the “Forward Purchase Investors”), the Forward Purchase Investors agreed not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares (as defined in the forward purchase contracts) that they acquired under the forward purchase contracts until the earlier to occur of (the “Lock-up”): (a) one year after the completion Tiberius’s initial business combination or (b) the date following the completion of Tiberius’s initial business combination on which Tiberius completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Tiberius common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Tiberius common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the business combination, the Founder Shares will be released from the Lock-up. Following the consummation of the Business Combination, the transfer restrictions set forth in the forward purchase contracts apply with respect to our common shares issued to the Forward Purchase Investors in exchange for their Founder Shares.

Escrow Agreement

Pursuant to the Business Combination Agreement, 935,813 Exchange Shares otherwise issuable to the Sellers at the Closing (the “Escrow Shares”) were set aside in escrow and delivered to Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”), to be held on behalf of the Sellers, with such Escrow Shares, and any dividends, distributions or other earnings thereon, to be used as the sole source of remedy available to the Company for any post-closing Transaction Consideration negative adjustments. The Escrow Shares were allocated among the Sellers pro rata based on the number of Exchange Shares received by each Seller, and while held in escrow, each Seller has voting and dividend rights with respect to the Escrow Shares based on such allocation.

The Transaction Consideration received by the Sellers at the Closing was based on an estimate of the most current month-end Adjusted Book Value at the Closing and subject to a post-Closing true-up. If the true-up results in a decrease in the Transaction Consideration, such true-up will be paid to the Company by delivery of the Escrow Shares (which will be effectively cancelled by the Company) and other escrow property based on a price per share (the “Redemption Price”) equal to price per share at which each share of Tiberius common stock was redeemed pursuant to the redemption by Tiberius of shares held by its public stockholders in connection with the Business Combination. If the true-up results in an increase in the Transaction Consideration, such true-up will be paid by the Company by delivery of additional Exchange Shares based on a price per share equal to the Redemption Price (and without a cap on the number of additional Exchange Shares to be issued). Upon the final determination of the true-up, any remaining Escrow Shares or other escrow property will be delivered to the Sellers.

Listing

Our common shares and warrants are listed on Nasdaq under the symbols IGIC and IGICW, respectively. Holders of our common shares and warrants should obtain current market quotations for their securities. There can be no assurance that our common shares and/or warrants will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our common shares and/or warrants could be delisted from Nasdaq. A delisting of our common shares will likely affect the liquidity of our common shares and could inhibit or restrict our ability to raise additional financing. See the section entitled “Risk Factors—Risks Relating to this Offering and Ownership of Our Securities—Nasdaq may delist our securities, which could limit investors’ ability to engage in transactions in our securities and subject us to additional trading restrictions.”

Transfer Agent

A register of holders of our shares is maintained by Conyers Corporate Services (Bermuda) Limited in Bermuda, and a branch register is maintained in the United States by Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004-1561, who serves as branch registrar and transfer agent for all classes of our equity securities.

MEMORANDUM AND AMENDED AND RESTATED BYE-LAWS

The following description includes a summary of specified provisions of our memorandum of association and our Amended and Restated Bye-laws that became effective upon completion of the Business Combination. This description is qualified by reference to our memorandum of association and our Amended and Restated Bye-laws which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

International General Insurance Holdings Ltd is an exempted company incorporated under the laws of Bermuda and registered with the Registrar of Companies in Bermuda under registration number 55038. The Company was incorporated on October 28, 2019 under the name International General Insurance Holdings Ltd. Its registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Prior to the Business Combination, the Company owned no material assets and did not operate any business.

The objects of our business are unrestricted, and the Company has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.

Other than in connection with the Business Combination, since our incorporation, there have been no material changes to our share capital, mergers, amalgamations or consolidations of the Company or any of our significant subsidiaries, no acquisitions or dispositions of material assets other than in the ordinary course of business, no material changes in the mode of conducting our business, no material changes in the types of products produced or services rendered and no name changes. There have been no bankruptcy, receivership or similar proceedings with respect to the Company or its significant subsidiaries. There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company which have occurred during the last or current financial years.

Preemptive Rights

Our Amended and Restated Bye-laws do not provide shareholders with pro rata preemptive rights to subscribe for any newly issued common shares. Additionally, the Companies Act does not provide shareholders with a statutory preemptive right.

Repurchase of Shares

Our board of directors may exercise all of the powers to purchase for cancellation or acquire our shares as treasury shares in accordance with the Companies Act. On a reacquisition of shares, such shares may be cancelled (in which event, our issued but not our authorized capital will be diminished accordingly) or held as treasury shares. Such purchases may only be effected out of the capital paid up on the purchased shares or out of the funds otherwise available for dividend or distribution or out of the proceeds of a fresh issue of shares made for the purpose.

Alteration of Share Capital

We may, if authorized by a resolution of our shareholders, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce the share capital in any manner permitted by the Companies Act.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our Amended and Restated Bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Transfer of Shares

Our board of directors may in its absolute discretion and without assigning any reason refuse to register the transfer of a share which is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require. The board shall refuse to register a transfer unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained, may decline to register any transfer of shares if it appears to the directors, in their reasonable discretion, that any non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company or the Company’s affiliates would result from such transfer; or may decline to register any transfer of shares if the transferee shall not have been approved by applicable governmental authorities outside of Bermuda if such approval is required in respect of such transfer. Subject to these restrictions, a holder of common shares may transfer the title to all or any of its common shares by completing a form of transfer in the form set out in our Amended and Restated Bye-laws (or as near thereto as circumstances admit) or in such other common form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor.

Notwithstanding anything to the contrary in the Amended and Restated Bye-laws, our shares may be transferred without a written instrument if transferred by an appointed agent and in any form or manner which is in accordance with the rules or regulations of an appointed stock exchange (which includes the Nasdaq Capital Market) on which the shares are listed or admitted to trading.

General Meetings

An annual general meeting will be held each year in accordance with the requirements of the Companies Act and our Amended and Restated Bye-laws at such time and place as our board of directors appoints. Our board of directors or the chairman may also, whenever in its judgment it is necessary, convene general meetings other than annual general meetings which are called special general meetings. Bermuda law and the Amended and Restated Bye-laws provide that a special general meeting must be called upon the request of shareholders holding not less than one-tenth of the paid-up capital of the Company carrying the right to vote at general meetings. Any annual general meeting and special general meeting must be called by not less than fourteen (14) days’ prior notice in writing. A notice of meeting must include the place, day and time of the meeting and, in the case of an annual general meeting, that the election of directors will take place thereat and any other business to be conducted at the meeting, and, in the case of a special general meeting, the general nature of the business to be considered at the meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. A shareholder may appoint a proxy to attend and vote at the general meeting by providing notice in writing to us at our registered office or at such other place or in such manner as specified in the notice of the general meeting.

The chairman, if present, and if not, the chief executive officer, if present, and if not, the president, if present, and if not, any person appointed by our board of directors will act as chairman of the meeting. In their absence and if no one is appointed by our board of directors as chairman of such meeting, a chairman of the meeting will be appointed or elected by those present at the meeting and entitled to vote.

Board and Shareholder Ability to Call Special Meetings

Our Amended and Restated Bye-laws provide that (a) the board of directors or the chairman of the Company may convene a special general meeting whenever in their judgment such meeting is necessary and (b) the board of directors must convene a special general meeting at the request of shareholders holding not less than one-tenth of the paid-up share capital of the Company with the right to vote at general meetings.

Shareholder Meeting Quorum

Our Amended and Restated Bye-laws provide that at any general meeting of shareholders, two or more persons present at the start of the meeting, representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding shares of the Company entitled to vote at such general meeting, shall be the quorum for the transaction of business provided, however, that if at any time there is only one shareholder, one shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

Voting Rights

Subject to any restrictions for the time being lawfully attached to any class of shares, every shareholder who is present in person or by proxy at a general meeting shall be entitled to one vote on a show of hands and be entitled to one vote for every share of which he is a holder on a vote taken by poll, and any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the Amended and Restated Bye-laws, and in the case of an equality of votes, the resolution will fail.

Shareholder Action by Written Consent

The Companies Act provides that, unless otherwise provided in a company’s bye-laws, shareholders may take any action by resolution in writing provided that notice of such resolution is circulated, along with a copy of the resolution, to all shareholders who would be entitled to attend a meeting and vote on the resolution. Such resolution in writing must be signed by the shareholders of the company who, at the date of the notice, represent such majority of votes as would be required if the resolution had been voted on at a meeting of the shareholders. The Companies Act provides that the following actions may not be taken by resolution in writing: (1) the removal of the company’s auditors and (2) the removal of a director before the expiration of his or her term of office. Under the Amended and Restated Bye-laws, anything which may be done by resolution at a general meeting of shareholders, or by resolution at a meeting of any class of the shareholders (other than the actions referred to in the preceding sentence) may without a meeting and without any previous notice being required, be done by unanimous written resolution signed by or on behalf of all shareholders entitled to attend and vote at such a meeting.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Classified Board

Our Amended and Restated Bye-laws provide that our board of directors shall consist of such number of directors as the board may from time to time determine in accordance therewith. Upon and since the consummation of the Business Combination, our board of directors consists of 7 directors. Our Amended and Restated Bye-laws provide that the directors are divided into three classes designated Class I, Class II and Class III, with each class of directors consisting, as nearly as possible, of one-third of the total number of directors constituting the entire board. The Class I directors are initially elected for a one-year term of office, the Class II directors are initially elected for a two year term of office and the Class III directors are initially elected for a three-year term of office. At each annual general meeting, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any director of any class elected to fill a vacancy will hold office for a term that will coincide with the remaining term of the other directors of that class, but in no case will a decrease in the number of directors shorten the term of any director then in office. A director appointed by Mr. Jabsheh will be classified by Mr. Jabsheh in accordance with the Amended and Restated Bye-laws, provided that no such classification will change the classification of any other director then serving. Currently, Mr. Jabsheh’s appointed directors – Wasef Jabsheh and Walid Jabsheh – are serving as Class III Directors with their terms expiring at our 2023 annual general meeting.

Appointment and Election of Directors

Our directors are, subject to Wasef Jabsheh’s rights to appoint directors, elected by the shareholders at an annual general meeting or at any special general meeting called for that purpose, subject to the following:

●	Wasef Jabsheh is entitled to appoint and classify two directors (such Wasef Jabsheh-appointed directors, “Jabsheh Directors”) for so long as (1) Wasef Jabsheh, the Jabsheh Family and/or their affiliates own at least 10% of our issued and outstanding common shares and (2) Wasef Jabsheh is a shareholder of the Company; and

●	Wasef Jabsheh is entitled to appoint and classify one Jabsheh Director for so long as (1) Wasef Jabsheh, the Jabsheh Family and/or their affiliates own at least 5% (but less than 10%) of our issued and outstanding common shares and (2) Wasef Jabsheh is a shareholder of the Company.

An eligible shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by our board must give notice of the intention to propose the person for election. Where a director is to be elected at an annual general meeting, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting, that notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made. An eligible shareholder is a shareholder holding at least 5% of the issued and outstanding share capital of the Company who has held such amount for at least three years following the date of adoption of the Amended and Restated Bye-laws.

Removal of Directors

Our Amended and Restated Bye-laws provide that shareholders entitled to vote for the election of directors may, at any special general meeting convened and held in accordance with the Amended and Restated Bye-laws, remove a director only with cause, by the affirmative vote of shareholders holding at least a majority of the total voting rights of all shareholders having the right to vote at such meeting, provided that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting the director will be entitled to be heard on the motion for such director’s removal; provided further that a Jabsheh Director may only be removed by Wasef Jabsheh by notice in writing to the Jabsheh Director and the secretary, so long as Wasef Jabsheh is entitled to appoint such director in accordance with the Amended and Restated Bye-laws. For purposes of this provision, “cause” means a conviction for a criminal offence involving fraud or dishonesty or civil liability in respect of any action involving fraud or dishonesty.

Proceedings of Board of Directors

Our Amended and Restated Bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in the Amended and Restated Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in the Amended and Restated Bye-laws or Bermuda law that our directors must retire at a certain age.

The remuneration of our directors is determined by the board of directors from time to time at a duly authorized meeting. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Provided a director discloses a direct or indirect interest in any contract or arrangement or proposed contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested and/or be counted in the quorum for the meeting at which such contract or arrangement is to be voted on.

A director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees, pursuant to an employee share scheme) unless shareholders holding 90% of the total voting rights have consented to the loan.

Approval of Certain Transactions

Our board of directors may approve the following transactions only if each Jabsheh Director then in office votes in favor of such transactions:

●	sell or dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis;

●	enter into any transaction in which one or more third parties acquire or acquires 25% or more of the Company’s common shares;

●	enter into any merger, consolidation, or amalgamation with an aggregate value equal to or greater than $75 million (exclusive of inter-company transactions);

●	alter the size of the board of directors;

●	incur debt in an amount of $50 million (or other equivalent currency) or more; and

●	issue common shares (or securities convertible into common shares) in an amount equal to or greater than 10% of the then issued and outstanding common shares of the Company.

Amalgamations, Mergers and Business Combinations

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. The Amended and Restated Bye-laws provide that an amalgamation, consolidation or a merger (other than with a wholly owned subsidiary or as described below) that has been approved by the board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person and representing in person or by proxy in excess of 50% of all issued and outstanding common voting shares. Any other amalgamation or merger or other business combination (as defined in the Amended and Restated Bye-laws) not approved by our board must be approved by the holders of not less than 66 2/3% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

Dissenter’s Rights

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, including a public Bermuda company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. These approval rights did not apply to the Business Combination because the Company was not a party to any amalgamation or merger contemplated by the Business Combination.

Approval of Business Combinations with Interested Shareholders

Bermuda law does not prohibit companies from engaging in certain business combinations with an interested shareholder. However, the Amended and Restated Bye-laws contain provisions regarding business combinations (including mergers, amalgamations or consolidations) with interested shareholders. These provide that, in addition to any other approval that may be required by applicable law, if the business combination is with an interested shareholder, approval is required from (1) a majority of the board of directors, including each Jabsheh Director in the event such amalgamation, consolidation or merger has an aggregate value equal to or greater than $75 million (exclusive of inter-company transactions), and (2) an affirmative vote of at least 66 2/3% of all the issued and outstanding voting shares of the Company that are not owned by the interested shareholder (subject to certain exceptions). An interested shareholder means any person (other than Wasef Jabsheh, the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above.

Limitations on Director Liability and Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Amended and Restated Bye-laws provide that the directors, resident representative, secretary and other officers acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable to the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. We may also enter into an indemnification agreement with any director or officer of the Company.

In addition, the Amended and Restated Bye-laws provide that the Company may (i) purchase and maintain insurance for the benefit of any director or officer against any liability incurred by such person under the Companies Act in his or her capacity as a director or officer of the Company or indemnifying such director or officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the Company or any of its subsidiaries and (ii) advance moneys to a director or officer for the costs, charges and expenses incurred by the director or officer in defending any civil or criminal proceedings against him or her, on condition that the director or officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him or her.

Class Actions and Derivative Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

The Amended and Restated Bye-laws provide that each of our shareholders waives any claim or right of action such shareholder might have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, except in respect of any fraud or dishonesty of such director or officer.

Exclusive Forum

Our Amended and Restated Bye-laws provide that the Supreme Court of Bermuda will be, to the fullest extent permitted by law, the exclusive forum for any dispute that arises concerning the Companies Act or out of or in connection with the Amended and Restated Bye-laws, including any question regarding the existence and scope of any bye-law and/or whether there has been any breach of the Companies Act or the bye-laws by an officer or director (whether or not such a claim is brought in the name of a shareholder or in the name of the Company).

To the fullest extent permitted by law, the forum selection bye-law discussed above will apply to derivative actions or proceedings brought on behalf of the Company and arising under the Securities Act or the Exchange Act, although our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such provision in connection with any such derivative action or proceeding arising under the Securities Act or the Exchange Act, and it is possible that a court could find the forum selection bye-law to be inapplicable or unenforceable in such a case.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our Amended and Restated Bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. In the case of certain bye-laws, such as the bye-laws relating to the term, election and removal of directors, classes and powers of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and of at least 66% percent of the votes attaching to all shares issued and outstanding.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Capitalization of Profits and Reserves

Pursuant to the Amended and Restated Bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Untraced Shareholders

Our Amended and Restated Bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for six years from the date when such monies became due for payment (or such other period of time as may be required pursuant to the listing standards of the Nasdaq Capital Market or such other stock exchange or quotation system applicable to our shares, provided that such other period of time is not less than six years). In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

Exchange Control

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares. The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes Nasdaq Capital Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

Share Certificates

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

Membership

Under the Companies Act, only those persons who agree to become members of a Bermuda company and whose names are entered on the register of members of such company are deemed members. A Bermuda company is not bound to see to the execution of any trust, whether express, implied or constructive, to which any of its shares are subject and whether or not the company had notice of such trust. Accordingly, persons holding shares through a trustee, nominee or depository will not be recognized as members of a Bermuda company under Bermuda law and may only have the benefit of rights attaching to the shares or remedies conferred by law on members through or with the assistance of the trustee, nominee or depository.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Tiberius Related Person Transactions prior to the Business Combination

Founder Shares and Warrants

In December 2015, the Sponsor purchased 4,312,500 shares of Tiberius common stock (the “founder shares”) for an aggregate purchase price of $25,000, or approximately $0.006 per share. In December 2017, the Sponsor transferred 15,000 founder shares to each of the four independent director nominees of Tiberius. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares upon the completion of the initial public offering of Tiberius (the “IPO”). The Sponsor agreed to forfeit up to 562,500 founder shares to the extent that the over-allotment option was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full in March 2018, none of the founder shares were subject to forfeiture.

The Sponsor also purchased 4,500,000 Tiberius warrants at a price of $1.00 per warrant ($4,500,000 in the aggregate) in a private placement that occurred simultaneously with the closing of the IPO. Each private placement warrant entitled the holder to purchase one share of Tiberius common stock at $11.50 per share. The private placement warrants (including the Tiberius common stock issuable upon exercise of the private placement warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Business Combination.

For information regarding the transfer and/or forfeiture of certain Sponsor’s shares and warrants in connection with the Business Combination, see the section entitled “—Transactions Related to the Business Combination—Sponsor Share Letter.”

Loans and Promissory Notes

In March 2018, the Sponsor extended a loan to Tiberius in the amount of $1,725,000, inclusive of $225,000 as a result of the exercise of the underwriter’s over-allotment option, which was non-interest bearing and which would become due upon the completion of a business combination. In August 2019, Tiberius issued an unsecured promissory note in the amount of up to $1,000,000 to the Sponsor. The note had no interest and was repayable in full upon the earlier of consummation of the initial business combination of Tiberius and its winding up. As of December 31, 2019, Tiberius borrowed $500,000 under such note for working capital purposes. The Sponsor’s loans to Tiberius in were repaid at the closing of the Business Combination.

Prior to the closing of the IPO, the Sponsor loaned and advanced a total of $319,540 used for a portion of the expenses of the IPO. These amounts were non-interest bearing, unsecured and were repaid out of working capital during the quarter ended June 30, 2018.

Executive Compensation

Tiberius agreed to pay its Chief Investment Officer $12,500 per month until the earlier of the liquidation of Tiberius or the consummation of its initial business combination. Tiberius paid a total of $150,000 and $112,500 during the years ended December 31, 2019 and 2018, respectively. In addition, an amount of $6,250 was included in Accounts payable and accrued expenses as of December 31, 2019 and 2018, respectively.

Administrative Services Agreement

In March 2018, Tiberius entered into an Administrative Services Agreement pursuant to which it agreed to pay the Sponsor, an affiliate of its Executive Chairman and Chief Executive Officer, a total of $10,000 per month for office space, utilities and secretarial support. Upon the completion of the Business Combination, Tiberius ceased paying these monthly fees. Tiberius paid a total of $90,000 pursuant to this agreement during the year ended December 31, 2018. Tiberius did not pay any amounts pursuant to this agreement during the year ended December 31, 2019. As a result, an amount of $125,000 and $5,000 was included in Due to Sponsor as of December 31, 2019 and 2018, respectively, as reflected in the Tiberius financial statements for the respective periods.

Board Observation Rights

Pursuant to the forward purchase contracts Tiberius entered into with the Forward Purchase Investors, Tiberius granted each of the Forward Purchase Investors the right to each appoint a single observer to its board of directors. Such observers did not have voting rights. Each of the Forward Purchase Investors appointed a board observer. Michael Millhouse, a director of Tiberius, was designated by Church Mutual Insurance Company and served on the board of director of Tiberius until the closing of the Business Combination.

Warrant Purchase Agreement

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with Church Mutual Insurance Company (“Church”), pursuant to which Tiberius agreed to purchase from Church and Church agreed to sell to Tiberius, simultaneously with and subject to the Closing (but after giving effect to the Forward Purchase Contract that was entered into between Tiberius and Church on November 9, 2017 (the “Church Forward Purchase Contract”)), 3,000,000 of the Tiberius warrants owned by Church, with 1,500,000 of such warrants owned by Church at the execution of the contract and 1,500,000 of such warrants issued to Church at the Closing pursuant to the Church Forward Purchase Contract (and including in each case any successor warrants of the Company issued upon the consummation of the Merger), at $0.75 per warrant, for an aggregate purchase price of $2,250,000. At the Closing, Tiberius repurchased 3,000,000 Tiberius warrants from Church in accordance with the Church Warrant Purchase Agreement and such repurchased Tiberius warrants were cancelled.

Reimbursement of Expenses

Tiberius was required to reimburse the Sponsor, executive officers and directors, or any of their respective affiliates, for any out-of-pocket expenses incurred in connection with activities on Tiberius’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The audit committee of Tiberius was required to review on a quarterly basis all payments that were made to Tiberius’s sponsor, officers, directors or Tiberius’s or their affiliates and to determine which expenses and the amount of expenses that would be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Tiberius’s behalf.

Registration Rights Agreements

In March 2018, Tiberius entered into a registration rights agreement (the “Founders Registration Rights Agreement”) with respect to the founder shares and private placement warrants. The Founders Registration Rights Agreement was amended in connection with the Business Combination. For additional information, see the section entitled “Description of Securities—Registration Rights—Founders Registration Rights Agreement.”

Backstop Subscription Agreements

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into subscription agreements (each, a “Backstop Subscription Agreement”) with Tiberius’s directors and officers Michael Gray and Andrew Poole and their related company The Gray Insurance Company (collectively, the “Backstop Investors”), pursuant to which Tiberius agreed to issue and sell to the Backstop Investors up to an aggregate of $20,000,000 of shares of Tiberius common stock at $10.20 per share immediately prior to, and subject to, the Closing, which would become the Company’s common shares in the Business Combination, if and solely to the extent that the minimum cash condition set forth in the Business Combination Agreement (the “Minimum Cash Condition”) would otherwise not be met without their purchase (and prior to giving effect to any payment in our common shares in lieu of cash under an amendment to the underwriting agreement between Tiberius and Cantor Fitzgerald & Co.). The Minimum Cash Condition was met without the purchase of additional shares by the Backstop Investors and therefore no shares were issued at the Closing pursuant to the Backstop Subscription Agreements.

IGI Related Person Transactions prior to the Business Combination

IGI rented a boat for business promotion from a company owned by Wasef Jabsheh, our CEO and major shareholder, in 2019, 2018 and 2017. The total expense related to this rental which was charged to general and administrative expenses was $381,909, $211,058 and $211,739 in the years ended December 31, 2019, 2018 and 2017, respectively. In addition, IGI has paid aircraft management fees amounting to $84,000 in 2019, $84,000 in 2018 and $168,221 in 2017 to Arab Wings Co., a company owned by a major shareholder of IGI and its subsidiaries. As at December 31, 2019, there was an amount of $196,214 payable to Arab Wings Co. against a receivable of $111,227 as at December 31, 2018. In 2019, IGI entered into a share buyback agreement with a large shareholder, in which 2.35 million shares were purchased for $5 million. In 2018, IGI entered into a share buyback agreement with a large shareholder, whereby 7 million shares were purchased for $15 million.

Transactions Related to the Business Combination

Sponsor Share Letter

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, the Sponsor, Tiberius, IGI, Wasef Jabsheh and Argo entered into the Sponsor Share Letter, to which the Company became a party by executing and delivering a joinder thereto, pursuant to which the Sponsor agreed (a) to transfer to Wasef Jabsheh at the Closing (i) 4,000,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 1,000,000 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Jabsheh Earnout Shares”), with such Jabsheh Earnout Shares being subject to certain vesting and share acquisition provisions as set forth therein, (b) to transfer to Argo at the Closing (i) 500,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 39,200 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Argo Earnout Shares”), with such Argo Earnout Shares being subject to certain vesting and share acquisition provisions as set forth therein, (c) effective upon the consummation of the Business Combination to subject 1,973,300 of its remaining Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Sponsor Earnout Shares” and, together with the Jabsheh Earnout Shares and the Argo Earnout Shares, the “Earnout Shares”) to potential vesting and share acquisition obligations as set forth therein, (d) to waive its right to convert any loans outstanding to Tiberius into Tiberius warrants and/or warrants of the Company so long as such loans are repaid at Closing, and (e) to not, without the prior written consent of IGI, seek or agree to a waiver or amendment of or terminate the provisions of the Tiberius Insider Letter regarding the Sponsor’s agreements therein not to redeem any of its Tiberius securities in connection with the Closing, not to transfer any of its Tiberius securities prior to the Closing and to vote in favor of the Business Combination at the special meeting of Tiberius stockholders that was held on March 13, 2020.

In addition, on March 16, 2020, the Sponsor agreed to transfer to Wasef Jabsheh at the Closing an additional 131,148 of its Earnout Shares (represented by our common shares issued in exchange therefor in the Merger) that are subject to potential vesting and share acquisition obligations (the “Share Transfer Letter”).

The Earnout Shares cannot be transferred by any of Wasef Jabsheh, Argo or the Sponsor unless and until they vest in accordance with the requirements of the Sponsor Share Letter. Any Earnout Shares that fail to vest on or prior to the eight year anniversary of the Closing (the period from the Closing until such date, the “Earnout Period”) will be transferred to the Company for cancellation. Unless and until any Earnout Shares are transferred to the Company for cancellation, each of Wasef Jabsheh, Argo and the Sponsor will own all rights to such Earnout Shares, subject to the transfer restrictions. The Earnout Shares will vest and no longer be subject to acquisition by the Company for cancellation as follows:

Holder	Number of Earnout Shares	Company Share Price Threshold*

Wasef Jabsheh	600,000	$11.50
	400,000	$12.75
	131,148	$15.25
Argo	39,200	$12.75
Sponsor	800,000	$11.50
	160,800	$12.75
	550,000	$14.00
	331,352	$15.25

*	Based on the closing price of our common shares on the principal exchange on which such securities are then listed or quoted for 20 trading days over a 30 trading day period at any time during the Earnout Period (in each case subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations and similar transactions)

Additionally, all Earnout Shares will automatically vest and no longer be subject to acquisition by the Company for cancellation if after the Closing (1) the Company engages in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (2) the Company’s common shares cease to be listed on a national securities exchange or (3) the Company is subject to a change of control.

The Tiberius private warrants and the Earnout Shares transferred by the Sponsor to Wasef Jabsheh and Argo under the Sponsor Share Letter and the Share Transfer Letter were transferred to them as “permitted transferees” and each of Wasef Jabsheh and Argo agreed to be bound by the transfer restrictions set forth in the Warrant Agreement and the Insider Letter with respect to such securities.

In addition, on February 12, 2020, Tiberius, the Sponsor, the Company and IGI entered into a letter agreement (the “Letter Agreement”) in which (1) the Sponsor agreed to forfeit 180,000 shares of Tiberius common stock at Closing and (2) Tiberius agreed to use its reasonable best efforts to repurchase 3,000,000 warrants from a warrant holder at Closing for an aggregate purchase price of $4,275,000.

Pursuant to the Sponsor Shares Letter, the Share Transfer Letter and the Letter Agreement, at the Closing:

●	the Sponsor transferred to Wasef Jabsheh at (i) 4,000,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 1,131,148 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger);

●	the Sponsor transferred to Argo (i) 500,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 39,200 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger);

●	the Sponsor forfeited 180,000 shares of Tiberius common stock; and

●	Tiberius repurchased 3,000,000 warrants from a warrant holder for an aggregate purchase price of $4,275,000.

On April 6, 2020, the Sponsor distributed all of its 2,902,152 common shares, including 1,842,152 common shares subject to vesting, to its members. The members of the Sponsor, who include, among others, Michael Gray and Andrew Poole, are subject to the transfer restrictions and vesting set forth in the Sponsor Share Letter and the Insider Letter with respect to such common shares.

Registration Rights Agreement

At the Closing, the Company, the Purchaser Representative and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that became effective upon the consummation of the Business Combination. Under the Registration Rights Agreement, the Sellers hold registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the Exchange Shares (including Escrow Shares and any additional Exchange Shares issued after the Closing for the Transaction Consideration adjustments) and any Tiberius securities transferred to such Seller under the Sponsor Share Letter (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, Sellers holding at least 25% of the Registrable Securities as of the Closing (after giving effect thereto) are entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if at any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, it will be required to give notice to the Sellers as to the proposed filing and offer the Sellers holding Registrable Securities an opportunity to register the sale of such number of Registrable Securities as requested by the Sellers in writing. In addition, under the Registration Rights Agreement, subject to certain exceptions, Sellers holding at least 25% of the Registrable Securities as of the Closing (after giving effect thereto) are entitled to request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or F-3 and any similar short-form registration that may be available at such time. The Company has also agreed to file within 30 days after the Closing a resale registration statement on Form F-1, F-3, S-1 or S-3 covering all Registrable Securities and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter. If a registration statement includes any Registrable Securities that are subject to transfer restrictions under the Lock-Up Agreements, the Escrow Agreement or the Sponsor Share Letter (including pursuant to the provisions of the Insider Letter incorporated therein), such Registrable Securities may be registered, but they may not be sold or transferred while subject to such transfer restrictions.

Under the Registration Rights Agreement, we agreed to indemnify the Sellers and certain persons or entities related to the Sellers such as their officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Sellers including Registrable Securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their material misstatements or omissions in those documents.

Amended & Restated Bye-laws

Nomination of Directors. Our Amended and Restated Bye-laws provide that our directors will be elected by the shareholders at an annual general meeting or at any special general meeting called for that purpose, subject to the following:

●	Wasef Jabsheh is entitled to appoint and classify two directors (such Wasef Jabsheh-appointed directors, “Jabsheh Directors”) for so long as (1) Wasef Jabsheh, members of Wasef Jabsheh’s immediate family and/or natural lineal descendants of Wasef Jabsheh or a trust or other similar entity established for the exclusive benefit of Jabsheh and his immediate family and natural lineal descendants (the “Jabsheh Family”) and/or their affiliates own at least 10% of our issued and outstanding common shares and (2) Wasef Jabsheh is a shareholder of the Company; and

●	Wasef Jabsheh will be entitled to appoint and classify one Jabsheh Director for so long as (1) Wasef Jabsheh, the Jabsheh Family and/or their affiliates own at least 5% (but less than 10%) of our issued and outstanding common shares and (2) Wasef Jabsheh is a shareholder of the Company.

Removal of Directors. Our shareholders entitled to vote for the election of directors may, at any special general meeting convened and held in accordance with the Amended and Restated Bye-laws, remove a director only with cause, provided that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and at such meeting the director will be entitled to be heard on the motion for such director’s removal; provided further that a Jabsheh Director may only be removed by Wasef Jabsheh by notice in writing to the Jabsheh Director and the secretary, so long as Wasef Jabsheh is entitled to appoint such director in accordance with the Amended and Restated Bye-laws.

Approval of Certain Transactions. Our board of directors may approve the following transactions only if each Jabsheh Director then in office votes in favor of such transactions:

●	sell or dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis;

●	enter into any transaction in which one or more third parties acquire or acquires 25% or more of the Company’s common shares;

●	enter into any merger, consolidation, or amalgamation with an aggregate value equal to or greater than $75 million (exclusive of inter-company transactions);

●	alter the size of the board of directors;

●	incur debt in an amount of $50 million (or other equivalent currency) or more; and

●	issue common shares (or securities convertible into common shares) in an amount equal to or greater than 10% of the then issued and outstanding common shares of the Company.

Share Exchange Agreements

In connection with the Business Combination Agreement, shareholders of IGI holding 100% of the issued and outstanding capital shares of IGI entered into Share Exchange Agreements. Under the Share Exchange Agreements, each Seller thereto agreed to sell to the Company its shares of IGI in exchange for its portion of the Transaction Consideration under the Business Combination Agreement (less such Seller’s portion of the Escrow Shares), the consummation of such purchase and sale of shares to occur simultaneously with the Closing.

Each Seller made certain limited representations and warranties to IGI, Tiberius and the Company in its Share Exchange Agreement, and acknowledged and consented to the terms of the Business Combination Agreement and approved IGI’s execution, delivery and performance of the Business Combination Agreement and ancillary documents and the consummation of the transactions contemplated thereby. Each Seller, on behalf of itself and its affiliates, also provided a general release of IGI and its subsidiaries, effective as of the Closing, other than its rights under the Share Exchange Agreement and ancillary documents and certain claims related to employment or service as a director or officer. Each Seller agreed (1) to certain confidentiality obligations, (2) not to publicize the Share Exchange Agreement or ancillary documents, (3) to terminate any outstanding shareholders, voting or registration rights agreements, (4) not to transfer any IGI capital shares prior to the Closing unless the transferee executes and delivers a Share Exchange Agreement and any applicable ancillary documents, except that Wasef Jabsheh was only permitted to transfer to his family members or affiliates, (5) not to solicit, or enter into, any alternative competing transactions, (6) not to engage in insider trading and (7) to use its commercially reasonable efforts to consummate the closing under the Share Exchange Agreement and to provide further assurances. The representations, warranties and covenants of each Seller did not survive the closing of the Share Exchange Agreement, except for those covenants to be performed after such closing, which will survive until performed in accordance with their terms. Each Seller also appointed the Seller Representative to serve as its representative under the Business Combination Agreement, its Share Exchange Agreement and ancillary documents to which such Seller is a party.

The Share Exchange Agreement signed by Ominvest also gave such Seller certain consent rights over amendments to the Business Combination Agreement. The Share Exchange Agreement signed by Argo also (1) gave such Seller certain consent rights over amendments or waivers to the Business Combination Agreement, the Sponsor Share Letter and the Registration Rights Agreement, (2) limited the Seller release to matters related to its status as an equity holder of IGI and carved out fraud claims, and (3) included certain representations and warranties by Tiberius, IGI, the Company and the Seller Representative.

The transactions contemplated by the Share Exchange Agreements were consummated on March 17, 2020, concurrently with the closing of the Business Combination.

Non-Competition Agreement

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Wasef Jabsheh, Tiberius, IGI and the Purchaser Representative entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”), to which the Company became a party by executing and delivering a joinder thereto, in favor of Tiberius, the Company, IGI and their respective successors, affiliates and subsidiaries (collectively, the “Covered Parties”) relating to the Covered Parties’ business after the Closing. The Non-Competition Agreement became effective upon the consummation of the Business Combination. Under the Non-Competition Agreement, for a period of three (3) years after the Closing (the “Restricted Period”), Wasef Jabsheh and his controlled affiliates will not, without the Company’s prior written consent, anywhere in Asia, Africa, the Middle East, Central America, South America, Continental Europe or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged, in the Business, as of the date of the Closing or during the Restricted Period, directly or indirectly engage in the business (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in the business) of commercial property and casualty insurance and reinsurance (collectively, the “Business”). However, Wasef Jabsheh and his controlled affiliates may own passive investments of no more than 3% of the total outstanding equity interests of a competitor that is publicly traded, so long as Wasef Jabsheh and his controlled affiliates and their respective equity holders, directors, officers, managers and employees who were involved with the business of any of the Covered Parties are not involved in the management or control of such competitor. Under the Non-Competition Agreement, during the Restricted Period, Wasef Jabsheh and his controlled affiliates also will not, without the Company’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of the Closing, during the Restricted Period or at any time within the six (6) month period prior to such solicitation, or (ii) solicit or induce the Covered Parties’ customers as of the Closing, during the Restricted Period or at any time within the 6 month period prior to such solicitation. Wasef Jabsheh also agreed to certain confidentiality obligations with respect to the information of the Covered Parties.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, the Purchaser Representative and each of Wasef Jabsheh, Argo and Ominvest (each, a “Holder”) entered into Lock-Up Agreements (each, a “Lock-Up Agreement”), to which the Company became a party by executing and delivering joinders thereto, with respect to their Exchange Shares (including Escrow Shares and any additional Exchange Shares issued after the closing of the Business Combination as a result of post-closing adjustments to the Transaction Consideration) (collectively, the “Restricted Securities”). Such Lock-Up Agreements became effective upon the consummation of the Business Combination.

In the Lock-Up Agreement signed by Wasef Jabsheh, Mr. Jabsheh agreed that he will not, during the period from the Closing and ending on the earlier of (x) one year after the date of the Closing, (y) the date on which the closing sale price of our common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party (a “Subsequent Transaction”), sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, the Restricted Securities, or publicly disclose the intention to do any of the foregoing.

In the Lock-Up Agreements signed by Argo and Ominvest, only two-thirds of their Exchange Shares (including Escrow Shares) are Restricted Securities and one-third of their Exchange Shares are not subject to restrictions under the Lock-Up Agreement (which unrestricted shares will not include their Escrow Shares). With respect to their Restricted Securities, they each agreed that they will not, during the period from the Closing and ending (i) with respect to 50% of their Restricted Securities (excluding any Escrow Shares), on the earlier of (x) six months after the date of the Closing and (y) the date after the Closing on which the Company consummates a Subsequent Transaction and (ii) with respect to the remaining 50% of their Restricted Securities (including all Escrow Shares), the earliest of (x) one year after the date of the Closing, (y) the date on which the closing sale price of our common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a Subsequent Transaction.

Each Holder agreed in its Lock-Up Agreement that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the escrow account. However, each Holder will be allowed to transfer any of its Restricted Securities (other than the Escrow Shares while they are held in the escrow account) (1) by gift, (2) by will or intestate succession, (3) to any immediate family member, any trust for immediate family members, any entity or trust for bona fide estate or tax planning purposes, if Holder is a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, if Holder is an entity, as a distribution to limited partners, shareholders, members or owners of or holders of similar equity interests in Holder upon the liquidation and dissolution of Holder, or to any affiliate of Holder, (4) pursuant to a court order or settlement agreement relating to the dissolution of a marriage or civil union, or (5) with respect to Argo and Ominvest only (but not with respect to Wasef Jabsheh) in a transfer of all of the Restricted Securities owned by such Holder (other than Escrow Shares) pursuant to private block transfers in one or a series of related transactions, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the applicable Lock-Up Agreement.

Our Related Party Transaction Policy and Practices

Related Party Transaction Policy

In connection with the Business Combination, our board of directors adopted a written related party transactions policy that became effective as of the Closing. For purposes of the policy, interested transactions include transactions, arrangements or relationships generally involving amounts greater than $120,000 in the aggregate in which the Company is a participant and a related party has a direct or indirect interest. Related parties are deemed to include directors, director nominees, executive officers, beneficial owners of more than five percent of our voting securities, or an immediate family member of the preceding group.

Employment Agreements

In accordance with the Business Combination Agreement, upon the consummation of the Business Combination, we entered into employment agreements with our Chief Executive Officer, President and Chief Operating Officer. The employment agreements have a fixed term of three years, with annual renewals thereafter, subject to termination after a specified notice period. Each executive is entitled to an annual salary, to be reviewed each year, an annual target bonus opportunity (calculated as a percentage of salary), and an annual long term incentive opportunity (calculated as a percentage of salary), with cash amounts being paid in US dollars. For further details on our employment agreements, see the section entitled “Executive Compensation—Employment Agreements.”

Indemnification Agreements

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses, judgments, fines and amounts paid in settlement relating to, arising out of or resulting from indemnitee’s status as a director, officer, employee or agent of the Company or any other corporation, limited liability company, partnership or joint venture, trust or other enterprise which such person is or was serving at the Company’s request. In addition, the indemnification agreements provide that the Company will advance, to the extent not prohibited by law, the expenses incurred by the indemnitee in connection with any proceeding, and such advancement will be made within 30 days after the receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any proceeding.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of the Company’s common shares based on 48,447,306 common shares issued and outstanding as of March 17, 2020 (after giving effect to the closing of the Business Combination), with respect to beneficial ownership of our shares by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over common shares they own or have the right to acquire within 60 days, as well as common shares for which they have the right to vote or dispose of such common shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, common shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of common shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons.

Except as indicated by the footnotes below, we believe that the persons named below have sole voting and dispositive power with respect to all common shares that they beneficially own. The common shares owned by the persons named below have the same voting rights as the common shares owned by other holders. We believe that, as of March 17, 2020, approximately 36% of our common shares are owned by 22 record holders in the United States of America.

Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o International General Insurance Holdings Ltd., 74 Abdel Hamid Sharaf Street, P.O. Box 941428, Amman 11194, Jordan.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Outstanding Common Shares(1)
Directors and Executive Officers
Wasef Salim Jabsheh(2)	17,462,974	33.3%
Walid Wasef Jabsheh(3)	265,616	0.5%
Hatem Wasef Jabsheh(4)	237,916	0.5%
Pervez Rizvi	—	—
Andreas Loucaides	—	—
Michael T. Gray(5)	2,462,312	5.1%
Andrew J. Poole(6)	587,017	1.2%
David Anthony	—	—
David King	—	—
Wanda Mwaura	—	—
All directors and executive officers post-Business Combination as a group (ten individuals)	21,015,835	40.6%

Five Percent or Greater Shareholders
Oman International Development & Investment Company SAOG(7)	6,944,538	14.3%
Argo Re Limited(8)	5,064,632	10.3%
Church Mutual Insurance Company(9)	3,300,000	6.8%

(1)	Based on 48,447,306 common shares of the Company issued and outstanding immediately after the closing of the Business Combination, which reflects: (i) the issuance of 29,759,999 common shares to former IGI shareholders in exchange for their shares in IGI, and (ii) the issuance of 18,687,307 common shares to former Tiberius stockholders, including (1) 9,339,924 common shares issued in exchange for public shares of Tiberius common stock that remained outstanding and not redeemed immediately prior to the closing of the Business Combination, (2) 4,132,500 common shares issued in exchange for Tiberius founder shares, including 3,012,500 shares subject to vesting at prices ranging from $11.50 to $15.25 per share, (3) 2,900,000 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement pursuant to forward purchase agreements, and (4) 2,314,883 common shares in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement.

(2)	Mr. Jabsheh’s 13,462,974 shares beneficially owned include 600,000 contingent unvested common shares that vest at $11.50 per share, 400,000 contingent unvested common shares that vest at $12.75 per share and 131,148 contingent unvested common shares that vest at $15.25 per share. Mr. Jabsheh has the right to vote and receive dividends with respect to these contingent unvested common shares. Mr. Jabsheh’s 4,000,000 warrants entitle him to purchase 4,000,000 common shares at a price of $11.50 per share. Wasef Jabsheh’s ownership does not include 776,728 common shares beneficially owned by his adult children, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 387,780 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is the Chairman and Chief Executive Officer of the Company.

(3)	Walid Wasef Jabsheh’s ownership includes 82,477 common shares owned by his wife Zeina Salem Al Lozi, for which common shares he disclaims beneficial ownership. Mr. Jabsheh’s ownership does not include 511,112 common shares beneficially owned by his brothers or 17,462,974 common shares beneficially owned by his father, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 8,351 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is currently the President of the Company and is the son of Wasef Jabsheh.

(4)	Hatem Wasef Jabsheh’s ownership includes 25,885 common shares owned by his wife Sarah Ann Bystrzycki, for which common shares he disclaims beneficial ownership. Mr. Jabsheh’s ownership does not include 538,812 common shares beneficially owned by his brothers or 17,462,974 shares beneficially owned by his father, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 7,481 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is currently the Chief Operating Officer of the Company and is the son of Wasef Jabsheh.

(5)	Michael T. Gray’s beneficial ownership of 2,462,312 common shares includes (1) 1,157,000 common shares owned by the Gray Insurance Company, including 256,997 contingent unvested common shares that vest at $11.50, of which Michael T. Gray is President, (2) 1,054,392 contingent unvested common shares owned by Mr. Gray, including 263,499 common shares that vest at $11.50 per share, 122,032 common shares that vest at $12.75 per share, 417,396 common shares that vest at $14.00 per share and 251,465 common shares that vest at $15.25 per share, with respect to which Mr. Gray has the right to vote and receive dividends and (3) 105,741 unvested common shares owned by his wife Linda Gray, for which shares he disclaims beneficial ownership, including 20,293 common shares that vest at $11.50 per share, 13,184 common shares that vest at $12.75 per share, 45,096 common shares that vest at $14.00 per share and 27,168 common shares that vest at $15.25 per share. Mr. Gray’s ownership does not include 100,000 common shares owned by his adult son Joe Skuba. The business address of each of The Gray Insurance Company and Michael T. Gray is 3601 N Interstate 10 Service Rd W Metairie, LA 70002. Mr. Gray was previously the Chairman and Chief Executive Officer of Tiberius prior to the consummation of the Business Combination and is currently a director of the Company.

(6)	The 587,017 common shares beneficially owned by Mr. Poole include 270,644 contingent unvested common shares, including 185,196 common shares that vest at $11.50 per share, 13,184 common shares that vest at $12.75 per share, 45,096 common shares that vest at $14.00 per share and 27,168 common shares that vest at $15.25 per share. Mr. Poole has the right to vote and receive dividends with respect to these contingent unvested common shares. Mr. Poole’s ownership also includes 230,000 common shares owned by his son Torin Perry Poole, including 78,807 contingent unvested common shares that vest at $11.50, for which common shares he disclaims beneficial ownership. The business address of Andrew Poole is 3601 N Interstate 10 Service Rd W Metairie, LA 70002. Mr. Poole was previously the Chief Investment Officer of Tiberius prior to the consummation of the Business Combination and is currently a director of the Company.

(7)	218,373 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. The business address of Ominvest is Madinat Al Erfaan, Muscat Hills, Block No 9993, Building No. 95, Seventh Floor, Sultanate of Oman.

(8)	Includes 39,200 contingent unvested common shares that vest at $12.75 per share and 500,000 warrants that entitle Argo to purchase 500,000 common shares at a price of $11.50 per share. 142,304 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Argo Re Ltd. is a wholly owned subsidiary of Argo Group International Holdings, Ltd. The business address of Argo Group International Holdings, Ltd. is 110 Pitts Bay Road, Pembroke HM 08, Bermuda. The business address of Argo Re Ltd. is 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

(9)	The business address of Church Mutual Insurance Company is 3000 Schuster Lane, Merrill, WI 54452.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the selling securityholders of up to 39,107,382 common shares, up to 4,500,000 warrants and up to 4,500,000 common shares issuable upon exercise of the warrants held by our selling securityholders.

The selling securityholders may from time to time offer and sell any or all of the common shares and warrants set forth below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling securityholders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the selling securityholders for which we are registering common shares and warrants for resale to the public, and the aggregate principal amount that the selling securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same common shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same common shares.

The common shares and warrants held by certain of the selling securityholders are subject to transfer restrictions, as described in the section entitled “Description of Securities—Transfer Restrictions.”

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such securities. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares or warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of common shares and warrants registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Except as indicated by the footnotes below, we believe that the persons named below have sole voting and dispositive power with respect to all common shares that they beneficially own. The shares owned by the persons named below do not have voting rights different from the shares owned by other holders.

Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o International General Insurance Holdings Ltd., 74 Abdel Hamid Sharaf Street, P.O. Box 941428, Amman 11194, Jordan.

	Securities Beneficially Owned prior to this Offering			Securities to Be Sold in this Offering		Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Common Shares	Warrants	Percentage(1)	Common Shares	Warrants	Common Shares	Warrants	Percentage(1)
Wasef Salim Jabsheh (2)	13,462,974	4,000,000	33.3%	13,462,974	4,000,000	—	—	—
Oman International Development & Investment Company SAOG (3)	6,944,538	—	14.3%	6,944,538	—	—	—	—
Argo Re Limited (4)	4,564,632	500,000	10.3%	4,564,632	500,000	—	—	—
Michael T. Gray (5)	2,462,312	—	5.1%	2,462,312	—	—	—	—
Church Mutual Insurance Company (6)	3,300,000	—	6.8%	1,800,000	—	1,500,000	—	—
Mohammad Abu Ghazaleh (7)	2,385,474	—	4.9%	2,385,474	—	—	—	—
Weiss Multi-Strategy Advisers LLC (8)	2,308,092	—	4.8%	980,392	—	1,327,700	—	2.7%
Ameer Ahmad Abu Ghazaleh (9)	1,913,222	—	3.9%	1,913,222	—	—	—	—
The Gray Insurance Company (10)	1,157,000	—	2.4%	1,157,000	—	—	—	—
Fayez Sarofim (11)	825,000	—	1.7%	825,000	—	—	—	—
Andrew Poole (12)	587,017	—	1.2%	587,017	—	—	—	—
Permian Industries (13)	490,196	—	1.0%	490,196	—	—	—	—
Khalifah Abdullatif Al Mulhem (14)	415,724	—	*	415,724	—	—	—	—
Walid Wasef Jabsheh (15)	265,616	—	*	265,616	—	—	—	—
Hatem Wasef Jabsheh (16)	237,916	—	*	237,916	—	—	—	—
Torin Perry Poole (17)	230,000	—	*	230,000	—	—	—	—
Imua T Capital Investments, LLC (18)	187,500	—	*	187,500	—	—	—	—
Crestline Summit Master, SPC (19)	147,719	—	*	147,719	—	—	—	—
Hani Wasef Jabsheh (20)	145,146	—	*	145,146	—	—	—	—
Ahmad Wasef Jabsheh (21)	128,050	—	*	128,050	—	—	—	—
Linda Gray (22)	105,741	—	*	105,741	—	—	—	—
Al Nasser Investments (23)	105,227	—	*	105,227	—	—	—	—
Wadad Inc. (24)	103,926	—	*	103,926	—	—	—	—
Ahmad Al Misbahi (25)	103,926	—	*	103,926	—	—	—	—
Whitney Capital Series Fund LLC (26)	101,484	—	*	101,484	—	—	—	—
Joe Skuba (27)	100,000	—	*	100,000	—	—	—	—
Roadmap Master Fund, LP (28)	93,934	—	*	93,934	—	—	—	—
Zeina Salem Al Lozi (29)	82,477	—	*	82,477	—	—	—	—
N.V. Financial Products Fund (30)	79,209	—	*	79,209	—	—	—	—
Mahira Hikmat Nabusli (31)	60,545	—	*	60,545	—	—	—	—
Bryce Quin (32)	60,375	—	*	60,375	—	—	—	—
Ahmad Mohammad Abu Ghazaleh (33)	44,803	—	*	44,803	—	—	—	—
Rasha Mohammad Abu Ghazaleh (34)	44,198	—	*	44,198	—	—	—	—
Sumaya Mohammad Abu Ghazaleh (35)	44,198	—	*	44,198	—	—	—	—
Robert Hughes (36)	39,346	—	*	39,346	—	—	—	—
Mark Manguno (37)	39,346	—	*	39,346	—	—	—	—
Joseph Kaiser (38)	29,500	—	*	29,500	—	—	—	—
Sarah Ann Bystrzycki (39)	25,885	—	*	25,885	—	—	—	—
Hana Hani Jabsheh (40)	25,378	—	*	25,378	—	—	—	—
Reina Hani Jabsheh (41)	25,378	—	*	25,378	—	—	—	—
John W. Hayden (42)	24,805	—	*	24,805	—	—	—	—
Brian C. Hamilton (43)	24,510	—	*	24,510	—	—	—	—
Kahled Sifri (44)	20,777	—	*	20,777	—	—	—	—
Thom Waye (45)	20,756	—	*	20,756	—	—	—	—
Phronesis Partners, L.P. (46)	18,831	—	*	18,831	—	—	—	—
Zaid Ahmad Jabsheh (47)	17,023	—	*	17,023	—	—	—	—
John D. Vollaro (48)	15,000	—	*	15,000	—	—	—	—
E. Benjamin Nelson (49)	15,000	—	*	15,000	—	—	—	—
C. Allen Bradley, Jr. (50)	15,000	—	*	15,000	—	—	—	—
Michael Millhouse (51)	10,000	—	*	10,000	—	—	—	—
Thomas A. Collett (52)	9,803	—	*	9,803	—	—	—	—
Aysheh Tahsin Shurdom (53)	6,344	—	*	6,344	—	—	—	—
Hala Jamal Kawasmi (54)	6,344	—	*	6,344	—	—	—	—

*	Less than 1%

(1)	Based on 48,447,306 common shares of the Company issued and outstanding immediately after the closing of the Business Combination, which reflects: (i) the issuance of 29,759,999 common shares to former IGI shareholders in exchange for their shares in IGI, and (ii) the issuance of 18,687,307 common shares to former Tiberius stockholders, including (1) 9,339,924 common shares issued in exchange for public shares of Tiberius common stock that remained outstanding and were not redeemed immediately prior to the closing of the Business Combination, (2) 4,132,500 common shares issued in exchange for Tiberius founder shares, including 3,012,500 shares subject to vesting at prices ranging from $11.50 to $15.25 per share, (3) 2,900,000 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement pursuant to forward purchase agreements, and (4) 2,314,883 common shares in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement.

(2)	Mr. Jabsheh’s 13,462,974 common shares beneficially owned include 600,000 contingent unvested common shares that vest at $11.50 per share, 400,000 contingent unvested common shares that vest at $12.75 per share and 131,148 contingent unvested common shares that vest at $15.25 per share. Mr. Jabsheh has the right to vote and receive dividends with respect to these contingent unvested common shares. Mr. Jabsheh’s 4,000,000 warrants entitle him to purchase 4,000,000 common shares at a price of $11.50 per share. Wasef Jabsheh’s ownership does not include 776,728 common shares beneficially owned by his adult children, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 387,780 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is the Chairman and Chief Executive Officer of the Company.

(3)	218,373 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. The business address of Ominvest is Madinat Al Erfaan, Muscat Hills, Block No 9993, Building No. 95, Seventh Floor, Sultanate of Oman.

(4)	Includes 39,200 contingent unvested common shares that vest at $12.75 per share. Argo’s 500,000 warrants entitle Argo to purchase 500,000 common shares at a price of $11.50 per share. 142,304 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Argo Re Ltd. is a wholly owned subsidiary of Argo Group International Holdings, Ltd. The business address of Argo Group International Holdings, Ltd. is 110 Pitts Bay Road, Pembroke HM 08, Bermuda. The business address of Argo Re Ltd. is 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

(5)	Michael T. Gray’s beneficial ownership of 2,462,312 common shares includes (1) 1,157,000 common shares owned by the Gray Insurance Company, including 256,997 contingent unvested common shares that vest at $11.50, of which Michael T. Gray is President, (2) 1,054,392 contingent unvested common shares owned by Mr. Gray, including 263,499 contingent unvested common shares that vest at $11.50 per share, 122,032 contingent unvested common shares that vest at $12.75 per share, 417,396 contingent unvested common shares that vest at $14.00 per share and 251,465 contingent unvested common shares that vest at $15.25 per share, with respect to which Mr. Gray has the right to vote and receive dividends and (3) 105,741 contingent unvested common shares owned by his wife Linda Gray, for which shares he disclaims beneficial ownership, including 20,293 contingent unvested common shares that vest at $11.50 per share, 13,184 contingent unvested common shares that vest at $12.75 per share, 45,096 contingent unvested common shares that vest at $14.00 per share and 27,168 contingent unvested common shares that vest at $15.25 per share. Mr. Gray’s ownership does not include 100,000 common shares owned by his adult son Joe Skuba. The business address of each of The Gray Insurance Company and Michael T. Gray is 3601 N Interstate 10 Service Rd W Metairie, LA 70002. Mr. Gray was previously the Chairman and Chief Executive Officer of Tiberius prior to the consummation of the Business Combination and is currently a director of the Company.

(6)	Church Mutual Insurance Company owns 3,300,000 common shares, of which 1,800,000 are registered for resale pursuant to this prospectus. The business address of Church Mutual Insurance Company is 3000 Schuster Lane, Merrill, WI 54452.

(7)	Mohammad Ahmad Abu Ghazaleh’s ownership includes 60,545 common shares owned by his wife Mahira Hikmat Nabulsi, for which shares he disclaims beneficial ownership. Mr. Abu Ghazaleh’s ownership does not include 1,913,222 common shares beneficially owned by his brother Ameer Ahmad Abu Ghazaleh or 133,199 common shares owned by his adult children, as Mr. Abu Ghazaleh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 75,012 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Abu Ghazaleh was the Chairman of IGI until shortly after the consummation of the Business Combination. He is the nephew of Wasef Jabsheh.

(8)	Weiss Multi-Strategy Advisors LLC owns 2,308,092 common shares, of which 980,392 common shares are registered for resale pursuant to this prospectus. According to a Schedule 13G/A filed with the SEC on February 12, 2019, Weiss Multi-Strategy Advisers LLC held shared voting and dispositive power with George A. Weiss with regard to 1,327,700 common shares of Tiberius common stock. Such shares were owned by advisory clients of Weiss Multi-Strategy Advisers LLC and George Weiss is the managing member of Weiss Multi-Strategy Advisers LLC. The business address of each of the reporting persons is One State Street, 20th Floor, Hartford, CT 06103. Also includes 980,392 shares which the reporting person purchased at the closing of the Business Combination.

(9)	Ameer Ahmad Abu Ghazaleh’s ownership does not include 2,385,474 common shares beneficially owned by his brother Mohammad Ahmad Abu Ghazaleh, as Mr. Abu Ghazaleh does not have the right to vote or dispose of such shares and thus does not have beneficial ownership of such common shares. 60,162 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(10)	The Gray Insurance Company’s 1,157,000 common shares beneficially owned include 256,977 contingent unvested common shares that vest at $11.50 per share. The Gray Insurance Company has the right to vote and receive dividends with respect to these contingent unvested common shares. The business address of The Gray Insurance Company is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(11)	The business address of Fayez Sarofim is Two Houston Center, Suite 2907, 909 Fannin Street, Houston, Texas 77010.

(12)	The 587,017 common shares beneficially owned by Mr. Poole include 270,644 contingent unvested common shares, including 185,196 contingent unvested common shares that vest at $11.50 per share, 13,184 contingent unvested common shares that vest at $12.75 per share, 45,096 contingent unvested common shares that vest at $14.00 per share and 27,168 contingent unvested common shares that vest at $15.25 per share. Mr. Poole has the right to vote and receive dividends with respect to these contingent unvested common shares. Mr. Poole’s ownership also includes 230,000 common shares owned by his son Torin Perry Poole, including 78,807 contingent unvested common shares that vest at $11.50, for which shares he disclaims beneficial ownership. The business address of Andrew Poole is 3601 N Interstate 10 Service Rd W Metairie, LA 70002. Mr. Poole was previously the Chief Investment Officer of Tiberius prior to the consummation of the Business Combination and is currently a director of the Company.

(13)	The business address of Permian Industries is P.O. Box, Suite 5330, First Canadian Place, Toronto, Ontario, Canada M5X 1A6.

(14)	13,073 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(15)	Walid Wasef Jabsheh’s ownership includes 82,477 common shares owned by his wife Zeina Salem Al Lozi, for which common shares he disclaims beneficial ownership. Mr. Jabsheh’s ownership does not include 511,112 common shares beneficially owned by his brothers or 17,462,974 common shares beneficially owned by his father, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 8,351 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is currently the President of the Company and is the son of Wasef Jabsheh.

(16)	Hatem Wasef Jabsheh’s ownership includes 25,885 common shares owned by his wife Sarah Ann Bystrzycki, for which common shares he disclaims beneficial ownership. Mr. Jabsheh’s ownership does not include 538,812 common shares beneficially owned by his brothers or 17,462,974 common shares beneficially owned by his father, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 7,481 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is currently the Chief Operating Officer of the Company and is the son of Wasef Jabsheh.

(17)	The 230,000 common shares beneficially owned by Mr. Poole include 78,807 contingent unvested common shares that vest at $11.50 per share. Mr. Poole has the right to vote and receive dividends with respect to these contingent unvested common shares. Ms. Poole’s ownership does not include 357,017 common shares owned by his father Andrew Poole. The business address of Torin Perry Poole is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(18)	The business address of Imua T Capital Investments, LLC is 56 Rosebrook Road, New Canaan, CT 06840.

(19)	The business address of Crestline Summit Master, SPC is 575 Lexington Avenue, 35th Floor, New York, NY 10022.

(20)	Hani Wasef Jabsheh’s ownership includes 6,344 common shares owned by his wife Hala Jamal Kawasmi, 25,378 common shares owned by his daughter Hana Hani Jabsheh and 25,378 common shares owned by his daughter Reina Hani Jabsheh, for which common shares he disclaims beneficial ownership. Mr. Jabsheh’s ownership does not include 631,582 common shares beneficially owned by his brothers or 17,462,974 common shares beneficially owned by his father, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 4,564 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh was a director of IGI until shortly after the consummation of the Business Combination and is the son of Wasef Jabsheh.

(21)	Ahmad Wasef Jabsheh’s ownership includes 6,344 common shares owned by his wife Aysheh Tahsin Shurdom and 17,023 common shares owned by his son Zaid Ahmad Jabsheh, for which shares he disclaims beneficial ownership. Mr. Jabsheh’s ownership does not include 648,678 common shares beneficially owned by his brothers or 17,462,974 common shares beneficially owned by his father, as Mr. Jabsheh does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 4,026 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination. Mr. Jabsheh is the son of Wasef Jabsheh.

(22)	The 105,741 common shares beneficially owned by Ms. Gray include 105,741 contingent unvested common shares, including 20,293 contingent unvested common shares that vest at $11.50 per share, 13,184 contingent unvested common shares that vest at $12.75 per share, 45,096 contingent unvested common shares that vest at $14.00 per share and 27,168 contingent unvested common shares that vest at $15.25 per share. Ms. Gray has the right to vote and receive dividends with respect to these contingent unvested common shares. Ms. Gray’s ownership does not include 1,199,571 common shares owned by her husband Michael T. Gray, a director of the Company, 1,157,000 common shares owned by The Gray Insurance Company and 100,000 common shares owned by her adult son Joe Skuba. The business address of each of Linda Gray and Michael T. Gray is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(23)	3,309 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(24)	3,268 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(25)	3,268 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(26)	The business address of Whitney Capital Series Fund LLC is 575 Lexington Avenue, 35th Floor, New York, NY 10022.

(27)	The 100,000 common shares beneficially owned by Joe Skuba include 34,264 contingent unvested common shares that vest at $11.50 per share. Mr. Skuba has the right to vote and receive dividends with respect to these contingent unvested common shares. The business address of Joe Skuba is 3601 N Interstate 10 Service Rd W Metairie, LA 70002. Mr. Skuba is the son of Michael and Linda Gray.

(28)	The business address of Roadmap Master Fund, LP is 575 Lexington Avenue, 35th Floor, New York, NY 10022.

(29)	Zeina Salem Al Lozi’s ownership does not include 183,139 common shares owned by her husband Walid Wasef Jabsheh, the President of the Company. 2,592 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(30)	The business address of N.V. Financial Products Fund is 799 Central Ave., Suite 350, Highland Park, IL 60035.

(31)	Mahira Nikman Nabusli’s ownership does not include 2,324,929 common shares owned by her husband Mohammad Ahmad Abu Ghazaleh and 133,199 common shares owned by her adult children, as Ms. Nabusli does not have the right to vote or dispose of such common shares and thus does not have beneficial ownership of such common shares. 1,904 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(32)	The 60,375 common shares beneficially owned by Bryce Quin include 20,686 contingent unvested common shares that vest at $11.50 per share. Mr. Quin has the right to vote and receive dividends with respect to these contingent unvested common shares. Bryce Quin’s business address is 3601 N. Interstate 10 Service Rd W, Metairie, LA 70002. Mr. Quin previously served as the Chief Financial Officer of Tiberius prior to the consummation of the Business Combination.

(33)	Ahmad Mohammad Abu Ghazaleh’s ownership does not include 2,324,929 shares owned by his father Mohammad Ahmad Abu Ghazaleh, 60,545 owned by his mother Mahira Nikman Nabusli, 44,198 shares owned by his sister Rasha Mohammad Abu Ghazaleh and 44,198 shares owned by his sister Sumaya Mohammad Abu Ghazaleh. 1,409 shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(34)	Rasha Mohammad Abu Ghazaleh’s ownership does not include 2,324,929 common shares owned by her father Mohammad Ahmad Abu Ghazaleh, 60,545 common owned by her mother Mahira Nikman Nabusli, 44,803 common shares owned by her brother Ahmad Mohammad Abu Ghazaleh and 44,198 common shares owned by her sister Sumaya Mohammad Abu Ghazaleh. 1,390 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(35)	Sumaya Mohammad Abu Ghazaleh’s ownership does not include 2,324,929 common shares owned by her father Mohammad Ahmad Abu Ghazaleh, 60,545 common owned by her mother Mahira Nikman Nabusli, 44,803 common shares owned by her brother Ahmad Mohammad Abu Ghazaleh and 44,198 common shares owned by her sister Rasha Mohammad Abu Ghazaleh. 1,390 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(36)	The 39,346 common shares beneficially owned by Robert Hughes include 39,346 contingent unvested common shares, including 7,551 contingent unvested common shares that vest at $11.50 per share, 4,906 contingent unvested common shares that vest at $12.75 per share, 16,780 contingent unvested common shares that vest at $14.00 per share and 10,109 contingent unvested common shares that vest at $15.25 per share. Mr. Hughes has the right to vote and receive dividends with respect to these contingent unvested common shares. The business address of Mr. Hughes is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(37)	The 39,346 shares beneficially owned by Mark Manguno include 39,346 contingent unvested common shares, including 7,551 contingent unvested common shares that vest at $11.50 per share, 4,906 contingent unvested common shares that vest at $12.75 per share, 16,780 contingent unvested common shares that vest at $14.00 per share and 10,109 contingent unvested common shares that vest at $15.25 per share. Mr. Manguno has the right to vote and receive dividends with respect to these contingent unvested common shares. The business address of Mr. Manguno is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(38)	The business address of Joseph Kaiser is 777 Chicago Road, Troy, MI 48083.

(39)	Sarah Ann Bystrzycki’s ownership does not include 212,031 common shares owned by her husband Hatem Wasef Jabsheh, the Chief Operating Officer of the Company. 814 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(40)	Hana Hani Jabsheh’s ownership does not include 88,046 common shares owned by her father Hani Wasef Jabsheh, 6,344 common shares owned by her mother Hala Jamal Kawasmi and 25,378 common shares owned by her sister Reina Hani Jabsheh. 798 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(41)	Reina Hani Jabsheh’s ownership does not include 88,046 common shares owned by her father Hani Wasef Jabsheh, 6,344 common shares owned by her mother Hala Jamal Kawasmi and 25,378 common shares owned by her sister Hana Hani Jabsheh. 798 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(42)	The business address of John W. Hayden is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(43)	The business address of Brian C. Hamilton is 418 Fort Crook Road, P.O. 459, Bellevue, Nebraska 68005.

(44)	653 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(45)	The 20,756 common shares beneficially owned by Thom Waye include 3,983 contingent unvested common shares that vest at $11.50 per share, 2,588 contingent unvested common shares that vest at $12.75 per share, 8,852 contingent unvested common shares that vest at $14.00 per share and 5,333 contingent unvested common shares that vest at $15.25 per share. Mr. Waye has the right to vote and receive dividends with respect to these contingent unvested common shares. The business address of Thom Waye is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(46)	The business address of Phronesis Partners, L.P. is 799 Central Ave., Suite 350, Highland Park, IL 60035.

(47)	Zaid Ahmad Jabsheh’s ownership does not include 104,683 common shares owned by his father Ahmad Wasef Jabsheh and 6,344 common shares owned by his mother Aysheh Tahsin Surdom. 535 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(48)	The business address of John D. Vollaro is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(49)	The business address of E. Benjamin Nelson is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(50)	The business address of C. Allen Bradley, Jr. is 3601 N Interstate 10 Service Rd W Metairie, LA 70002.

(51)	The business address of Michael Millhouse is 877 Skye Lane, Palm Harbor, FL 34683.

(52)	The business address of Thomas A. Collett is 3702 Fairfax Avenue, Dallas, Texas 75209.

(53)	Aysheh Tahsin Surdom’s ownership does not include 104,683 common shares owned by her husband Ahmad Wasef Jabsheh and 17,023 common shares owned by her son Zaid Ahmad Jabsheh. 199 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

(54)	Hala Jamal Kawasmi’s ownership does not include 88,046 common shares owned by her husband Hani Wasef Jabsheh and 25,378 common shares owned by her daughter Hana Hani Jabsheh and 25,378 common shares owned by her daughter Reina Hani Jabsheh. 199 common shares beneficially owned are held in escrow and subject to forfeiture until the Business Combination purchase price is finalized following the closing of the Business Combination.

Material Relationships with Selling Securityholders

Please see the section entitled “Certain Relationships and Related Person Transactions.”

TAXATION

Material United States Federal Income Tax Considerations

The following section is a summary of the material United States federal income tax considerations to U.S. holders (as defined below) of our common shares and warrants (which we refer to as our “securities”) that own or dispose of our common shares. This discussion addresses only those security holders that hold their securities as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not address all the United States federal income tax consequences that may be relevant to particular holders in light of their individual circumstances (such as a shareholder owning directly, indirectly or constructively 5% or more of our common shares) or to holders that are subject to special rules, such as:

●	insurance companies;

●	real estate investment trusts or regulated investment companies;

●	persons who hold or receive our common shares as compensation;

●	individual retirement and other tax-deferred accounts;

●	persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar;

●	financial institutions;

●	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

●	Non-U.S. holders (as defined below).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our securities that is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

The term “Non-U.S. holder” means a beneficial owner of our securities other than a U.S. holder or an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes.

If an entity (or arrangement) treated as a partnership for U.S. federal income tax purposes holds our securities the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is based upon the Code, applicable U.S. treasury regulations thereunder, published rulings and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to the income tax, are not addressed.

Except for the discussion under “Passive Foreign Investment Company (“PFIC”)” this discussion assumes that the Company is not, and will not, in the foreseeable future, be a “passive foreign investment company” for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON SHARES AND WARRANTS TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES AND WARRANTS.

U.S. Tax Treatment of the Company

Under Section 7874 of the Code, a corporation created or organized outside the United States that acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation, may in certain circumstances be treated as a U.S. corporation, rather than treated as a foreign corporation, for U.S. federal income tax purposes, or may be subject to certain other adverse tax consequences. The Company does not expect these rules to apply to the it, notwithstanding its acquisition of Tiberius through the Merger, and the Company expects to be respected, for U.S. federal income tax purposes, as a foreign corporation. The rules under Section 7874 of the Code are complex, however, and their application to the Company is not entirely free from doubt; whether they apply depends in part on the amount of the Company’s income that is “passive” for purposes of the rules of Section 7874, which depends in turn on the amount of that income that is passive under the PFIC rules. Thus, the Company’s expectation that the rules of Section 7874 will not apply to it is based on its expectation that each of the Insurance Subs will, as of the date of consummation of the Merger, be a qualified insurance corporation, so that their insurance related income and assets will not be treated as passive, for purposes of the PFIC rules. As explained below, however, the qualification of the Insurance Subs is not entirely certain. Thus there can be no assurance that the IRS will not assert successfully that the rules of Section 7874 apply to the Company, including with the result that the Company is treated as a U.S. corporation for U.S. federal income tax purposes. If the Company were to be treated as a U.S. corporation for such purposes, which the Company does not expect, the Company could be subject to substantial U.S. tax liability and its non-U.S. shareholders could be subject to U.S. withholding tax on any dividends.

Holders of our securities should consult their tax advisors regarding the status of the Company under section 7874 and the U.S. federal income tax considerations to them of holding common shares or warrants in light of such status.

Taxation of Dividends and Other Distributions on Our Common Shares

The gross amount of distributions made by the Company to you with respect to the common shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your common shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. The Company does not intend to calculate its earnings and profits under U.S. federal income tax principles. Therefore, you should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to non-corporate U.S. holders, including individual U.S. holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the common shares are readily tradable on an established securities market in the United States, (2) the Company is not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our common shares. With respect to corporate U.S. holders, the dividends will generally not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

Taxation of Dispositions of Common Shares and Warrants

You will recognize taxable gain or loss on any sale, exchange or other taxable disposition of our common share or warrants equal to the difference between the amount realized (in U.S. dollars) for the common share or warrant and your tax basis (in U.S. dollars) in the common share or warrant. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. holder, including an individual U.S. holder, who has held the common shares or warrants for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For purposes of the PFIC rules, a corporation is treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock (the “Look-Through Rule”). Accordingly, for purposes of these rules, the Company will be treated as owning all the assets of IGI and as earning all of its income, and IGI will, in turn, be treated as owning all the assets of, and earning all the income of the two insurance companies through which it conducts its business (viz., IGI Bermuda, the Labuan Branch and IGI UK (together, the “Insurance Subs”)). Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), passive assets generally include assets held for the production of such income, and gains from the disposition of passive assets are generally all included in passive income. Special rules apply, however, in determining whether the income of an insurance company is passive income for purposes of these rules. Specifically, income derived in the active conduct of an insurance business by a “qualified insurance corporation” is excluded from the definition of passive income, even though that income would otherwise be considered passive. A non-U.S. insurance company is a qualified insurance corporation if (i) the company would be taxed as an insurance company were it a U.S. corporation and (ii) claims and claim adjustment expenses and certain reserves (limited for this purpose to amounts required by applicable law and regulation) constitute more than 25% of the company’s gross assets for the relevant year, in each case as reported to the relevant regulator (the “Reserve Test”).

Based on the gross assets and claims and claim adjustment expenses of each of the Insurance Subs, in each case as reported to the relevant regulator, and based on the manner in which each of the Insurance Subs conducts and will continue to conduct its business, the Company expects that each of the Insurance Subs will for the current year be, and for foreseeable future years will continue to be, a qualified insurance company for purposes of the PFIC rules. Accordingly, the Company expects that the income of each of the Insurance Subs from its insurance business and the assets of each of the Insurance Subs held to produce income in that business will qualify for the current year and for future years as active rather than passive for purposes of the PFIC rules. Taking into account the income and assets of the Insurance Subs, which are treated as the income and assets of the Company for purposes of the PFIC rules, and treating that income and assets as active, the Company expects that less than 75% of its total income and that less than 50% of its total assets will be passive. Thus, the Company expects that it will not be treated as a PFIC for the current year and does not expect to be so treated in foreseeable future years. Whether the Company is a PFIC is a factual determination made annually, and the Company’s status could change depending upon, among other things, the manner in which the Company and IGI conduct their business. Accordingly, no assurance can be given that the Company is not currently or will not become a PFIC in the current or any future taxable year.

If the Company is a PFIC for any year during which you hold the Company’s common shares or warrants, it will continue to be treated as a PFIC for all succeeding years during which you hold common shares or warrants. However, if the Company ceases to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the common shares or warrants.

If the Company is a PFIC for any taxable year(s) during which you hold common shares or warrants, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares or warrants, unless, with respect to your common shares, you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the common shares or warrants will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the common shares or warrants;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which the Company was a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares or warrants cannot be treated as capital, even if you hold the common shares or warrants as capital assets.

A U.S. holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) our common shares and for which the Company is determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the common shares as of the close of such taxable year over your adjusted basis in such common shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the common shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the common shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the common shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such common shares. Your basis in the common shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by the Company, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on Our Common Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If our common shares are regularly traded on Nasdaq Capital Market and if you are a holder of common shares, the mark-to-market election would be available to you were the Company to be or become a PFIC.

Alternatively, a U.S. holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. The Company does not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold common shares in any taxable year in which the Company is a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such common shares, including regarding distributions received on the common shares and any gain realized on the disposition of the common shares.

If you do not make a timely “mark-to-market” election (as described above), and if the Company were a PFIC at any time during the period you hold its common shares, then such common shares will continue to be treated as stock of a PFIC with respect to you even if the Company ceases to be a PFIC in a future year, unless you make a “purging election” for the year the Company ceases to be a PFIC. A “purging election” creates a deemed sale of such common shares at their fair market value on the last day of the last year in which the Company is treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the common shares on the last day of the last year in which the Company is treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your common shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our common shares and the elections discussed above, in particular any U.S. holders of warrants should consult their advisors regarding whether any such elections are available to warrants and the effect of making such election with respect to warrants.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, you generally will not recognize taxable gain or loss from the acquisition of common shares upon exercise of a warrant for cash. Your tax basis in the common shares received upon exercise of the warrant generally will be an amount equal to the sum of your basis in the warrant and the exercise price. Your holding period for the common shares received upon exercise of the warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which you held the warrants. If a warrant is allowed to lapse unexercised, you generally will recognize a capital loss equal to your tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, your basis in the common shares received would equal your basis in the warrant. If the cashless exercise were treated as not being a gain realization event, your holding period in the common shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, you could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. You would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common shares represented by the warrants deemed surrendered and your tax basis in the warrants deemed surrendered. In this case, your tax basis in the common shares received would equal the sum of the fair market value of the common shares represented by the warrants deemed surrendered and your tax basis in the warrants exercised. Your holding period for the common shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, you should consult your tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of common shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. You would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases your proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of common shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of common shares which is taxable to the U.S. holders of such shares as described under “—Taxation of Dividends and Other Distributions on Our Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if you received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Certain non-corporate U.S. holders are required to report information to the IRS relating to an interest in “specified foreign financial assets,” including shares and warrants issued by a non-U.S. corporation. These rules also impose penalties if a U.S. holder is required to submit such information to the IRS and fails to do so.

Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares and warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes any other required certification or who otherwise establishes an exemption from backup withholding. U.S. holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and timely furnishing any required information.

Bermuda Tax Considerations

Under present Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by us or applicable to our operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to our shares, debentures or other obligations held by non-residents of Bermuda.

Tax Assurance

We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31,2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

Taxation of Shareholders

Shareholders should seek advice from their tax advisor to determine the taxation to which they may be subject based on the shareholder’s circumstances.

PLAN OF DISTRIBUTION

We are registering (i) the issuance by us of up to 17,250,000 common shares issuable upon exercise of the warrants, and (ii) the resale of up to 39,107,382 of our common shares, 4,500,000 of our warrants and 4,500,000 common shares issuable upon the exercise of warrants by the selling securityholders.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices,

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling securityholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common shares and warrants are listed on Nasdaq under the symbols “IGIC” and “IGICW,” respectively.

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any broker-dealer or agent regarding the sale of the securities by the selling securityholders. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling securityholders, or perform services for us or the selling securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Exercise of Warrants

The warrants will become exercisable 30 days after the completion of the Business Combination; provided that we have an effective registration statement under the Securities Act covering the common shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The warrants will expire at 5:00 p.m., New York City time, on March 17, 2025 or earlier upon redemption.

The warrants can be exercised by delivering to the warrant agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), at its corporate trust department in the Borough of Manhattan, City and State of New York, (i)  the warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at The Depository Trust Company (the “Depositary”) designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase common shares pursuant to the exercise of a warrant, properly delivered by the DTC participant in accordance with the Depositary’s procedures, and (iii) by paying in full the warrant price for each full common share as to which the warrant is exercised and any and all applicable taxes due in connection with the exercise of the warrant, the exchange of the warrant for the common shares and the issuance of such common shares.

If a registration statement covering the common shares issuable upon exercise of the warrants is not effective within 90 days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

The warrants will be required to be exercised on a cashless basis in the event of a redemption of such warrants pursuant to the warrant agreement governing such warrants in which our management has elected to require all holders of the warrants who exercise their warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its warrants on a cashless basis by paying the exercise price by surrendering his, her or its warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of such warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number of common shares to be issued to such holder.

SHARES ELIGIBLE FOR FUTURE SALE

We have 750,000,000 common shares authorized and 48,447,306 common shares issued and outstanding as of March 17, 2020 (including 3,012,500 common shares subject to vesting but which are issued and outstanding for purposes of voting and receipt of dividends). The registration statement of which this prospectus forms a part has been filed to satisfy our obligations to register the offer and sale of our securities pursuant to the registration rights agreements with certain of our shareholders. We cannot make any prediction as to the effect, if any, that sales of our shares or the availability of our shares for sale will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market could adversely affect prevailing market prices of the common shares.

Rule 144

Pursuant to Rule 144 of the Securities Act (“Rule 144”), a person who has beneficially owned restricted common shares or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of common shares then issued and outstanding; or

●	the average weekly reported trading volume of the common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we are a successor to Tiberius that was formed as a shell company, upon the consummation of the Business Combination, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of restricted securities and securities held by affiliates.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our Company other than by virtue of his or her status as an officer or director of our Company.

Registration Rights

Registration Rights Agreement with Former IGI Shareholders

At the Closing, the Company, the Purchaser Representative and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) that became effective upon the consummation of the Business Combination. Under the Registration Rights Agreement, the Sellers hold registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the Exchange Shares (including Escrow Shares and any additional Exchange Shares issued after the Closing for the Transaction Consideration adjustments) and any Tiberius securities transferred to such Seller under the Sponsor Share Letter (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, Sellers holding at least 25% of the Registrable Securities as of the Closing (after giving effect thereto) are entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if at any time after the Closing, the Company proposes to file a registration statement under the Securities Act with respect to its securities, under the Registration Rights Agreement, it will be required to give notice to the Sellers as to the proposed filing and offer the Sellers holding Registrable Securities an opportunity to register the sale of such number of Registrable Securities as requested by the Sellers in writing. In addition, under the Registration Rights Agreement, subject to certain exceptions, Sellers holding at least 25% of the Registrable Securities as of the Closing (after giving effect thereto) are entitled to request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or F-3 and any similar short-form registration that may be available at such time. The Company has also agreed to file within 30 days after the Closing a resale registration statement on Form F-1, F-3, S-1 or S-3 covering all Registrable Securities and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter. If a registration statement includes any Registrable Securities that are subject to transfer restrictions under the Lock-Up Agreements, the Escrow Agreement or the Sponsor Share Letter (including pursuant to the provisions of the Insider Letter incorporated therein), such Registrable Securities may be registered, but they may not be sold or transferred while subject to such transfer restrictions.

Under the Registration Rights Agreement, the Sellers are required to immediately discontinue disposition of their Registrable Securities under our resale registration statement upon receipt of a notice from the Company of certain events specified in the Registration Rights Agreement, including, among others, a notice that the financial statements contained in the registration statement become stale, that the registration statement or prospectus included therein contains a material misstatement or omission due to a bona fide business purpose or if transacting in our securities by “insiders” is suspended pursuant to a written insider trading compliance program because of the existence of material non-public information.

Under the Registration Rights Agreement, we agreed to indemnify the Sellers and certain persons or entities related to the Sellers such as their officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Sellers including Registrable Securities in any registration statement or prospectus agreed to indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their material misstatements or omissions in those documents.

Founders Registration Rights Agreement

Tiberius, the Sponsor and the other Holders named therein are party to a registration rights agreement, dated as of March 15, 2018. At the closing of the Business Combination, the Company, Tiberius and the holders of a majority of the “Registrable Securities” thereunder entered into an amendment to such agreement whereby the Company assumed Tiberius’s obligations under the agreement (collectively, the “Founders Registration Rights Agreement”). Pursuant to the Founders Registration Rights Agreement, the Company agreed to file within 30 days after the Closing a resale registration statement on Form F-1, F-3, S-1 or S-3 covering all “Registrable Securities” thereunder and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

We may delay the filing or the effectiveness of, or suspend the use of such registration statement for not more than 30 days if such filing, the effectiveness or continued use of the registration statement, as the case may be (i) would, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, require the Company to disclose material non-public information that has not been, and is otherwise not required to be, disclosed to the public, and the Company has a bona fide business purpose for not making such information public, or (ii) would require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control. If the Company exercises these rights, the holders of Registrable Securities agreed to, immediately upon their receipt of a notice from us, to suspend the use of the prospectus relating any sale of their Registrable Securities. The holders of Registrable Securities are also required to discontinue any sale of their Registrable Securities upon receipt of written notice from the Company that our resale registration statement or prospectus relating to such registration statement contains a material misstatement or omission.

Subscription Agreements with PIPE Investors

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into subscription agreements (each, a “PIPE Subscription Agreement”) with certain investors (the “PIPE Investors”), pursuant to which Tiberius agreed to issue and sell to the PIPE Investors an aggregate of $23,611,809 of Tiberius common stock at a price of $10.20 per share immediately prior to, and subject to, the Closing, which became the Company’s common shares in the Business Combination. At the Closing, Tiberius issued 2,314,883 shares of Tiberius common stock to the PIPE Investors, which were exchanged for 2,314,883 common shares of the Company in the Merger. The PIPE Investors were given registration rights in the PIPE Subscription Agreements pursuant to which the Company, as the successor to Tiberius, is required to file a resale registration statement for the shares issued to the PIPE Investors within 30 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Under the PIPE Subscription Agreements, the Company may delay filing or suspend the use of any such registration statement if it determines that an amendment to the registration statement is required in order for the registration statement to not contain a material misstatement or omission, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Company of any Suspension Event, the PIPE Investors are required to immediately discontinue offers and sales of our securities under the registration statement and to maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by applicable law.

Forward Purchase Commitments

In connection with its initial public offering in 2018, Tiberius obtained forward purchase commitments from four investors who committed to purchase Tiberius securities for $25 million in connection with Tiberius’s initial business combination. Prior to the Closing, The Gray Insurance Company, an affiliate of the Sponsor, assumed the rights and obligations of one of these four investors under his forward purchase contract and his PIPE Subscription Agreement. At the Closing, Tiberius issued 2,900,000 share of Tiberius common stock to the four investors that were exchanged for 2,900,000 common shares of the Company in the Merger. Following the consummation of the Business Combination, pursuant to the Founders Registration Rights Agreement, as amended at the Closing, the Company is required to file and maintain an effective registration statement under the Securities Act covering the resale of the securities issued to the four investors pursuant to the forward purchase contracts.

Warrant Agreement

The Company agreed that, as soon as practicable, but in no event later than 30 business days after the Closing, we would use our best efforts to file a registration statement with the SEC covering the common shares issuable upon exercise of the warrants. The Company also agreed to use its best efforts to cause the registration statement to become effective and to maintain a current prospectus relating to such common shares until the warrants expire or are redeemed. The warrants expire on March 17, 2025.

If a registration statement covering the common shares issuable upon exercise of the warrants is not effective within 90 days after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Transfer Restrictions

Lock-up Agreements of Wasef Jabsheh, Argo and Ominvest

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, the Purchaser Representative and each of Wasef Jabsheh, Argo and Ominvest (each, a “Holder”) entered into Lock-Up Agreements (each, a “Lock-Up Agreement”), to which the Company became a party by executing and delivering joinders thereto, with respect to their Exchange Shares (including Escrow Shares and any additional Exchange Shares issued after the Closing of the Business Combination as a result of post-closing adjustments to the Transaction Consideration) (collectively, the “Restricted Securities”). Such Lock-Up Agreements became effective upon the consummation of the Business Combination.

In the Lock-Up Agreement signed by Wasef Jabsheh, Mr. Jabsheh agreed that he will not, during the period from the Closing and ending on the earlier of (x) one year after the date of the Closing, (y) the date on which the closing sale price of our common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party (a “Subsequent Transaction”), sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, the Restricted Securities, or publicly disclose the intention to do any of the foregoing.

In the Lock-Up Agreements signed by Argo and Ominvest, only two-thirds of their Exchange Shares (including Escrow Shares) are Restricted Securities and one-third of their Exchange Shares are not subject to restrictions under the Lock-Up Agreement (which unrestricted shares will not include their Escrow Shares). With respect to their Restricted Securities, they each agreed that they will not, during the period from the Closing and ending (i) with respect to 50% of their Restricted Securities (excluding any Escrow Shares), on the earlier of (x) six months after the date of the Closing and (y) the date after the Closing on which the Company consummates a Subsequent Transaction and (ii) with respect to the remaining 50% of their Restricted Securities (including all Escrow Shares), the earliest of (x) one year after the date of the Closing, (y) the date on which the closing sale price of our common shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which the Company consummates a Subsequent Transaction.

Each Holder agreed in its Lock-Up Agreement that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the escrow account. However, each Holder will be allowed to transfer any of its Restricted Securities (other than the Escrow Shares while they are held in the escrow account) (1) by gift, (2) by will or intestate succession, (3) to any immediate family member, any trust for immediate family members, any entity or trust for bona fide estate or tax planning purposes, if Holder is a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, if Holder is an entity, as a distribution to limited partners, shareholders, members or owners of or holders of similar equity interests in Holder upon the liquidation and dissolution of Holder, or to any affiliate of Holder, (4) pursuant to a court order or settlement agreement relating to the dissolution of a marriage or civil union, or (5) with respect to Argo and Ominvest only (but not with respect to Wasef Jabsheh) in a transfer of all of the Restricted Securities owned by such Holder (other than Escrow Shares) pursuant to private block transfers in one or a series of related transactions, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the applicable Lock-Up Agreement.

Transfer Restrictions under the Tiberius Insider Letter

Pursuant to the letter agreement, dated as of March 15, 2018 (the “Tiberius Insider Letter”), among Tiberius, the Sponsor and certain directors and officers of Tiberius (collectively, the “Insiders”), the Sponsor and each Insider agreed that they will not transfer any founder shares (or shares issuable upon conversion of the founder shares) until the earlier of (A) one year after the completion of Tiberius’s initial business combination or (B) subsequent to Tiberius’s initial business combination, (x) if the last sale price of the Tiberius common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Tiberius’s initial business combination or (y) the date on which Tiberius completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of Tiberius common stock for cash, securities or other property. Following the closing of the Business Combination, the lock-up restrictions set forth in the Tiberius Insider Letter apply with respect to our common shares issued to the Sponsor (Lagniappe) and subsequently distributed to the Sponsor’s members, and to Insiders (four former directors of Tiberius) and their permitted transferees (Wasef Jabsheh and Argo) in exchange for their founder shares.

Transfer Restrictions under the Warrant Agreement

Pursuant to the Warrant Agreement that was assumed by the Company in connection with the Business Combination, the private warrants owned by the Sponsor and its permitted transferees (including Wasef Jabsheh and Argo that received an aggregate of 4,500,000 private warrants at the Closing) may not be transferred, assigned or sold until thirty (30) days after the consummation of the Business Combination. These transfer restrictions expire on April 16, 2020.

Transfer Restrictions under the Sponsor Share Letter

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, the Sponsor, Tiberius, IGI, Wasef Jabsheh and Argo entered into a letter agreement (the “Sponsor Share Letter”), to which the Company became a party by executing and delivering a joinder thereto, pursuant to which the Sponsor agreed (a) to transfer to Wasef Jabsheh at the Closing (i) 4,000,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 1,000,000 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Jabsheh Earnout Shares”), with such Jabsheh Earnout Shares being subject to certain vesting and share acquisition provisions as set forth therein, (b) to transfer to Argo at the Closing (i) 500,000 of its Tiberius private warrants (which became our private warrants at the Closing) and (ii) 39,200 of its Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Argo Earnout Shares”), with such Argo Earnout Shares being subject to certain vesting and share acquisition provisions as set forth therein, (c) effective upon the consummation of the Business Combination to subject 1,973,300 of its remaining Tiberius founder shares (represented by our common shares issued in exchange therefor in the Merger) (the “Sponsor Earnout Shares” and, together with the Jabsheh Earnout Shares and the Argo Earnout Shares, the “Earnout Shares”) to potential vesting and share acquisition obligations as set forth therein, (d) to waive its right to convert any loans outstanding to Tiberius into Tiberius warrants and/or warrants of the Company so long as such loans are repaid at Closing, and (e) to not, without the prior written consent of IGI, seek or agree to a waiver or amendment of or terminate the provisions of the Tiberius Insider Letter regarding the Sponsor’s agreements therein not to redeem any of its Tiberius securities in connection with the Closing, not to transfer any of its Tiberius securities prior to the Closing and to vote in favor of the Business Combination at the special meeting of Tiberius stockholders that was held on March 13, 2020.

In addition, on March 16, 2020, the Sponsor agreed to transfer to Wasef Jabsheh at the Closing an additional 131,148 of its Earnout Shares (represented by our common shares issued in exchange therefor in the Merger) that are subject to potential vesting and share acquisition obligations (the “Share Transfer Letter”).

The Earnout Shares cannot be transferred by any of Wasef Jabsheh, Argo or the Sponsor unless and until they vest in accordance with the requirements of the Sponsor Share Letter. Any Earnout Shares that fail to vest on or prior to the eight year anniversary of the Closing (the period from the Closing until such date, the “Earnout Period”) will be transferred to the Company for cancellation. Unless and until any Earnout Shares are transferred to the Company for cancellation, each of Wasef Jabsheh, Argo and the Sponsor will own all rights to such Earnout Shares, subject to the transfer restrictions. The Earnout Shares will vest and no longer be subject to acquisition by the Company for cancellation as follows:

Holder	Number of Earnout Shares	Company Share Price Threshold*

Wasef Jabsheh	600,000	$11.50
	400,000	$12.75
	131,148	$15.25
Argo	39,200	$12.75
Sponsor	800,000	$11.50
	160,800	$12.75
	550,000	$14.00
	331,352	$15.25

*	Based on the closing price of our common shares on the principal exchange on which such securities are then listed or quoted for 20 trading days over a 30 trading day period at any time during the Earnout Period (in each case subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations and similar transactions)

Additionally, all Earnout Shares will automatically vest and no longer be subject to acquisition by the Company for cancellation if after the Closing (1) the Company engages in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (2) the Company’s common shares cease to be listed on a national securities exchange or (3) the Company is subject to a change of control.

The Tiberius private warrants and the Tiberius founder shares transferred by the Sponsor to Wasef Jabsheh and Argo under the Sponsor Share Letter and the Share Transfer Letter were transferred to them as “permitted transferees” and each of Wasef Jabsheh and Argo agreed to be bound by the transfer restrictions set forth in the Warrant Agreement and the Insider Letter with respect to such securities.

Transfer Restrictions under the Forward Purchase Contracts

Pursuant to the forward purchase contracts between Tiberius and each of Church Mutual Insurance Company, Fayez Sarofim, Imua T Capital Investments, LLC and Peter Wade (whose rights and obligations were assumed by The Gray Insurance Company) (collectively, the “Forward Purchase Investors”), the Forward Purchase Investors agreed not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Founder Shares (as defined in the forward purchase contracts) that they acquired under the forward purchase contracts until the earlier to occur of (the “Lock-up”): (a) one year after the completion Tiberius’s initial business combination or (b) the date following the completion of Tiberius’s initial business combination on which Tiberius completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Tiberius common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Tiberius common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the business combination, the Founder Shares will be released from the Lock-up. Following the consummation of the Business Combination, the transfer restrictions set forth in the forward purchase contracts apply with respect to our common shares issued to the Forward Purchase Investors in exchange for their Founder Shares.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of our common shares by our selling securityholders. With the exception of the SEC registration fee, all amounts are estimates.

USD
SEC registration fee	$63,050.1
FINRA filing fee	73,362.1
Legal fees and expenses	175,000
Accounting fees and expenses	50,000
Printing expenses	10,000
Transfer agent fees and expenses	15,000
Miscellaneous expenses	50,000
Total	$436,412.2

ENFORCEMENT OF CIVIL LIABILITIES

We are an exempted company incorporated in Bermuda and, as a result, the rights of the holders of our common shares are governed by Bermuda law, our memorandum of association and our Amended and Restated Bye-laws. Following the Business Combination, we conduct our operations through subsidiaries which are located outside the United States. All of our assets are located outside the United States, and substantially all of our business is conducted outside the United States. All of our officers and a majority of our directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to effect service of process on these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against the Company or those persons based on civil liability provisions of the U.S. securities laws. It is doubtful whether the courts in Bermuda will enforce judgments obtained in other jurisdictions, including the U.S., against the Company or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against the Company or its directors or officers under the securities laws of other jurisdictions.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States or of any state in the United States.

LEGAL MATTERS

The validity of the common shares offered by this prospectus and certain legal matters as to Bermuda law will be passed upon by Conyers Dill & Pearman Limited, Hamilton, Bermuda. The validity of the warrants has been passed upon for us by Freshfields Bruckhaus Deringer US LLP. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The financial statements of Tiberius as of and for the fiscal years ended December 31, 2019 and 2018, appearing in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The registered office of Marcum LLP is 750 3rd Avenue, 11th Floor, New York, NY 10017, United States.

The financial statements of International General Insurance Holdings Ltd. (the “Company”) as of December 31, 2019 and for the period from October 28, 2019 (inception) through December 31, 2019, appearing in this Prospectus and Registration Statement of the Company, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of International General Insurance Holdings Limited (“IGI”) at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, appearing in this Prospectus and Registration Statement of the Company, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered office of Ernst & Young LLP is 1 More London Place, London, SE1 2AF, United Kingdom.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.iginsure.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Tiberius Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Tiberius Acquisition Corporation (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Marcum LLP

/S/ Marcum LLP

We have served as the Company’s auditor since 2016.

New York, NY 10017
February 7, 2020

TIBERIUS ACQUISITION CORPORATION
BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS:
Current assets:
Cash	$78,697	$325,115
Income tax receivable	—	30,000
Prepaid expenses	33,563	114,725
Total current assets	112,260	469,840
Investments and cash held in trust account	179,491,402	176,444,379
Total assets	$179,603,662	$176,914,219

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$294,560	$184,237
Due to sponsor	125,000	5,000
Income tax payable	5,416	—
Deferred tax liability	16,500	—
Total current liabilities	441,476	189,237
Sponsor loan payable	2,225,000	1,725,000
Deferred underwriting commissions	7,350,000	7,350,000
Total liabilities	10,016,476	9,264,237

Commitments and Contingencies:
Common stock subject to possible redemption; $0.0001 par value; 15,821,635 shares (at redemption value of approximately $10.40 per share) as of December 31, 2019 and 15,914,128 shares (at redemption value of approximately $10.22 per share) as of December 31, 2018	164,587,185	162,649,981

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 60,000,000 shares authorized, 5,740,865 shares issued and outstanding (excluding 15,821,635 shares subject to possible redemption) as of December 31, 2019 and 5,648,372 shares issued and outstanding (excluding 15,914,128 shares subject to possible redemption) as of December 31, 2018	574	565
Additional paid-in-capital	1,499,910	3,437,124
Retained earnings	3,499,517	1,562,312
Total stockholders’ equity	5,000,001	5,000,001
Total liabilities and stockholders’ equity	$179,603,662	$176,914,219

See accompanying notes to financial statements.

TIBERIUS ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS
(Unaudited)

	Year ended December 31,
	2019	2018
General and administrative expenses	$(1,361,167)	$(668,087)
Loss from operations	(1,361,167)	(668,087)
Other income:
Interest income	3,854,255	2,687,003
Unrealized gains (losses) on marketable securities	95,617	(17,374)
Other income, net	3,949,872	2,669,629
Income before provision for income taxes	2,588,705	2,001,542
Provision for income taxes	(651,500)	(420,000)
Net income	$1,937,205	$1,581,542

Weighted average number of shares outstanding:
Basic and diluted(1)	5,666,533	5,205,676

Loss available to common shares:
Basic and diluted(2)	$(0.17)	$(0.06)

(1)	Excludes an aggregate of up to 15,821,635 and 15,914,128 shares subject to redemption at December 31, 2019 and 2018, respectively.
(2)	Net loss per common share – basic and diluted excludes interest income attributable to common stock subject to redemption of $2,889,557 and $1,917,518 for the years ended December 31, 2019 and 2018, respectively.

See accompanying notes to financial statements.

TIBERIUS ACQUISITION CORPORATION
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2019 and 2018

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at January 1, 2018	4,312,500	$431	$24,569	$(19,230)	$5,770
Sale of common stock to public, net of offering costs	17,250,000	1,725	161,560,945	—	161,562,670
Sale of 4,500,000 Private Placement Warrants	—	—	4,500,000	—	4,500,000
Common stock subject to possible redemption	(15,914,128)	(1,591)	(162,648,390)	—	(162,649,981)
Net income	—	—	—	1,581,542	1,581,542
Balance at December 31, 2018	5,648,372	$565	$3,437,124	$1,562,312	$5,000,001

Change in value of common stock subject to possible redemption	92,493	9	(1,937,214)	—	(1,937,205)
Net income	—	—	—	1,937,205	1,937,205
Balance at December 31, 2019	5,740,865	$574	$1,499,910	$3,499,517	$5,000,001

See accompanying notes to financial statements.

TIBERIUS ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$1,937,205	$1,581,542
Adjustments to reconcile net income to cash used in operating activities:
Interest earned in Trust Account	(3,854,255)	(2,687,003)
Unrealized (gains) losses on marketable securities held in Trust Account	(95,617)	17,374
Deferred tax expense	16,500	—
Changes in operating assets and liabilities:
Changes in prepaid expenses and other current assets	81,162	(102,225)
Changes in accounts payable and accrued expenses	230,323	153,704
Changes in income taxes receivable	35,416	(30,000)
Net cash used by operating activities	(1,649,266)	(1,066,608)

Cash flows from investing activities:
Investment of cash in Trust Account	—	(174,225,000)
Interest income released from Trust Account for payment of taxes	902,848	450,250
Net cash provided by (used in) investing activities	902,848	(173,774,750)

Cash flows from financing activities:
Proceeds from sale of Units in Public Offering	—	169,500,000
Proceeds from Sponsor Loan	500,000	1,725,000
Proceeds from sale of Private Placement Warrants	—	4,500,000
Note payable borrowings	—	45,437
Repayment of Note payable borrowings	—	(250,000)
Advance from Sponsor	—	74,540
Repayment of Advance from Sponsor	—	(69,540)
Payment of offering costs	—	(364,311)
Net cash provided by financing activities	500,000	171,161,126

Increase (decrease) in cash	(246,418)	319,768
Cash at beginning of period	325,115	5,347
Cash at end of period	$78,697	$325,115

Cash paid for taxes	$607,000	$450,000

Supplemental disclosure of non-cash investing and financing activities:
Deferred underwriting commissions	$—	$7,350,000
Initial value of common shares subject to possible redemption	$—	$161,033,395
Change in value of common shares subject to possible redemption	$1,937,204	$1,616,586

See accompanying notes to financial statements.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Tiberius Acquisition Corporation (the “Company”) was incorporated in Delaware on November 18, 2015. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While it may pursue an acquisition opportunity in any business industry or sector and in any geographic region, the Company expects to focus on the U.S. based middle-market insurance sector. The Company has entered into a Business Combination Agreement with International General Insurance Holdings Ltd., as discussed in Note 8 below.

All activity through March 15, 2018, consisted of formation and preparation for the Public Offering. Since the Public Offering, the Company’s activity has been limited to the evaluation of business combination candidates, including International General Insurance Holdings Ltd., and the Company has not generated and will not be generating any operating revenues until the closing of its initial business combination. The Company generates non-operating income in the form of interest on marketable securities held in the trust account. The Company is incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence and transaction expenses.

The registration statement for the Company’s Public Offering was declared effective on March 15, 2018. On March 20, 2018, the Company consummated the Public Offering of 15,000,000 units (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”) generating gross proceeds of $150,000,000, which is described in Note 3.

Simultaneously with the closing of the Public Offering, the Company consummated the sale of 4,500,000 warrants at a price of $1.00 per warrant (“Placement Warrants”) in a private placement to Lagniappe Ventures LLC (the “Sponsor”) generating gross proceeds of $4,500,000 (“Private Placement”), which is described in Note 4.

Simultaneously with the closing of the Public Offering, the Company received a loan from the Sponsor in the amount of $1,500,000 (“Sponsor Loan”), which is described in Note 4.

Following the closing of the Public Offering on March 20, 2018, an amount of $151,500,000 ($10.10 per Unit) from the net proceeds of the Public Offering, Placement Warrants, and Sponsor Loan was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations.

On March 28, 2018, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 2,250,000 Units at $10.00 per Unit, and the Company received a loan from the Sponsor in the amount of $225,000. Following the closing, an additional $22,725,000 of net proceeds was placed in the Trust Account.

Transaction costs amounted to $10,937,331, consisting of $3,000,000 of underwriting fees, $7,350,000 of deferred underwriting fees and $587,331 of Public Offering costs. In addition, $1,278,124 of cash was held outside of the Trust Account was available for working capital purposes immediately following the Public Offering.

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business (discussed below). As used herein,

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

“Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination in accordance NASDAQ listing rules. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, the Company’s initial stockholders, officers and directors have entered into letter agreements with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of an initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete its initial Business Combination within 24 months of the closing of the public offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete an Business Combination within the prescribed time frame). If the Company submits an initial Business Combination to its public stockholders for a vote, the Company’s initial stockholders have agreed to vote their founder shares and any public shares purchased in favor of an initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock are recorded at redemption amount and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.10 per public share ($174,225,000 held in the Trust Account divided by 17,250,000 public common shares).

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions in connection with a Business Combination pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in the Public Offering (“Excess Shares”). However, the Company would not be restricting the stockholders’ ability to vote all of their shares (including Excess Shares) for or against a Business Combination.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will only have 24 months from the closing date of the Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The sponsor has entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their founder shares; however, if the sponsor or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the Trust Account remaining available for distribution will be less than the public offering price per Unit in the Proposed Offering. In order to protect the amounts held in the Trust Account, the Company’s Chairman and Chief Executive Officer has agreed that he will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of trust assets. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Company’s Chairman and Chief Executive Officer will not be responsible to the extent of any liability for such third party claims.

The Trust Account

The proceeds held in the Trust account will be invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account proceeds as described above.

The Company’s certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released to us until the earlier of: (i) the completion of the initial Business Combination; (ii) the redemption of any shares of common stock included in the Units sold in the Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of common stock if it does not complete the initial Business Combination within 24 months from the closing of the Public Offering; and (iii) the redemption of 100% of the shares of common stock included in the Units sold in the Public Offering if the Company is unable to complete an initial Business Combination within 24 months from the closing of the Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Liquidity

As of December 31, 2019, the Company had $78,697 in cash held outside of the Trust Account, $45,416 in interest income available from the Company’s investments in the Trust Account to pay its franchise and income taxes payable, and current liabilities of $441,476. The Sponsor has committed to provide up to an aggregate of $1,000,000 in loans to the Company, of which $500,000 has been drawn as of December 31, 2019. Based on the foregoing, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company expects that it will have sufficient resources to fund our operations until March 20, 2020, its mandatory liquidation date.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Loss Per Common Share

Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. Consistent with ASC 480, common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the years ended December 31, 2019 and 2018. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of shares of common stock to be issued to settle warrants and convertible debt, as calculated using the treasury method. For the years ended December 31, 2019 and 2018, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into common stock, since the exercise of the warrants and conversion of debt is contingent on the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

A reconciliation of net loss per common share as adjusted for the portion of income that is attributable to common stock subject to redemption is as follows:

	Year ended, December 31,
	2019	2018
Net income	$1,937,205	$1,581,542
Less: Income attributable to common stock subject to possible redemption	(2,889,557)	(1,917,518)
Net loss available to common shares	$(952,352)	$(335,976)

Basic and diluted weighted average number of shares	5,666,533	5,205,676

Basic and diluted loss available to common shares	$(0.17)	$(0.06)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and cash equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Cash and Marketable Securities held in Trust Account:

The amounts held in the Trust Account represent proceeds from the Public Offering, the Private Placement, the Sponsor Loan, and accumulated earnings thereon totaling $179,491,402, of which $179,399,102 were invested in United States treasury obligations with original maturities of six months or less. The remaining $92,300 of proceeds were held in cash and money market mutual funds. These assets can only be used by the Company in connection with the consummation of an initial Business Combination, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations. During the years ended December 31, 2019 and 2018, the Company withdrew $902,848 and $450,000 to pay its tax obligations, respectively.

Common stock subject to possible redemption:

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of events not solely within the Company’s control) is classified as temporary equity and is measured at redemption value. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Offering Cost

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Bulletin 5A — “Expenses of Offering.” Offering costs were $10,937,331 (including underwriting commission of $3,000,000 and deferred underwriting commissions of $7,350,000), consisting principally of costs incurred in connection with preparation for the Public Offering. These offering costs were charged to additional paid in capital upon closing of the Public Offering.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet primarily due to their short term nature.

Use of Estimates:

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes:

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no uncertain tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal and U.S. states authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Under ASC 740, the enactment of H.R. 1, (“Tax Act”) also requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. There is no further change to its assertion on maintaining a full valuation allowance against its U.S. deferred tax assets. The Company’s gross deferred tax assets will be revalued from 35% to 21% with a corresponding offset to the valuation allowance and any potential other taxes arising due to the Tax Act will result in reductions to its net operating loss carryforward and valuation allowance. Deferred tax assets and related valuation allowance are deemed to be immaterial for the period ended December 31, 2019 and 2018. The Company was required to revalue its deferred tax assets and liabilities at the new rate. There was no impact to on deferred tax assets and liabilities.

The effective income tax rate for the years ended December 31, 2019 and 2018 was 25% and 21%, respectively. The income tax expense for the year ended December 31, 2019 differs from the amount that would be expected after applying the statutory income tax rate primarily due to the non-deductibility of transactional costs incurred in connection with the proposed Business Combination with IGI.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

NOTE 3 — PUBLIC OFFERING

Pursuant to the Public Offering, the Company sold 17,250,000 Units at a price of $10.00 per Unit, including the underwriter over-allotment of 2,250,000 units. Each Unit consists of one share of the Company’s common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 17,250,000 Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

In December 2015, the Sponsor purchased 4,312,500 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. In December 2017, the Sponsor transferred 15,000 Founder Shares to each of the Company’s independent director nominees. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full, no shares are currently subject to forfeiture.

The Company’s initial stockholders’ have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”). If subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or if the Company consummates a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash, securities, or other property, the Founder Shares will be released from the lock-up.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Placement Warrants

The Sponsor purchased from the Company an aggregate of 4,500,000 warrants at a price of $1.00 per warrant (a purchase price of $4,500,000), in the Private Placement that occurred simultaneously with the completion of the Public Offering. Each Placement Warrant entitles the holder to purchase one share of common stock at $11.50 per share. The purchase price of the Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Placement Warrants (including the common stock issuable upon exercise of the Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Related Party Loans

The Company’s Sponsor loaned the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Public Offering. This loan was repaid during the quarter ended June 30, 2018. Additionally, the Company’s Sponsor paid, on behalf of the Company, a total of $69,540 for costs related to the Public Offering in excess of the Note, which was repaid out of working capital during the quarter ended June 30, 2018.

Our Sponsor has extended a loan to the Company in the amount of $1,725,000, inclusive of $225,000 as a result of the exercise of the underwriter’s over-allotment option, which is non-interest bearing and will which will become due upon the completion of a Business Combination. In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes its Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to it. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans (including the loan from our Sponsor) may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Placement Warrants discussed above, though the Sponsor loan warrants would be identical to the public warrants, except that they would not be redeemable by the Company and would be exercisable on a cashless basis. Other than the currently existing loan from our Sponsor, the terms of such loans by the Company’s Sponsor, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

In August 2019, we issued an unsecured promissory note in the amount of $1,000,000 to the Sponsor. As of December 31, 2019, we borrowed $500,000 under such note for working capital purposes. The note bears no interest and is repayable in full upon the earlier of consummation of the Company’s initial business combination and its winding up. The note may be converted into Warrants at a conversion price of $1.00 per Warrant at the Sponsor’s discretion. Each Warrant would be identical to the Placement Warrants discussed above.

Commencing March 2018, the Company agreed to pay its Chief Investment Officer $12,500 per month until the earlier of liquidation or the consummation of an initial Business Combination. The Company paid a total of $150,000 and $112,500 during the years ended December 31, 2019 and 2018, respectively. In addition, an amount of $6,250 is included in Accounts payable and accrued expenses as of December 31, 2019 and 2018, respectively.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

In March 2018, the Company entered into an Administrative Services Agreement pursuant to which it pays its Sponsor, an affiliate of our Executive Chairman and our Chief Executive Officer, a total of $10,000 per month for office space, utilities and secretarial support. Upon completion of our initial Business Combination or liquidation, the Company will cease paying these monthly fees. The Company paid a total of $90,000 pursuant to this agreement during the year ended December 31, 2018. The Company did not pay any amounts pursuant to this agreement during the year ended December 31, 2019. As a result, an amount of $125,000 and $5,000 is included in Due to Sponsor as of December 31, 2019 and 2018, respectively.

NOTE 5 — CASH AND MARKETABLE SECURITIES IN TRUST ACCOUNT

Upon the closing of the Public Offering, the Private Placement, and the Sponsor Loan, $174,225,000 was placed in the Trust Account. At December 31, 2019, The Company’s Trust Account consisted of $92,300 of cash and money market mutual funds and $179,399,102 in United States treasury obligations with maturities of one hundred and eighty (180) days or less.

NOTE 6 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

	December 31, 2019	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in United States treasury obligations held in Trust Account	$179,399,102	$179,399,102	$—	$—
Total	$179,399,102	$179,399,102	$—	$—

	December 31, 2018	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in United States treasury obligations held in Trust Account	$176,443,135	$176,444,135	$—	$—
Total	$176,444,135	$176,444,135	$—	$—

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 60,000,000 shares with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At December 31, 2019, there were 5,740,865 shares of common stock issued and outstanding (excluding 15,821,635 shares of common stock subject to redemption). At December 31, 2018, there were 5,648,372 shares of common stock issued and outstanding (excluding 15,914,128 shares of common stock subject to redemption).

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 7 — STOCKHOLDERS’ EQUITY (cont.)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2019 and December 31, 2018, there were no shares of preferred stock issued and outstanding.

Warrants

The warrants will become exercisable on the later of (a) 30 days after the completion of our initial Business Combination, and (b) 12 months from the closing of the Public Offering; provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company did not register the shares of common stock issuable upon exercise of the warrants. However, the Company has agreed that as soon as practicable, but in no event later than thirty (30) days after the closing of an initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days after the closing of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. The warrants will expire at 5:00 p.m., New York City time, five years after the completion of an initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the trust account. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants or sponsor loan warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

●	if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period.

If the Company calls the warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” its management will consider, among other factors, cash position, the number of warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the Placement Warrants or sponsor loan warrants will be redeemable by the Company so long as they are held by the Company’s sponsor or its permitted transferees.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Underwriting Agreement

The Company paid an underwriting discount of 2% of the per Unit offering price to the underwriters at the closing of the Public Offering, excluding any amounts raised pursuant to the over-allotment option, or $3,000,000. In addition, the Underwriter is entitled to aggregate deferred underwriting discount of $7,350,000 consisting of (i) four percent (4%) of the gross proceeds of the Public Offering, excluding any amounts raised pursuant to the over-allotment option, and (ii) six percent (6%) of the gross proceeds of the Units sold in the Public Offering pursuant to the over-allotment option. The Deferred Discount will be waived by the underwriters if the Company fails to complete a Business Combination and liquidates.

Registration Rights

Pursuant to a registration rights agreement entered into on March 15, 2018, the holders of the Company’s Founder Shares, holders of the Placement Warrants and holders of any warrants issued to the sponsor on conversion of the Sponsor’s loan at its discretion (and any shares of common stock issuable upon the exercise of such warrants, respectively) are entitled to registration rights. The Company’s Sponsor, holders of the Placement Warrants and holders of any warrants issued to the Sponsor on conversion of the Sponsor’s loan at its discretion (and any shares of common stock issuable upon the exercise of such warrants, respectively) are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for any cash penalties or additional penalties associated with any delays in registering the securities.

Forward Purchase Contracts

An anchor investor has committed, pursuant to a forward purchase contract with the Company, to purchase, in a private placement for gross proceeds of $15,000,000 to occur concurrently with the consummation of its initial Business Combination, 1,500,000 of the Company’s units at $10.00 per unit, and 300,000 shares of Common Stock (which will have the same terms as the Founder Shares described herein, except that they shall be for no additional consideration). The funds from the sale of units will be used as part of the consideration to the sellers in the initial Business Combination or for the combined company’s working capital needs. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides the Company with a minimum funding level for the initial Business Combination or future working capital needs.

Co-anchor investors have also committed, pursuant to forward purchase contracts with the Company, to purchase, in a private placement for gross proceeds of $10,000,000 to occur concurrently with the consummation of its initial Business Combination, 1,000,000 shares of Common Stock at a purchase price of $10.00 per share and 100,000 additional shares of Common Stock; these additional shares shall have the same terms as the Founder Shares, except that they shall be for no additional consideration. The funds from the sale of such shares will be used as part of the consideration to the sellers in the initial Business Combination or for the combined company’s working capital needs. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides the Company with a minimum funding level for the initial Business Combination or future working capital needs.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

Business Combination Agreement

On October 10, 2019, the Company entered into the Business Combination Agreement (the “Business Combination Agreement”) with the Sponsor, in the capacity as the representative from and after the closing of the Business Combination (as defined below) (the “Closing”) for the stockholders of the Company (other than the Sellers (as defined below)) (the “Purchaser Representative”), International General Insurance Holdings Ltd., a company organized under the laws of the Dubai International Financial Centre (“IGI”), and Wasef Jabsheh (“Jabsheh”), in the capacity as the representative (the “Seller Representative”) for the holders of IGI’s outstanding ordinary shares that execute and deliver Exchange Agreements (as defined below) in connection with the Business Combination (the “Sellers”), to which a newly-formed Bermuda exempted company (“Pubco”) and its newly-formed wholly-owned subsidiary organized in Delaware (“Merger Sub”) are to become parties thereto pursuant to joinder agreements entered into after the date thereof.

In connection with the Business Combination Agreement, on October 10, 2019, certain shareholders of IGI holding approximately 91.4% of the issued and outstanding capital shares of IGI entered into Share Exchange Agreements with IGI, Tiberius and the Seller Representative, pursuant to which Pubco will become a party thereafter upon execution of a joinder thereto (each, an “Exchange Agreement”), and other shareholders of IGI may enter into Exchange Agreements after the date of the Business Combination Agreement and prior to the Closing.

Pursuant to the Business Combination Agreement and the Exchange Agreements, subject to the terms and conditions set forth therein, at the Closing (a) the Company will merge with and into Merger Sub, with the Company continuing as the surviving entity (the “Merger”), and with all holders of the Company’s securities receiving substantially identical securities of Pubco, and (b) Pubco will acquire all or substantially all of the issued and outstanding ordinary shares of IGI (the “Purchased Shares”) from the Sellers in exchange for a mix of cash and ordinary shares of Pubco, with IGI becoming a subsidiary of Pubco (the “Share Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

The total consideration to be paid by Pubco to the Sellers for the Purchased Shares (the “Transaction Consideration”) will be equal to (i) the sum of (the “Adjusted Book Value”) (A) the total consolidated book equity value of IGI and its subsidiaries as of the most recent month end of IGI prior to the Closing (the “Book Value”), plus (B) the amount of IGI’s out-of-pocket transaction expenses which reduced the Book Value from what it would have been if such expenses had not been incurred, multiplied by (ii) 1.22, and multiplied by (iii) a fraction equal to (A) the total number of Purchased Shares divided by (B) the total number of issued and outstanding IGI ordinary shares as of the Closing.

$80,000,000 of the Transaction Consideration will be paid in cash (the “Cash Consideration”), with each Purchased Share acquired for cash paid based on a value equal to two times Adjusted Book Value per share. The Purchased Shares paid with the Cash Consideration will be allocated among the Sellers based on an agreed upon formula, with Jabsheh receiving $65,000,000 of the Cash Consideration, Jabsheh’s family members receiving no Cash Consideration and the remaining Sellers receiving the remaining $15,000,000 pro rata based on the Purchased Shares owned by each such remaining Seller.

The remaining Transaction Consideration will be paid by Pubco to the Sellers by delivery of newly issued ordinary shares of Pubco (the “Exchange Shares”) equal in value to the Transaction Consideration less the Cash Consideration (the “Equity Consideration”), with each Exchange Share valued at the price per share (the “Redemption Price”) at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial business combination, as required by its amended and restated certificate of incorporation and the Company’s initial public offering prospectus . The Exchange Shares will be allocated among the Sellers pro rata based on the total number of Purchased Shares held by them after deducting the number of Purchased Shares paid for with the Cash Consideration.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

A number of Exchange Shares otherwise issuable to the Sellers at the Closing equal to 2.5% of the Transaction Consideration (the “Escrow Shares”) will be set aside in escrow and delivered to Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to the Company and IGI), as escrow agent , at the Closing, with such Escrow Shares, and any dividends, distributions or other earnings thereon, to be used as the sole source of remedy available to Pubco for any post-closing Transaction Consideration negative adjustments. The Escrow Shares will be allocated among the Sellers pro rata based on the number of Exchange Shares received by each Seller, and while held in escrow, each Seller will have voting rights on the Escrow Shares based on such allocation. The Transaction Consideration to be paid by Pubco at the Closing will be based off of an estimate of the most current month-end Adjusted Book Value at the Closing and subject to a post-Closing true-up. If the true-up results in a decrease in the Transaction Consideration, such true-up will be paid to Pubco by delivery of the Escrow Shares (which will be effectively cancelled by Pubco) and other escrow property based on a price per share equal to the Redemption Price. If the true-up results in an increase in the Transaction Consideration, such true-up will be paid by Pubco by delivery of additional Exchange Shares based on a price per share equal to the Redemption Price (and without a cap on the number of additional Exchange Shares to be issued). Upon the final determination of the true-up, any remaining Escrow Shares or other escrow property will be delivered to the Sellers.

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”), pursuant to which Tiberius agreed to issue and sell to the PIPE Investors an aggregate of $23,611,809 of Tiberius common stock at $10.20 per share immediately prior to, and subject to, the Closing, which will become Pubco common shares in the Merger. The Subscription Agreement investment is conditioned on the concurrent Closing and other customary closing conditions. The PIPE Investors were also given registration rights in the Subscription Agreements pursuant to which Pubco, as the successor to Tiberius will be required to file a resale registration statement for the shares issued to the PIPE Investors within 30 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof. Each PIPE Investor agreed in the Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Tiberius’ trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). The proceeds from the Subscription Agreement investment will be used to fund a portion of the cash consideration for the Business Combination, the transaction expenses and other liabilities of Tiberius and otherwise provide working capital and funds for corporate purposes to Pubco after the Closing.

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into subscription agreements (each, a “Backstop Subscription Agreement”) with Tiberius’ directors and officers Michael Gray and Andrew Poole and their related company the Gray Insurance Company (collectively, the “Backstop Investors”), pursuant to which Tiberius agreed to issue and sell to the PIPE Investors up to an aggregate of $20,000,000 of Tiberius common stock at $10.20 per share immediately prior to, and subject to, the Closing, which will become Pubco common shares in the Merger, if and solely to the extent that the Minimum Cash Condition would otherwise not be met without their purchase (and prior to giving effect to any payment in Pubco common shares in lieu of cash under the Underwriting Agreement amendment as described below). The Backstop Subscription Agreement investment is conditioned on the concurrent Closing and other customary closing conditions. The Backstop Investors were also given registration rights in the Backstop Subscription Agreements pursuant to which Pubco, as the successor to Tiberius will be required to file a resale registration statement for the shares issued to the Backstop Investors within 30 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof. Each Backstop Investor agreed in the Backstop Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Tiberius’ trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). The proceeds from the Backstop Subscription Agreement investment will be used to fund a portion of the cash consideration for the Business Combination, the transaction expenses and other liabilities of Tiberius and otherwise provide working capital and funds for corporate purposes to Pubco after the Closing.

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 8 — COMMITMENTS AND CONTINGENCIES (cont.)

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into a Waiver Agreement (the “Waiver Agreement”) with its existing shareholder Weiss Multi-Strategy Advisers LLC (“Weiss”), pursuant to which Weiss agreed to waive any redemption rights that it might have with respect to the 1,327,700 shares of Tiberius common stock that it owns with respect to the Business Combination, and not to transfer, grant any proxies or powers of attorney or incur any liens with respect to, any such shares prior to the Closing. The Waiver Agreement will automatically terminate pursuant to its terms upon a termination of the Business Combination Agreement. The Waiver Agreement will help to ensure that Tiberius retains sufficient funds in its trust account to meet the Minimum Cash Condition.

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius and Cantor Fitzgerald & Co. (“Cantor”) entered into an amendment (the “Underwriting Agreement Amendment”) to the Underwriting Agreement, dated as March 15, 2018 (the “Underwriting Agreement”), by and between Tiberius, Cantor and the other underwriters named therein. Pursuant to the Underwriting Agreement Amendment, Cantor agreed to accept payment of the deferred underwriting commission payable to Cantor under Section 1.3 of the Underwriting Agreement in Pubco common shares (the “Deferred Commission Shares”), valued at $10.20 per Pubco common share, if and solely to the extent that Tiberius would otherwise not meet the Minimum Cash Condition (treating such issuance of Deferred Commission Shares to Cantor as an equity financing for purposes thereof) after giving effect to any Backstop Subscription Agreements. The payment in Deferred Commission Shares under the Underwriting Agreement Amendment is conditioned on the concurrent Closing and other customary closing conditions consistent with the conditions under the Subscription Agreements. Cantor was also given registration rights with respect to any Deferred Commission Shares pursuant to which Pubco, as the successor to Tiberius will be required to file a resale registration statement for the Deferred Commission Shares issued to Cantor within 30 days after the Closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof. The proceeds from the issuance of the Deferred Commission Shares instead of the cash payment required under the Underwriting Agreement will be used to fund a portion of the cash consideration for the Business Combination, the transaction expenses and other liabilities of Tiberius and otherwise provide working capital and funds for corporate purposes to Pubco after the Closing.

Simultaneously with the execution of the Business Combination Agreement on October 10, 2019, Tiberius entered into a Warrant Purchase Agreement (the “Warrant Purchase Agreement”) with Church Mutual Insurance Company (“Church”), pursuant to which Tiberius agreed to purchase from Church and Church agreed to sell to Tiberius, simultaneously with and subject to the Closing (but after giving effect to the Forward Purchase Contract that was entered into between Tiberius and Church on November 9, 2017 (the “Church Forward Purchase Contract”)), 3,000,000 of the Tiberius warrants owned by Church, with 1,500,000 of such warrants currently owned by Church and 1,500,000 of such warrants to be issued to Church at the Closing pursuant to the Church Forward Purchase Contract (and including in each case any successor Pubco warrants upon the Merger), at $0.75 per warrant, for an aggregate purchase price of $2,250,000. Church agreed that until the Closing or earlier termination of the Warrant Purchase Agreement, it will not transfer any of its Tiberius warrants. Church also confirmed that IGI does not operate in an industry in which Church is prohibited from investing pursuant to the Church’s internal written policies and waived the conditions of the Church Forward Purchase Contract with respect thereto. The Warrant Purchase Agreement will automatically terminate pursuant to its terms upon a termination of the Business Combination Agreement. Church agreed in the Warrant Purchase Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Tiberius’ trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Tiberius Acquisition Corporation

Notes to Financial Statements

NOTE 9 — INCOME TAX

The Company’s net deferred tax liabilities are as follows:

	December 31, 2019	December 31, 2018
Deferred tax (liability) asset
Unrealized (gain) loss on marketable securities	(16,500)	3,649
Deferred tax (liability) asset	$(16,500)	$3,649

The income tax provision consists of the following:

	December 31, 2019	December 31, 2018
Federal
Current	$631,351	$420,000
Deferred	20,149	—
State
Current	—	—
Deferred	—	—
Change in valuation allowance	—	—
Income tax provision expense	$651,500	$—

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 and 2018 is as follows:

	2019	2018
Statutory federal income tax rate	21%	21%
State taxes, net of federal tax benefit	0%	0%
Non-deductible Business Combination expenses	4%	0%
Income tax provision expense	25%	21%

As of December 31, 2019 and 2018, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination. The Company considers Louisiana to be a significant state tax jurisdiction.

TIBERIUS ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS:
Current assets:
Cash	$43,638	$325,115
Income tax receivable	2,000	30,000
Prepaid expenses	114,535	114,725
Total current assets	160,173	469,840
Investments and cash held in trust account	178,122,646	176,444,379
Total assets	$178,282,819	$176,914,219

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$87,250	$184,237
Due to sponsor	65,000	5,000
Total current liabilities	152,250	189,237
Sponsor loan payable	1,725,000	1,725,000
Deferred underwriting commissions	7,350,000	7,350,000
Total liabilities	9,227,250	9,264,237

Commitments:
Common stock subject to possible redemption; $0.0001 par value; 15,894,746 shares (at redemption value of approximately $10.32 per share) as of June 30, 2019 and 15,914,128 shares (at redemption value of approximately $10.22 per share) as of December 31, 2018	164,055,568	162,649,981

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.0001 par value, 60,000,000 shares authorized, 5,667,754 shares issued and outstanding (excluding 15,894,746 shares subject to possible redemption) as of June 30, 2019 and 5,648,372 issued and outstanding (excluding 15,914,128 shares subject to possible redemption) as of December 31, 2018	567	565
Additional paid-in-capital	2,031,533	3,437,124
Retained earnings	2,967,901	1,562,312
Total stockholders’ equity	5,000,001	5,000,001
Total liabilities and stockholders’ equity	$178,282,819	$176,914,219

See accompanying notes to condensed financial statements.

TIBERIUS ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
General and administrative expenses	$(205,330)	$(208,502)	$(405,527)	$(277,751)
Loss from operations	(205,330)	(208,502)	(405,527)	(277,751)
Interest income	1,054,046	782,064	2,071,647	860,543
Unrealized (loss) gain on marketable securities	91,933	6,579	89,468	9,735
Other income, net	1,145,979	788,643	2,161,115	870,278
Net income before taxes	940,649	580,141	1,755,588	592,527
Provision for income taxes	178,000	120,500	350,000	120,500
Net income	$762,649	$459,641	$1,405,588	$472,027

Weighted average number of shares outstanding:
Basic and diluted(1)	5,658,798	5,617,459	5,653,614	5,041,068

Loss available to common shares:
Basic and diluted(2)	$(0.02)	$(0.01)	$(0.04)	$(0.03)

(1)	Excludes an aggregate of up to 15,894,746 and 15,933,362 shares subject to redemption at June 30, 2019 and 2018, respectively.
(2)	Net loss per common share — basic and diluted excludes interest income attributable to common stock subject redemption of $854,611 and $538,102 for the three months ended June 30, 2019 and 2018, respectively.

See accompanying notes to condensed financial statements.

TIBERIUS ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three and Six Months Ended March 31, 2019 and June 30, 2019

(Unaudited)

	Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance at January 1, 2019	5,648,372	$565	$3,437,124	$1,562,312	$5,000,001
Change in value of common stock subject to possible redemption	10,426	1	(642,941)	—	(642,940)
Net income	—	—	—	642,940	642,940
Balance at March 31, 2019	5,658,798	$566	$2,794,183	$2,205,252	$5,000,001
Change in value of common stock subject to possible redemption	8,956	1	(762,650)	—	(762,649)
Net income	—	—	—	762,649	762,649
Balance at June 30, 2019	5,667,754	$567	$2,031,533	$2,967,901	$5,000,001

For the Three and Six Months Ended March 31, 2018 and June 30, 2018
(Unaudited)

	Common Stock		Additional Paid-in	Retained	Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance at January 1, 2018	4,312,500	$431	$24,569	$(19,230)	$5,770
Sale of common stock to public, net of offering costs	17,250,000	1,725	161,560,945	—	161,562,670
Sale of 4,500,000 Private Placement Warrants	—	—	4,500,000	—	4,500,000
Common stock subject to possible redemption	(15,945,041)	(1,594)	(161,079,231)	—	(161,080,825)
Net income	—	—	—	12,386	12,386
Balance at March 31, 2018	5,617,459	$562	$5,006,286	$(6,844)	$5,000,001
Change in value of common stock subject to possible redemption	11,679	1	(459,642)		(459,641)
Net income	—	—	—	459,641	459,641
Balance at June 30, 2018	5,629,138	$563	$4,546,641	$452,797	$5,000,001

See accompanying notes to condensed financial statements.

TIBERIUS ACQUISITION CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$1,405,588	$472,027
Adjustments to reconcile net income to cash used in operating activities:
Interest earned in Trust Account	(2,071,647)	(860,543)
Unrealized gains on marketable securities held in Trust Account	(89,468)	(9,735)
Changes in operating assets and liabilities:
Changes in prepaid expenses and other current assets	190	(183,585)
Changes in accounts payable and accrued expenses	(96,988)	181,791
Changes in income taxes payable	28,000	—
Net cash used in operating activities	(824,325)	(400,045)

Cash flows from investing activities:
Cash deposited in Trust Account	—	(174,225,000)
Interest income released from Trust Account for tax payments	482,848	—
Net cash provided by (used in) investing activities	482,848	(174,225,000)

Cash flows from financing activities:
Proceeds from sale of Units in Public Offering	—	169,500,000
Proceeds from Sponsor Loan	—	1,725,000
Proceeds from sale of Private Placement Warrants	—	4,500,000
Note payable borrowings	—	45,437
Repayment of Note payable borrowings	—	(250,000)
Advance from Sponsor	60,000	74,540
Repayment of Advance from Sponsor	—	(69,540)
Payment of offering costs	—	(364,311)
Net cash provided by financing activities	60,000	175,161,126

Net change in cash	(281,477)	536,081
Cash at beginning of period	325,115	5,347
Cash at end of period	$43,638	$541,428
Supplementary cash flow information:
Cash paid for taxes	$322,000	$—
Non-cash investing and financing activities:
Deferred underwriting commissions	$—	$7,350,000
Initial value of common shares subject to possible redemption	$—	$161,033,395
Change in value of common shares subject to possible redemption	$1,405,587	$507,070

See accompanying notes to condensed financial statements.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General:

Tiberius Acquisition Corporation (the “Company”) was incorporated in Delaware on November 18, 2015. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). While it may pursue an acquisition opportunity in any business industry or sector and in any geographic region, the Company expects to focus on the U.S. based middle-market insurance sector. The Company has not selected any specific business combination target.

All activity through June 30, 2019 relates to the Company’s formation and its public offering (“Public Offering”), which is described below, and identifying a target business with which to consummate an initial Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents and securities from the proceeds derived from the Public Offering.

The registration statement for the Company’s Public Offering was declared effective on March 15, 2018. On March 20, 2018, the Company consummated the Public Offering of 15,000,000 units (“Units” and, with respect to the common stock included in the Units sold, the “Public Shares”) generating gross proceeds of $150,000,000, which is described in Note 3.

Simultaneously with the closing of the Public Offering, the Company consummated the sale of 4,500,000 warrants at a price of $1.00 per warrant (“Placement Warrants”) in a private placement to Lagniappe Ventures LLC (the “Sponsor”) generating gross proceeds of $4,500,000 (“Private Placement”), which is described in Note 4.

Simultaneously with the closing of the Public Offering, the Company received a loan from the Sponsor in the amount of $1,500,000 (“Sponsor Loan”), which is described in Note 4.

Following the closing of the Public Offering on March 20, 2018, an amount of $151,500,000 ($10.10 per Unit) from the net proceeds of the Public Offering, Placement Warrants, and Sponsor Loan were placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations.

On March 28, 2018, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 2,250,000 Units at $10.00 per Unit, and the Company received a loan from the Sponsor in the amount of $225,000. Following the closing, an additional $22,725,000 of net proceeds was placed in the Trust Account.

Transaction costs amounted to $10,937,331, consisting of $3,000,000 of underwriting fees, $7,350,000 of deferred underwriting fees and $587,331 of Public Offering costs. In addition, $1,278,124 of cash held outside of the Trust Account was available for working capital purposes immediately following the Public Offering.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with a Target Business (discussed below). As used herein, “Target Business” must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination in accordance NASDAQ listing rules. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval unless a vote is required. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related Business Combination, and instead may search for an alternate Business Combination. Additionally, the Company’s initial stockholders, officers and directors have entered into letter agreements with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of an initial Business Combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if the Company fails to complete its initial Business Combination within 24 months (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete an Business Combination within the prescribed time frame). If the Company submits an initial Business Combination to its public stockholders for a vote, the Company’s initial stockholders have agreed to vote their founder shares and any public shares purchased in favor of an initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with a Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable. As a result, such shares of common stock are recorded at redemption amount and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.10 per public share ($174,225,000 held in the Trust Account divided by 17,250,000 public common shares).

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions in connection with a Business Combination pursuant to the tender offer rules, the Company’s Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act) will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in the Public Offering (“Excess Shares”). However, the Company would not be restricting the stockholders’ ability to vote all of their shares (including Excess Shares) for or against a Business Combination.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will only have 24 months from the closing date of the Public Offering to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest, but less taxes payable (less up to $50,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The sponsor has entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their founder shares; however, if the sponsor or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the Trust Account remaining available for distribution will be less than the public offering price per Unit in the Proposed Offering. In order to protect the amounts held in the Trust Account, the Company’s Chairman and Chief Executive Officer has agreed that he will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account below $10.10 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Company’s Chairman and Chief Executive Officer will not be responsible to the extent of any liability for such third party claims.

The Trust Account

The proceeds held in the Trust account will be invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account proceeds as described above.

The Company’s certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released to us until the earlier of: (i) the completion of the initial Business Combination; (ii) the redemption of any shares of common stock included in the Units sold in the Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of common stock if it does not complete the initial Business Combination within 24 months from the closing of the Public Offering; and (iii) the redemption of 100% of the shares of common stock included in the Units sold in the Public Offering if the Company is unable to complete an initial Business Combination within 24 months from the closing of the Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited interim condensed financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of June 30, 2019 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations. Interim results are not indicative of results for a full year.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The unaudited interim condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 26, 2019, which contains the audited financial statements and notes thereto for such fiscal year.

Liquidity

As of June 30, 2019, the Company had $43,638 in cash held outside of the Trust Account, $3,775,934 in interest income available from the Company’s investments in the Trust Account to pay its franchise and income taxes payable, and current liabilities of $152,250. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Sponsor has committed to provide up to an aggregate of $750,000 in loans to the Company. Based on the foregoing, the Company expects that it will have sufficient resources to fund our operations until March 20, 2020, our mandatory liquidation date.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Loss Per Common Share

Basic loss per common share is computed by dividing net income applicable to common stockholders by the weighted average number of common shares outstanding during the period. Consistent with ASC 480, common stock subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per common share for the three and six months ended June 30, 2019 and 2018. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of shares of common stock to be issued to settle warrants, as calculated using the treasury method. For the three and six months ended June 30, 2019 and 2018, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into common stock, since the exercise of the warrants is contingent on the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for all periods presented.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

A reconciliation of net loss per common share as adjusted for the portion of income that is attributable to common stock subject to redemption is as follows:

	Three months ended, June 30,		Six months ended, June 30,
	2019	2018	2019	2018
Net income (loss)	$762,649	$459,641	$1,405,588	$472,027
Less: Income attributable to common stock subject to possible redemption	(854,611)	(538,102)	(1,603,893)	(613,506)
Net loss available to common shares	$(91,962)	$(78,461)	$(198,305)	$(141,479)

Basic and diluted weighted average number of shares	5,658,798	5,617,459	5,653,614	5,041,068

Basic and diluted loss available to common shares	$(0.02)	$(0.01)	$(0.04)	$(0.03)

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Cash and cash equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2019 and December 31, 2018.

Cash and Marketable Securities held in Trust Account:

The amounts held in the Trust Account represent proceeds from the Public Offering, the Private Placement, the Sponsor Loan, and accumulated earnings thereon totaling $178,122,646, of which $178,098,721 were invested in United States treasury obligations with original maturities of six months or less. The remaining $23,925 of proceeds were held in cash. These assets can only be used by the Company in connection with the consummation of an initial Business Combination, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations. During the three and six months ended June 30, 2019, the Company withdrew $322,000 and $482,848 to pay its tax obligations, respectively.

Common stock subject to possible redemption:

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of events not solely within the Company’s control) is classified as temporary equity and is measured at redemption value. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Bulletin 5A – “Expenses of Offering.” Offering costs were $10,937,331 (including underwriting commission of $3,000,000 and deferred underwriting commissions of $7,350,000), consisting principally of costs incurred in connection with preparation for the Public Offering. These offering costs were charged to additional paid in capital upon closing of the Public Offering.

Fair Value of Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet primarily due to their short term nature.

Use of Estimates:

The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes:

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no uncertain tax benefits as of June 30, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at June 30, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal,

U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Under ASC 740, Accounting for Income Taxes, the enactment of H.R. 1, (“Tax Act”) also requires companies, to recognize the effects of changes in tax laws and rates on deferred tax assets and liabilities and the retroactive effects of changes in tax laws in the period in which the new legislation is enacted. There is no further change to its assertion on maintaining a full valuation allowance against its U.S. deferred tax assets. The Company’s gross deferred tax assets will be revalued from 35% to 21% with a corresponding offset to the valuation allowance and any potential other taxes arising due to the Tax Act will result in reductions to its net operating loss carryforward and valuation allowance. Deferred tax assets and related valuation allowance are deemed to be immaterial for the period ended June 30, 2019 and 2018. The Company will continue to analyze the Tax Act to assess the full effects on its financial results.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements:

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

NOTE 3 — PUBLIC OFFERING

Pursuant to the Public Offering, the Company sold 17,250,000 Units at a price of $10.00 per Unit, including the underwriter over-allotment of 2,250,000 units. Each Unit consists of one share of the Company’s common stock, $0.0001 par value and one redeemable common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder to purchase one share of common stock at a price of $11.50. Each Warrant will become exercisable on the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of Warrants issued in connection with the 17,250,000 Units during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

NOTE 4 — RELATED PARTY TRANSACTIONS

Founder Shares

In December 2015, the Sponsor purchased 4,312,500 shares of common stock (the “Founder Shares”) for $25,000, or approximately $0.006 per share. In December 2017, the Sponsor transferred 15,000 Founder Shares to each of the Company’s independent director nominees. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. The Sponsor agreed to forfeit up to 562,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. As a result of the underwriters’ over-allotment exercise in full, no shares are currently subject to forfeiture.

The Company’s initial stockholders’ have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the initial Business Combination that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”). If subsequent to the Company’s initial Business Combination, the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or if the Company consummates a transaction after the initial Business Combination which results in the stockholders having the right to exchange their shares for cash, securities, or other property, the Founder Shares will be released from the lock-up.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

Placement Warrants

The Sponsor purchased from the Company an aggregate of 4,500,000 warrants at a price of $1.00 per warrant (a purchase price of $4,500,000), in the Private Placement that occurred simultaneously with the completion of the Public Offering. Each Placement Warrant entitles the holder to purchase one share of common stock at $11.50 per share. The purchase price of the Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account pending completion of the Company’s initial Business Combination. The Placement Warrants (including the common stock issuable upon exercise of the Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants included in the Units sold in the Public Offering. Otherwise, the Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering and have no net cash settlement provisions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the Warrants issued to the Sponsor will expire worthless.

Related Party Loans

The Company’s Sponsor loaned the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the “Note”) to cover expenses related to this Public Offering. This loan was repaid during the quarter ended June 30, 2018. Additionally, the Company’s Sponsor paid, on behalf of the Company, a total of $69,540 for costs related to the Public Offering in excess of the Note, which was repaid out of working capital during the quarter ended June 30, 2018.

Our Sponsor has extended a loan to the Company in the amount of $1,725,000, inclusive of $225,000 as a result of the exercise of the underwriter’s over-allotment option, which is non-interest bearing and which will become due upon the completion of a Business Combination. In addition, in order to finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes its Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to it. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $2,000,000 of such loans (including the loan from our Sponsor) may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Placement Warrants discussed above, though the Sponsor loan warrants would be identical to the public warrants, except that they would not be redeemable by the Company and would be exercisable on a cashless basis. Other than the currently existing loan from our Sponsor, the terms of such loans by the Company’s Sponsor, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Commencing March 2018, the Company agreed to pay its Chief Investment Officer $12,500 per month until the earlier of liquidation or the consummation of an initial Business Combination. The Company paid a total of $37,500 and $75,000 during the three and six months ended June 30, 2019, respectively. The Company paid a total of $37,500 and $37,500 during the three and six months ended June 30, 2018, respectively. In addition, an amount of $6,250 is included in Accounts payable and accrued expenses as of June 30, 2019.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

In March 2018, the Company entered into an Administrative Services Agreement pursuant to which it pays its Sponsor, an affiliate of our Executive Chairman and Chief Executive Officer, a total of $10,000 per month for office space, utilities and secretarial support. Upon completion of our initial Business Combination or liquidation, the Company will cease paying these monthly fees. The Company paid a total of $30,000 and $30,000 during the three and six months ended June 30, 2018, respectively. The Company did not pay any amounts pursuant to this agreement during the three and six months ended June 30, 2019. As a result of such non-payment, an amount of $65,000 is included in Due to Sponsor as of June 30, 2019.

NOTE 5 — CASH AND MARKETABLE SECURITIES IN TRUST ACCOUNT

Upon the closing of the Public Offering, the Private Placement, and the Sponsor Loan, $174,225,000 was placed in the Trust Account. At June 30, 2019, the Company’s Trust Account consisted of $23,925 of cash and $178,098,721 in United States treasury obligations with maturities of one hundred and eighty (180) days or less.

NOTE 6 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets that are measured on a recurring basis as of June 30, 2019 and December 31, 2018 indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

	June 30, 2019	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in United States treasury obligations held in Trust Account	$178,098,721	$178,098,721	$—	$—
Total	$178,098,721	$178,098,721	$—	$—

	December 31, 2018	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in United States treasury obligations held in Trust Account	$176,444,135	$176,444,135	$—	$—
Total	$176,444,135	$176,444,135	$—	$—

NOTE 7 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 60,000,000 shares with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At June 30, 2019, there were 5,667,754 shares of common stock issued and outstanding (excluding 15,894,746 shares of common stock subject to redemption). At December 31, 2018, there were 5,648,372 shares of common stock issued and outstanding (excluding 15,914,128 shares of common stock subject to redemption).

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 7 — STOCKHOLDERS’ EQUITY (cont.)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At June 30, 2019 and December 31, 2018, there were no shares of preferred stock issued and outstanding.

Warrants

The warrants will become exercisable on the later of (a) 30 days after the completion of our initial Business Combination, and (b) 12 months from the closing of the Public Offering; provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). The Company did not register the shares of common stock issuable upon exercise of the warrants. However, the Company has agreed that as soon as practicable, but in no event later than thirty (30) days after the closing of an initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 90 days after the closing of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. The warrants will expire at 5:00 p.m., New York City time, five years after the completion of an initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the trust account. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants or sponsor loan warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant; upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

●	if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants unless a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period.

If the Company calls the warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” its management will consider, among other factors, cash position, the number of warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Tiberius Acquisition Corporation

Notes to Condensed Financial Statements
(Unaudited)

NOTE 7 — STOCKHOLDERS’ EQUITY (cont.)

None of the Placement Warrants or sponsor loan warrants will be redeemable by the Company so long as they are held by the Company’s Sponsor or its permitted transferees.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Underwriting Agreement

The Company paid an underwriting discount of 2% of the per Unit offering price to the underwriters at the closing of the Public Offering, excluding any amounts raised pursuant to the over-allotment option, or $3,000,000. In addition, the Underwriter is entitled to an aggregate deferred underwriting discount of $7,350,000 consisting of (i) four percent (4%) of the gross proceeds of the Public Offering, excluding any amounts raised pursuant to the over-allotment option, and (ii) six percent (6%) of the gross proceeds of the Units sold in the Public Offering pursuant to the over-allotment option. The Deferred Discount will be waived by the underwriters if the Company fails to complete a Business Combination and liquidates.

Registration Rights

Pursuant to a registration rights agreement entered into on March 15, 2018, the holders of the Company’s Founder Shares, holders of the Placement Warrants and holders of any warrants issued to the sponsor on conversion of the Sponsor’s loan at its discretion (and any shares of common stock issuable upon the exercise of such warrants, respectively) are entitled to registration rights. The Company’s Sponsor, holders of the Placement Warrants and holders of any warrants issued to the Sponsor on conversion of the Sponsor’s loan at its discretion (and any shares of common stock issuable upon the exercise of such warrants, respectively) are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The registration rights agreement does not provide for any cash penalties or additional penalties associated with any delays in registering the securities.

Forward Purchase Contracts

An anchor investor has committed, pursuant to a forward purchase contract with the Company, to purchase, in a private placement for gross proceeds of $15,000,000 to occur concurrently with the consummation of its initial Business Combination, 1,500,000 of the Company’s units at $10.00 per unit, and 300,000 shares of Common Stock (which will have the same terms as the Founder Shares described herein, except that they shall be for no additional consideration). The funds from the sale of units will be used as part of the consideration to the sellers in the initial Business Combination or for the combined company’s working capital needs. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides the Company with a minimum funding level for the initial Business Combination or future working capital needs.

Co-anchor investors have also committed, pursuant to forward purchase contracts with the Company, to purchase, in a private placement for gross proceeds of $10,000,000 to occur concurrently with the consummation of its initial Business Combination, 1,000,000 shares of Common Stock at a purchase price of $10.00 per share and 100,000 additional shares of Common Stock; these additional shares shall have the same terms as the Founder Shares, except that they shall be for no additional consideration. The funds from the sale of such shares will be used as part of the consideration to the sellers in the initial Business Combination or for the combined company’s working capital needs. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides the Company with a minimum funding level for the initial Business Combination or future working capital needs.

International General Insurance Holdings Limited

Consolidated Financial Statements

31 December 2019

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of International General Insurance Holdings Limited (“IGI”)

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of International General Insurance Holdings Limited, a company organized under the laws of the Dubai International Financial Center (“IGI”) as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2019.

London, United Kingdom

April 14, 2020

International General Insurance Holdings Limited

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

At 31 December 2019 and 2018

	Notes	31 December 2019	31 December 2018
		USD	USD
ASSETS
Cash and cash equivalents	3 (a)	192,459,867	184,732,364
Term deposits	3 (b)	119,753,220	75,327,231
Insurance receivables	4	112,974,844	108,247,631
Investments	5	253,721,954	200,904,811
Investments in associates	6	13,061,674	13,437,778
Reinsurance share of outstanding claims	7	176,212,424	187,565,382
Reinsurance share of unearned premiums	8	33,916,549	32,566,847
Deferred excess of loss premiums	9	15,172,707	12,448,671
Deferred policy acquisition costs	10	41,713,289	36,403,831
Deferred tax assets	27	-	638,841
Other assets	11	7,754,225	5,061,050
Investment properties	12	25,712,312	30,655,214
Property, premises and equipment	13	12,734,842	12,216,997
Intangible assets	14	3,885,894	2,935,750
TOTAL ASSETS		1,009,073,801	903,142,398

LIABILITIES AND EQUITY

LIABILITIES
Gross outstanding claims	7	413,052,855	384,379,841
Gross unearned premiums	8	206,214,029	168,254,688
Insurance payables	15	53,543,737	33,034,146
Other liabilities	16	14,863,282	8,299,453
Deferred tax liabilities	27	346,824	-
Unearned commissions	17	8,909,989	8,010,384
TOTAL LIABILITIES		696,930,716	601,978,512

EQUITY
Issued share capital	18	143,375,678	143,375,678
Additional paid in capital		2,773,000	2,773,000
Treasury shares	19	(20,102,500)	(15,050,000)
Foreign currency translation reserve	18	(332,785)	(294,929)
Fair value reserve	18	4,273,914	953,704
Retained earnings		182,155,778	169,406,433
TOTAL EQUITY		312,143,085	301,163,886
TOTAL LIABILITIES AND EQUITY		1,009,073,801	903,142,398

The consolidated financial statements were approved by the Board of Directors on 9 April 2020.

The attached notes from 1 to 31 form part of these consolidated financial statements

International General Insurance Holdings Limited

CONSOLIDATED STATEMENTS OF INCOME

For the years ended 31 December 2019, 2018 and 2017

	Notes	31 December 2019	31 December 2018	31 December 2017
		USD	USD	USD

Gross written premiums	8	349,291,905	301,618,486	275,102,191
Reinsurers’ share of insurance premiums	8	(97,139,370)	(98,188,088)	(114,334,750)
Net written premiums	8	252,152,535	203,430,398	160,767,441
Change in unearned premiums		(37,959,341)	(11,560,663)	(23,023,130)
Reinsurers’ share of change in unearned premiums		1,349,702	(8,560,116)	8,988,473
Net change in unearned premiums		(36,609,639)	(20,120,779)	(14,034,657)
Net premiums earned	8	215,542,896	183,309,619	146,732,784
Claims and claim adjustment expenses	7	(159,824,136)	(211,044,400)	(252,154,218)
Reinsurers’ share of claims	7	41,760,648	125,756,899	165,223,681
Net claims and claim adjustment expenses		(118,063,488)	(85,287,501)	(86,930,537)
Commissions earned	17	13,930,139	16,817,154	16,709,347
Policy acquisition costs	10	(59,365,577)	(58,780,676)	(52,941,057)
Net policy acquisition expenses		(45,435,438)	(41,963,522)	(36,231,710)

Net underwriting results		52,043,970	56,058,596	23,570,537

General and administrative expenses	21	(39,265,945)	(35,351,679)	(30,902,604)
Net investment income	22	13,374,076	10,310,296	12,564,842
Share of loss from associates	6	(376,104)	(885,673)	992,218
Impairment loss on insurance receivables	4	(628,887)	(472,124)	(1,214,456)
Other revenues	23	1,428,265	902,750	856,540
Other expenses	23	(2,194,666)	(1,586,281)	(1,466,042)
Listing related expenses	24	(4,831,976)	-	-
Gain (loss) on foreign exchange		5,704,249	(3,371,941)	2,615,883
Profit before tax		25,252,982	25,603,944	7,016,918

Income tax	27	(1,687,583)	(62,241)	14,422
Profit for the year		23,565,399	25,541,703	7,031,340
Earnings per share
Basic and diluted earnings per share attributable to equity holders	29	0.17	0.18	0.05

The attached notes from 1 to 31 form part of these consolidated financial statements

International General Insurance Holdings Limited

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended 31 December 2019, 2018 and 2017

	31 December 2019	31 December 2018	31 December 2017
	USD	USD	USD

Profit for the year	23,565,399	25,541,703	7,031,340

Other comprehensive income to be reclassified to profit or loss in subsequent periods

Net change in fair value reserve during the year for available for sale investments	-	-	4,514,533
Net change in fair value reserve during the year for bonds at fair value through other comprehensive income	4,208,620	(2,706,303)	-
Currency translation differences	(37,856)	(25,723)	93,529
Changes in allowance for expected credit losses transferred to income statement	(22,764)	29,903	-

Other comprehensive income which will not be reclassified to profit or loss in subsequent periods

Net change in fair value reserve during the year for equities at fair value through other comprehensive income	(865,646)	(3,897,678)	-
Other comprehensive income (loss) for the year	3,282,354	(6,599,801)	4,608,062
Total comprehensive income for the year	26,847,753	18,941,902	11,639,402

The attached notes from 1 to 31 form part of these consolidated financial statements

International General Insurance Holdings Limited

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended 31 December 2019, 2018 and 2017

	Notes	31 December 2019	31 December 2018	31 December 2017
		USD	USD	USD

OPERATING ACTIVITIES
Profit before tax		25,252,982	25,603,944	7,016,918

Adjustments for:
Depreciation and amortization	13,14	1,955,458	1,359,960	1,485,134
Gain on sale of available-for-sale investments		-	-	(3,133,556)
Impairment loss on insurance receivables	4	628,887	472,124	1,214,456
Impairment of investments available for sale		-	-	71,863
Loss (gain) on disposal of property, premises and equipment	23	25,999	-	(18,967)
Realized gain on sale of financial assets at FVTPL	22	(946,952)	(2,048,908)	-
Fair value loss (gain) on investment properties	22	304,482	(93,934)	(18,148)
Realized gain on sale of investment properties	22	(678,516)	-	-
(Gain) loss on revaluation of financial assets at FVTPL	22	(1,590,964)	948,802	-
Loss on sale of bonds at fair value through OCI	22	628,523	763,569	-
Expected credit loss on financial assets	22	(35,591)	29,903	-
Gain on revaluation of held for trading investments		-	-	(95,582)
Share of profit or loss from associates	6	376,104	885,673	(992,218)
Net foreign exchange differences		(5,704,249)	3,371,941	(2,615,883)
Cash from operations before working capital changes		20,216,163	31,293,074	2,914,017
Working capital adjustments
Term deposits		(44,425,989)	30,845,015	7,647,915
Insurance receivables		(3,523,360)	952,311	(29,939,360)
Purchase of financial assets at FVTPL		(14,905,996)	(1,380,207)	-
Purchase of bonds through OCI		(109,954,776)	(36,245,111)	-
Proceeds from maturity of financial assets at amortized cost		500,000	500,000	3,000,000
Proceeds from sale/maturity of bonds at fair value through OCI		67,192,825	56,417,470	-
Proceeds from sale of financial assets at FVTPL		9,615,999	7,853,250	-
Purchase of available-for-sale investments		-	-	(49,829,438)
Proceeds from sale of available-for-sale investments		-	-	57,008,234
Proceeds from sale of trading securities		-	-	81,984
Reinsurance share of outstanding claims		11,352,958	(973,363)	(43,526,311)
Reinsurance share of unearned premiums		(1,349,702)	8,560,116	(8,988,473)
Deferred excess of loss premiums		(2,724,036)	(836,017)	(2,733,686)
Deferred policy acquisition costs		(5,309,458)	(3,487,866)	(4,629,717)
Other assets		(2,693,175)	248,679	626,741
Additions of investment property		(745,281)	-	(264,111)
Proceeds from sale of investment property		6,062,217	-	-
Gross outstanding claims		28,673,014	1,152,400	48,056,147
Gross unearned premiums		37,959,341	11,560,663	23,023,130
Insurance payables		20,509,591	(928,745)	6,793,290
Other liabilities		4,052,336	958,817	1,664,479
Unearned commissions		899,605	(2,343,635)	2,061,920
Net cash flows from operating activities before tax		21,402,276	104,146,851	12,966,761
Income tax paid		-	(56,456)	(4,946)
Net cash flows from operating activities after tax		21,402,276	104,090,395	12,961,815

INVESTING ACTIVITIES
Purchases of property, premises and equipment		(443,305)	(414,716)	(448,954)
Proceeds from sale of premises and equipment		22,567	-	50,394
Purchases of intangible assets		(612,901)	(731,717)	(1,175,761)
Net cash flows used in investing activities		(1,033,639)	(1,146,433)	(1,574,321)

FINANCING ACTIVITIES
Dividends paid	20	(10,816,054)	(4,091,271)	(11,470,054)
Treasury shares	19	(5,052,500)	(15,050,000)	-
Lease liability payments	2	(606,232)	-	-
Net cash flows used in financing activities		(16,474,786)	(19,141,271)	(11,470,054)
NET CHANGE IN CASH AND CASH EQUIVALENTS		3,893,851	83,802,691	(82,560)
Net foreign exchange differences		3,833,652	(3,220,822)	1,884,885
Cash and cash equivalents at the beginning of the year		184,732,364	104,150,495	102,348,170
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	3 (a)	192,459,867	184,732,364	104,150,495

The attached notes from 1 to 31 form part of these consolidated financial statements

International General Insurance Holdings Limited

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the years ended 31 December 2019, 2018 and 2017

	Issued share capital	Additional paid in capital	Treasury shares	Foreign currency translation reserve	Fair value reserve	Retained earnings	Total
	USD	USD	USD	USD	USD	USD	USD

As at 1 January 2017	143,375,678	2,773,000	-	(362,735)	9,693,936	145,750,726	301,230,605
Profit for the year	-	-	-	-	-	7,031,340	7,031,340
Other comprehensive income	-	-	-	93,529	4,514,533	-	4,608,062
Total comprehensive income	-	-	-	93,529	4,514,533	7,031,340	11,639,402
Dividends paid during the year (note 20)	-	-	-	-	-	(11,470,054)	(11,470,054)
As at 31 December 2017	143,375,678	2,773,000	-	(269,206)	14,208,469	141,312,012	301,399,953

Impact of adopting IFRS 9	-	-	-	-	(6,680,687)	6,643,989	(36,698)
As at 1 January 2018	143,375,678	2,773,000	-	(269,206)	7,527,782	147,956,001	301,363,255
Profit for the year	-	-	-	-	-	25,541,703	25,541,703
Other comprehensive income	-	-	-	(25,723)	(6,574,078)	-	(6,599,801)
Total comprehensive income	-	-	-	(25,723)	(6,574,078)	25,541,703	18,941,902
Purchase of treasury shares – (note 19)	-	-	(15,050,000)	-	-	-	(15,050,000)
Dividends paid during the year (note 20)	-	-	-	-	-	(4,091,271)	(4,091,271)
As at 31 December 2018	143,375,678	2,773,000	(15,050,000)	(294,929)	953,704	169,406,433	301,163,886

Profit for the year	-	-	-	-	-	23,565,399	23,565,399
Other comprehensive income	-	-	-	(37,856)	3,320,210	-	3,282,354
Total comprehensive income	-	-	-	(37,856)	3,320,210	23,565,399	26,847,753
Purchase of treasury shares – (note 19)	-	-	(5,052,500)	-	-	-	(5,052,500)
Dividends paid during the year (note 20)	-	-	-	-	-	(10,816,054)	(10,816,054)
As at 31 December 2019	143,375,678	2,773,000	(20,102,500)	(332,785)	4,273,914	182,155,778	312,143,085

The attached notes from 1 to 31 form part of these consolidated financial statements

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

1.	CORPORATE INFORMATION

International General Insurance Holdings Limited (“the Company”) is incorporated as a company limited by shares under DIFC Law No. 5 of 2019 on 7 May 2006 and is engaged in the business of insurance and re-insurance. The Company’s registered office is at unit 1, Gate Village 01, P. O. Box 506646, Dubai International Financial Centre.

The Company and its subsidiaries (together “the Group”) operate in the United Arab Emirates, Bermuda, United Kingdom, Jordan, Morocco, Malaysia, and the Cayman Islands.

2.	BASIS OF PREPARATION

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

The consolidated financial statements have been presented in United States Dollars “USD” which is also the Group’s functional currency.

The consolidated financial statements are prepared on a going concern basis under the historical cost convention modified to include the measurement at fair value of financial assets and investment properties at fair value through profit or loss, and financial assets at fair value through other comprehensive income, financial assets measured at fair value through profit and loss include quoted funds, alternative investments and quoted equities. Financial assets at fair value through other comprehensive income include quoted and unquoted equities.

On 30 January 2020, the World Health Organization declared the outbreak of coronavirus (“COVID-19”) to be a public health emergency of international concern. This coronavirus outbreak has severely restricted the level of economic activity around the world. In response to this coronavirus outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes.

The full extent to which the COVID-19 pandemic may impact Group’s results, operations or liquidity is uncertain. Management continues to monitor the impact that the COVID-19 pandemic has on the Group, the insurance industry and the economies in which the Group operates. Management has performed a COVID -19 impact analysis as part of their going concern assessment using information available to the date of issue of these financial statements. The analysis has modelled a number of adverse scenarios to assess the potential impact that COVID-19 may have on Group’s operations, liquidity, solvency and capital position as well as a reverse stress test to assess the stresses the balance sheet has to endure before there is a breach of the required solvency ratio. These stresses included increased counterparty defaults, falls in property and equity values, credit spread widening, currency movements and increases in the value of claims. This analysis indicates that the solvency position is and will likely remain within the Group’s ‘Capital Management Framework’ targets, allowing the Group to exceed the regulatory capital requirements without the need for mitigating management actions. Management believe the preparation of the financial statements on a going concern basis remains appropriate and the Company will be able to meet its regulatory solvency requirements and liabilities with sufficient liquidity for a period of at least one year after the date of the consolidated financial statements for the year ended December 31, 2019.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

BASIS OF PREPARATION (Continued)

Basis of consolidation

The financial statements of the subsidiaries are prepared for the same period and amended where required to be compliant with the Group’s accounting policies.

The consolidated financial statements comprise the financial statements of International General Insurance Holdings Ltd and its subsidiaries as at 31 December 2019. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if and only if the Group has:

●	Power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee)
●	Exposure, or rights, to variable returns from its involvement with the investee, and
●	The ability to use its power over the investee to affect its returns

When the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

●	The contractual arrangement with the other vote holders of the investee
●	Rights arising from other contractual arrangements
●	The Group’s voting rights and potential voting rights

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the Group gains control until the date the Group ceases to control the subsidiary.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a change of control, is accounted for as an equity transaction. If the Group loses control over a subsidiary, it:

●	Derecognizes the assets (including goodwill) and liabilities of the subsidiary;
●	Derecognizes the carrying amount of any non-controlling interest;
●	Derecognizes the cumulative translation differences, recorded in equity, if any;
●	Recognizes the fair value of the consideration received;
●	Recognizes the fair value of any investment retained;
●	Recognizes any surplus or deficit in profit or loss; and
●	Reclassifies the parent’s share of components previously recognized in other comprehensive income to the statement of income or retained earnings, as appropriate.

Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

BASIS OF PREPARATION (Continued)

The Group has the following subsidiaries and branches:

	Country of incorporation	Activity	Ownership
			2019	2018
Subsidiaries:
International General Insurance Underwriting	Jordan	Underwriting agency	100%	100%
North Star Underwriting Limited	United Kingdom	Underwriting agency	100%	100%
International General Insurance Co. Ltd.	Bermuda	Reinsurance and insurance	100%	100%
The following entities are wholly owned subsidiaries and branches by International General Insurance Co. Ltd. Bermuda:
Subsidiaries:
International General Insurance Company (UK) Limited	United Kingdom	Reinsurance and insurance	100%	100%
International General Insurance Company Dubai Ltd.	United Arab Emirates	Insurance intermediation and insurance management	100%	100%
Specialty Malls Investment Co.	Jordan	Real estate properties development and lease	100%	100%
IGI Services Limited	Cayman Islands	Owning and chartering aircraft	100%	100%

Branches:
International General Insurance Company Ltd. Labuan - Branch	Malaysia	Reinsurance and insurance	100%	100%

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Changes in accounting policies

The accounting policies used in the preparation of the consolidated financial statements are consistent with those used in the preparation of the annual consolidated financial statements for the year ended 31 December 2018 except for the adoption of new standards effective as at 1 January 2019 shown below:

New standards, interpretations and amendments adopted by the Group

IFRS 16 Leases

IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives, and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases, and requires lessees to account for most leases under a single on-balance sheet model.

Lessor accounting under IFRS 16 is substantially unchanged from IAS 17. Lessors will continue to classify leases as either operating or finance leases using similar principles as in IAS 17. Therefore, IFRS 16 did not have an impact for leases where the Group is the lessor.

The Group adopted IFRS 16 using the modified retrospective approach with the date of initial application of 1 January 2019. Accordingly, prior year consolidated financial statements were not restated. The Group elected to use the transition practical expedient allowing the standard to be applied only to contracts that were previously identified as leases applying IAS 17 and IFRIC 4 at the date of initial application. The Group also elected to use the recognition exemptions for lease contracts that, at the commencement date, have a lease term of 12 months or less and do not contain a purchase option (’short-term leases’), and lease contracts for which the underlying asset is of low value (‘low-value assets’).

The effect of adoption IFRS 16 is as follows:

Impact on the consolidated statement of financial position as at 1 January 2019:

2019
USD

Property, premises and equipment
Right of use assets	1,715,606
Other liabilities
Lease liabilities	1,715,606
Total equity	-

The Group did not record any impact on the retained earnings as the balances of the prepaid rentals and accrued rentals were not material, accordingly the impact was calculated for the contracts starting from 1 January 2019.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

The Group has lease contracts for various items of plant and equipment. Before the adoption of IFRS 16, the Group classified each of its leases (as lessee) at the inception date as either a finance lease or an operating lease. A lease was classified as a finance lease if it transferred substantially all of the risks and rewards incidental to ownership of the leased asset to the Group; otherwise it was classified as an operating lease. The Group has no finance leases as at 1 January 2019.

In an operating lease, the leased property was historically not capitalized, and the lease payments were recognized as rent expense in profit or loss on a straight-line basis over the lease term. Any prepaid rent and accrued rent were recognized under prepaid expense in other assets and accounts payable in other liabilities, respectively.

Upon adoption of IFRS 16, the Group applied a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The standard provides specific transition requirements and practical expedients, which has been applied by the Group.

●	Leases previously accounted for as operating leases

The Group recognized right-of-use assets and lease liabilities for those leases previously classified as operating leases, except for short-term leases and leases of low-value assets. Lease liabilities were recognized based on the present value of the remaining lease payments, discounted using the incremental borrowing rate at the date of initial application.

The Group also applied the available practical expedients wherein it:

●	Used a single discount rate to a portfolio of leases with reasonably similar characteristics

●	Relied on its assessment of whether leases are onerous immediately before the date of initial application

●	Applied the short-term leases exemptions to leases with a lease term that ends within 12 months at the date of initial application

●	Excluded the initial direct costs from the measurement of the right-of-use asset at the date of initial application

●	Used hindsight in determining the lease term where the contract contains options to extend or terminate the lease

a) The lease liabilities as at 1 January 2019 can be reconciled to the operating lease commitments as of 31 December 2018 as follows:

USD

Operating lease commitments as at 31 December 2018	1,994,122
Weighted average incremental borrowing rate as at 1 January 2019	4.3%
Discounted operating lease commitments at 1 January 2019	1,715,606

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

b) Amounts recognized in the consolidated statement of financial position and income

Set out below are the carrying amounts of the Group’s right-of-use assets and lease liabilities and the movements during the year:

	Offices	Lease liabilities
	USD	USD

At 1 January 2019	1,715,606	1,715,606
Additions	1,002,005	1,002,005
Disposal - Net	(687,775)	(656,416)
Depreciation	(516,175)	-
Interest expense	-	108,426
Payments	-	(606,232)
At 31 December 2019	1,513,661	1,563,389
Current		521,687
Non-current		1,041,702

c) Set out below are the new accounting policies of the Group upon adoption of IFRS 16, which have been applied from the date of initial application:

Right-of-use assets

The Group recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and are adjusted for any remeasurement of lease liabilities.

The Group has included the right-of-use assets arising from the lease contracts within property, plant and premises in the consolidated statement of financial position (note 13).

The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognized right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of-use assets are subject to impairment.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Lease liabilities

At the commencement date of the lease, the Group recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate.

The variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs.

In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

The Group has included the lease obligations arising from the lease contracts within the other liabilities in the consolidated statement of financial position (note 16).

Short-term leases and leases of low-value assets

The Group applies the short-term lease recognition exemption to some of its short-term leases (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases that are considered of low value (i.e., below USD 5,000). Lease payments on short-term leases and leases of low-value assets are recognized as an expense on a straight-line basis over the lease term.

Significant judgement in determining the lease term of contracts with renewal options

The Group determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

The Group has the option, under some of its leases to lease the assets for additional terms. The Group applies judgement in evaluating whether it is reasonably certain to exercise the option to renew.

The Group considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Group reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew (e.g., a change in business strategy).

The Group included the renewal period as part of the lease term for leases of plant and equipment due to the significance of these assets to its operations. These leases have a short non-cancellable period and there will be a significant negative effect on the Group’s operations if a replacement is not readily available.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Amendments to IFRS 9: Prepayment Features with Negative Compensation

Under IFRS 9, a debt instrument can be measured at amortized cost or at fair value through other comprehensive income, provided that the contractual cash flows are ’solely payments of principal and interest on the principal amount outstanding’ (the SPPI criterion) and the instrument is held within the appropriate business model for that classification. The amendments to IFRS 9 clarify that a financial asset passes the SPPI criterion regardless of the event or circumstance that causes the early termination of the contract and irrespective of which party pays or receives reasonable compensation for the early termination of the contract.

These amendments do not have any impact on the Group’s consolidated financial statements.

Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and Its Associate or Joint Venture

The amendments address the conflict between IFRS 10 and IAS 28 in dealing with the loss of control of a subsidiary that is sold or contributed to an associate or joint venture. The amendments clarify that the gain or loss resulting from the sale or contribution of assets that constitute a business, as defined in IFRS 3, between an investor and its associate or joint venture, is recognized in full. Any gain or loss resulting from the sale or contribution of assets that do not constitute a business, however, is recognized only to the extent of unrelated investors’ interests in the associate or joint venture. The IASB has deferred the effective date of these amendments indefinitely, but an entity that early adopts the amendments must apply them prospectively.

These amendments do not have any impact on the Group’s financial statements.

Amendments to IAS 28: Long-term interests in associates and joint ventures

The amendments clarify that an entity applies IFRS 9 to long-term interests in an associate or joint venture to which the equity method is not applied but that, in substance, form part of the net investment in the associate or joint venture (long-term interests). This clarification is relevant because it implies that the expected credit loss model in IFRS 9 applies to such long-term interests.

The amendments also clarified that, in applying IFRS 9, an entity does not take account of any losses of the associate or joint venture, or any impairment losses on the net investment, recognized as adjustments to the net investment in the associate or joint venture that arise from applying IAS 28 Investments in Associates and Joint Ventures.

These amendments do not have any impact on the Group’s consolidated financial statements.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Standards issued but not yet effective

IFRS 17 Insurance Contracts

IFRS 17 provides a comprehensive model for insurance contracts covering the recognition and measurement and presentation and disclosure of insurance contracts and replaces IFRS 4 -Insurance Contracts. The standard applies to all types of insurance contracts (i.e. life, non-life, direct insurance and re-insurance), regardless of the type of entities that issue them, as well as to certain guarantees and financial instruments with discretionary participation features. The standard general model is supplemented by the variable fee approach and the premium allocation approach.

IFRS 17 was to be effective for reporting periods beginning on or after 1 January 2021, with comparative figures required. In November 2018, the IASB recommended an amendment to IFRS 17 to defer the effective date to January 2022. In March 2020, the IASB decided that the effective date of the Standard will be deferred to annual reporting periods beginning on or after 1 January 2023. Early application is permitted, provided the entity also applies IFRS 9 and IFRS 15 on or before the date it first applies IFRS 17.

The Group is currently in process of evaluating the potential impact of adopting IFRS 17.

Summary of significant accounting policies

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank balances, and short-term deposits with an original maturity of three months or less.

Term deposits

The term deposits are interest bearing bank deposits with original maturity over 3 months and less than one year.

Insurance receivables

Insurance receivables are recognized when due and are measured on initial recognition at the fair value of the consideration received or receivable. The Group uses a provision matrix to calculate ECLs for insurance receivables. The provision rates are based on days past due and not due for groupings of various policy holder’s segments that have similar default loss - patterns.

Financial assets

a)	Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss (FVTPL).

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them.

Financial instruments are initially recognized on the trade date measured at their fair value. Except for financial assets and financial liabilities recorded at FVTPL, transaction costs are added to this amount.

The Group classifies all of its financial assets based on the business model for managing the assets and the asset’s contractual terms. The categories include the following:

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

● Amortized cost

● FVOCI

● FVTPL

i)	Bonds and debt instruments measured at amortized cost

Bonds and debt instruments are held at amortized cost if both of the following conditions are met:

● The instruments are held within a business model with the objective of holding the instrument to collect the contractual cash flows.

● The contractual terms of the debt instrument give rise on specified dates to cash flows that are solely payments of principal and interest (SPPI) on the principal amount outstanding.

The details of these conditions are outlined below.

Business model assessment

The Group determines its business model at the level that best reflects how it manages groups of financial assets to achieve its business objective.

The Group holds financial assets to generate returns and provide a capital base to provide for settlement of claims as they arise. The Group considers the timing, amount and volatility of cash flow requirements to support insurance liability portfolios in determining the business model for the assets as well as the potential to maximize return for shareholders and future business development.

The Group business model is not assessed on an instrument-by-instrument basis, but at a higher level of aggregated portfolios that is based on observable factors such as:

● How the performance of the business model and the financial assets held within that business model are evaluated and reported to the Group’s key management personnel.

● The risks that affect the performance of the business model (and the financial assets held within that business model) and, in particular, the way those risks are managed.

● How managers of the business are compensated (for example, whether the compensation is based on the fair value of the assets managed or on the contractual cash flows collected).

● The expected frequency, value and timing of asset sales are also important aspects of the Group’s assessment.

The business model assessment is based on reasonably expected scenarios without taking ‘worst case’ or ’stress case’ scenarios into account. If cash flows after initial recognition are realized in a way that is different from the Group original expectations, the Group does not change the classification of the remaining financial assets held in that business model but incorporates such information when assessing newly originated or newly purchased financial assets going forward.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

The SPPI test

As a second step of its classification process the Group assesses the contractual terms to identify whether they meet the SPPI test.

‘Principal’ for the purpose of this test is defined as the fair value of the financial asset at initial recognition and may change over the life of the financial asset (for example, if there are repayments of principal or amortization of the premium/discount).

The most significant elements of interest within a debt arrangement are typically the consideration for the time value of money and credit risk. To make the SPPI assessment, the Group applies judgement and considers relevant factors such as the currency in which the financial asset is denominated, and the period for which the interest rate is set.

Bonds and debt instruments measured at fair value through other comprehensive income

The Group applies the new category under IFRS 9 for debt instruments measured at FVOCI when both of the following conditions are met:

● The instrument is held within a business model, the objective of which is both collecting contractual cash flows and selling financial assets.

● The contractual terms of the financial asset meet the SPPI test.

These instruments largely comprise debt instruments that had previously been classified as available-for-sale under IAS 39. Bonds and debt instruments in this category are those that are intended to be held to collect contractual cash flows and which may be sold in response to needs for liquidity or in response to changes in market conditions.

ii)	Financial assets measured at fair value through profit or loss (Quoted funds, alternative investments and quoted equities)

Financial assets in this category are those assets which have been either designated by management upon initial recognition or are mandatorily required to be measured at fair value under IFRS 9. Management designates an instrument as FVTPL that otherwise meet the requirements to be measured at amortized cost or at FVOCI only if it eliminates, or significantly reduces, an accounting mismatch that would otherwise arise. Financial assets with contractual cash flows not representing solely payment of principal and interest are mandatorily required to be measured at FVTPL.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Financial assets at FVTPL are subsequently measured at fair value. Changes in fair value are recognized in the consolidated statement of income. Interest income is recognized using the effective interest method.

Dividend income from equity investments measured at FVTPL is recognized in the consolidated statement of income when the right to the payment has been established.

iii)	Financial assets measured at fair value through other comprehensive income (Quoted and unquoted equities)

Financial assets measured at fair value through other comprehensive income include equities investments. Equity investments classified as financial assets measured at fair value through other comprehensive income are those, which are not classified as financial assets measured at fair value through profit or loss.

iv)	Reclassification of financial assets and liabilities

The Group does not reclassify its financial assets subsequent to their initial recognition, apart from the exceptional circumstances in which the Group terminates a business line or changes its business model for managing financial assets. A change in Group business model will occur only when Group management determines change as a result of external or internal changes which are significant to the Group operations. Reclassifications shall all be recorded prospectively from the reclassification date

b)	Subsequent measurement

For purposes of subsequent measurement, financial assets in the scope of IFRS 9 are classified in four categories:

● Financial assets at amortized cost (bonds, debt instruments)

● Financial assets at fair value through OCI with recycling of cumulative gains and losses (bonds and debt instruments)

● Financial assets designated at fair value through OCI with no recycling of cumulative gains and losses upon derecognition (equity instruments)

● Financial assets at fair value through profit or loss

i)	Financial assets at amortized cost (bonds, debt instruments)

The Group measures financial assets at amortized cost if both of the following conditions are met:

● The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows, and

● The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Gains and losses are recognized in the consolidated statement of income when the asset is derecognized, modified, or impaired.

The Group’s debt instruments at amortized cost includes investments in unquoted debt instruments.

ii)	Financial assets at fair value through OCI (debt instruments)

The Group measures debt instruments at fair value through OCI if both of the following conditions are met:

● The financial asset is held within a business model with the objective of both holding to collect contractual cash flows and selling, and,

● The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

For debt instruments at fair value through OCI, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in the statement of income and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in OCI. Upon derecognition, the cumulative fair value change recognized in OCI is recycled to the consolidated statement of income.

The Group’s debt instruments at fair value through OCI includes investments in quoted debt instruments.

iii)	Financial assets designated at fair value through OCI (equity instruments)

Upon initial recognition, the Group can elect to classify irrevocably its equity investments as equity instruments designated at fair value through OCI when they meet the definition of equity under IAS 32 Financial Instruments: Presentation and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to the consolidated statement of income. Dividends are recognized as investment income in the statement of income when the right of payment has been established, except when the Group benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in OCI. Equity instruments designated at fair value through OCI are not subject to impairment assessment.

The Group elected to classify irrevocably its unquoted equity investments and some quoted equity investments under this category.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

iv)	Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss include financial assets held for trading, financial assets designated upon initial recognition at fair value through profit or loss, or financial assets mandatorily required to be measured at fair value. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are designated as effective hedging instruments. Financial assets with cash flows that are not solely payments of principal and interest are classified and measured at fair value through profit or loss, irrespective of the business model. Notwithstanding the criteria for debt instruments to be classified at amortized cost or at fair value through OCI, as described above, debt instruments may be designated at fair value through profit or loss on initial recognition if doing so eliminates, or significantly reduces, an accounting mismatch.

Financial assets at fair value through profit or loss are carried in the consolidated statement of financial position at fair value with net changes in fair value recognized in the statement of income.

This category includes quoted funds, alternative investments and quoted equity investments which the Group had not irrevocably elected to classify at fair value through OCI.

Dividends on quoted equity investments are also recognized as investment income in the statement of income when the right of payment has been established.

c)	Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated statement of financial position) when:

● The rights to receive cash flows from the asset have expired, or

● The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

d)	Impairment of financial assets in scope of IFRS 9

The Group recognizes an allowance for expected credit losses (ECLs) for debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms, if any.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

For debt instruments at fair value through OCI, the Group applies the low credit risk simplification. At every reporting date, the Group evaluates whether the debt instrument is considered to have low credit risk using all reasonable and supportable information that is available without undue cost or effort. In making that evaluation, the Group reassesses the credit rating of the debt instrument. In addition, the Group considers that there has been a significant increase in credit risk when contractual payments are more than 30 days past due.

The Group’s debt instruments at fair value through OCI comprise solely of quoted bonds that are graded in the top investment category by accredited rating agencies and, therefore, are considered to be low credit risk investments. It is the Group’s policy to measure ECLs on such instruments on a 12-month basis. However, when there has been a significant increase in credit risk since origination, the allowance will be based on the lifetime ECL. The Group uses the ratings from accredited rating agencies to monitor the changes in the credit ratings, determine whether the debt instrument has significantly increased in credit risk and to estimate ECLs.

The ECLs for debt instruments measured at FVOCI do not reduce the carrying amount of these financial assets in the statement of financial position, which remains at fair value. Instead, an amount equal to the allowance that would arise if the assets were measured at amortized cost is recognized in OCI with a corresponding charge to the statement of income. The accumulated gain recognized in OCI is recycled to the statement of income upon derecognition of the assets.

The Group considers a financial asset in default when contractual payments are 30 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group.

A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial assets are written off either partially or in their entirety only when the Group has stopped pursuing the recovery. If the amount to be written off is greater than the accumulated loss allowance, the difference is first treated as an addition to the allowance that is then applied against the gross carrying amount. Any subsequent recoveries are credited to credit loss expense. There were no write-offs over the periods reported in these consolidated financial statements.

For cash flow purposes the Group classifies the cash flow for the acquisition and disposal of financial assets as operating cash flows, as the purchases of these investments is funded from the net cash flows associated with the origination of insurance and investment contracts and payment of benefits and claims incurred for such insurance contracts, which are respectively treated under operating activities.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Investments in associates

The Group’s investment in its associates is accounted for using the equity method of accounting. An associate is an entity in which the Group has significant influence, and which is neither a subsidiary nor a joint venture.

The considerations made in determining significant influence or joint control are similar to those necessary to determine control over subsidiaries. The Group’s investment in its associates is accounted for using the equity method.

Under the equity method, the investment in the associate is carried in the consolidated statement of financial position at cost plus post-acquisition changes in the Group’s share of net assets of the associate. Goodwill relating to an associate is included in the carrying amount of the investment and is neither amortized nor individually tested for impairment.

The consolidated statement of income reflects the share of the results of operations of the associate. Where there has been a change recognized directly in the equity of the associate, the Group recognizes its share of any changes and discloses this, when applicable, in the consolidated statement of changes in equity. Profits or losses resulting from transactions between the Group and the associate are eliminated to the extent of the interest in the associate.

The share of profit of the associate is shown on the face of the consolidated statement of income. This is profit attributable to equity holders of the associate and, therefore, is profit after tax and non-controlling interests in the subsidiaries of the associates.

The financial statements of the associate are prepared for the same reporting period as the Group. Where necessary, adjustments are made to bring its accounting policies in line with the Group’s.

After application of the equity method, the Group determines whether it is necessary to recognize an additional impairment loss on the Group’s investments in associates. The Group determines at each reporting date, whether there is any objective evidence that the investment in the associate is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognizes the amount in the ’share of profit of an associate’ in the consolidated statement of income.

Upon loss of significant influence over the associate, the Group measures and recognizes any remaining investment at its fair value. Any difference between the carrying amount of the associate upon loss of significant influence and the fair value of the remaining investment and proceeds from disposal is recognized in consolidated statement of income.

Investment properties

Investment properties are measured initially at cost, including transaction costs. The carrying amount includes the cost of replacing part of an existing investment property at the time that cost is incurred if the recognition criteria are met; and excludes the costs of day to day servicing of an investment property. Subsequent to initial recognition, investment properties are stated at fair value, which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair values of investment properties are included in the consolidated statement of income in the period in which they arise.

The fair value of the investment properties is determined by management and in doing so management considers the valuation performed by third parties who are specialists in valuing these types of investment properties.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Investment properties are derecognized when either they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal.

The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the consolidated statement of income in the period of derecognition. The amount of consideration to be included in the gain or loss arising from the derecognition of investment property is determined in accordance with the requirements for determining the transaction price in IFRS 15.

Transfers are made to or from investment property only when there is a change in use. For a transfer from investment property to owner occupied property, the deemed cost for subsequent accounting is the fair value at the date of change in use. If owner occupied property becomes an investment property, the Group accounts for such property in accordance with the policy stated under property, plant and equipment up to the date of change in use.

Property, premises and equipment

Property, premises and equipment are stated at cost less accumulated depreciation and any impairment in value. Depreciation is calculated on a straight-line basis over the estimated useful lives using the following estimated useful lives:

Years

Office buildings	20
Aircraft	12.5
Office furniture	5
Computers	3
Equipment	4
Leasehold improvements	5
Vehicles	5
Right-of-use assets	2-7

An item of property, plant and equipment and any significant part initially recognized, is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of income when the asset is derecognized.

The assets’ residual values, useful lives and method of depreciation are reviewed and adjusted if appropriate at each financial year-end. Impairment reviews take place when events or changes in circumstances indicate that the carrying value may not be recoverable. Impairment losses are recognized in the consolidated statement of income as an expense.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses.

The useful lives of intangible assets are assessed as either finite or indefinite.

Intangible assets with finite lives are amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are considered to modify the amortization period or method, as appropriate, and are treated as changes in accounting estimates. The amortization expense on intangible assets with finite lives is recognized in the statement of income in the expense category that is consistent with the function of the intangible assets.

An intangible asset is derecognized upon disposal (i.e., at the date the recipient obtains control) or when no future economic benefits are expected from its use or disposal. Any gain or loss arising upon derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the consolidated statement of income.

Intangible assets include computer software and software licenses. These intangible assets are amortized on a straight-line basis over their estimated economic useful lives of 5 years.

Work in progress assets

Work in progress assets are stated at cost and include other direct costs and it is not depreciated until it is available for intended use.

Provisions

Provisions are recognized when the Group has an obligation (legal or constructive) as a result of a past event, and the costs to settle the obligation are both probable and able to be reliably measured.

Treasury shares

Own equity instruments that are reacquired (treasury shares) are recognized at cost and deducted from equity. No gain or loss is recognized in the statement of income on the purchase, sale, issue or cancellation of the Group’s own equity instruments. Any difference between the carrying amount and the consideration, if reissued, is recognized in share premium.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Gross written premiums

Gross written premiums comprise the total premiums receivable for the whole period of cover provided by contracts entered into during the accounting period. They are recognized on the date on which the policy commences. Premiums include any adjustments arising in the accounting period for premiums receivable in respect of business written in prior accounting periods. Rebates that form part of the premium rate, such as no-claim rebates, are deducted from the gross premium; others are recognized as an expense. Premiums also include estimates for pipeline premiums, representing amounts due on business written but not yet notified. The Group generally estimates the pipeline premium based on management’s judgment and prior experience.

Unearned premiums are those proportions of premiums written in a year that relate to periods of risk after the reporting date. Unearned premiums are calculated on a pro rata basis. The proportion attributable to subsequent periods is deferred as a provision for unearned premiums.

Reinsurance premiums

Reinsurance premiums comprise the total premiums payable for the reinsurance cover provided by retrocession contracts entered into during the year and are recognized on the date on which the policy incepts.

Premiums include any adjustments arising in the accounting period in respect of reinsurance contracts incepting in prior accounting periods.

Unearned reinsurance premiums are those proportions of premiums written in a year that relate to periods of risk after the reporting date. Unearned reinsurance premiums are deferred over the term of the underlying direct insurance policies for risks-attaching contracts and over the term of the reinsurance contract for losses occurring contracts.

Claims

Claims, comprising amounts payable to contract holders and third parties and related loss adjustment expenses, net of salvage and other recoveries, are charged to income as incurred. Claims comprise the estimated amounts payable, in respect of claims reported to the Group and those not reported at the consolidated statement of financial position date.

The Group generally estimates its claims based on appointed loss adjusters or leading underwriters’ recommendations. In addition, a provision based on management’s judgement and the Group’s prior experience is maintained for the cost of settling claims incurred but not reported at the consolidated statement of financial position date.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Policy acquisition costs and commissions earned

Policy acquisition costs and commission earned represent commissions paid and received in relation to the acquisition and renewal of insurance and retrocession contracts which are deferred and expensed over the same period over which the corresponding premiums are recognised in accordance with the earning pattern of the underlying contract.

Liability adequacy test

At each statement of financial position date, the Group assesses whether its recognized insurance liabilities are adequate using current estimates of future cash flows under its insurance contracts. If that assessment shows that the carrying amount of its unearned premiums (less related deferred policy acquisition costs) is inadequate in light of estimated future cash flows, the entire deficiency is immediately recognized in income and an unexpired risk provision created.

The Group does not discount its liability for unpaid claims as the Group measures its insurance contract liabilities on an undiscounted basis.

Reinsurance

The Group cedes insurance risk in the normal course of business for all of its businesses. Reinsurance assets represent balances due from reinsurance companies. Amounts recoverable from reinsurers are estimated in a manner consistent with the outstanding claims provision or settled claims associated with the reinsurer’s policies and are in accordance with the related reinsurance contract.

Reinsurance assets are reviewed for impairment at each reporting date, or more frequently, when an indication of impairment arises during the reporting year. Impairment occurs when there is objective evidence as a result of an event that occurred after initial recognition of the reinsurance asset that the Group may not receive all outstanding amounts due under the terms of the contract and the event has a reliably measurable impact on the amounts that the Group will receive from the reinsurer. The impairment loss is recorded in the consolidated statement of income.

Gains or losses on buying reinsurance are recognized in the consolidated statement of income immediately at the date of purchase and are not amortized.

Ceded reinsurance arrangements do not relieve the Group from its obligations to policyholders.

The Group also assumes reinsurance risk in the normal course of business for non-life insurance contracts where applicable. Premiums and claims on assumed reinsurance are recognized as revenue or expenses in the same manner as they would be if the reinsurance were considered direct business, taking into account the product classification of the reinsured business. Reinsurance liabilities represent balances due to reinsurance companies. Amounts payable are estimated in a manner consistent with the related reinsurance contract.

Premiums and claims are presented on a gross basis for both ceded and assumed reinsurance.

Reinsurance assets or liabilities are derecognized when the contractual rights are extinguished or expire or when the contract is transferred to another party.

Reinsurance contracts that do not transfer significant insurance risk are accounted for directly through the statement of financial position. These are deposit assets or financial liabilities that are recognized based on the consideration paid or received less any explicit identified premiums or fees to be retained by the reinsured.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Excess of loss (XOL) reinsurance

The Group purchases reinsurance as part of its risk mitigation programme. The Group has a non–proportional excess–of–loss reinsurance contracts designed to mitigate the Group’s net exposure of losses that exceed a specified limit including catastrophe losses. These contracts often specify a limit in losses for which the reinsurer will be responsible. This limit is agreed to in the reinsurance contract and protects the Group from dealing with an unlimited liability. Retention limits for the excess–of–loss reinsurance vary by line of business.

The XOL costs are determined at the inception of the reinsurance contract and are payable upfront in the form of ‘Minimum and Deposit Premium’ (MDP) subject to premium adjustment at the end of the contract period. Deferred excess of loss premiums are those proportions of premiums paid during the year that relate to periods of risk after the reporting date. Deferred premiums are calculated on a pro rata basis.

Excess of loss reinsurance also includes reinstatement premium and related cash flows within the boundary of the initial reinsurance contract arising from usage of primary reinsurance coverage limit. Reinstatement occurs at predetermined rates without giving reinsurer any right to exit or reprice the contract. This implies expected cash flows related to the reinstatement premium shall be within the boundary of the initial reinsurance contract and are not related to future contracts.

Cash settled - Share based payment plan

A phantom share option plan linked to the value of an ordinary share of the Group as approved by the Board of Directors has been declared during 2011. Value of an ordinary share represents book value of an ordinary share of Group determined in the latest audited financial accounts as on 31st December of each year prior to exercise date. The scheme is applicable to senior executives with more than 12 months service. The amount of bonus is determined by reference to the increase in the book value of shares covered by the option. No shares are issued or transferred to the option holder on the exercise of the option.

The options vest equally over a span of 5 years from the grant date. The bonus due amounts to the excess of book value on vesting date over grant date plus an additional 20% on the value of the excess.

Offsetting

Financial assets and financial liabilities are offset, and the net amount reported in the consolidated statement of financial position only when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liability simultaneously. Income and expense are not offset in the consolidated statement of income unless required or permitted by any accounting standard or interpretation.

Foreign currencies

The Group’s consolidated financial statements are presented in United States Dollars, which is also the functional currency of the Group. Each entity in the Group determines its own functional currency and items included in the financial statements of each entity are measured using that functional currency.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Transactions and balances

Transactions in foreign currencies are initially recorded by the Group entities at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date. All differences are taken to the consolidated statement of income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Group companies

The assets and liabilities of foreign operations are translated into United States Dollars at the rate of exchange prevailing at the reporting date and their statements of income are translated at exchange rates prevailing at the date of the transactions. The exchange differences arising on the translation are recognized in the consolidated statement of comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognized in the consolidated statement of income.

Taxation

The charge or credit for taxation is based upon the profit or loss for the year and takes into account taxation deferred because of temporary differences between the treatment of certain items for taxation and accounting purposes.

Current income tax

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date in the countries were the Group operates and generates taxable income.

Deferred tax

Deferred tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax assets are recognized for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credit and unused tax losses can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Interest income

Interest income included in investment income is recognized as the interest accrues using the effective interest method, under which the rate used exactly discounts estimated future cash receipts through the expected life of the financial asset to the net carrying amount of the financial asset.

Dividend income

Dividend revenue included in investment income is recognized when the right to receive the payment is established.

Other revenues and expenses

Other revenues consist of chartered flights revenues which are recognized when the transportation is provided. Related expenses are recognized in the same period as the revenues to which they relate.

Leasing (Prior to IFRS 16 adoption)

The Group has no finance lease arrangements.

The determination of whether an arrangement is a lease, or contains a lease, is based on the substance of the arrangement at the inception date and requires an assessment of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets and the arrangement conveys a right to use the asset, even if that right is not explicitly specified in an arrangement.

Group as a lessee

Leases that do not transfer to the Group substantially all the risks and benefits incidental to ownership of the leased items are operating leases. Operating lease payments are recognized as an expense in the income statement on a straight-line basis over the lease term. Contingent rentals are recognized as an expense in the period in which they are incurred.

Group as a lessor

Leases in which the Group does not transfer substantially all of the risks and benefits of ownership of the asset are classified as operating leases. Initial direct costs incurred in negotiating an operating lease are added to the carrying amount of the leased asset and recognized over the lease term on the same basis as rental income. Rental income from operating leases is recognized on a straight-line basis over the term of lease.

Fair values

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

In the principal market for the asset or liability, or

In the absence of a principal market, in the most advantageous market for the asset or liability

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

The principal or the most advantageous market must be accessible to the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 - Quoted (unadjusted) market prices in active markets for identical assets or liabilities

Level 2 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable

Level 3 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Group determines whether transfers have occurred between Levels in the hierarchy by re-assessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

The Group’s management determines the policies and procedures for both recurring fair value measurement, such as unquoted available for sale financial assets.

At each reporting date, the management analyses the movements in the values of assets and liabilities which are required to be re-measured or re-assessed as per the Group’s accounting policies. For this analysis, the management verifies the major inputs applied in the latest valuation by agreeing the information in the valuation computation to contracts and other relevant documents.

For the purpose of fair value disclosures, the Group has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained above.

Segment reporting

Reporting segments and segment measures are explained and disclosed in note 30 Segment information.

Listing related costs

Listing transaction related costs are charged to the consolidated statement of income as incurred.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

Significant accounting judgements, estimates and assumptions

The preparation of the Group’s consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent liabilities. Uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of assets or liabilities affected in future periods.

Judgements

In the process of applying the Group’s accounting policies, management has made the following judgements, apart from those involving estimations, which have the most significant effect in the amounts recognized in the consolidated financial statements:

Classification of investments

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them.

Financial instruments are initially recognized on the trade date measured at their fair value. Except for financial assets and financial liabilities recorded at FVTPL, transaction costs are added to this amount.

The Group classifies all its financial assets based on the business model for managing the assets and the asset’s contractual terms. The categories include the following:

● Amortized cost

● FVOCI

● FVTPL

.

Estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are described below. The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

Valuation of insurance contract liabilities

Considerable judgement by management is required in the estimation of amounts due to contract holders arising from claims made under insurance contracts. Such estimates are necessarily based on assumptions about several factors involving varying, and possibly significant, degrees of judgement and uncertainty and actual results may differ from management’s estimates resulting in future changes in estimated liabilities.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

In particular, estimates have to be made both for the expected ultimate cost of claims reported at the consolidated statement of financial position date and for the expected ultimate cost of claims incurred but not yet reported (IBNR) at the consolidated statement of financial position date. The primary technique adopted by management in estimating the cost of notified and IBNR claims, is that of using past claim settlement trends to predict future claims settlement trends. Claims requiring court or arbitration decisions are estimated individually. Independent loss adjustors normally estimate property claims. Management reviews its provisions for claims incurred, and claims incurred but not reported, on a quarterly basis.

Similar judgements, estimates and assumptions are employed in the assessment of adequacy of provisions for unearned premiums. Judgement is also required in determining whether the pattern of insurance service provided by a contract requires amortization of unearned premiums on a basis other than time apportionment.

Total carrying amount of insurance contract liabilities as at year ended 31 December 2019 was USD 413,052,855 (2018: USD 384,379,841). As at 31 December 2019, gross incurred but not reported claims (IBNR) amounted to USD 120,330,776 (2018: USD 98,609,584) out of the total insurance contract liabilities.

Investment properties

Investment properties amounted to USD 25,712,312 as at 31 December 2019 (2018: USD 30,655,214) are stated at fair value. Management has determined the fair value and in doing so has considered valuation performed by a third-party specialist. The valuation model used was in accordance with that recommended by the International Valuation Standards Committee. The investment properties are valued using the sales comparison approach. Under the sales comparison approach, a property’s fair value is estimated based on comparable transactions. The sales comparison approach is based upon the principle of substitution under which a potential buyer will not pay more for the property than it will cost to buy a comparable substitute property. The unit of comparison applied by the Group is the price per square meter (sqm).

Expected credit loss for insurance receivables

The Group uses a provision matrix to calculate ECLs for insurance receivables. The provision rates are based on days past due for groupings of various policy holder’s segments that have similar default patterns.

The provision matrix is initially based on the Group’s historical observed default rates. The Group will calibrate the matrix to adjust the historical credit loss experience with forward-looking information. For instance, if forecast economic conditions (i.e., gross domestic product) are expected to deteriorate over the next year which can lead to an increased number of defaults in the sector, the historical default rates are adjusted. At every reporting date, the historical observed default rates are updated and changes in the forward-looking estimates are analyzed.

The amount of ECLs is sensitive to changes in circumstances and of forecast economic conditions. The Group’s historical credit loss experience and forecast of economic conditions may also not be representative of policy holder’s actual default in the future.

In its ECL models, the Group relies on a range of forward-looking information as economic inputs, such as:

● Real GDP growth by region

● Projected GDP growth by region

In determining impairment of financial assets, judgement is required in the estimation of the amount and timing of future cash flows as well as an assessment of whether the credit risk on the financial asset has increased significantly since initial recognition and incorporation of forward-looking information in the measurement of ECL.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

2.	BASIS OF PREPARATION (Continued)

The Group considers insurance receivables in default when contractual payments are 360 days past due, and in doing so management considers but does not depend only on the age of the relevant accounts receivable. The adequacy of the Group’s past estimates as well as the high turnover ratio of receivables are also considered as main factors in evaluating the collectability of insurance receivables, especially in regions where the Group has experienced historical trends of slow collection such as the Middle East and Africa. Even in such regions, however, the Group has typically ultimately recovered the due premiums in full.

The Group has in place credit appraisal policies for written business. The Group monitors and follows up on receivables for insurance transactions on an ongoing basis. Wherever, as a result of this formal chasing process, management determines that the settlement of a receivable is not probable, a notice of cancellation (NOC) will be issued within 30 – 60 days from the premium past due date. If the premium due is not paid within the NOC period, the insurance policy will be cancelled ab initio.

The Group does not pay claims on policies where the policyholder is past due on premium payments, except for cases where the policyholder’s broker confirms that the due premium is in the process of being collected.

Total expected credit losses on insurance receivables as at year ended 31 December 2019 was USD 6,393,719 (2018: USD 6,093,638).

Ultimate premiums

In addition to reported premium income, the Group also includes an estimate for pipeline premiums representing amount due on business written but not yet reported. This is based on management’s judgement of market conditions and historical data using premium development patterns evident from active underwriting years to predict ultimate premiums trends at the close of the fiscal period.

Estimated pipeline premiums as at year ended 31 December 2019 USD 5,307,350 (2018: USD 5,242,979).

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

3.	CASH AT BANKS

(a)	CASH AND CASH EQUIVALENTS

	2019	2018
	USD	USD

Cash and bank balances	167,767,393	159,478,364
Deposits with original maturities of three months or less	24,692,474	25,254,000
	192,459,867	184,732,364

(b)	TERM DEPOSITS

	2019	2018
	USD	USD

Total deposits	144,445,694	100,581,231
Less: Deposits with original maturities of three months or less - note 3 (a)	(24,692,474)	(25,254,000)
	119,753,220	75,327,231

The deposits are denominated in US Dollars and dollar pegged currencies and are held for varying periods between one month to one year depending on the immediate cash requirements of the Group.

4.	INSURANCE RECEIVABLES

	2019	2018
	USD	USD

Receivables from insurance companies and intermediaries	119,368,563	114,341,269
Less: Expected credit losses on insurance receivables	(6,393,719)	(6,093,638)
	112,974,844	108,247,631

The movement in the expected credit losses is as follows:

	2019	2018
	USD	USD

Opening balance	6,093,638	5,621,514
Provision for the year	628,887	472,124
Write-offs	(328,806)	-
Ending balance	6,393,719	6,093,638

Insurance receivables are non-interest bearing. The Group does not obtain collateral over insurance receivables.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

5.	INVESTMENTS

The details of the Group’s financial investments for the years 2019 and 2018 are as follows:

	31 December 2019
	Amortized cost	Fair value through other comprehensive income	Fair value through statement of income	Total
	USD	USD	USD	USD

Unquoted bonds*	3,235,896	-	-	3,235,896
Quoted bonds	-	208,525,361	-	208,525,361
Quoted funds and alternative investments	-	-	8,261,033	8,261,033
Quoted equities	-	14,628,558	13,544,542	28,173,100
Unquoted equities**	-	5,794,187	-	5,794,187
Expected credit losses and impairment	(267,623)	-	-	(267,623)
	2,968,273	228,948,106	21,805,575	253,721,954

	31 December 2018
	Amortized cost	Fair value through other comprehensive income	Fair value through statement of income	Total
	USD	USD	USD	USD

Unquoted bonds*	3,737,287	-	-	3,737,287
Quoted bonds	-	162,161,914	-	162,161,914
Quoted funds and alternative investments	-	-	8,383,593	8,383,593
Quoted equities	-	15,320,310	5,594,070	20,914,380
Unquoted equities**	-	5,988,087	-	5,988,087
Expected credit losses and impairment	(280,450)	-	-	(280,450)
	3,456,837	183,470,311	13,977,663	200,904,811

The movement on the expected credit losses and impairment provision for the bonds at amortized cost is as follows:

	2019	2018
	USD	USD

Opening balance	280,450	286,698
Release of provision for investment in debt securities	(12,827)	(6,248)
Ending balance	267,623	280,450

The reversal of allowance for bonds at FVTOCI for the year 2019 of USD 22,764 (note 22) does not change the carrying amount of these investments (which are measured at fair value but gives rise to an equal and opposite gain in OCI).

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

5.	INVESTMENTS (Continued)

*	The Group has an investment in an unquoted bond denominated in JOD (USD pegged currency) issued by ’Specialized Investment Compound Co.’ a local company based in Jordan with a maturity date of 22nd February 2016. Said company is currently under liquidation, due to which 85% of original bond holdings with nominal value amounted to USD 1,235,543 were not paid on that maturity date.

These bonds are backed up by collateral in the form of real estate properties. However, the Group management has provided USD 250,000 to cover any potential impairment in the value of the collateral held against said investment.

**	The Group has two unquoted equity investments under level 3 designated at fair value through OCI valued at USD 5,261,387 (2018: USD 5,263,777) and USD 532,800 (2018:724,310). As at 31 December 2018, the fair value of the unquoted equities was recorded by adopting a market approach using the price of the most recent sale transaction as a basis to arrive at a value of these investments. As at 31 December 2019, there was no information available about recent sale transactions. Accordingly, the Group has used an alternative valuation technique called ‘multiples-based valuation’ whereby earnings-based multiples of comparable companies as at 31 December 2019 were considered for the valuation. There are no active markets for these investments and the Group intends to hold them for the long term.

The table below shows the sensitivity of the fair value of Level 3 financial assets as at 31 December 2019 and 2018:

	%	Positive impact	Negative impact	Valuation variables
		USD	USD
2019	+/- 10	573,974	(573,974)	Market multiples applied to a range of financial performance measures ***
2018	+/- 10	598,808	(598,808)	Price of most recent sale transaction

*** As at 31 December 2019, the fair value measurement of the unquoted equity investment valued at USD 5,261,387 was based on a combination of valuation multiples, with greater weight given to price to book value multiple. This has implied an equity value range of USD 5,110,200 to USD 5,561,100.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

6.	INVESTMENTS IN ASSOCIATES

The Group holds 32.7% equity ownership interest in companies registered in Lebanon as shown below, the investments in associated companies are accounted for using the equity method:

	Country of incorporation	Ownership
		2019	2018

Star Rock SAL Lebanon	Lebanon	32.7%	32.7%
Sina SAL Lebanon	Lebanon	32.7%	32.7%
Silver Rock SAL Lebanon	Lebanon	32.7%	32.7%
Golden Rock SAL Lebanon	Lebanon	32.7%	32.7%

Movement on investments in associates is as follows:

	2019	2018
	USD	USD

Opening balance	13,437,778	14,323,451
Share of associated companies’ financial results	(6,393)	36,917
Investment properties fair value adjustment	(495,736)	(838,748)
Reversal of (provision for) contingent liabilities	126,025	(83,842)
Share of profit or loss from associates	(376,104)	(885,673)
	13,061,674	13,437,778

The following tables include summarized information of the Group’s investments in associates for each year presented:

This information is presented on a 100% basis and reflects adjustments made by the Group to the associated companies own results in applying the equity method of accounting. Adjustments to the carrying amount are recognized for changes in the Group’s proportionate interest in the associates arising from changes in the associate’s equity that have not been recognized in the associate’s profit or loss. Changes include those arising from the revaluation of investment properties of the associates and provisions related to the income tax and social security contingencies that may arise on the associates.

	2019
	Star Rock SAL Lebanon	Sina SAL Lebanon	Silver Rock SAL Lebanon	Golden Rock SAL Lebanon	Total
	USD	USD	USD	USD	USD

Current assets	62,359	49,224	61,267	779,871	952,721
Non-current assets	4,970,390	3,782,149	5,405,404	33,355,443	47,513,386
Current liabilities	(1,790,847)	(2,208,931)	(380,714)	(2,606,518)	(6,987,010)
Non-current liabilities	(136,081)	(162,034)	(89,747)	(1,147,277)	(1,535,139)
Net assets	3,105,821	1,460,408	4,996,210	30,381,519	39,943,958
The Group’s share of net assets	1,015,603	477,553	1,633,761	9,934,757	13,061,674

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

6.	INVESTMENTS IN ASSOCIATES (Continued)

	2018
	Star Rock SAL Lebanon	Sina SAL Lebanon	Silver Rock SAL Lebanon	Golden Rock SAL Lebanon	Total
	USD	USD	USD	USD	USD

Current assets	44,491	46,225	116,287	587,531	794,534
Non-current assets	5,205,244	3,926,427	5,610,302	34,766,783	49,508,756
Current liabilities	(1,801,066)	(2,247,373)	(488,925)	(2,751,274)	(7,288,638)
Non-current liabilities	(135,934)	(149,515)	(143,677)	(1,491,409)	(1,920,535)
Net assets	3,312,735	1,575,764	5,093,987	31,111,631	41,094,117
The Group’s share of net assets	1,083,265	515,275	1,665,735	10,173,503	13,437,778

The following table includes summarized information of the Group’s share of (loss) profit from associates for years 2019, 2018 and 2017.

	2019
	Star Rock SAL Lebanon	Sina SAL Lebanon	Silver Rock SAL Lebanon	Golden Rock SAL Lebanon	Total
Associates’ revenues and results:	USD	USD	USD	USD	USD
Revenues	72,371	61,420	111,728	1,038,366	1,283,885
Net (loss)	(206,916)	(115,357)	(97,781)	(730,110)	(1,150,164)
The Group’s share of (loss)	(67,662)	(37,722)	(31,974)	(238,746)	(376,104)

	2018
Associates’ revenues and results:	USD	USD	USD	USD	USD
Revenues	134,676	68,601	166,061	1,165,729	1,535,067
Net (loss)	(245,495)	(240,228)	(236,524)	(1,986,234)	(2,708,481)
The Group’s share of (loss)	(80,277)	(78,555)	(77,343)	(649,498)	(885,673)

	2017
Associates’ revenues and results:	USD	USD	USD	USD	USD
Revenues	90,006	52,803	147,976	1,195,217	1,486,002
Net profit	408,161	174,977	196,769	2,254,396	3,034,303
The Group’s share of profit	133,469	57,217	64,344	737,188	992,218

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

6.	INVESTMENTS IN ASSOCIATES (Continued)

The associates’ main business is investing in investment properties. The investment properties of the associates are stated at fair value to bring the associated companies accounting policies in line with the Group’s. The fair value of the investment properties has been determined by management and in doing so has considered valuation performed by third party specialist. The valuation model used was in accordance with that recommended by the International Valuation Standards Committee. The investment properties are valued using the sales comparison approach. Under the sales comparison approach, a property’s fair value is estimated based on comparable transactions. The sales comparison approach is based upon the principle of substitution under which a potential buyer will not pay more for the property than it will cost to buy a comparable substitute property. The unit of comparison applied by the Group is the price per square meter (sqm) which represents the significant unobservable input used in the valuation process.

All the investment properties generated rental income during the current year and the prior years.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

7.	OUTSTANDING CLAIMS

Movement in outstanding claims

	2019			2018			2017
	Gross	Reinsurers’ share	Net	Gross	Reinsurers’ share	Net	Gross	Reinsurers’ share	Net
	USD	USD	USD	USD	USD	USD	USD	USD	USD
At the beginning of the year
Reported claims	285,770,257	(170,124,934)	115,645,323	303,254,937	(178,617,218)	124,637,719	244,216,392	(122,735,801)	121,480,591
Claims incurred but not reported	98,609,584	(17,440,448)	81,169,136	79,972,504	(7,974,801)	71,997,703	90,954,902	(20,329,907)	70,624,995
	384,379,841	(187,565,382)	196,814,459	383,227,441	(186,592,019)	196,635,422	335,171,294	(143,065,708)	192,105,586

Claims paid	(131,151,122)	53,113,606	(78,037,516)	(209,892,000)	124,783,536	(85,108,464)	(204,098,071)	121,697,370	(82,400,701)
Provided during the year related to current accident year	150,799,594	(26,443,648)	124,355,946	196,708,805	(102,442,564)	94,266,241	278,298,318	(167,956,984)	110,341,334
Provided during the year related to previous accident years	9,024,542	(15,317,000)	(6,292,458)	14,335,595	(23,314,335)	(8,978,740)	(26,144,100)	2,733,303	(23,410,797)
At the end of the year	413,052,855	(176,212,424)	236,840,431	384,379,841	(187,565,382)	196,814,459	383,227,441	(186,592,019)	196,635,422

At the end of the year
Reported claims	292,722,079	(163,190,980)	129,531,099	285,770,257	(170,124,934)	115,645,323	303,254,937	(178,617,218)	124,637,719
Claims incurred but not reported	120,330,776	(13,021,444)	107,309,332	98,609,584	(17,440,448)	81,169,136	79,972,504	(7,974,801)	71,997,703
	413,052,855	(176,212,424)	236,840,431	384,379,841	(187,565,382)	196,814,459	383,227,441	(186,592,019)	196,635,422

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

7.	OUTSTANDING CLAIMS (Continued)

Claims development

The following tables show the estimate of cumulative incurred claims, including both reported claims and claims incurred but not reported for each successive accident year at each statement of financial position date, together with cumulative payments to date.

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	Total
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD

At end of accident year	25,362,416	25,254,263	37,939,544	114,560,922	94,375,639	122,323,418	128,498,162	133,595,104	159,549,092	152,384,186	174,601,048	175,094,042	278,298,318	196,708,806	150,799,594
One year later	44,520,499	35,110,485	54,041,148	125,149,178	75,295,485	108,522,816	106,566,918	119,424,721	155,958,329	114,972,073	160,100,166	173,369,296	309,257,783	219,593,452	-
Two years later	47,504,859	40,894,923	53,379,611	119,412,667	67,118,529	105,943,110	100,764,212	108,556,804	148,160,641	101,352,163	149,533,104	167,694,979	317,052,504	-	-
Three years later	47,354,940	39,641,082	53,971,648	121,676,478	68,496,704	100,572,066	110,286,014	110,046,062	142,309,348	92,846,420	145,920,851	158,572,219	-	-	-
Four years later	46,829,976	37,331,379	53,468,989	119,839,220	68,217,208	99,513,334	114,464,267	103,996,492	133,916,518	88,210,215	142,926,388	-	-	-	-
Five years later	46,391,258	37,665,596	53,393,860	113,090,591	67,908,658	101,599,381	110,266,231	104,540,662	132,991,755	85,621,385	-	-	-	-	-
Six years later	47,224,929	36,800,576	50,534,739	112,125,348	67,807,370	100,198,544	111,774,284	103,167,021	130,843,807	-	-	-	-	-	-
Seven years later	46,211,206	35,600,935	49,718,456	110,400,053	67,613,678	100,302,961	110,644,445	97,917,558	-	-	-	-	-	-	-
Eight years later	46,232,192	35,318,464	49,552,802	110,588,511	68,114,668	100,073,144	111,028,275	-	-	-	-	-	-	-	-
Nine years later	46,224,784	34,796,272	49,374,891	111,162,234	68,950,049	100,119,899	-	-	-	-	-	-	-	-	-
Ten years later	45,737,657	34,609,372	49,361,720	111,371,580	68,881,829	-	-	-	-	-	-		-	-	-
Eleven years later	45,608,779	34,553,537	49,312,510	111,500,390	-	-	-	-	-	-	-	-	-	-	-
Twelve years later	45,609,384	34,422,917	49,303,976	-	-	-	-	-	-	-	-	-	-	-	-
Thirteen years later	45,602,039	34,377,940	-	-	-	-	-	-	-	-	-	-	-	-	-
Fourteen years later	45,613,014	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Current estimate of cumulative claims incurred	45,613,014	34,377,940	49,303,976	111,500,390	68,881,829	100,119,899	111,028,275	97,917,558	130,843,807	85,621,385	142,926,388	158,572,219	317,052,504	219,593,452	150,799,594	1,824,152,230
Cumulative payments to date	45,612,133	33,701,658	49,301,701	110,725,084	67,854,039	99,582,296	102,709,727	94,781,375	128,732,202	82,445,136	135,516,537	149,115,128	224,833,333	68,579,482	17,609,544	1,411,099,375
Total liability included in the consolidated statement of financial position																413,052,855

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

8.	UNEARNED PREMIUMS

	2019			2018			2017
	Gross	Reinsurers’ share	Net	Gross	Reinsurers’ share	Net	Gross	Reinsurers’ share	Net
	USD	USD	USD	USD	USD	USD	USD	USD	USD

Opening balance	168,254,688	(32,566,847)	135,687,841	156,694,025	(41,126,963)	115,567,062	133,670,895	(32,138,490)	101,532,405
Premiums written	349,291,905	(97,139,370)	252,152,535	301,618,486	(98,188,088)	203,430,398	275,102,191	(114,334,750)	160,767,441
Premiums earned	(311,332,564)	95,789,668	(215,542,896)	(290,057,823)	106,748,204	(183,309,619)	(252,079,061)	105,346,277	(146,732,784)
	206,214,029	(33,916,549)	172,297,480	168,254,688	(32,566,847)	135,687,841	156,694,025	(41,126,963)	115,567,062

9.	DEFFERRED EXCESS OF LOSS PREMIUMS

The movement in deferred excess of loss premiums in the consolidated statement of financial position is as follows:

	2019	2018	2017
	USD	USD	USD

Opening balance	12,448,671	11,612,654	8,878,968
Additions	37,491,753	24,945,436	28,664,368
Charged to consolidated income statement under reinsures’ share of insurance premiums	(34,767,717)	(24,109,419)	(25,930,682)
Ending balance	15,172,707	12,448,671	11,612,654

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

10.	DEFERRED POLICY ACQUISITION COSTS

	2019	2018	2017
	USD	USD	USD

Opening balance	36,403,831	32,915,965	28,286,248
Acquisition costs during the year	64,675,035	62,268,542	57,570,774
Charged to consolidated statement of income	(59,365,577)	(58,780,676)	(52,941,057)
Ending balance	41,713,289	36,403,831	32,915,965

11.	OTHER ASSETS

	2019	2018
	USD	USD

Accrued interest income	2,580,091	1,830,722
Due from related party (note 26)	1,855,461	-
Prepaid expenses	1,303,352	1,284,738
Refundable deposits	119,020	221,779
Employees receivables	60,199	445,374
Funds held in trust accounts	1,518,041	1,006,735
Income tax receivables	132,722	187,604
Trade receivables	6,707	9,366
Others	178,632	74,732
	7,754,225	5,061,050

The carrying values of the other assets above as at years ending 31 December 2019 and 2018 approximate fair value.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

12.	INVESTMENT PROPERTIES

The following table includes summarized information of the Group’s investment properties:

	2019
	Commercial building	Land*	Total
	USD	USD	USD

Opening balance	20,312,477	10,342,737	30,655,214
Additions	-	745,281	745,281
Sale of investment properties	-	(5,383,701)	(5,383,701)
Fair value adjustment (note 22)	(249,173)	(55,309)	(304,482)
Ending balance	20,063,304	5,649,008	25,712,312

	2018
	Commercial building	Land*	Total
	USD	USD	USD

Opening balance	20,218,543	10,342,737	30,561,280
Fair value adjustment (note 22)	93,934	-	93,934
Ending balance	20,312,477	10,342,737	30,655,214

* Land amounting to USD 5,649,008 as at 31 December 2019 (2018: USD 10,342,737) is registered in the name of one of the Directors of the Group. The Group has obtained a proxy over this investment property (note 26).

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

12.	INVESTMENT PROPERTIES (Continued)

The fair value of investment properties has been determined by management and in doing so has considered a valuation performed by a third parties who are specialists in valuing these types of investment properties. The valuation model used was in accordance with that recommended by the International Valuation Standards Committee. The investment properties are valued using the sales comparison approach. Under the sales comparison approach, a property’s fair value is estimated based on comparable transactions. The sales comparison approach is based upon the principle of substitution under which a potential buyer will not pay more for the property than it will cost to buy a comparable substitute property. The management believes that this valuation technique falls under level 3 of the fair value hierarchy since investment properties market is not very active.

The sensitivity of the Group financial statements to the change in the price used for the valuation of the investment properties was as the following:

	%	Price per square meter	Impact on statement of income for the increase in price per square meter	Impact on statement of income for the decrease in price per square meter
		USD	USD	USD
Commercial building

2019	+/- 10	1,122	2,006,330	(2,006,330)

2018	+/- 10	1,139	2,031,248	(2,031,248)

	%	Price per square meter	Impact on statement of income for the increase in price per square meter	Impact on statement of income for the decrease in price per square meter
		USD	USD	USD
Land

2019	+/- 10	203	564,901	(564,901)

2018	+/- 10	151	1,034,274	(1,034,274)

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

13.	PROPERTY, PREMISES AND EQUIPMENT

	Office buildings	Aircraft	Office furniture	Computers	Equipment	Leasehold improvements	Vehicles	Work in progress*	Right of use assets	Total
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD
Cost
At 1 January 2019	2,674,521	11,290,405	1,633,314	1,553,789	281,370	1,320,273	964,531	-	-	19,718,203
Impact of the IFRS 16 adoption (note 2)	-	-	-	-	-	-	-	-	1,715,606	1,715,606
Adjusted balance	2,674,521	11,290,405	1,633,314	1,553,789	281,370	1,320,273	964,531	-	1,715,606	21,433,809
Additions	3,614	-	19,152	122,981	9,698	163,318	115,570	8,972	1,002,005	1,445,310
Disposals	-	-	-	(31,261)	(254)	(71,636)	(69,322)	-	(792,544)	(965,017)
At 31 December 2019	2,678,135	11,290,405	1,652,466	1,645,509	290,814	1,411,955	1,010,779	8,972	1,925,067	21,914,102

Depreciation
At 1 January 2019	757,200	1,806,464	1,325,569	1,297,939	278,263	1,220,100	815,671	-	-	7,501,206
Deprecation for the year	136,449	903,232	56,749	169,390	3,941	53,354	67,440	-	516,175	1,906,730
Disposals	-	-	-	(31,261)	(95)	(23,231)	(69,320)	-	(104,769)	(228,676)
At 31 December 2019	893,649	2,709,696	1,382,318	1,436,068	282,109	1,250,223	813,791	-	411,406	9,179,260
Net carrying amount
At 31 December 2019	1,784,486	8,580,709	270,148	209,441	8,705	161,732	196,988	8,972	1,513,661	12,734,842

Cost
At 1 January 2018	2,669,763	11,290,405	1,513,831	1,413,182	274,433	1,177,342	964,531	-	-	19,303,487
Additions	4,758	-	119,483	140,607	6,937	142,931	-	-	-	414,716
At 31 December 2018	2,674,521	11,290,405	1,633,314	1,553,789	281,370	1,320,273	964,531	-	-	19,718,203

Depreciation
At 1 January 2018	704,219	903,232	1,273,047	1,184,117	272,606	1,177,341	698,388	-	-	6,212,950
Deprecation for the year	52,981	903,232	52,522	113,822	5,657	42,759	117,283	-	-	1,288,256
At 31 December 2018	757,200	1,806,464	1,325,569	1,297,939	278,263	1,220,100	815,671	-	-	7,501,206
Net carrying amount
At 31 December 2018	1,917,321	9,483,941	307,745	255,850	3,107	100,173	148,860	-	-	12,216,997

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

13.	PROPERTY, PREMISES AND EQUIPMENT (Continued)

The depreciation of the aircraft for the year ended 31 December 2019 amounted to USD 903,232 (2018: USD 903,232) (2017: USD 903,232) was allocated proportionally between the other expenses and general and administrative expenses based on the flight hours of chartered trips and business-related trips. The depreciation and amortization (note 14) charges for the year 2019, 2018 and 2017 were allocated as follows:

	2019	2018	2017
	USD	USD	USD

Property premises and equipment depreciation charge for the year	1,906,730	1,288,256	1,406,831
Intangible assets amortization charge for the year (note 14)	48,728	71,704	78,303
Aircraft depreciation allocated to listing transaction deferred cost (note 11)	(72,555)	-	-
Aircraft depreciation allocated to other expenses (note 23)	(594,496)	(490,820)	(462,184)
Total depreciation and amortization allocated to G&A	1,288,407	869,140	1,022,950

Fully depreciated property, premises and equipment still in use amounted to USD 5,206,087 as at 31 December 2019 (2018: USD 4,337,158).

14.	INTANGIBLE ASSETS

	2019			2018
	Computer software / licenses	Work in progress*	Total	Computer software / licenses	Work in progress*	Total
	USD	USD	USD	USD	USD	USD
Cost
Beginning balance	1,183,341	2,840,235	4,023,576	1,171,134	1,874,003	3,045,137
Additions	6,670	992,202	998,872	12,207	966,232	978,439
Ending balance	1,190,011	3,832,437	5,022,448	1,183,341	2,840,235	4,023,576

Amortization
Beginning balance	1,087,826	-	1,087,826	1,016,122	-	1,016,122
Additions	48,728	-	48,728	71,704	-	71,704
Ending balance	1,136,554	-	1,136,554	1,087,826	-	1,087,826
Net carrying amount	53,457	3,832,437	3,885,894	95,515	2,840,235	2,935,750

* Work in progress balance represents the payments towards the purchase of new insurance software. The management expects that the software will be installed during the first half of 2020, and the expected cost to complete the project is USD 225,375.

15.	INSURANCE PAYABLES

	2019	2018
	USD	USD

Payables due to insurance companies and intermediaries	2,610,528	233,316
Reinsurers – amounts due in respect of ceded premium	50,933,209	32,800,830
	53,543,737	33,034,146

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

16.	OTHER LIABILITIES

	2019	2018
	USD	USD

Accounts payable	1,716,667	2,441,208
Accrued expenses and other accruals	7,221,706	5,858,245
Listing related cost payables (note 24)	3,661,148	-
Lease liability	1,563,389	-
Income tax payable (note 27)	700,372	-
	14,863,282	8,299,453

17.	UNEARNED COMMISSIONS

The movement in unearned commissions in the consolidated statement of financial position is as follows:

	2019	2018	2017
	USD	USD	USD

As at 1 January	8,010,384	10,354,019	8,292,099
Commissions received	14,829,744	14,473,519	18,771,267
Commissions earned	(13,930,139)	(16,817,154)	(16,709,347)
As at 31 December	8,909,989	8,010,384	10,354,019

18.	EQUITY

Share capital

	2019	2018
	USD	USD

Authorized shares (par value of USD 1 each)	175,000,000	175,000,000
Issued shares	143,375,678	143,375,678

Fair value reserve

The movement of this item is as follows:

	2019	2018	2017
	USD	USD	USD

Balance at the beginning of the year	953,704	14,208,469	9,693,936
Impact of adopting IFRS 9	-	(6,680,687)	-
Net change in fair value reserve during the year for bonds at fair value through OCI	4,208,620	(2,706,303)	-
Net change in fair value reserve during the year for equities at fair value through OCI	(865,646)	(3,897,678)	-
Net change in fair value reserve during the year for available for sale investments	-	-	4,514,533
ECL (release) charge transferred to income statement	(22,764)	29,903	-
Balance at the end of the year	4,273,914	953,704	14,208,469

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

18.	EQUITY (Continued)

Foreign currency translation reserve

The foreign currency translation reserve is used to record the exchange difference arising from the translation of the financial statements of foreign subsidiaries to the Group’s functional currency.

19.	TREASURY SHARES

The general shareholders meeting approved in its extraordinary meeting dated 24 November 2013 the purchase of the Group’s own shares up to 15% of the issued shares and to be treated as treasury shares in accordance with the applicable DIFC laws and regulations. Pursuant to the above authorization, 2,350,000 treasury shares were purchased during the year which were recorded at an amount of USD 5,052,500 (2018: USD 15,050,000). Total treasury shares amount as at 31 December 2019 was USD 20,102,500 (2018: USD 15,050,000) - (note 26).

Reconciliation of the outstanding number of shares is as follows

	2019	2018

At 1 January	136,375,678	143,375,678
Treasury shares purchased during the year	(2,350,000)	(7,000,000)
At 31 December	134,025,678	136,375,678

20.	DIVIDENDS PAID

The Board of Directors resolved to pay the following dividends for the years 2019, 2018 and 2017:

-	On 21 March 2019: USD 5,455,027 (Dividend per share excluding treasury shares: USD 0.040)

-	On 22 August 2019: USD 5,361,027 (Dividend per share excluding treasury shares: USD 0.040)

-	On 16 August 2018: USD 4,091,271 (Dividend per share excluding treasury shares: USD 0.030)

-	On 9 March 2017: USD 5,735,027 (Dividend per share: USD 0.040)

-	On 16 August 2017: USD 5,735,027 (Dividend per share: USD 0.040)

21.	GENERAL AND ADMINISTRATIVE EXPENSES

	2019	2018	2017
	USD	USD	USD

Human resources expenses	26,700,229	23,448,838	21,350,467
Business promotion, travel and entertainment	3,339,568	3,492,472	3,002,921
Statutory, advisory and rating	3,463,139	3,040,841	1,811,372
Information technology and software	1,871,641	1,838,585	1,542,740
Office operation	1,459,670	1,783,868	1,491,240
Depreciation and amortization (note 13)	1,288,407	869,140	1,022,950
Interest expense arising from lease liabilities (note 2)	108,426	-	-
Bank charges	136,569	153,055	129,750
Board of directors’ expenses	898,296	724,880	551,164
	39,265,945	35,351,679	30,902,604

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

22.	NET INVESTMENT INCOME

	2019	2018	2017
	USD	USD	USD

Interest income	10,866,051	9,698,069	8,632,460
Dividends from equities at FVTOCI	721,240	342,800	-
Dividends from equities at FVTPL	391,222	701,076	-
Dividends	-	-	1,490,607

Realized gains and losses on investments

Net gain on sale of available-for-sale investments	-	-	3,133,556
Realized loss on sale of bonds at FVTOCI	(628,523)	(763,569)	-
Realized gain on sale of FVTPL equities and mutual funds	946,952	2,048,908	-

Unrealized gains and losses on investments
Fair value changes of held for trading investments	-	-	95,582
Unrealized loss on revaluation of financial assets at FVTPL	1,590,964	(948,802)	-

Gains and losses from investments in properties

Realized gain on sale of investment properties	678,516	-	-
Fair value (loss) gain on investment properties (note 12)	(304,482)	93,934	18,148
Rental income	203,076	606,862	1,007,983

Impairment and expected credit losses on investments
Impairment on available for sale investments	-	-	(71,863)
Expected credit loss on financial assets at FVOCI	22,764	(29,903)	-
Release of expected credit loss on financial assets at amortized cost	12,827	6,248	-

Investments custodian fees and other investments expenses	(1,126,531)	(1,445,327)	(1,741,631)
	13,374,076	10,310,296	12,564,842

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

23.	OTHER REVENUES (EXPENSES)

	2019	2018	2017
	USD	USD	USD
Other revenues:
Chartered flights revenue	1,428,265	902,750	837,712
Others	-	-	18,828
	1,428,265	902,750	856,540
Other expenses:
Aircraft operational cost	(1,574,171)	(1,095,461)	(1,003,858)
Aircraft depreciation expense (note 13)	(594,496)	(490,820)	(462,184)
Loss on disposal of property, premises and equipment	(25,999)	-	-
	(2,194,666)	(1,586,281)	(1,466,042)

24.	LISTING TRANSACTION COSTS

Transaction costs incurred by the Group during 2019 mainly consist of professional fees (legal, accounting, etc.) and other miscellaneous cost that are directly related to the listing transaction.

Transaction costs amounting to USD 4,831,976 were charged to the consolidated statement of income for the year ended 31 December 2019.

25.	COMMITMENTS AND CONTINGENCIES

As of the date of the consolidated financial statements, the Group is contingently liable for the following:

▪	Letters of Credit amounting to USD 7,993,798 to the order of reinsurance companies for collateralizing insurance contract liabilities in accordance with the reinsurance arrangements (31 December 2018: USD 7,335,896).

▪	Letter of Guarantee amounting to USD 318,780 to the order of Friends Provident Life Assurance Limited for collateralizing rent payment obligation in one of the Group entity’s office premises (31 December 2018: USD 307,936).

▪	The Group has entered into operating leases contracts for its offices in the United Kingdom and the United Arab of Emirates and Malaysia, with lease obligations between one and seven years.

Future minimum rentals payable under non-cancellable operating leases as at 31 December 2018 are as follows:

2018
USD

Within one year	636,600
More than one year to three years	1,077,509
More than three years to five years	280,013
More than five years	-
1,994,122

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

25.	COMMITMENTS AND CONTINGENCIES (Continued)

The Group has adopted IFRS 16 effective 1 January 2019, as a result the lease obligations arising from the lease contracts are currently recorded within the other liabilities in the consolidated statement of financial position (note 16).

Litigations

The Group is currently engaged in an arbitration proceeding with certain reinsurers represented by an underwriting agent (“agent”) with respect to certain matters related to the Group’s outward reinsurance program for the years 2012 to 2017.

The Group commenced the arbitration proceeding with the agent for these reinsurers after they failed to make payment of approximately USD 5.7 million which the Group believes is due from them (based on figures as at 30 June 2019). As at 31 December 2019, the Group is seeking to recover approximately USD 6.9 million from the reinsurers, plus interest and legal costs. In response, the agent alleges that certain matters were not adequately disclosed and is seeking to avoid the policies. The Group believes that the allegations are without merit and will vigorously defend itself in this matter. Accordingly, no provision for any liability has been made in these financial statements.

Were the policies in question to be avoided, approximately USD 33.2 million of premiums paid by the Group to the reinsurers would be returned to the Group, and the Group would similarly return approximately USD 29.6 million of claims previously paid by the reinsurers and would not collect a further USD 6.9 million which the Group believes is due from the reinsurers as at 31 December 2019. In addition, the Group would be unable to make further recoveries under the policies in respect of claims it is yet to pay and would not be required to pay any further premiums to the reinsurers.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

26.	RELATED PARTIES

Related parties represent major shareholders, associates, directors and key management personnel of the Group and entities controlled, jointly controlled or significantly influenced by such parties, pricing policies and terms of these transactions are approved by the Group’s management.

▪	Compensation of key management personnel of the Group, consisting of salaries and benefits was USD 10,164,201 (2018: USD 10,072,656) (2017: USD 8,379,883). Out of the total amount of key management personnel compensation, an amount of USD 565,960 (2018: USD 423,547) (2017: USD 318,076) represents long-term benefits. These long-term benefits represent a phantom share option plan linked to the value of an ordinary share of the Group as approved by the Board of directors during 2011. The scheme is applicable to senior executives responsible for the management, growth and protection of business of the Group. The amount of bonus is determined by reference to the increase in the book value of shares covered by the option. No shares are issued or transferred to the option holder on the exercise of the option. The options vest equally over a span of five years starting on the first anniversary of Continued employment following the date on which it is granted. The bonus due amounts to the excess of book value of shares on vesting date over grant date as determined in the latest audited financial statements as of 31 of December of the year prior to vesting and grant date respectively plus an additional 20% on the value of the excess.

▪	The Group rented a boat for business promotion from a company owned by major shareholder, the total expense charged to the general and administrative expenses was USD 381,909 (2018: USD 211,058) (2017: USD 211,739). In addition to this the Group has paid aircraft management fees of USD 84,000 (2018: USD 84,000) (2017: USD 168,221) to which is owned by a major shareholder. As at 31 December 2019, there was an amount of USD 196,214 payable to Arab Wings Co. against a receivable of USD 111,227 as at 31 December 2018.

▪	During 2019, the Group entered into a share buyback agreement with a director and major shareholder whereby 2,350,000 treasury shares were purchased with total amount of USD 5,052,500 (note 19). The above transaction arose as a result of an advance of USD 5,000,000 for investment in a company where the director and major shareholder has a controlling interest. The investment was not completed and in exchange for the advanced funds, the Group purchased the above treasury shares.

▪	The Group entities entered into a service level agreement whereby International General Insurance Underwriting Jordan (IGIU) provides underwriting, claims and financial services to International General Insurance Co. Ltd. – Bermuda, International General Insurance Co. Ltd. – Labuan and International General Insurance Company United Kingdom. Based on the service level agreement, an agency fee expense is charged by IGIU and attributable cost against these services is charged back as general and administrative expenses to IGIU from these Group entities.

The transactions between the Group entities within the income statement represented by agency fees and costs recharged are as follows:

	2019	2018	2017
	USD	USD	USD

Agency fees due to International General Insurance Underwriting	20,315,915	17,394,592	15,692,409

Costs recharged back to International General Insurance Underwriting	21,329,250	18,856,943	16,678,582

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

26.	RELATED PARTIES (Continued)

The above transactions and related amounts recorded in the Group entities’ balance sheets are eliminated in full in the consolidated financial statements of the Group.

▪	Included within the investment properties (note 12) is land in the amount of USD 5,649,008 (2018: USD 10,342,737) registered in the name of one of the Directors of the Group. The Group has obtained an irrevocable proxy over this investment property.

▪	Balances due from key management personnel of the Group as at 31 December 2019 was USD 92,772 (2018: USD 465,550).

▪	As at 31 December 2019, listing transaction costs amounting to USD 1,855,461 (note 11) were incurred by the Group on behalf of International General Insurance Holdings Ltd, Bermuda. This amount is directly related to the issuance of the new shares on NASDAQ Capital Markets and accordingly will be allocated to the shareholders equity upon completion of the listing transaction.

27.	TAXATION

The components of income tax expense are as follows:

	2019	2018	2017
	USD	USD	USD
Current income tax:
Current income tax charge	704,258	9,275	4,946
Adjustments in respect of current income tax of prior years	-	47,182	(60,906)

Deferred tax:
Origination and reversal of temporary differences	1,246,525	8,181	(154,715)
Effect of tax rate change	(131,459)	(861)	116,864
Adjustment in respect of prior years	(131,741)	(1,536)	79,389
Income tax charge/(credit) for the year	1,687,583	62,241	(14,422)

The income tax expense appearing in the consolidated statement of income relate to the following subsidiaries:

	2019	2018	2017
	USD	USD	USD

Income tax expense for IGI Labuan – current year	-	5,063	4,946
Corporate tax for IGI Casablanca (Representative Office) – current year	3,885	4,212	-
Corporate tax for IGI Casablanca (Representative Office) – prior years	-	4,212	-
Income tax expense for IGI UK – current year	700,373	-	(60,906)
Income tax expense for IGI Underwriting – prior years	-	42,970	-
Addition (amortization) of deferred tax assets for IGI UK	983,325	5,784	41,538
Income tax charge/(credit) for the year	1,687,583	62,241	(14,422)

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

27.	TAXATION (Continued)

▪	Effective 1 January 2019, the Labuan Business Activity Tax Law has been revised and accordingly, Labuan registered entities can no longer elect to pay the RM20,000 flat tax rate and instead are subject to 3% tax on the audited net profits. In 2019, IGI Labuan has recorded a net loss, and as a result no income tax has been accrued for the year. In 2018 and 2017, IGI Labuan elected to pay a fixed income tax of RM20,000 equivalent to USD 5,063 (2017: USD 4,946) based on the old prevailing tax law applicable to that financial year.

▪	IGI Casablanca - Representative Office has no income sources. According to Casablanca Finance City Tax Code, regional offices are taxed at a rate of 10%. The taxable base is 5% of the operating cost.

▪	IGI UK and North Star Under Underwriting Limited are subject to corporate taxation in accordance with the UK Tax Law.

▪	IGI Underwriting is a tax-exempt company in Jordan as its main business activity is to act as an underwriting agent in respect of insurance and reinsurance business written outside Jordan. The income accrued in prior year for IGI Underwriting was in respect of interest income earned on the deposits placed with local banks in 2014 and 2015.

▪	International General Insurance Co. Ltd is a tax-exempt company according to the tax law in Bermuda.

▪	IGI Holdings and IGI Dubai are not subject to income tax according to the tax law in UAE.

Reconciliation of tax expense and the accounting profit multiplied by the applicable tax rate is as follows:

	2019	2018	2017
	USD	USD	USD

The Group profit before tax	25,252,982	25,603,944	7,016,918
Less: Profit related to non-taxable subsidiaries	(15,379,870)	(26,486,855)	(8,124,461)
Profit (Loss) before tax for IGI UK and North Star Underwriting Limited – entities subject to corporate taxation	9,873,112	(882,911)	(1,107,543)
Profit (Loss) multiplied by the standard rate of tax in the UK of 19% (2018:19%)	1,875,891	(167,753)	(213,202)

Net disallowed expenditure	50,177	180,847	42,350
Fixed asset temporary differences not recognized for deferred tax	17,782	(10,827)	(5,796)
Other temporary differences not recognized for deferred tax	2,902	5,914	21,933
Adjustment in respect of prior years	(131,527)	45,646	18,483
IGI Labuan and IGI Casablanca current year tax charges	3,817	9,275	4,946
Effect of rate change to 17%	(131,459)	(861)	116,864
Income tax charge/(credit) for the year	1,687,583	62,241	(14,422)

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

27.	TAXATION (Continued)

The following is the movement on the deferred tax assets (liabilities):

	2019	2018
	USD	USD

Balance at start of the year	638,841	644,625
Deferred tax prior year adjustment	131,741	1,536
Arising in year	(1,246,525)	(8,181)
Effect of rate change to 17%	131,459	861
Others	(2,340)	-
Ending balance	(346,824)	638,841

The deferred tax liabilities amounted to USD 346,824 (2018: USD 638,841 deferred tax asset) are in respect to an adjustment processed to the income of one of the Group’s subsidiaries using prevailing tax rates.

28.	RISK MANAGEMENT

The risks faced by the Group and the way these risks are mitigated by management are summarized below.

Insurance risk

Insurance risk includes the risks of inappropriate underwriting, ineffective management of underwriting, inadequate controls over exposure management in relation to catastrophic events and insufficient reserves for losses including claims incurred but not reported.

To manage this risk, the Group’s underwriting function is conducted in accordance with a number of technical analytical protocols which include defined underwriting authorities, guidelines by class of business, rate monitoring and underwriting peer reviews.

The Group purchases reinsurance as part of its risk mitigation programme. Reinsurance ceded is placed on both a proportional and non–proportional basis. The proportional reinsurance is quota–share reinsurance which is taken out to reduce the overall exposure of the Group to certain classes of business. Non–proportional reinsurance is primarily excess–of–loss reinsurance designed to mitigate the Group’s net exposure to catastrophe losses and large claims. Retention limits for the excess–of–loss reinsurance vary by class of business. Also, a significant portion of the reinsurance is affected under the facultative reinsurance contracts to cover a single risk exposure.

Amounts recoverable from reinsurers are estimated in a manner consistent with the outstanding claims provision and are in accordance with the reinsurance contracts. Although the Group has reinsurance arrangements, it is not relieved of its direct obligations to its policyholders and thus a credit exposure exists with respect to ceded insurance, to the extent that any reinsurer is unable to meet its obligations assumed under such reinsurance agreements. The Group’s placement of reinsurance is diversified such that it is neither dependent on a single reinsurer nor are the operations of the Group substantially dependent upon any single reinsurance contract.

The Group has in place effective exposure management systems. Aggregate exposure is modelled and tested against different stress scenarios to ensure adherence to the Group’s overall risk appetite and alignment with reinsurance programs and underwriting strategies.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Loss reserve estimates are inherently uncertain. Reserves for unpaid losses are the largest single component of the liabilities of the Group. Actual losses that differ from the provisions, or revisions in the estimates, can have a material impact on future earnings and the statement of financial position. The Group has an in house experienced actuarial function reviewing and monitoring the reserving policy and its implementation at quarterly intervals. They work closely with the underwriting and claims team to ensure an understanding of the Group’s exposure and loss experience. In addition, the Group receives external independent analysis of its reserve requirements on an annual basis.

In order to minimize financial exposure arising from large claims, the Group, in the normal course of business, enters into contracts with other parties for reinsurance purposes. Such reinsurance arrangements provide for greater diversification of business, allow management to control exposure to potential losses arising from large risks, and provide additional capacity for growth. A significant portion of the reinsurance is affected under treaty, facultative and excess-of-loss reinsurance contracts.

Geographical concentration of risks

The Group’s insurance risk based on geographical concentration of risk is illustrated in the table below:

	2019		2018		2017
	Gross written premiums	Concentration	Gross written premiums	Concentration	Gross written premiums	Concentration
	USD	%	USD	%	USD	%

Africa	16,492,171	5	13,601,315	5	14,797,102	5
Asia	32,809,456	9	27,841,670	9	33,939,858	12
Australasia	15,185,489	4	12,636,310	4	8,410,387	3
Caribbean Islands	8,334,322	2	15,098,606	5	10,514,780	4
Central America	37,731,495	11	26,696,686	9	35,560,075	13
Europe	37,327,933	11	34,470,850	11	32,179,912	12
Middle East	36,883,039	11	32,381,500	11	36,116,774	13
North America	4,281,472	1	859,731	0	1,038,139	1
South America	11,050,657	3	26,356,474	9	33,380,259	12
UK	115,863,288	33	76,717,981	25	42,887,109	15
Worldwide	33,332,583	10	34,957,363	12	26,277,796	10
	349,291,905		301,618,486		275,102,191

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Line of business concentration of risk

The Group’s insurance risk based on line of business concentration is illustrated in the table below:

	Gross written premiums 2019	Concentration Percentage	Gross written premiums 2018	Concentration Percentage	Gross written premiums 2017	Concentration Percentage
	USD	%	USD	%	USD	%

Energy	72,109,574	21	81,377,114	27	87,937,007	34
Property	46,137,090	13	43,785,498	15	53,738,771	18
Ports & Terminals	22,360,519	6	19,079,843	6	17,263,245	8
Casualty	115,890,373	33	73,665,448	24	43,119,887	9
Political Violence	8,296,949	2	11,406,211	4	9,730,839	7
Financial	23,181,037	7	16,147,579	5	14,271,496	5
Reinsurance	17,985,942	5	17,819,553	6	17,652,460	5
Engineering	20,703,708	6	18,194,161	6	10,375,952	6
Aviation	19,182,776	6	17,996,462	6	18,998,073	7
Marine Liability	3,443,937	1	2,146,617	1	2,014,461	1
	349,291,905		301,618,486		275,102,191

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Sensitivities

The analysis below shows the estimated impact on gross and net insurance contracts claims liabilities and on profit before tax, of potential reserve deviations on ultimate claims development at gross and net level from that reported in the statement of financial position as at 31 December 2019 and 2018.

In selecting the volatility factors, the Group has illustrated the sensitivity of the net claims to a standard variation in the gross outstanding claims.  The choices of variation (7.5% and 5%) are illustrative but are consistent with what the Group would consider representative of a reasonable potential for variation.  The illustrated variations do not represent limits of the potential variation and actual variation could significantly vary from the illustrated values.

	Gross Loss Sensitivity Factor	Impact of increase on gross outstanding claims	Impact of decrease on gross outstanding claims	Impact of increase on net outstanding claims	Impact of decrease on net outstanding claims	Impact of increase on profit before tax	Impact of decrease on profit before tax
	%	USD	USD	USD	USD	USD	USD

2019	7.5	30,978,898	(30,978,898)	18.541,702	(18,539,427)	(18.541,702)	18,539,427
2019	5	20,652,599	(20,652,599)	12,361,514	(12,359,238)	(12,361,514)	12,359,238

2018	7.5	28,828,488	(28,828,488)	15,297,751	(15,295,476)	(15,297,751)	15,295,476
2018	5	19,218,992	(19,218,992)	10,198,880	(10,196,605)	(10,198,880)	10,196,605

Financial risk

The Group’s principal financial instruments are financial assets at fair value through OCI, financial assets at fair value through profit or loss, financial assets at amortized cost, receivables arising from insurance, investments in associates, investment properties and reinsurance contracts, and cash and cash equivalents.

The Group does not enter into derivative transactions.

The main risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk, credit risk, market price risk and liquidity risk. The board reviews and agrees policies for managing each of these risks and they are summarized below.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Interest rate risk

Interest rate risk arises from the possibility that changes in interest rates will affect future profitability or the fair values of financial instruments. The Group is exposed to interest rate risk on certain of its investments and cash and cash equivalents. The Group limits interest rate risk by monitoring changes in interest rates in the currencies in which its cash and interest-bearing investments and borrowings are denominated.

Details of maturities of the major classes of financial assets are as follows:

	Less than 1 year	1 to 5 years	More than 5 years	Non-interest- bearing items	Total	Effective Interest Rate on interest bearing assets
	USD	USD	USD	USD	USD	(%)
2019-

Financial assets at FVTPL	-	-	-	21,805,575	21,805,575	-
Financial assets at FVOCI	55,678,030	148,657,894	4,189,437	20,422,745	228,948,106	2.86
Financial assets at amortized cost	2,968,273	-	-	-	2,968,273	5.83
Cash, bank balances and term deposits	312,213,087	-	-	-	312,213,087	1.89
	370,859,390	148,657,894	4,189,437	42,228,320	565,935,041

2018-

Financial assets at FVTPL	-	-	-	13,977,663	13,977,663	-
Financial assets at FVOCI	50,095,407	108,481,889	3,584,618	21,308,397	183,470,311	2.92
Financial assets at amortized cost	3,456,837	-	-	-	3,456,837	5.72
Cash, bank balances and term deposits	260,059,595	-	-	-	260,059,595	1.88
	313,611,839	108,481,889	3,584,618	35,286,060	460,964,406

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

The following table demonstrates the sensitivity of statement of income to reasonably possible changes in interest rates, with all other variables held constant.

The sensitivity of the income statement is the effect of the assumed changes in interest rates on the Group’s profit for the year, based on the floating rate financial assets and financial liabilities held at 31 December.

	Decrease in basis points	Effect on profit for the year
		USD

2019	-25	(889,848)
	-50	(1,779,697)

2018	-25	(665,500)
	-50	(1,331,000)

The effect of increases in interest rates are expected to be equal and opposite to the effects of the decreases shown above.

Foreign currency risk

Foreign currency risk is the risk that the fair value of future cash flows of financial instruments will fluctuate because of changes in foreign currency exchange rates.

The Group is exposed to currency risk mainly on insurance written premiums and incurred claims that are denominated in a currency other than the Group functional currency. The currencies in which these transactions are primarily denominated are Sterling (GBP) and Euro (EUR). As a significant portion of the Group’s transactions are denominated in USD, this reduces currency risk. Intra Group transactions are primarily denominated in USD.

Part of the Group’s monetary assets and liabilities are denominated in a currency other than the functional currency of the Group and are subject to risks associated with currency exchange fluctuation. The Group reduces some of this currency exposure by maintaining some of its bank balances in foreign currencies in which some of its insurance payables are denominated.

The following table demonstrates the sensitivity to a reasonably possible change in the USD exchange rate, with all other variables held constant, of the Group’s profit before tax (due to changes in the fair value of monetary assets and liabilities).

	Changes in	Effect on
	currency rate	profit
	to USD	before tax
	%	USD
2019
EUR	+5	387,893
GBP	+5	4,294,764

2018
EUR	+5	65,440
GBP	+5	1,857,406

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

The effect of decreases in exchange rates are expected to be equal and opposite to the effects of the increases shown above.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Group is exposed to credit risk primarily from unpaid insurance receivables and fixed income instruments.

The Group has in place credit appraisal policies and procedures for inward business and receivables from insurance transactions are monitored on an ongoing basis to restrict the Group’s exposure to doubtful debts.

The Group has in place security standards applicable to all reinsurance purchases and monitors the financial status of all reinsurance debtors at regular intervals.

The Group’s portfolio of fixed income investments is managed by the Investments Committee in accordance with the investment policy established by the board of directors which has various credit standards for investments in fixed income securities.

Reinsurance and fixed income investments are monitored for the occurrence of a downgrade or other changes that might cause them to fall below the Group’s security standards. If this occurs, management takes appropriate action to mitigate any loss to the Group.

The Group’s bank balances are maintained with a range of international and local banks in accordance with limits set by the board of directors. There are no significant concentrations of credit risk within the Group. The table below provides information regarding the credit risk exposure of the Group by classifying assets according to the Group’s credit rating of counterparties:

	Investment grade	Non-investment grade (satisfactory)	In course of collection	Total
	USD	USD	USD	USD
2019
FVOCI - debts securities	206,996,681	1,528,680	-	208,525,361
Financial Assets at amortized cost	-	1,982,377	985,896	2,968,273
Insurance receivables	-	65,835,667	47,139,177	112,974,844
Reinsurance share of outstanding claims	175,446,814	765,610	-	176,212,424
Deferred excess of loss premiums	-	15,172,707	-	15,172,707
Cash, bank balances and term deposits	248,057,682	64,155,405	-	312,213,087
	630,501,177	149,440,446	48,125,073	828,066,696

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

	Investment grade	Non-investment grade (satisfactory)	In course of collection	Total
	USD	USD	USD	USD
2018
FVOCI - debts securities	158,945,525	3,216,389	-	162,161,914
Financial Assets at amortized cost	-	2,469,549	987,288	3,456,837
Insurance receivables	-	60,880,815	47,366,816	108,247,631
Reinsurance share of outstanding claims	186,061,539	1,503,843	-	187,565,382
Deferred excess of loss premiums	-	12,448,671	-	12,448,671
Cash, bank balances and term deposits	184,747,414	75,312,181	-	260,059,595
	529,754,478	155,831,448	48,354,104	733,940,030

For assets to be classified as ‘past due and impaired’ contractual payments are in arrears for more than 30 days for the debt instruments and 360 days for insurance receivables an impairment adjustment is recorded in the consolidated statement of income for this or when collectability of the amount is otherwise assessed as being doubtful. When the credit exposure is adequately secured, arrears more than 360 days might still be classified as ‘past due but not impaired’, with no impairment adjustment recorded.

The schedule below shows the distribution of bonds and debt securities with fixed interest rate according to the international agencies classification:

Rating grade	Bonds	Unquoted bonds	Total
	USD	USD	USD
2019
AAA	44,953,920	-	44,953,920
AA+	4,610,576	-	4,610,576
AA	2,926,031	-	2,926,031
Aa2	7,530,619	-	7,530,619
AA-	9,408,620	-	9,408,620
Aa3	2,394,194	-	2,394,194
A+	18,340,787	-	18,340,787
A1	1,514,025	-	1,514,025
A	28,935,441	-	28,935,441
A2	5,435,133	-	5,435,133
A-	32,466,296	-	32,466,296
A3	8,975,157	-	8,975,157
BBB+	16,038,586	-	16,038,586
BBB	14,521,672	-	14,521,672
Baa2	1,396,365	-	1,396,365
BBB-	7,333,329	-	7,333,329
BB-	215,930	-	215,930
Not rated	1,528,680	2,968,273	4,496,953
Total	208,525,361	2,968,273	211,493,634

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Rating grade	Bonds	Unquoted bonds	Total
	USD	USD	USD
2018
AAA	2,353,731	-	2,353,731
AA+	4,771,755	-	4,771,755
Aa1	755,556	-	755,556
AA	7,124,087	-	7,124,087
Aa2	7,876,959	-	7,876,959
AA-	17,408,093	-	17,408,093
Aa3	5,527,355	-	5,527,355
A+	15,840,316	-	15,840,316
A1	12,009,630	-	12,009,630
A	19,653,276	-	19,653,276
A2	9,512,157	-	9,512,157
A-	11,914,322	-	11,914,322
A3	10,679,082	-	10,679,082
BBB+	13,216,017	-	13,216,017
Baa1	1,744,245	-	1,744,245
BBB	14,273,503	-	14,273,503
Baa2	1,385,487	-	1,385,487
BBB-	2,899,954	-	2,899,954
BB-	203,749	-	203,749
Not rated	3,012,640	3,456,837	6,469,477
Total	162,161,914	3,456,837	165,618,751

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

The schedule below shows the geographical distribution of bonds and debt securities with fixed interest rate:

Country	Total
2019	USD

Australia	1,053,150
Bahrain	215,930
Bermuda	765,533
Canada	9,163,712
Cayman Island	639,879
China	8,539,950
Europe	3,181,652
Finland	1,034,800
France	1,241,762
Germany	14,714,236
Global	990,623
Hong Kong	1,219,991
Japan	7,865,806
Jordan	2,968,273
KSA	2,349,245
Kuwait	1,019,590
Mexico	1,098,251
Netherlands	1,869,264
Norway	750,045
Pacific basin	3,002,430
Qatar	8,098,357
South Korea	5,127,002
Spain	544,876
Switzerland	332,394
UAE	5,691,518
UK	13,490,596
USA	114,524,769
Total	211,493,634

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Country	Total
2018	USD

Australia	3,207,541
Bahrain	203,750
Canada	9,769,854
China	5,477,734
Europe	1,407,141
Finland	1,016,430
France	1,947,095
Germany	15,825,716
Global	910,686
Hong Kong	1,183,742
Italy	1,602,864
Japan	11,252,935
Jordan	3,456,838
KSA	2,262,838
Kuwait	978,170
Mexico	1,015,749
Netherlands	1,844,370
Norway	2,239,722
Pacific basin	3,466,916
Qatar	5,048,451
South Korea	5,497,709
UAE	12,683,997
UK	8,195,522
USA	65,122,981
Total	165,618,751

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Market price risk

Market price risk is the risk that the value of a financial instrument will fluctuate as a result of changes in market prices (other than those arising from interest rate risk or currency risk), whether those changes are caused by factors specific to the individual security, or its issuer, or factors affecting all securities traded in the market.

The Group’s equity price risk exposure relates to financial assets whose values will fluctuate as a result of changes in market prices.

The following table demonstrates the sensitivity of the profit for the period and the cumulative changes in fair value to reasonably possible changes in equity prices, with all other variables held constant. The effect of decreases in equity prices is expected to be equal and opposite to the effect of the increases shown.

	Change in equity price	Effect on profit for the year	Effect on equity
2019	USD	USD	USD

Amman Stock Exchange	+5%	58,438	58,438
Saudi Stock Exchange	+5%	-	616,969
Qatar Stock Exchange	+5%	23,830	23,830
Abu Dhabi Security Exchange	+5%	61,470	61,470
New York Stock Exchange	+5%	123,518	161,258
Kuwait Stock Exchange	+5%	-	2,978
London Stock Exchange	+5%	342,797	342,797
Other quoted	+5%	480,226	553,966

	Change in equity price	Effect on profit for the year	Effect on Equity
2018	USD	USD	USD

Amman Stock Exchange	+5%	60,718	60,718
Saudi Stock Exchange	+5%	-	665,120
Qatar Stock Exchange	+5%	25,369	25,369
Abu Dhabi Security Exchange	+5%	57,175	57,175
New York Stock Exchange	+5%	109,111	147,031
Kuwait Stock Exchange	+5%	-	2,012
Other quoted	+5%	446,510	507,473

The Group also has unquoted investments carried at fair value determined based on valuation techniques as per level 3 of fair value hierarchy.

The Group limits market risk by maintaining a diversified portfolio and by monitoring of developments in equity markets.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Liquidity risk

Liquidity risk is the risk that the Group will not be able to meet its commitments associated with insurance contracts and financial liabilities as they fall due.

The Group continually monitors its cash and investments to ensure that the Group meets its liquidity requirements. The Group’s asset allocation is designed to enable insurance liabilities to be met with current assets.

All liabilities are non-interest bearing liabilities.

The table below summarizes the maturity profile of the Group’s financial liabilities at 31 December based on contractual undiscounted payments:

	Less than one year	More than one year	Total
2019	USD	USD	USD

Gross outstanding claims	172,243,041	240,809,814	413,052,855
Gross unearned premiums	159,660,497	46,553,532	206,214,029
Insurance payables	53,543,737	-	53,543,737
Other liabilities	13,821,580	1,041,702	14,863,282
Deferred tax liabilities	346,824	-	346,824
Unearned commissions	7,531,178	1,378,811	8,909,989
Total liabilities	407,146,857	289,783,859	696,930,716
2018

Gross outstanding claims	166,052,091	218,327,750	384,379,841
Gross unearned premiums	135,380,101	32,874,587	168,254,688
Insurance payables	33,034,146	-	33,034,146
Other liabilities	8,299,453	-	8,299,453
Unearned commissions	7,030,172	980,212	8,010,384
Total liabilities	349,795,963	252,182,549	601,978,512

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Maturity analysis of assets and liabilities

The table below shows analysis of assets and liabilities analyzed according to when they are expected to be recovered or settled:

	31 December 2019
	Less than one year	More than one year	No term	Total
	USD	USD	USD	USD
ASSETS
Cash, bank balances and term deposits	312,213,087	-	-	312,213,087
Insurance receivables	110,218,900	2,755,944	-	112,974,844
Investments	58,452,403	152,847,331	42,422,220	253,721,954
Investments in associates	-	-	13,061,674	13,061,674
Reinsurance share of outstanding claims	81,410,140	94,802,284	-	176,212,424
Reinsurance share of unearned premiums	30,226,280	3,690,269	-	33,916,549
Deferred excess of loss premiums	15,172,707	-	-	15,172,707
Deferred policy acquisition costs	28,369,829	13,343,460	-	41,713,289
Other assets	7,754,225	-	-	7,754,225
Investment properties	-	-	25,712,312	25,712,312
Property, premises and equipment	-	12,734,842	-	12,734,842
Intangible assets	-	3,885,894	-	3,885,894
TOTAL ASSETS	643,817,571	284,060,024	81,196,206	1,009,073,801

LIABILITIES AND EQUITY
Liabilities
Gross outstanding claims	172,243,041	240,809,814	-	413,052,855
Gross unearned premiums	159,660,497	46,553,532	-	206,214,029
Insurance payables	53,543,737	-	-	53,543,737
Other liabilities	13,821,580	1,041,702	-	14,863,282
Deferred tax liabilities	346,824	-	-	346,824
Unearned commissions	7,531,178	1,378,811	-	8,909,989
Total liabilities	407,146,857	289,783,859	-	696,930,716
Equity
Share capital	-	-	143,375,678	143,375,678
Contributed capital	-	-	2,773,000	2,773,000
Treasury shares	-	-	(20,102,500)	(20,102,500)
Foreign currency translation reserve	-	-	(332,785)	(332,785)
Fair value reserve	-	-	4,273,914	4,273,914
Retained earnings	-	-	182,155,778	182,155,778
Total equity	-	-	312,143,085	312,143,085

TOTAL LIABILITIES AND EQUITY	407,146,857	289,783,859	312,143,085	1,009,073,801

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

	31 December 2018
	Less than one year	More than one year	No term	Total
	USD	USD	USD	USD
ASSETS
Cash, bank balances and term deposits	260,059,595	-	-	260,059,595
Insurance receivables	105,760,142	2,487,489	-	108,247,631
Investments	53,552,244	112,066,507	35,286,060	200,904,811
Investments in associates	-	-	13,437,778	13,437,778
Reinsurance share of outstanding claims	92,844,864	94,720,518	-	187,565,382
Reinsurance share of unearned premiums	29,777,293	2,789,554	-	32,566,847
Deferred excess of loss premiums	12,448,671	-	-	12,448,671
Deferred policy acquisition costs	27,945,967	8,457,864	-	36,403,831
Deferred tax assets	-	638,841	-	638,841
Other assets	5,061,050	-	-	5,061,050
Investment properties	-	-	30,655,214	30,655,214
Property, premises and equipment	-	12,216,997	-	12,216,997
Intangible assets	-	2,935,750	-	2,935,750
TOTAL ASSETS	587,449,826	236,313,520	79,379,052	903,142,398

LIABILITIES AND EQUITY
Liabilities
Gross outstanding claims	166,052,091	218,327,750	-	384,379,841
Gross unearned premiums	135,380,101	32,874,587	-	168,254,688
Insurance payables	33,034,146	-	-	33,034,146
Other liabilities	8,299,453	-	-	8,299,453
Unearned commissions	7,030,172	980,212	-	8,010,384
Total liabilities	349,795,963	252,182,549	-	601,978,512
Equity
Share capital	-	-	143,375,678	143,375,678
Contributed capital	-	-	2,773,000	2,773,000
Treasury shares	-	-	(15,050,000)	(15,050,000)
Foreign currency translation reserve	-	-	(294,929)	(294,929)
Fair value reserve	-	-	953,704	953,704
Retained earnings	-	-	169,406,433	169,406,433
Total equity	-	-	301,163,886	301,163,886

TOTAL LIABILITIES AND EQUITY	349,795,963	252,182,549	301,163,886	903,142,398

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

Capital management

The Group manages its capital by ‘Enterprise Risk Management’ techniques, using a dynamic financial analysis model. The Asset Liability match is reviewed and monitored on a regular basis to maintain a strong credit rating and healthy capital adequacy ratios to support its business objectives and maximize shareholders’ value.

Adjustments to capital levels are made in light of changes in market conditions and risk characteristics of the Group’s activities.

Capital comprises issued share capital, additional paid in capital, treasury shares, foreign currency translation reserve, fair value reserve, and retained earnings and is measured at USD 312,143,085 as at 31 December 2019 (2018: USD 301,163,886).

The capital requirements imposed on the Groups regulated entities are as follows:

International General Insurance Co. Ltd (Bermuda)

The Bermuda Insurance Act 1978 and Related Regulations (the Act) requires the Company to meet a minimum solvency margin. The Company has met the minimum solvency margin requirement at 31 December 2019 and 2018. In addition, a minimum liquidity ratio must be maintained whereby relevant assets, as defined by the Act, must exceed 75% of relevant liabilities. This ratio was met at 31 December 2019 and 2018.

Under the Insurance Act, the Company is subject to capital requirements calculated using the Bermuda Solvency and Capital Requirement model (“BSCR model”), which is a standardized statutory risk-based capital model used to measure the risk associated with the Company’s assets, liabilities and premiums. Under the BSCR model, the Company’s required statutory capital and surplus is referred to as the enhanced capital requirement (“ECR”). The Company is required to calculate and submit the ECR to the BMA annually. Following receipt of the submission of the Company’s ECR, the BMA has the authority to impose additional capital requirements or capital add-ons, if it deems necessary. If an insurer fails to maintain or meet its ECR, the BMA may take various degrees of regulatory action. As at 31 December 2019 and 2018, the Company met its ECR.

International General Insurance Company (UK) Limited

The Company is regulated by the Prudential Regulation Authority and is subject to insurance solvency regulations which specify the minimum amount and type of capital that must be held in addition to the insurance liabilities.

Since 1 January 2017 the Company has been subject to the Solvency II regime and is required to meet a Solvency Coverage Ratio (SCR) which is calibrated to seek to ensure a 99.5% confidence of the ability to meet its obligations over a 12-month time horizon. The Company calculates its SCR in accordance with the standard formula prescribed in the Solvency II regulations as the assumptions underlying the standard formula are considered to be a good fit for the Company’s risk profile.

The Company has met all requirements for the years 2019 and 2018.

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

International General Insurance Company Ltd. Labuan Branch

The Branch is subjected to minimum capital requirements under the Labuan Financial Services and Securities Act 2010.

The Branch monitors and ensures its capital is within the minimum solvency margins requirements under the Labuan Financial Services and Securities Act 2010 at all times. If there are any, large event which will affect the Branch’s ability to maintain solvency margins requirements, the Branch will notify the head office to cash call in advance.

As at 31 December 2019 and 2018, the Branch met the minimum solvency margin requirements.

Fair value

The Group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation techniques:

Level 1: Quoted (unadjusted) prices in active markets for identical assets or liabilities;

Level 2: Other techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly; and

Level 3: Techniques which use inputs which have a significant effect on the recorded fair value that are not based on observable market data.

	31 December 2019
	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD

FVTPL	21,805,575	-	-	21,805,575
Quoted equities at FVOCI	14,628,558	-	-	14,628,558
Quoted bonds at FVOCI	208,525,361	-	-	208,525,361
Unquoted equities at FVOCI *	-	-	5,794,187	5,794,187
Investment properties	-	-	25,712,312	25,712,312
	244,959,494	-	31,506,499	276,465,993

	31 December 2018
	Level 1	Level 2	Level 3	Total
	USD	USD	USD	USD

FVTPL	13,977,663	-	-	13,977,663
Quoted equities at FVOCI	15,320,310	-	-	15,320,310
Quoted bonds at FVOCI	162,161,914	-	-	162,161,914
Unquoted equities at FVOCI *	-	-	5,988,087	5,988,087
Investment properties	-	-	30,655,214	30,655,214
	191,459,887	-	36,643,301	228,103,188

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

28.	RISK MANAGEMENT (Continued)

* Reconciliation of fair value of the unquoted equities under level 3 fair value hierarchy is as follows:

	2019	2018
	USD	USD

Balance at the beginning of the year	5,988,087	4,436,160
Total gains and (losses) recognized in OCI	(193,900)	1,551,927
Balance at the end of the year	5,794,187	5,988,087

29.	earnings per share

Basic EPS is calculated by dividing the profit for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year.

Diluted EPS is calculated by dividing the profit attributable to ordinary equity holders of the parent (after adjusting for interest on the convertible preference shares) by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on conversion of all the dilutive potential ordinary shares into ordinary shares.

The following table reflects the income and share data used in the basic and diluted EPS calculations:

	2019	2018	2017

Profit for the year attributable to the equity holders of parent (USD)	23,565,399	25,541,703	7,031,340
Weighted average number of shares during the year – basic and diluted	135,161,942	138,320,733	143,375,678
Basic and diluted earnings per share	0.17	0.18	0.05

30.	SEGMENT INFORMATION

The Group’s chief operating decision maker (“CODM”) is the Executive Committee, which periodically reviews financial information at the business line level. Thus, each of the business lines in which the Group operates are considered operating segments.

The Group has aggregated operating segments into the following reporting segments for the purposes of its consolidated financial statements:

1.	Specialty Long tail (comprising business lines with underwriting risks assumed in form of liability insurance and of a long-term nature with respect to related claims).

2.	Specialty Short tail (comprising business lines with underwriting risks assumed in the form of property and specialty line insurance and of short-term nature with respect to related claims).

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

30.	SEGMENT INFORMATION (Continued)

3.	Reinsurance which covers the inward reinsurance treaty and is a single operating segment

The Group is of the view that the quantitative and qualitative aspects of the aggregated operating segments are similar in nature for all periods presented. In evaluating the appropriateness of aggregating operating segments, the key indicators considered included but were not limited to: (i) nature of products, (ii) similarities of customer base, products, underwriting processes and outward reinsurance processes, (iii) regulatory environments and (iv) distribution methods.

Segment performance is evaluated based on net underwriting results and is measured consistently with the overall net underwriting results in the consolidated financial statements.

The Group also has general and administrative expenses, net investment income, gain/loss on foreign exchange, other expenses/revenues and tax expense. These financial items are presented under “Corporate and Other” in the tables below as the Group does not allocate them to individual reporting segments.

a)	Segment disclosure for the Group’s consolidated operations is as follows:

	2019
	Specialty Long tail	Specialty Short tail	Reinsurance	Sub Total	Corporate and Other	Total
	USD	USD	USD	USD	USD	USD

Underwriting revenues
Gross written premiums	142,515,347	188,790,616	17,985,942	349,291,905	-	349,291,905
Reinsurer’s share of insurance premiums	(22,541,384)	(74,597,986)	-	(97,139,370)	-	(97,139,370)
Net written premiums	119,973,963	114,192,630	17,985,942	252,152,535	-	252,152,535
Net change in unearned premiums	(23,523,415)	(12,839,449)	(246,775)	(36,609,639)	-	(36,609,639)
Net premiums earned	96,450,548	101,353,181	17,739,167	215,542,896	-	215,542,896

Underwriting deductions
Net policy acquisition expenses	(21,280,118)	(21,159,319)	(2,996,001)	(45,435,438)	-	(45,435,438)
Net claims and claim adjustment expenses	(58,799,478)	(44,725,627)	(14,538,383)	(118,063,488)	-	(118,063,488)
Net underwriting results	16,370,952	35,468,235	204,783	52,043,970	-	52,043,970

General and administrative expenses	-	-	-	-	(39,265,945)	(39,265,945)
Net investment income	-	-	-	-	13,374,076	13,374,076
Share of loss from associates	-	-	-	-	(376,104)	(376,104)
Impairment loss on insurance receivables	-	-	-	-	(628,887)	(628,887)
Other revenues	-	-	-	-	1,428,265	1,428,265
Other expenses	-	-	-	-	(2,194,666)	(2,194,666)
Listing related expenses	-	-	-	-	(4,831,976)	(4,831,976)
Gain on foreign exchange	-	-	-	-	5,704,249	5,704,249
Profit (loss) before tax	16,370,952	35,468,235	204,783	52,043,970	(26,790,988)	25,252,982
Income tax	-	-	-	-	(1,687,583)	(1,687,583)
Profit for the year	16,370,952	35,468,235	204,783	52,043,970	(28,478,571)	23,565,399

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

30.	SEGMENT INFORMATION (Continued)

	2018
	Specialty Long tail	Specialty Short tail	Reinsurance	Sub Total	Corporate and Other	Total
	USD	USD	USD	USD	USD	USD

Underwriting revenues
Gross written premiums	91,959,644	191,839,289	17,819,553	301,618,486	-	301,618,486
Reinsurer’s share of insurance premiums	47,803	(98,235,891)	-	(98,188,088)	-	(98,188,088)
Net written premiums	92,007,447	93,603,398	17,819,553	203,430,398	-	203,430,398
Net change in unearned premiums	(22,096,205)	2,001,935	(26,509)	(20,120,779)	-	(20,120,779)
Net premiums earned	69,911,242	95,605,333	17,793,044	183,309,619	-	183,309,619

Underwriting deductions
Net policy acquisition expenses	(16,150,853)	(22,762,489)	(3,050,180)	(41,963,522)	-	(41,963,522)
Net claims and claim adjustment expenses	(37,305,026)	(36,564,914)	(11,417,561)	(85,287,501)	-	(85,287,501)
Net underwriting results	16,455,363	36,277,930	3,325,303	56,058,596	-	56,058,596

General and administrative expenses	-	-	-	-	(35,351,679)	(35,351,679)
Net investment income	-	-	-	-	10,310,296	10,310,296
Share of loss from associates	-	-	-	-	(885,673)	(885,673)
Impairment loss on insurance receivables	-	-	-	-	(472,124)	(472,124)
Other revenues	-	-	-	-	902,750	902,750
Other expenses	-	-	-	-	(1,586,281)	(1,586,281)
Loss on foreign exchange	-	-	-	-	(3,371,941)	(3,371,941)
Profit (loss) before tax	16,455,363	36,277,930	3,325,303	56,058,596	(30,454,652)	25,603,944
Income tax	-	-	-	-	(62,241)	(62,241)
Profit for the year	16,455,363	36,277,930	3,325,303	56,058,596	(30,516,893)	25,541,703

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

30.	SEGMENT INFORMATION (Continued)

	2017
	Specialty Long tail	Specialty Short tail	Reinsurance	Sub Total	Corporate and Other	Total
	USD	USD	USD	USD	USD	USD

Underwriting revenues
Gross written premiums	59,405,845	198,043,886	17,652,460	275,102,191	-	275,102,191
Reinsurer’s share of insurance premiums	(9,930,020)	(104,404,730)	-	(114,334,750)	-	(114,334,750)
Net written premiums	49,475,825	93,639,156	17,652,460	160,767,441	-	160,767,441
Net change in unearned premiums	(11,126,468)	(2,329,012)	(579,177)	(14,034,657)	-	(14,034,657)
Net premiums earned	38,349,357	91,310,144	17,073,283	146,732,784	-	146,732,784

Underwriting deductions
Net policy acquisition expenses	(10,692,254)	(22,923,009)	(2,616,447)	(36,231,710)	-	(36,231,710)
Net claims and claim adjustment expense	(14,344,990)	(60,486,788)	(12,098,759)	(86,930,537)	-	(86,930,537)
Net underwriting results	13,312,113	7,900,347	2,358,077	23,570,537	-	23,570,537

General and administrative expenses	-	-	-	-	(30,902,604)	(30,902,604)
Net investment income	-	-	-	-	12,564,842	12,564,842
Share of profit from associates	-	-	-	-	992,218	992,218
Impairment loss on insurance receivables	-	-	-	-	(1,214,456)	(1,214,456)
Other revenues	-	-	-	-	856,540	856,540
Other expenses	-	-	-	-	(1,466,042)	(1,466,042)
Gain on foreign exchange	-	-	-	-	2,615,883	2,615,883
Profit (loss) before tax	13,312,113	7,900,347	2,358,077	23,570,537	(16,553,619)	7,016,918
Income tax	-	-	-	-	14,422	14,422
Profit for the year	13,312,113	7,900,347	2,358,077	23,570,537	(16,539,197)	7,031,340

International General Insurance Holdings Limited

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At 31 December 2019

30.	SEGMENT INFORMATION (Continued)

b)	Non – current operating assets information by geography for years ended 31 December 2019 and 2018 are as follows:

	2019	2018
	USD	USD

Middle East	40,581,053	45,333,446
North Africa	25,093	65,715
UK	1,622,236	406,262
Asia	104,666	2,538
	42,333,048	45,807,961

Non-current assets for this purpose consist of property, plant and equipment, investment properties and intangible assets.

31.	subsequent events

On 30 January 2020, the World Health Organization declared the outbreak of coronavirus (“COVID-19”) to be a public health emergency of international concern. COVID-19 is considered to be a non-adjusting post balance sheet event and as such no adjustments have been made to the valuation of assets and liabilities as at 31 December 2019.

As at 31 March 2020, the Group had experienced falls in equity values and credit spread widening on its bond portfolio, the impact of which has reduced the Group’s solvency, but which remains well within the Group’s capital management policy. For further discussion concerning the management’s assessment of COVID-19 impact on the Group refer to note 2.

On 17 March 2020, the definitive business agreement between the Group and Tiberius Acquisition Corp. (NASDAQ: TIBR) (“Tiberius”), a publicly traded special purpose acquisition company, and certain related parties, was effective. As a result of the completion of the Business Combination, International General Insurance Holdings Ltd., Bermuda (“IGI Holdings”) became a new public company listed on the Nasdaq Capital Market under the symbol “IGIC” and owned by the former stockholders of Tiberius and the former shareholders of the Group and each of the Group and Tiberius became subsidiaries of IGI Holdings.

There have been no other material events between 31 December 2019 and the date of this report which are required to be disclosed.

international general insurance holdings Ltd.

Financial Statements

As at 31 December 2019

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of International General Insurance Holdings Ltd. (the “Company”)

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of International General Insurance Holdings Ltd., (the “Company”) as of December 31, 2019, the related statements of profit or loss and other comprehensive income, changes in equity and cash flows for the period from October 28, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for the period from October 28, 2019 (inception) through December 31, 2019, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2019.

London, United Kingdom

April 14, 2020

international general insurance holdings Ltd

Statement of Financial Position

At 31 December 2019

	Notes	31 December 2019
		USD

ASSETS
Cash on hand	4	1.00
Deferred listing transaction cost	5	1,855,461
Total Assets		1,855,462

Equity and Liabilities

Equity-
Issued share capital	6	0.01
Share premium		0.99
Accumulated losses		(10,000)
Net Equity		(9,999)

Liabilities-
Due to related parties	5	1,855,461
Accrued audit fees		10,000
Total Liabilities		1,865,461
Total Equity and Liabilities		1,855,462

The financial statements were authorized for issue in accordance with a resolution of the board of directors on 9 April 2020.

The attached notes from 1 to 8 form part of these financial statements international general insurance holdings Ltd

Statement of profit or loss and other comprehensive income

For The Period since inception on 28 October 2019 until 31 December 2019

For the period since inception on 28 October 2019 until 31 December 2019
USD

Audit fees	(10,000)
Loss for the period	(10,000)
Comprehensive loss for the period	(10,000)

The attached notes from 1 to 8 form part of these financial statements international general insurance holdings Ltd

Statement of Changes in Equity

For The Period since inception on 28 October 2019 until 31 December 2019

	Issued Share Capital	Share Premium	Accumulated Losses	Total
	USD	USD	USD	USD

Issued share capital	0.01	-	-	0.01
Share premium	-	0.99	-	0.99
Comprehensive loss for the period	-	-	(10,000)	(10,000)
Balance at 31 December 2019	0.01	0.99	(10,000)	(9,999)

The attached notes from 1 to 8 form part of these financial statements international general insurance holdings Ltd

Statement of cash flows

For The Period since inception on 28 October 2019 until 31 December 2019

For the period since inception on 28 October 2019 until 31 December 2019
USD
Operating Activities
Loss before income tax	(10,000)

Working capital adjustments:
Accrued audit fees	10,000

Net cash flows from (used in) operating activities	-

Financing Activities
Issued share capital	0.01
Share premium	0.99
Net cash flows from financing activities	1.00
Net increase in cash and cash equivalents at 31 December 2019	1.00

The attached notes from 1 to 8 form part of these financial statements international general insurance holdings Ltd

Notes to the financial statements

As at 31 December 2019

1) General

International General Insurance Holdings Ltd. (“the Company”) is an exempted limited liability company registered and incorporated in Bermuda under the Companies Act of 1981 on 28 October 2019. The principal activities of the Company are to invest in companies engaged in the business of insurance and reinsurance. The Company’s registered office is at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda.

2.1) Basis of Preparation

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

The financial statements are prepared under the historical cost convention. This being the first period of the Company hence no comparative information is presented.

The financial statements have been presented in United States Dollars “USD” which is the functional currency of the Company.

2.2) Summary Of Significant Accounting Policies

The principle accounting policies applied in the preparation of these financial statements are set out below:

Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standers (IFRS).

The financial statements are prepared on a going concern basis under the historical cost basis.

The financial statements are presented in united states dollars (USD) which is the Company’s functional currency

Cash and cash equivalents

Cash and cash equivalents include cash in hand, cash at banks, deposits held at banks with original maturities of three months or less.

Deferred listing transaction cost

The costs that are directly attributable to listing of the Company shares on stock exchange are recognized as deferred listing costs as at 31 December 2019 and shall be deducted from equity upon closure of the business combination transaction.

international general insurance holdings Ltd

Notes to the financial statements

As at 31 December 2019

2.2) Summary Of Significant Accounting Policies (Continue)

Expenses

Expenses are recorded during the period in which they are incurred.

Accruals

Liabilities are recognized for amounts to be paid in the future for services or goods received, whether billed by the supplier or not.

3) Use of Estimates and Judgment

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of financial assets and liabilities and disclosure of contingent liabilities. These estimates and assumptions also affect the revenues and expenses and the resultant provisions as well as fair value changes reported in equity. Considerable judgment by management is required in the estimation of the amount and timing of future cash flows when determining the level of provisions required. Such estimates are necessarily based on assumptions about several factors involving varying degrees of judgment and uncertainty and actual results may differ resulting in future changes in such provisions.

4) Cash on hand

The cash on hand represents USD one-dollar cash consideration received towards one fully paid common share of USD 0.01 and share premium of USD 0.99.

5) Related Parties

As at 31 December 2019, listing transaction costs amounting to USD 1,855,461 were incurred by International General Insurance Holdings Limited – Dubai on behalf of the Company. This amount is directly related to the issuance of the new shares on NASDAQ Capital Markets and accordingly will be allocated to the shareholders equity upon completion of the listing transaction.

6) Share capital

The Company’s paid in capital comprises of one fully paid common share amounting to USD 0.01.

7) Capital Management

The primary objective of the Company's capital management is to ensure that it maintains capital ratios in order to support its business and maximize shareholder value.

The Company manages its capital structure and adjusts it considering changes in business conditions.

international general insurance holdings Ltd

Notes to the financial statements

As at 31 December 2019

8) Subsequent Events

On 30 January 2020, the World Health Organization declared the outbreak of coronavirus (“COVID-19”) to be a public health emergency of international concern. This coronavirus outbreak has severely restricted the level of economic activity around the world. In response to this coronavirus outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes.

The full extent to which the COVID-19 pandemic may impact the Company’s results, operations or liquidity is uncertain.

International General Insurance Holdings Limited - Dubai (“IGI”) became the fully owned subsidiary of the Company as a result of the completion of the Business Combination on 17 March 2020 and has performed a COVID-19 impact analysis as part of its going concern assessment using information available to the date of issue of these financial statements. The analysis has modelled a number of adverse scenarios to assess the potential impact that COVID-19 may have on IGI’s operations, liquidity, solvency and capital position as well as a reverse stress test to assess the stresses the balance sheet has to endure before there is a breach of the required solvency ratio. These stresses included increased counterparty defaults, falls in property and equity values, credit spread widening, currency movements and increases in the value of claims. This analysis indicates that the solvency position is and will likely remain within the IGI’s ‘Capital Management Framework’ targets, allowing IGI to exceed the regulatory capital requirements without the need for mitigating management actions.

As at 31 March 2020, IGI had experienced falls in equity values and credit spread widening on its bond portfolio, the impact of which has reduced IGI’s solvency, but which remains well within the Group’s capital management policy.

On 17 March 2020, the definitive business agreement between International General Insurance Holdings Limited - Dubai (“IGI”) and Tiberius Acquisition Corp. (NASDAQ: TIBR) (“Tiberius”), a publicly traded special purpose acquisition company, and certain related parties, was effective. As a result of the completion of the Business Combination, the Company became a new public company owned by the former stockholders of Tiberius and the former shareholders of IGI and each of IGI and Tiberius became the Company’s subsidiaries.

At the closing of the Business Combination, the Company issued (1) 29,759,999 common shares to former shareholders of IGI in exchange for their IGI shares and (2) 18,687,307 common shares to former stockholders of Tiberius, including (i) 9,339,924 common shares issued in exchange for public shares of Tiberius common stock that remained outstanding and not redeemed immediately prior to the closing of the Business Combination, (ii) 4,132,500 common shares issued in exchange for Tiberius founder shares, including 3,012,500 common shares subject to vesting at prices ranging from $11.50 to $15.25 per share, (iii) 2,900,000 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement pursuant to forward purchase agreements, and (iv) 2,314,883 common shares issued in exchange for shares of Tiberius common stock that were issued to certain investors in a private placement.

In addition, on 17 March 2020 the Company issued 17,250,000 warrants, including (i) 12,750,000 warrants issued to former stockholders of Tiberius and (ii) 4,500,000 warrants that were issued in exchange for 4,000,000 Tiberius warrants transferred to Wasef Jabsheh and 500,000 Tiberius warrants transferred to Argo Re Ltd., a Bermuda exempted company. Immediately following the consummation of the Business Combination, the Company had outstanding 48,447,306 common shares (including 3,012,500 common shares subject to vesting) and 17,250,000 warrants.

International General Insurance Holdings Ltd.

PROSPECTUS

, 2020

PART II
Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers.

The Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. The Companies Act further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Our Amended and Restated Bye-laws provide that the directors, resident representative, secretary and other officers acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable to the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties.

We have entered into indemnification agreement with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities

The following lists set forth information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities.

In connection with the Business Combination, on March 17, 2020, we issued 29,759,999 common shares (along with an aggregate Cash Consideration of $80.0 million) to former shareholders of IGI in exchange for their shares of IGI pursuant to the Business Combination Agreement and the Exchange Agreements.

The foregoing securities issuance was made pursuant to the exemption from registration contained in Regulation S promulgated under the Securities Act of 1933.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are included or incorporated by reference in this registration statement on Form F-1:

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of October 10, 2019, by and among Tiberius Acquisition Corporation, Lagniappe Ventures LLC in the capacity as the Purchaser Representative thereunder, International General Insurance Holdings Ltd. and Wasef Jabsheh in the capacity as the Seller Representative thereunder, and the Company and Merger Sub pursuant to a joinder thereto (incorporated by reference to Exhibit 2.1 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
2.2	First Amendment to the Business Combination Agreement, dated as of February 12, 2020 (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form F-4 (File No. 333-235427) filed with the SEC on February 18, 2020).
3.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 (File No. 333-235427) filed with the SEC on December 9, 2019).
3.2	Amended and Restated Bye-Laws of the Company (incorporated by reference to Exhibit 1.2 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
4.1	Specimen Common Share Certificate of the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form F-4 (File No. 333-235427) filed with the SEC on February 10, 2020).
4.2	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 (File No. 333-235427) filed with the SEC on February 10, 2020)
4.3	Warrant Agreement, dated as of March 15, 2018, between Continental Stock Transfer & Trust Company and Tiberius (incorporated herein by reference to Exhibit 4.1 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on March 21, 2018).
4.4	Amendment to Warrant Agreement, dated as of March 17, 2020, between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
5.1*	Opinion of Conyers Dill & Pearman.
5.2*	Opinion of Freshfields Bruckhaus Deringer US LLP.
8.1*	Tax opinion of Freshfields Bruckhaus Deringer US LLP.
10.1	Letter Agreement, dated as of March 15, 2018, by and between Tiberius, its officers, directors and Lagniappe Ventures LLC (incorporated by reference to Exhibit 10.1 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on March 21, 2018).
10.2	Registration Rights Agreement, dated as of March 15, 2018, among Tiberius, Lagniappe Ventures LLC and the other parties thereto (incorporated by reference to Exhibit 10.3 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on March 21, 2018).
10.3	Securities Subscription Agreement, dated as of December 30, 2015, between Tiberius and Lagniappe Ventures LLC (incorporated herein by reference to Exhibit 10.5 to Tiberius’s Registration Statement on Form S-1 (File No. 333-223098) filed with the SEC on February 20, 2018).
10.4	Amended and Restated Sponsor Warrant Purchase Agreement, by and between Tiberius and Lagniappe Ventures LLC, dated as of February 15, 2018 (incorporated by reference to Exhibit 10.6 to Tiberius’s Registration Statement on Form S-1 (File No. 333-2230987) filed with the SEC on February 20, 2018).
10.5	Form of Share Exchange Agreement by and among IGI, Tiberius, the shareholder of IGI party thereto as a Seller, Wasef Jabsheh in the capacity as the Seller Representative thereunder, and the Company pursuant to a joinder thereto (incorporated by reference to Exhibit 10.1 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.6	Share Exchange Agreement, dated as of October 10, 2019, by and among IGI, Tiberius, Wasef Jabsheh as a Seller thereunder, Wasef Jabsheh in the capacity as the Seller Representative thereunder, and the Company pursuant to a joinder thereto (incorporated by reference to Exhibit 10.2 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).

Exhibit No.	Description
10.7	Share Exchange Agreement, dated as of October 10, 2019, by and among IGI, Tiberius, Argo Re Limited as a Seller thereunder, Wasef Jabsheh in the capacity as the Seller Representative thereunder, and the Company pursuant to a joinder thereto (incorporated by reference to Exhibit 10.3 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.8	Share Exchange Agreement, dated as of October 10, 2019, by and among IGI Tiberius, Oman International Development & Investment Company SAOG as a Seller thereunder, Wasef Jabsheh in the capacity as the Seller Representative thereunder, and the Company pursuant to a joinder thereto (incorporated by reference to Exhibit 10.4 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.9	Non-Competition Agreement, dated as of October 10, 2019, by Wasef Jabsheh in favor of and for the benefit of Tiberius, IGI, pursuant to a joinder thereto, the Company, and each of their respective present and future affiliates, successors and direct and indirect subsidiaries (incorporated by reference to Exhibit 10.5 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.10	Lock-Up Agreement, dated as of October 10, 2019, by and among Lagniappe Ventures LLC in the capacity as the Purchaser Representative, Wasef Jabsheh and, pursuant to a joinder thereto, the Company (incorporated by reference to Exhibit 10.6 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.11	Lock-Up Agreement, dated as of October 10, 2019, by and among Lagniappe Ventures LLC in the capacity as the Purchaser Representative, Argo Re Limited and, pursuant to a joinder thereto, the Company (incorporated by reference to Exhibit 10.7 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.12	Lock-Up Agreement, dated as of October 10, 2019, by and among Lagniappe Ventures LLC in the capacity as the Purchaser Representative, Oman International Development & Investment Company SAOG and, pursuant to a joinder thereto, the Company (incorporated by reference to Exhibit 10.8 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.13	Letter Agreement, dated as of October 10, 2019, by and among Lagniappe Ventures LLC, Tiberius, IGI, Wasef Jabsheh, Argo Re Limited and, pursuant to a joinder thereto, the Company (incorporated by reference to Exhibit 10.9 to Tiberius’s current report Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.14	Registration Rights Agreement, dated as of March 17, 2020, by and among the Company, Lagniappe Ventures LLC in the capacity as the Purchaser Representative, and the Sellers party thereto as “Investors” thereunder (incorporated by reference to Exhibit 10.13 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.15	Forward Purchase Contract, dated as of November 9, 2017, between the Registrant and Church Mutual Insurance Company (incorporated by reference to Exhibit 10.9 to Tiberius’s Registration Statement on Form S-1 (File No. 333-223098) filed with the SEC on March 7, 2018).
10.16	Forward Purchase Contract dated November 30, 2017 between the Registrant and Fayez Sarofim (incorporated by reference to Exhibit 10.10 to Tiberius’s Registration Statement on Form S-1 (File No. 333-223098) filed with the SEC on March 7, 2018).
10.17	Forward Purchase Contract, dated as of January 19, 2018, between the Registrant and Imua T Capital Investments, LLC (incorporated by reference to Exhibit 10.11 to Tiberius’s Registration Statement on Form S-1 (File No. 333-223098) filed with the SEC on March 7, 2018).
10.18	Forward Purchase Contract, dated as of January 11, 2018, between the Registrant and Peter Wade (incorporated by reference to Exhibit 10.12 to Tiberius’s Registration Statement on Form S-1 (File No. 333-223098) filed with the SEC on March 7, 2018).

Exhibit No.	Description
10.19	Amendment, dated as of March 17, 2020, to Registration Rights Agreement by and among Tiberius, the Company, Lagniappe Ventures LLC and the other “Holders” party thereto (incorporated by reference to Exhibit 10.18 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.20	Form of Subscription Agreement, dated as of October 10, 2019, between Tiberius and the subscriber named therein (incorporated by reference to Exhibit 10.12 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.21	Form of Subscription Agreement, dated as of October 10, 2019, between Tiberius and each of Michael Gray, Andrew Poole and the Gray Insurance Company (incorporated by reference to Exhibit 10.13 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.22	Waiver Agreement, dated as of October 10, 2019, between Tiberius and Weiss Multi-Strategy Advisers LLC (incorporated by reference to Exhibit 10.14 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019).
10.23	Warrant Repurchase Agreement, dated as of October 10, 2019, between Tiberius and Church Mutual Insurance Company (incorporated by reference to Exhibit 10.15 to Tiberius’s current report on Form 8-K (File No. 001-38422) filed with the SEC on October 17, 2019)
10.24	Letter Agreement, dated as of February 12, 2020, among Tiberius, the Sponsor, the Company and IGI (incorporated herein by reference to Exhibit 10.28 to the Company’s Registration Statement on Form F-4 (File No. 333-235427) filed with the SEC on February 18, 2020).
10.25	Escrow Agreement, dated as of March 17, 2020, among the Company, Lagniappe Ventures LLC in the capacity as the Purchaser Representative, Wasef Jabsheh in the capacity as the Seller Representative, and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.24 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.26	Share Transfer Agreement, dated as of March 16, 2020, among Lagniappe Ventures, LLC, Wasef Jabsheh, and International General Insurance Holdings Ltd. (incorporated by reference to Exhibit 10.25 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.27	2020 Omnibus Incentive Plan of the Company (incorporated by reference to Exhibit 10.26 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.28	Form of Restricted Shares Agreement Pursuant to the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.29	Form of Restricted Share Unit Agreement Pursuant to the 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.28 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.30	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.29 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
10.31*	Form of Employment Agreement of the Registrant’s senior executive officers.
21.1	List of Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s shell company report on Form 20-F (File No. 001-39255) filed with the SEC on March 23, 2020).
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Marcum LLP.
23.3*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.4*	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.2).
23.5	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 8.1).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).

* Filed herewith

(b) Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements or notes thereto.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes:

(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Amman, Jordan, on the 14th day of April, 2020.

International General Insurance Holdings Ltd.

By:	/s/ Wasef Jabsheh
	Name:	Wasef Jabsheh
	Title:	Chairman and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Hatem Jabsheh, Rawan Alsulaiman and Pervez Rizvi, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Wasef Jabsheh	Chairman and Chief Executive Officer and Director	April 14, 2020
Wasef Jabsheh	(Principal Executive Officer)

/s/ Pervez Rizvi	Chief Financial Officer	April 14, 2020
Pervez Rizvi	(Principal Financial and Accounting Officer)

/s/ David Anthony	Director	April 14, 2020
David Anthony

/s/ Michael T. Gray	Director	April 14, 2020
Michael T. Gray

/s/ Walid Wasef Jabsheh	Director	April 14, 2020
Walid Wasef Jabsheh

/s/ David King	Director	April 14, 2020
David King

/s/ Wanda Mwaura	Director	April 14, 2020
Wanda Mwaura

/s/ Andrew J. Poole	Director	April 14, 2020
Andrew J. Poole

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of International General Insurance Holdings Ltd., has signed this registration statement in the City of Newark, State of Delaware, on April 14, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director